 Filed Pursuant to Rule 424(b)(3)
  Registration No. 333-292587
PROSPECTUS
Shares
Morgan Stanley Solana Trust
The Morgan Stanley Solana Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that are anticipated to be listed on NYSE Arca, Inc. (the “Exchange”). The Trust seeks to reflect generally the performance of the price of SOL and rewards from staking a portion of the Trust’s SOL, to the extent Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”) in its sole discretion determines that the Trust may do so without incurring undue legal or regulatory risk, including, without limitation, any risk to the Trust’s qualification as a grantor trust for U.S. federal income tax purposes. The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of SOL tokens, the native digital asset of the Solana blockchain (“SOL”), and staking some portion of the SOL it holds (which may vary from time to time). This means the Delegated Sponsor does not speculatively sell SOL at times when its price is high or speculatively acquire SOL at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust’s investment objective is to seek to track the performance of SOL, as measured by the performance of the CoinDesk Solana Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s SOL. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”) based on an aggregation of executed trade flow of major spot exchanges (“Constituent Exchanges”). The Pricing Benchmark is designed to reflect the performance of SOL in U.S. dollars. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the Pricing Benchmark.
The Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering. To effectuate the staking of the Trust’s SOL one or more of the SOL Custodians (defined below) may enter into written agreements with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the SOL Custodians or other approved third-party staking services providers, to stake the Trust’s SOL. Staking involves the SOL Custodians, each of which controls the private keys to the Trust’s SOL, delegating the Trust’s SOL that the Delegated Sponsor instructs such SOL Custodians to stake (“Staked Assets”) to validators on the Solana network. The SOL Custodians designate: (i) the Staking Services Provider as the validator for a specified amount of the Trust’s Staked Assets, allowing the Staking Services Provider to perform validation activities which maintain the security and integrity of the Solana network’s blockchain, verify transactions and add new blocks (“Validation Activities”), and (ii) the Trust’s own segregated custody account at each SOL Custodian, the private keys to which the SOL Custodians holds in offline storage, as the withdrawal address for both applicable staking rewards and the underlying staked assets themselves after they are un-staked by such SOL Custodian at the Delegated Sponsor’s instruction. The Staking Services Provider then uses its validator credentials to perform Validation Activities with the Trust’s Staked Assets that are staked with such Staking Services Provider. The Staking Services Provider does not control the cold storage private keys and thus cannot transfer, withdraw, or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, such Staked Assets remain in one or more on-chain stake accounts and remain delegated to the applicable validator until the SOL Custodian or the Staking Services Provider deactivates the delegation, at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets are returned to the Trust’s Vault Account at the SOL Custodian. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate SOL amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.
Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”) is the delegated sponsor of the Trust, CSC Delaware Trust Company (the “DE Trustee”), a Delaware trust company and AGS Trustees Limited, a company incorporated in the Cayman Islands with limited liability and registered with the Cayman Islands Monetary Authority (the “Cayman Trustee”) are the trustees of the Trust (the DE trustee and the Cayman Trustee, each individually a “Trustee” and together, the “Trustees”). The Cayman Trustee is a wholly owned controlled subsidiary of Appleby Global Services (Cayman) Limited, also a company incorporated in the Cayman Islands with limited liability, which holds a Full Mutual Fund Administrator and Trust license with the Cayman Islands Monetary Authority. Each of the Cayman Trustee and Appleby Global Services (Cayman) Limited is a regulated entity in the Cayman Islands. The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “SOL Custodians”) have each been appointed as SOL custodians for the Trust. The Delegated Sponsor may determine, in its discretion, the allocation of the Trust’s SOL between the SOL Custodians from time to time. At any given time, one SOL Custodian may hold all, a portion of or none of the on the Trust’s SOL. The custodial services agreements with each of the SOL Custodians are collectively referred to herein as the “Custodial Services Agreements”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated March 25, 2026 (the “Trustee Services Agreement”) and (ii) a Delegation of Trustee Duties Agreement dated March 25, 2026 (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations, as more fully described under “Duties of the Delegated Sponsor and the Trustees.”
The Trust is an exchange-traded fund. Barring a liquidation or extraordinary circumstances, the Trust does not intend on purchasing or selling SOL other than in connection with the creation and redemption of Shares and for distributions the Trust intends to make monthly (but at least quarterly) to distribute the staking rewards pursuant to current Internal Revenue Service (“IRS”) guidance. The Delegated Sponsor will also sell SOL to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, SOL will be transferred into or out of the Trust, as applicable, in exchange for blocks of 10,000 Shares (a “Basket”) that are based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or the Lender, as applicable, a “SOL Counterparty”), to (i) purchase the amount of SOL equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting SOL amount in the Trust’s account with the SOL Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, SOL to the Trust’s account with the SOL Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the SOL Custodians to transfer SOL to a SOL Counterparty, who will sell the SOL to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the SOL Custodians, will deliver SOL to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The SOL Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the SOL related to the Authorized Participant’s cash creation or redemption orders. As part of this process, the Delegated Sponsor assesses SOL Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor, and (4) their regulatory oversight. The Trust will create Shares by receiving SOL from a SOL Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the SOL Counterparty to deliver the SOL. Further, the SOL Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust.
Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker on the secondary market may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.
On July 8, 2026, the Pricing Benchmark was approximately $77.15.

The Delegated Sponsor served as the Audit Seed Investor to the Trust. On June 15, 2026, the Delegated Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 5 Shares at a per-Share price of $20.00 as described in “Audit Seed/Initial Seed Creation Investor/Selling Shareholder.” Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100.00. Delivery of the Seed Creation Baskets was made on June 15, 2026. These Seed Creation Baskets will be redeemed for cash prior to the effectiveness of the registration statement that this prospectus forms a part.
In connection with the initial listing of the Shares on the Exchange, we expect the Delegated Sponsor to purchase the initial seed creation baskets comprising 50,000 Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are anticipated to be $1 million. Prior to the listing of the Shares on the Exchange, the Trust expects to purchase SOL with the proceeds of the Initial Seed Creation Baskets by transacting with a SOL Counterparty to acquire SOL on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The SOL acquired in connection with the Initial Seed Creation Baskets will be held by the SOL Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange. The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “MSOL.”
The offering of an indeterminate amount of the Trust’s Shares is registered with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Act of 1933, as amended (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until three years from the date of the original offering, unless extended as permitted by applicable rules under the 1933 Act. The Trust is not an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation under the 1940 Act. Investors in the Trust will not, therefore, receive the regulatory protections afforded by investment companies registered under the 1940 Act. The Delegated Sponsor is not acting in the capacity of an “Investment Adviser” (as defined in Section 202(a)(11) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)), the Delegated Sponsor’s provision of services to the Trust will not be governed by the Advisers Act, and the Delegated Sponsor is not subject to a fiduciary standard of care. The Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), and the Delegated Sponsor is not subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) as a commodity pool operator or a commodity trading advisor. The Trust’s Shares are neither interests in nor obligations of the Delegated Sponsor or the Trustees. Shareholders in the Trust will not benefit from the protections afforded to investors in SOL futures contracts on regulated futures markets.
AN INVESTMENT IN THE TRUST INVOLVES SIGNIFICANT RISKS AND MAY NOT BE SUITABLE FOR SHAREHOLDERS WHO ARE NOT IN A POSITION TO ACCEPT MORE RISK THAN MAY BE INVOLVED WITH EXCHANGE-TRADED PRODUCTS THAT DO NOT HOLD SOL. THE SHARES ARE SPECULATIVE SECURITIES. THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK AND YOU COULD LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE TRUST. PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 22.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THE TRUST IS AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT (THE “JOBS ACT”) AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED REPORTING REQUIREMENTS.
The date of this Prospectus is July 23, 2026.

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This Prospectus contains information you should consider when making an investment decision about the Shares of the Trust. You may rely on the information contained in this Prospectus. The Trust and the Delegated Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The Shares of the Trust are not registered for public sale in any jurisdiction other than the United States.
Until 25 calendar days after the date of this Prospectus, all dealers effecting transactions in the Shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.
STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus includes “forward-looking statements” that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this Prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the digital asset markets and indexes that track such movements, the Trust’s operations, the Delegated Sponsor’s plans and references to the Trust’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Delegated Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances.
Whether or not actual results and developments will conform to the Delegated Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this Prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. Consequently, all the forward-looking statements made in this Prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Delegated Sponsor anticipates to occur will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of its Shares.
Should one or more of these risks discussed in “Risk Factors” or other uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those described in forward-looking statements. Forward-looking statements are made based on the Delegated Sponsor’s beliefs, estimates and opinions on the date the statements are made, and neither the Trust nor the Delegated Sponsor is under a duty or undertakes an obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are therefore cautioned against placing undue reliance on forward-looking statements.

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PROSPECTUS SUMMARY
This is only a summary of the Prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this Prospectus that is material and/or which may be important to you. You should read this entire Prospectus before making an investment decision about the Shares.
Overview of the Trust
The Morgan Stanley Solana Trust (the “Trust”) is an exchange-traded fund that issues common shares of beneficial interest (the “Shares”) that trade on NYSE Arca, Inc. (the “Exchange”). The Trust’s investment objective is to seek to track the performance of SOL, as measured by the performance of the CoinDesk Solana Benchmark 4PM NY Settlement Rate (the “Pricing Benchmark”), adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s SOL, to the extent the Delegated Sponsor in its sole discretion determines that the Trust may do so without incurring undue legal or regulatory risk, including, without limitation, any risk to the Trust’s qualification as a grantor trust for U.S. federal income tax purposes. The Pricing Benchmark is calculated by CoinDesk Indices, Inc. (the “Benchmark Provider”). The Pricing Benchmark is designed to reflect the performance of SOL in U.S. dollars. The Shares of the Trust are valued daily based on the Pricing Benchmark.
In seeking to achieve its investment objective, the Trust will hold SOL. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”), a wholly-owned subsidiary of Morgan Stanley.
The Trust does not provide investors with direct exposure to SOL, and an investment in the Trust is not a direct investment in SOL. Rather, the Trust provides investors with the opportunity to indirectly access the market for SOL through a traditional brokerage account without the potential barriers to entry or risks involved with holding or transferring SOL directly or acquiring it from a SOL spot market.
The Trust will custody its SOL at regulated third-party custodians, The Bank of New York Mellon (“BNY”) and Coinbase Custody Trust Company, LLC (the “Coinbase Custodian” and together with BNY, the “SOL Custodians”). The SOL Custodians are chartered as a New York state bank, in the case of BNY, and as a New York state limited liability trust company, in the case of Coinbase Custodian. The Coinbase Custodian provides custody and trade execution services for digital assets, and BNY provides custody services for digital assets. The SOL Custodians are not Federal Deposit Insurance Corporation (“FDIC”)-insured but carry insurance provided by private insurance carriers. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. As part of the Trust’s liquidity management program, the Trust expects to establish a line of credit to facilitate liquidity management, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level.
The Trust will not invest in derivatives. The Delegated Sponsor believes that the Shares are designed to provide investors with a cost-effective and convenient way to gain exposure to SOL without purchasing, holding and trading SOL directly.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.
The amount of SOL represented by the Shares is expected to decline over time because of the transfer of the Trust’s SOL to pay the Delegated Sponsor Fee and other liabilities, regardless of whether the trading price of the Shares rise or fall. The decrease in the amount of SOL represented by the Shares due to paying the Delegated Sponsor Fee and other liabilities may be offset by net staking rewards, if any.
SOL and the Solana Network
SOL is a digital asset which serves as the unit of account on the open-source, peer-to-peer Solana network (“Solana” or “Solana network”). SOL may be used to pay for goods and services, including computational power on the Solana network, stored for future use, or converted to a fiat currency. The value of SOL is not backed by any government, corporation, or other identified body.
The value of SOL is determined in part by the supply of and demand for SOL in the markets for exchange that have been organized to facilitate the trading of SOL. As of July 6, 2026, SOL had a total market capitalization of approximately $47.62 billion, per CoinMarketCap. SOL is maintained on the Solana network. No single entity controls or administers the operations of the Solana network, although some entities like Solana Labs and the Solana Foundation exert significant influence. The Solana network is accessed through software and governs SOL’s creation and movement. The source code for the Solana network is open-source, and anyone can contribute to its development.
The Solana software source code allows for the creation of DApps that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure SOL transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Solana node on the network. Such actions taken by the predefined set of rules are not necessarily contractual in nature but are intended to eliminate the involvement of a third party for carrying out code execution on behalf of users, making the system more decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of DeFi, which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.
The release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Solana network only if it is accepted by participants that collectively have a majority of the processing power on the Solana network.
If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”
New SOL is created as a result of “staking” of SOL by validators. In the Solana network, validators stake SOL to compete to be randomly selected to validate transactions. Validation activities include verifying transactions, storing data, and adding to the Solana blockchain. Validators are rewarded SOL in proportion to the amount of SOL staked. SOL holders do not have to stake a minimum amount of SOL to become a Solana validator. The Solana network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.

More specifically, staking on the Solana network refers to using SOL, or permitting SOL to be used, directly or indirectly, through an agent or otherwise, in the Solana network’s proof-of-stake validation protocol, in exchange for the receipt of consideration, including, but not limited to, staking rewards paid in kind.
Assets in the Solana network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. A Solana private key controls the transfer or “spending” of SOL from its associated public SOL address. This design allows only the owner of SOL to send SOL, the intended recipient of SOL to unlock it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
The Solana network employs a two-tier fee system, combining a small, fixed base fee and an optional priority fee. Solana’s base fee for every transaction is currently set at 0.000005 SOL. Users can choose to pay an optional priority fee to speed-up their transaction processing during periods of high network traffic. Unlike some other blockchains, Solana does not collect transaction fees in a central vault. Rather, Solana pools transaction fees in a recipient’s account. Half of all transaction fees are burned to combat inflation. The other half of all transaction fees goes directly to the leader validator who proposed the specific block.
The Solana network introduced the proof-of-history (“PoH”) timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH operates by affixing a timestamp to every action occurring within the blockchain. The timestamps are linked together, establishing consensus on the precise sequence of events. The PoH timestamping mechanism may subject the Solana network and SOL to new and unexpected vulnerabilities not applicable to proof-of-work and proof-of-stake consensus models. For example, unlike those more established consensus mechanisms, PoH introduces novel risks specific to its architecture, including potential clock manipulation and transaction reordering by malicious leader nodes, targeted denial-of-service attacks enabled by the predictability of the published leader schedule, and network synchronization failures that could result in instability, forks, or transaction finality failures.
The Trust’s Investment Objective
The Trust’s investment objective is to seek to track the performance of SOL, as measured by the Pricing Benchmark, adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s SOL. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily as of 4:00 p.m. ET based on the Pricing Benchmark.
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the Solana blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust generally will not purchase or sell SOL, other than in connection with the creation or redemption of Shares. The Delegated Sponsor will also sell SOL to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
Staking
The Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering. To effectuate the staking of the Trust’s SOL (“Staking Activities”), one or more of the SOL Custodians may enter into written agreements (the “Staking Services Agreements”) with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the SOL Custodians or other approved third-party staking services providers, to stake the Trust’s SOL. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate SOL amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime. The SOL Custodians designate: (i) the Staking Services Provider as the validator for a specified amount of the Trust’s Staked Assets, allowing the Staking Services

Provider to perform validation activities which maintain the security and integrity of the Solana network’s blockchain, verify transactions and add new blocks (“Validation Activities”), and (ii) the Trust’s own segregated custody account at each SOL Custodian, the private keys to which the SOL Custodians holds in offline (“cold”) storage, as the withdrawal address for both applicable staking rewards and the underlying staked assets themselves after they are un-staked by such SOL Custodian at the Delegated Sponsor’s instruction. The Staking Services Provider then uses its validator credentials to perform Validation Activities with the Trust’s Staked Assets that are staked with such Staking Services Provider. The Staking Services Provider does not control the cold storage private keys and thus cannot transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, such Staked Assets remain delegated on the Solana network until un-staked by a SOL Custodian or the Staking Services Provider, at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets are returned to the Trust’s Vault Account at the SOL Custodian. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate SOL amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime.
The SOL Custodians and the Staking Services Providers will exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Trust’s Staking Activities. While the Trust may stake a maximum of 100% of its SOL holdings, the amount of SOL that remains unstaked will be determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. The Staking Services Providers will exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Trust’s Staking Activities. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake up to 100% of the Trust’s SOL, except that the Trust will occasionally maintain a portion of unstaked SOL to support liquidity (i) as necessary to pay the Delegated Sponsor Fee or any Trust expenses not assumed by the Delegated Sponsor, (ii) as necessary to satisfy existing and reasonably foreseen potential redemption orders, (iii) as necessary to make distributions of staking rewards earned by the Trust pursuant to current IRS guidance, (iv) if the Delegated Sponsor determines that Staking Activities raise significant governmental, policy or regulatory concerns or is subject or likely subject to a specialized regulatory regime, (v) if the Delegated Sponsor determines that any vulnerability exists in the source code, validator or client software, (vi) if the SOL Custodians or a Staking Services Provider discontinue their arrangements with the Trust (including any temporary suspension or un-staking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets, but only with respect to the staked assets affected by the cessation or (vii) if the Delegated Sponsor otherwise determines that continued Staking Activities of such portion of the Trust’s assets would be inconsistent with the Trust’s purpose of protecting and conserving the value of the Trust. The Delegated Sponsor will determine such portion of unstaked SOL in accordance with the Trust’s SOL Liquidity Risk Policy.
All SOL received by the Trust in connection with the creation of new Shares, or as staking rewards, would also be staked upon receipt by the Trust, unless one or more of the exceptions described in clauses (i) – (vi) above applies. Moreover, any staked SOL which must be un-staked in order to fulfill a distribution in connection with a redemption (to the extent such distribution cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked) will be un-staked only after the redemption order is approved by the Trust, the Delegated Sponsor executes an un-stake or withdrawal transaction through the SOL Custodian, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to transfer un-staked SOL or staking rewards to another address on the Solana network.
Based on Utilization Rate analysis applied to historical data, the Trust generally intends to stake up to 100% of the SOL it holds, although the amount of SOL that is staked may be lesser or greater from time to time given that the Trust will periodically maintain a portion of unstaked SOL to support liquidity. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust and other factors, as determined by the Delegated Sponsor in accordance with the Trust’s SOL Liquidity Risk Policy. In determining how to stake the SOL held by the Trust, and how much SOL to stake, the Trust’s model operates on the following key parameters:
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Unlocking period:   The number of days required for unlocking staked assets as dictated by the protocol of the Solana Network;

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ETF Historical redemption patterns:   The historical percentages of cumulative drawdowns in redemptions during the lock-up period for U.S. listed ETFs and other similar instruments listed abroad;

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Size of the Trust & Concentration:   A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust that has a diversified shareholder base and a large number of assets under management;

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Staking Services Provider performance:   The model takes into account the performance, reliability, and reputation of Staking Services Providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and history of accruing penalties; and

•
Market conditions monitoring:   The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events, protocol changes, and other Staking Services Provider risks.

The Sponsor intends to make available on its website the current percentage of the Trust’s SOL being staked on a daily basis. None of the information on the Sponsor’s website is incorporated by reference into this Prospectus.
All SOL received by the Trust in connection with the creation of new Shares, or as staking rewards, would also be staked upon receipt by the Trust, unless permitted in accordance with the Trust’s liquidity risk management policy. Moreover, any staked SOL which must be un-staked in order to fulfill a distribution in connection with a redemption (to the extent such distribution cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked) will be un-staked only after the redemption order is approved by the Trust, the Delegated Sponsor executes an un-stake or withdrawal transaction through the SOL Custodian, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to transfer un-staked SOL or staking rewards to another address on the Solana network.
Under the Trust’s staking program, the Delegated Sponsor monitors and adjusts the amount of the Trust’s SOL to be staked in accordance with the Trust’s liquidity risk management policy. The Delegated Sponsor may instruct one or more SOL Custodians to stake the Trust’s SOL. The SOL Custodians, which control the private keys to the Trust’s SOL, create one or more stake accounts on the Solana network and delegate the Trust’s Staked Assets from the Trust’s own segregated custody at each SOL Custodian (each, a “Cold Vault Balance”) to the Staking Services Provider’s validator. The SOL Custodians designate (i) the Staking Services Provider as the validator in connection with a specified amount of the Trust’s Staked Assets, and (ii) the Trust’s own Cold Vault Balance as the withdrawal address for both staking rewards and the underlying staked assets themselves after they are un-staked by the SOL Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then performs Validation Activities, operating validator software, including validator nodes, with the Trust’s Staked Assets staked with such Staking Services Provider subject to slashing if the Staking Services Provider commits certain forms of misconduct when performing Validation Activities. The Staking Services Provider does not control the private keys to transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, the Staked Assets are held in stake accounts on the Solana network, over which the SOL Custodians retain the stake authority and withdraw authority, until un-staked by the SOL Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets (and any related rewards) are transferred to the Cold Vault Balance at the SOL Custodians. The Staking Services Provider is the node operator and is obligated to perform Validation Activities with the Trust’s Staked Assets consistent with the terms of the Trust’s agreements with Staking Services Providers. The Trust retains control and ownership of the Trust’s staked SOL because the SOL Custodians control the private keys to the Trust’s Staked Assets. The Trust’s Staked Assets are never transferred to a wallet address of the Staking Services Provider. The Trust also retains control given that the Delegated Sponsor (rather than the Staking Services Provider) will retain the ability through the SOL Custodians to un-stake its SOL at any time in accordance with the Trust’s liquidity risk management policy (subject to Solana network processes and delays). Moreover, the Trust’s role will be limited to determining, from time to time, what portion of the Trust’s SOL to stake and un-stake so as to maintain sufficient Trust assets to satisfy all outstanding redemption orders, and informing the Staking Services Provider(s) of those determinations. Under normal market circumstances, the Delegated Sponsor intends to stake up to 100% of the Trust’s SOL, except that the Trust will occasionally maintain a portion of unstaked SOL to support liquidity.
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current Internal Revenue Service (“IRS”) guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the receipt of staking rewards by the Trust. The Staking Services Providers shall exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Trust’s Staking Activities. The SOL Custodians will maintain exclusive possession and control of the Trust’s private keys associated with transferring any staked SOL at all times. Staking activity on the Solana network involves the delegation of SOL to validators and carries certain risks.
Following the commencement of this Offering, and subject to the Delegated Sponsor’s determination that the Trust may do so without undue legal, regulatory or tax risk, the Trust may instead seek to utilize alternative means to engage in Staking Activities. No such alternative means are contemplated to be utilized in connection with the commencement of this Offering and no determination has been made as of the date of this Prospectus as to which alternative means, if any, the Trust may utilize in the future. Should the Trust adopt any alternative means to engage Staking Activities, the Trust will notify the owners of beneficial interests of Shares in a prospectus supplement or its periodic Exchange Act reports, as applicable and on the Delegated Sponsor’s website.
The Trust’s staking program aims to maximize the portion of the Trust’s SOL available for staking while controlling for liquidity and redemption risks. The model determines an optimal target range for the portion of assets staked, which is set by the Delegated Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, staking provider reliability, secondary market liquidity, and broader market conditions (the “Utilization Rate”) by balancing the factors relevant for evaluating liquidity and redemption risk.
The Staking Services Providers will exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Staking Activities. While the Trust seeks to stake a maximum of 100% of its SOL holdings, the amount of SOL that remains un-staked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake up to 100% of the Trust’s SOL, although the amount of SOL that is staked may be lesser or greater from time to time given that the Trust will periodically maintain a portion of unstaked SOL to support liquidity. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Delegated Sponsor based on a variety of factors. In determining how to stake the SOL held by the Trust, and how much SOL to stake, the Trust’s model operates on the following key parameters:
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Unbonding period:   The number of days/epochs required for unbonding staked assets as dictated by the Solana protocol;

•
ETF Historical redemption patterns:   The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

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Size of the Trust & Concentration:   A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

•
Staking Services Provider performance:   The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

•
Market conditions monitoring:   The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s SOL being staked on a daily basis.

The rewards owed or paid to the SOL Custodians as compensation for the Staking Services Providers reduce the amount of SOL rewards that are generated from the Trust’s Staking Activities that are available as the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to Staking Provider Consideration. The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the SOL Custodians’ own accounts. The Staking Services Providers and SOL Custodians are expected to receive an aggregate of 5% of the staking rewards (the “Staking Fee”), with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust. The expenses of staking the Trust’s SOL will be paid from the staking rewards generated by the Staking Activities. The staking rewards earned by the Trust will accrue to the Trust’s account with the SOL Custodians and will generally be staked in the same way as the Trust’s already staked SOL.
There is no guarantee as to the amount, if any, of staking rewards that may be earned by Staking Activities. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase until distributed. The Trust intends to distribute net staking rewards directly to Shareholders monthly (but at least quarterly) in accordance with current IRS guidance.
The Trust intends to pay cash distributions monthly (but at least quarterly) to Shareholders to distribute staking rewards earned by the Trust. Quarterly distributions are intended to represent all staking rewards accrued during the quarter. These rewards accrue in SOL, and at quarter-end, the Trust intends to sell an equivalent amount of SOL to fund the cash distribution. The Trust expects to fund the distribution solely from liquid (unbonded) SOL held by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of SOL held by the Trust, the percentage of the Trust’s SOL that is staked, network staking participation rates, protocol reward rates on the Solana network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.
The percentage of rewards to be paid to each such staking provider may vary. Rewards from staking will be shared, distributed and added to the assets of the Trust periodically. Specifically, staking rewards that accrue to the Trust on or before the calculation of the Trust’s end-of-day NAV will be added to the assets of the Trust, irrespective of whether the staked SOL has been unbonded at such time.
Staking requires that the Trust lock up the staked SOL and become subject to an unbonding period to un-stake the staked SOL, meaning that the Trust cannot transfer the staked SOL during the time that the SOL is staked and during which it is being unbonded.
The historical average unbonding period for staked SOL was 2-4 days, with the epoch length decreasing over the last year to approximately 2 days for the one-year period ended on May 31, 2026. However, the unbonding period also may be longer than anticipated based on network activity.
Under normal network conditions, the bonding period for SOL is typically 2-3 days, i.e., one epoch. Note that the duration of the bonding period may depend on a range of factors including network load (the Solana protocol limits the amount of SOL that can be activated or deactivated in a single epoch to prevent major swings in staking distribution) and epoch timing (SOL that is delegated just before a new epoch begins may be subject to a shorter bonding period than SOL that is delegated just after a new epoch begins).
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Trust, the Delegated Sponsor executes an un-stake or withdrawal transaction through the SOL Custodians, and such transaction is processed by the Solana network. The Staking Provider will not be able to transfer un-staked SOL or Staking Provider Consideration to another address on the Solana network.

In addition, depending on the anticipated length of the unbonding period, the staked SOL may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if SOL is determined to be offered or sold as a security under the Securities Act of 1933, as amended, it could be subject to significant constraints in terms of any transfer or disposal of such SOL. In such event, the Trust may consider SOL to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
Rewards for staked SOL may be accrued in an epoch even before the staked SOL is unbonded. Once accrued, such SOL rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Delegated Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets — Liquidity Risk Policies and Procedures.”
On the Solana network, in addition to staking rewards there are block rewards that are paid to private validators. Block rewards are not newly-minted SOL from inflation, but are composed of transaction fees, with half the fee being burned and the other half going to the validator who produces and validates the block. Validators also earn through inflation rewards for securing the network and may receive additional revenue from maximal extractable value (“MEV”). Validators are paid immediately upon block production, and delegators receive their share of rewards from the validator they stake with, usually at the end of an epoch. As such, block rewards and transaction fees are not considered staking rewards and will not accrete to the Trust.
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Delegated Sponsor, the Delegated Sponsor executes an un-stake or withdrawal transaction through the SOL Custodians, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to transfer un-staked SOL or Staking Provider Consideration to another address on the Solana network.
In addition, depending on the anticipated length of the unbonding period, the staked SOL may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if SOL is determined to be offered or sold as a security under the Securities Act of 1933, as amended, it could be subject to significant constraints in terms of any transfer or disposal of such SOL. In such event, the Trust may consider SOL to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
Rewards for staked SOL may be accrued in an epoch even before the staked SOL is unbonded. Once accrued, such SOL rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Delegated Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets — Liquidity Risk Policies and Procedures.”
There is no guarantee that the Trust will receive any rewards with respect to staked SOL. Past rewards are not indicative of future returns. The staking rewards that the Trust may receive from staking SOL, if any, may be affected by, among other factors:
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the total amount of SOL staked by users of the Solana network;

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the total amount of SOL staked by the Trust;

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changes to the Solana network as a result of protocol governance decisions;

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changes to validator fees or commission rates set by the validators, including the commission charged by the Staking Services Provider (if any);

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halts, outages or other anticipated or unanticipated interruptions affecting the Solana network or third-party service providers involved in the staking of the Trust’s SOL;

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anticipated or unanticipated downtime by the Staking Services Provider;

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loss or deprivation of SOL as a result of a violation of the Solana network’s rules by the Staking Services Provider;

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validators ceasing to be eligible to participate in the Solana network’s proof-of-stake protocol and earn rewards;

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“bonding,” “unbonding” or other SOL lock-up periods specified by the Solana network; and

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delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

Selling or Redeeming Shares
When the Trust sells or redeems its Shares, SOL will be transferred into or out of the Trust, as applicable, in exchange for a Basket that is based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Financial firms that are authorized to purchase Shares from or redeem Shares to the Trust (known as “Authorized Participants”) may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant and with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust (each such third party, or the Prime Broker or Lender, as applicable, a “SOL Counterparty”), to (i) purchase the amount of SOL equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting SOL amount in the Trust’s account with the SOL Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by the Authorized Participant’s designated agent of, SOL to the Trust’s account with the SOL Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the SOL Custodians to transfer SOL to the SOL Counterparty, who will sell the SOL to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate the Trust’s net asset value (“NAV”), taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the SOL Custodians, will deliver SOL to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The SOL Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the SOL related to the Authorized Participant’s cash creation or redemption orders. In connection with cash creation orders, the Trust will create Shares by receiving SOL from a SOL Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the SOL Counterparty to deliver the SOL. Further, the SOL Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust.
In connection with SOL cash redemption orders, the Trust will redeem Shares by delivering SOL to a SOL Counterparty that is not the Authorized Participant, and the Trust — not the Authorized

Participant — is responsible for selecting the SOL Counterparty to receive the SOL. Further, the SOL Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust.
As of the date of this Prospectus, the Authorized Participants are Virtu Americas LLC, Jane Street Capital, LLC, Macquarie Capital (USA) Inc. and Goldman Sachs & Co. LLC. As of the date of this Prospectus, the Prime Broker, Coinbase, Inc., and the Lender, Coinbase Credit, Inc., serve as SOL Counterparties, among others. The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of SOL once such SOL has been received by the SOL Custodians on behalf of the Trust and until transferred by the SOL Custodians on behalf of the Trust to the SOL Counterparty for conversion to cash.
All of the Trust’s SOL will be held by the SOL Custodians. The Transfer Agent will facilitate the processing of purchase and sale orders in Baskets to and from the Trust.
The CoinDesk Solana Benchmark 4PM NY Settlement Rate
The Pricing Benchmark was introduced on February 28, 2022. The Benchmark Provider is the administrator of the Pricing Benchmark. The Pricing Benchmark is calculated daily.
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of SOL. The Pricing Benchmark is derived from the CoinDesk Benchmark Rates, a set of reference rates used by the Benchmark Provider, that generally support the largest and most liquid digital assets and provide constituent pricing for the CoinDesk 20 family of indices and other multi- and single-asset products as needed.
CoinDesk Benchmark Rates source prices from a minimum of three exchanges and use USD and USD Coin denominated trading pairs. Volume data from the applicable exchanges is used as an input alongside the CoinDesk Benchmark Rates to produce a volume-weighted average price for the relevant digital asset. The Pricing Benchmark reflects a one-hour volume-weighted average price of the spot CoinDesk Benchmark Rates for single digital assets denominated in U.S. dollars.
The Pricing Benchmark is calculated at the top of each hour, with intermediate values published once every five seconds. The Pricing Benchmark utilizes an averaging look-back period, which resets at the beginning of each hour and accumulates on a rolling basis throughout the course of that hour. At the conclusion of each hour, the look-back period reflects a full 60-minute window of trading activity. Daily settlement rates are also published at 4:00 p.m. London time, 4:00 p.m. ET and other times as needed.
Reference prices used in calculating the Pricing Benchmark are sourced from the Benchmark Provider, which applies a defined exchange eligibility methodology to determine which digital asset exchanges may contribute to price data. Under this framework, only centralized spot exchanges that receive a minimum grade of BB or higher in the Benchmark Provider’s Exchange Benchmark (the “CoinDesk Exchange Benchmark”) are deemed eligible. The CoinDesk Exchange Benchmark is an independent assessment of exchanges based on categories and metrics as described below. The grading scale is from AA (best) through A, BB, B, C, D, E, to F (worst).
The categories and metrics the Benchmark Provider uses to select eligible digital trading platforms are the following:
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Market Quality.   This includes composition liquidity scores, volume scores, and index scores. It also assesses market maker incentives and frequency of flash crashes.

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Security.   This assesses formal security certificates, SSL ratings (a security protocol), offline storage, the cold wallet ratio, key distribution, two-factor authentication, custody provider metrics, off-exchange settlement, OTC services, exchange hack metrics, and bug bounty metrics.

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Legal/Regulation.   This assesses license types, VASP (virtual asset service provider) license quality scores, legal entities, industry/regulatory group membership, insurance provision (fiat and crypto), sanction compliance statements, and politically exposed persons statements.

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KYC/Transaction Risk.   This includes strict KYC (know your customer)/AML (anti-money laundering) assessments, maximum KYC requirements, withdrawal limit assessments, transaction monitoring capabilities, and market surveillance capabilities.

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Data Provision.   This assesses API response times, API rate limit; protocols such as Websocket or FIX, API status page, downtime, historical candlestick data, candlestick granularity, historical trade querying, API trading capabilities, API ease of use assessments, API data quality, orderbook provisions, max orderbook levels; and API documentation quality.

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Transparency.   This assesses available proof of reserves, available proof of liabilities, auditor attestations of proof of reserves and proof of liabilities, audited financial statements, management/ownership assessments, communication transparency, asset listing procedures, and due diligence submissions.

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Team & Exchange.   This assesses identity of chief executive officer, chief technology officer, chief compliance officer, chief information security officer (and equivalents); educational level per C-suite, years of relevant experience per C-suite, customer service offerings, and institutional/corporate/retail offerings.

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Negative Events.   This assesses data breaches, major/minor fines, withdrawal freezes, awarded penalties, and others.

The Pricing Benchmark further requires exchanges to satisfy specified U.S. or global licensure criteria based on authorization to operate in major regulatory jurisdictions.
The Benchmark Provider reviews eligible digital trading platforms on a semi-annual basis. Exchange eligibility is subject to ongoing monitoring and periodic review, and the Benchmark Provider’s governance bodies retain discretion to exclude exchanges where necessary. The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed, and the Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark based on its assessment of applicable underlying digital asset requirements.
In addition to the semi-annual review of eligible exchanges, the Benchmark Provider performs a monthly evaluation of eligible trading pairs that may contribute to the Pricing Benchmark. As of the date of this prospectus, the Pricing Benchmark incorporates SOL/U.S. dollar (“SOL/USD”) and SOL/USD Coin (“SOL/USDC”) trading pairs. Each trading pair is assessed against three criteria: (i) its liquidity; (ii) its price deviation relative to all other eligible trading pairs; and (iii) its price impact on the Pricing Benchmark, as determined by reference to its liquidity and deviation.
The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed. The Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark if the underlying digital asset (in the case of the Pricing Benchmark, SOL) (i) is no longer used to support a multi-asset index or other single asset financial product; or (ii) fails to meet certain listing and liquidity requirements.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://indices.coindesk.com/documentation-and-governance. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark. The Trust is entitled to use the Pricing Benchmark pursuant to a sub-licensing arrangement with the Delegated Sponsor. As the Pricing Benchmark is calculated as a price return, it currently does not track airdrops clones, or forks involving SOL. Accordingly, the Trust will not participate in airdrops, as further described below in “Risk factors — The inability to recognize the economic benefit of a ‘fork’ or an ‘airdrop’ could adversely impact an investment in the Trust.”
Pricing Information Available on the Exchange and Other Sources
The current market price per Share (symbol: “MSOL”) will be published continuously as trades occur throughout each trading day on the consolidated tape by market data vendors.

The intra-day indicative value per Share will be published by the Exchange once every 15 seconds throughout each trading day on the consolidated tape by market data vendors.
The intra-day indicative value per Share is calculated based on the Pricing Benchmark. The most recent end-of-day NAV will be published as of the close of business by market data vendors and will be available on the Delegated Sponsor’s website at www.morganstanley.com/im or any successor thereto, and will be published on the consolidated tape. None of the information on the Delegated Sponsor’s website is incorporated by reference into this Prospectus.
Any adjustments made to the Pricing Benchmark will be published on the Benchmark Provider’s website at https://indices.coindesk.com/documentation-and-governance or any successor thereto. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The selection of exchanges for use in the Pricing Benchmark is based on the accessible venues where execution transactions for SOL will occur. The exchanges on which market participants primarily execute transactions for SOL may evolve from time to time, and the Benchmark Provider may make changes to the Constituent Exchanges comprising the Pricing Benchmark from time to time for this or other reasons. To the extent the Trust executes transactions for SOL, the exchanges on which the Trust executes transactions do not impact the Constituent Exchanges comprising the Pricing Benchmark. Although Constituent Exchanges are selected for inclusion within the Pricing Benchmark in accordance with specified criteria and eligibility standards, changes to the Constituent Exchanges may result in an impact on the pricing information reflected in the Pricing Benchmark. Once it has actual knowledge of material changes to the Constituent Exchanges used to calculate the Pricing Benchmark, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor may, in its sole discretion, as a delegate of the Cayman Trustee, change either the Pricing Benchmark or Benchmark Provider without Shareholder approval. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares through disclosure on the Delegated Sponsor’s website and in a Form 8-K filing.
The intra-day levels and closing levels of the Pricing Benchmark are published by the Benchmark Provider, and the closing NAV is published by the Administrator.
The Shares are not issued, sponsored, endorsed, sold or promoted by the Exchange, and the Exchange makes no representation regarding the advisability of investing in the Shares.
The Benchmark Provider makes no warranty, express or implied, as to the results to be obtained by any person or entity from the use of the Pricing Benchmark for any purpose. Pricing Benchmark information and any other data calculated and/or disseminated, in whole or part, by the Benchmark Provider is for informational purposes only, not intended for trading purposes, and provided on an “as is” basis. The Benchmark Provider does not warrant that the Pricing Benchmark information will be uninterrupted or error-free, or that defects will be corrected. The Benchmark Provider also does not recommend or make any representation as to possible benefits from any securities or investments, or third-party products or services. Shareholders should undertake their own due diligence regarding securities and investment practices.
For more information on the Pricing Benchmark and the Benchmark Provider, see “The Trust and SOL Prices” below.
The Trust’s Legal Structure
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the Delaware Statutory Trust Act (“DSTA”). The Trust continuously issues Shares representing fractional undivided beneficial interest in, and ownership of, the Trust that may be purchased and sold on the Exchange. The Trust will operate pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”). CSC Delaware Trust Company, a Delaware trust company, is the Delaware trustee of the Trust (the “DE Trustee”). AGS Trustees Limited, a Cayman Islands limited liability company, also serves as a trustee to the Trust (the “Cayman Trustee”). The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to a Delegation of Trustee Duties Agreement dated

March 25, 2026 and the Cayman Trustee has otherwise entered into a Trustee Services Agreement dated March 25, 2026 (the “Trustee Services Agreement”) (the “Delegation Agreement” and together with the Trustee Services Agreement, the “Appleby Agreements”), subject to certain limitations. For a complete description of the delegation structure, including the scope of the Delegated Duties, the Cayman Trustee’s reserved powers and approval rights, and the non-delegable responsibilities of the Cayman Trustee, see “Duties of the Delegated Sponsor and the Trustees” below. The Delegated Sponsor is a corporation formed in the state of Delaware on September 19, 1980.
The Trust’s Service Providers
The Delegated Sponsor
As a result of the delegation of duties from the Cayman Trustee pursuant to the Appleby Agreements, the Delegated Sponsor has operational authority over the Trust and is responsible for the management and administration of the Trust, including arranging for the creation of the Trust, ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; administering any staking program; admitting additional sponsors; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
The Trustees
The Trustees of the Trust are CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”), and AGS Trustees Limited, a Cayman Islands limited liability company (the “Cayman Trustee”) and act as the trustees of the Trust as required to, among other things, create a Delaware statutory trust in accordance with the Trust’s Declaration of Trust and the DSTA. The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements.
The Administrator
The Bank of New York Mellon serves as the Trust’s administrator (the “Administrator”). The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286. Under the Fund Administration and Accounting Agreement, the Administrator provides necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator makes available the office space, facilities, equipment and personnel required to provide such services.
The Transfer Agent
The Bank of New York Mellon serves as the transfer agent for the Trust (the “Transfer Agent”). The Transfer Agent: (1) performs and facilitates the purchases and redemption of Shares of the Trust and prepares and transmits information with respect to such purchases and redemptions; (2) prepares and transmits payments for dividends and distributions, if any, declared by the Trust; (3) maintains Shareholder accounts; (4) responds to correspondence by Trust Shareholders and others relating to its duties and (5) makes periodic reports to the Trust.

The Cash Custodian
The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (the “Cash Custodian”). Pursuant to a cash custody agreement entered into with the Trust (the “Cash Custody Agreement”), the Cash Custodian will establish and maintain cash account(s) for the Trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
The SOL Custodians
The Bank of New York Mellon and Coinbase Custody Trust Company, LLC are expected to serve as the Trust’s SOL custodians (the “SOL Custodians”), The Trust may commence operations with its SOL held by one SOL Custodian and the allocation of the Trust’s SOL among the SOL Custodians may change from time to time at the Delegated Sponsor’s discretion. There can be no assurance as to the timing by which each SOL Custodian will begin holding SOL on behalf of the Trust, and one or more SOL Custodians may hold no SOL for an indefinite period following launch.
The SOL Custodians are authorized to serve as the Trust’s custodians under the Trust Agreement and pursuant to the terms and provisions of the Custodial Services Agreements. Under the Custodial Services Agreements with the SOL Custodians, the SOL Custodians are responsible for safekeeping all of the SOL owned by the Trust. The SOL Custodians were selected by the Delegated Sponsor. The SOL Custodians are responsible for opening accounts that hold the Trust’s SOL (such accounts, collectively, the “SOL Accounts”), as well as facilitating the transfer of SOL required for the operation of the Trust.
After diligent investigation, the Delegated Sponsor believes that the SOL Custodians’ policies, procedures, and controls for safekeeping, exclusively possessing, and controlling the Trust’s SOL holdings are consistent with industry best practices to protect against theft, loss, and unauthorized and accidental use of the private keys.
Although the SOL Custodians carry insurance, the SOL Custodians’ insurance does not cover any loss in value to SOL and only covers losses caused by certain events such as fraud or theft and, in such covered events, it is unlikely the insurance would cover the full amount of any losses incurred by the Trust. The insurance maintained by each SOL Custodian is shared among all of the respective SOL Custodians’ customers, is not specific to the Trust or to customers holding SOL with the SOL Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
For more information on the SOL Custodians, see “Custody of the Trust’s Assets” below.
The Staking Services Providers
Figment Inc., Galaxy Blockchain Infrastructure LLC and Coinbase Canada, Inc., each a party unrelated to the Delegated Sponsor and Trustees, serve as the Staking Services Providers.
The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust (the “Delegated Sponsor Fee”) and the amount of SOL payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Delegated Sponsor Fee shall be paid in cash and not less than monthly in arrears by the Trust. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee. Operating expenses assumed by the Delegated Sponsor include (i) the fee payable to the Marketing Agent for services it provides to the Trust, if applicable (the “Marketing Fee”), (ii) fees to the Administrator, if any, (iii) fees to the SOL Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), or the Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense,” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for SOL-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the SOL Custodians, Administrator or other agents, service providers or counter-parties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). The Delegated Sponsor will consider re-designating a Sponsor-paid Expense as an Additional Trust Expense, in its sole discretion as a delegate of the Cayman Trustee, if the Delegated Sponsor determines that (i) the expense is extraordinary, non-recurring, or unusual in nature or amount; (ii) the expense was not reasonably anticipated at the time the Delegated Sponsor agreed to assume such category of expenses; (iii) the expense results from changes in applicable law, regulation, or regulatory guidance that impose new or additional obligations on the Trust; (iv) the expense arises from circumstances outside the ordinary course of the Trust’s operations; or (v) bearing such expense would be materially adverse to the Delegated Sponsor’s ability to continue performing its obligations under the Trust Agreement. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the SOL Custodians to transfer SOL from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of SOL needed to pay applicable expenses. The Trust shall not be responsible for paying any fees or expenses associated with the transfer of SOL as needed to pay the Delegated Sponsor Fee or Additional Trust Expenses.
Custody of the Trust’s Assets
The SOL Custodians will maintain custody of all of the Trust’s SOL. The SOL Custodians provide insured safekeeping of digital assets using a multi-layer offline (“cold”) storage security platform designed to provide offline security of the digital assets held by the SOL Custodians. The SOL Custodians have insurance coverage as subsidiaries under their parent companies, which procure fidelity (e.g., crime) insurance to protect the organizations from risks such as theft of funds. Specifically, the fidelity program provides coverage for the theft of funds held in hot or cold storage. The insurance program is provided by a syndicate of industry-leading insurers. The insurance program does not cover, insure or guarantee the performance of the Trust. The SOL Custodians are not FDIC-insured. The insurance maintained by the SOL Custodians is shared among all of the SOL Custodians’ customers, is not specific to the Trust or to customers holding SOL with the SOL Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

SOL may be held across multiple wallets, any of which will feature the following safety and security measures to be implemented by the SOL Custodians:
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Cold Storage:   Cold storage is a widely-used security precaution, especially when dealing with large amounts of SOL. SOL held under custodianship with the SOL Custodians will be kept in high-security, offline, multi-layer cold storage vaults. This means that the private keys, the cryptographic component that allows a user to access SOL, are stored offline on hardware that is not connected to the internet. Storing the private keys offline significantly reduces the risk of the SOL being stolen. All of the Trust’s assets and private keys will be held in cold storage of the SOL Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement, creation or redemption of a transaction (note, however, that not all SOL Custodians may maintain hot wallets for the holding and storage of digital assets). In connection with creations or redemptions, the Trust will, under most circumstances, process creations and redemptions by transferring SOL from its Cold Vault Balance to and/or from a SOL Counterparty. From time to time, portions of the Trust’s SOL temporarily may be held outside of cold storage in the Trading Balance maintained by Coinbase, Inc. (the “Prime Broker”) or a SOL Counterparty, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets, to sell SOL to pay Trust expenses or make staking-related distributions to Shareholders.

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Multiple Private Keys:   All private keys are securely stored using multiple layers of high-quality encryption and in Custodian-controlled offline hardware vaults in secure environments. No customers or third parties are given access to the SOL Custodians’ private keys. The use of multiple private keys makes retrieving SOL from the wallet more difficult, and aims to further reduce the risk of hacking, theft and/or robbery.

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Whitelisting:   Transactions are only sent to vetted, known addresses. The SOL Custodians’ platform supports pre-approval and test transactions. The SOL Custodians require authentication when adding or removing addresses for whitelisting. All instructions to initiate a whitelist addition or removal must be submitted via the Coinbase Custodian’s platform. When a whitelist addition or removal request is initiated, the initiating user will be prompted to authenticate their request using a two-factor authentication key. A consensus mechanism on the Coinbase Custodian’s platform dictates how many approvals are required in order for the consensus to be achieved to add or remove a whitelisted address. Only when the consensus is met is the underlying transaction considered officially approved. An account’s roster and user roles are maintained by the SOL Custodians in a separate log, an Authorized User List (“AUL”). Any changes to the account’s roster must be reflected on an updated AUL first and executed by an authorized signatory.

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Audit Trails:   Audit trails exist for all movement of SOL within SOL Custodian-controlled SOL wallets and are audited annually for accuracy and completeness by an independent external audit firm.

In addition to the above measures, in accordance with the Custodial Services Agreements, SOL held in custody with the SOL Custodians will be segregated from both the proprietary property of the SOL Custodians and the assets of any other customer in accounts that clearly identify the Trust as the owner of the accounts. Therefore, in the event of an insolvency of the SOL Custodians, assets held in the segregated accounts would not become property of the SOL Custodians’ estate and would not be available to satisfy claims of creditors of the SOL Custodians.
The SOL Custodians maintain internal audit teams that perform periodic internal audits over custody operations. Systems and Organizational Control (“SOC”) attestations are also performed on the SOL Custodians’ services. BNY currently produces a SOC 1 Type 1 report and the Coinbase Custodian currently produces SOC 1 Type 2 and SOC 2 Type 2 reports.
The Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will hold cash on a temporary basis, including in connection with the creation and redemption process.
The Trust has entered into the Cash Custody Agreement, pursuant to which the Cash Custodian will establish and maintain cash account(s) for the Trust and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).

For more information on the Trust’s custody arrangements with the SOL Custodians and the Prime Broker, see “Custody of the Trust’s Assets” and “Prime Broker” below.
NAV Determinations
As described in more detail below in “NAV Determinations,” the Administrator daily calculates NAV and NAV per Share on each day that the Exchange is open for regular trading, as promptly as practicable after 4:00 p.m. ET, based on the Pricing Benchmark. In determining the Trust’s NAV, the Administrator values the SOL held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
However, determining the value of the Trust’s SOL using the Pricing Benchmark is not in accordance with U.S. generally accepted accounting principles (“GAAP”), and therefore, the Pricing Benchmark is not used in the Trust’s financial statements. The Trust’s SOL are carried, for financial statement purposes, at fair value, as required by GAAP. The Trust determines the fair value of SOL based on the price provided by the SOL market that the Trust considers its “principal market” as of 11:59:59 p.m. ET on the valuation date. The NAV of the Trust determined on a GAAP basis is referred to in this Prospectus as a “Principal Market NAV,” and the NAV of the Trust per Share determined on a GAAP basis is referred to as “Principal Market NAV per Share.”
NAV and NAV per Share are not measures calculated in accordance with GAAP and are not intended as a substitute for the Principal Market NAV and Principal Market NAV per Share, respectively.
Plan of Distribution; Selling Shareholder
Barring the liquidation of the Trust or extraordinary circumstances (including but not limited to, non-recurring expenses and costs of services performed by the Delegated Sponsor or a service provider on behalf of the Trust to protect the Trust or the interests of Shareholders, such as in connection with any fork of the SOL blockchain, any indemnification of agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters), the Trust will not purchase or sell SOL other than in connection with the creation and redemption of Shares and for distributions to be made at least quarterly to distribute the staking rewards earned by the Trust pursuant to current IRS guidance. The Delegated Sponsor will also sell SOL to pay certain expenses and make staking-related distributions to Shareholders, which may be facilitated by the Prime Broker or any other prime brokers with whom the Trust contracts.
When the Trust sells or redeems its Shares, SOL will be transferred into or out of the Trust, as applicable, in exchange for Baskets that are based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities).
Authorized Participants may purchase Shares in cash by depositing cash in the Trust’s account with the Cash Custodian. This will cause the Delegated Sponsor, on behalf of the Trust, to automatically instruct a SOL Counterparty to (i) purchase the amount of SOL equivalent in value to the cash deposit amount associated with the order and (ii) deposit the resulting SOL amount in the Trust’s account with the SOL Custodians, resulting in the Transfer Agent crediting the applicable amount of Shares to the Authorized Participant. Authorized Participants may also purchase Shares in-kind. To purchase Shares in-kind, an Authorized Participant delivers, or arranges for the delivery by an Authorized Participant’s designated agent of, SOL to the Trust’s account with the SOL Custodians in exchange for Shares.
When such an Authorized Participant redeems its Shares in cash, the Delegated Sponsor, on behalf of the Trust will direct the SOL Custodians to transfer SOL to the SOL Counterparty, who will sell the SOL to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized

Participant. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor. Authorized Participants may also redeem Shares in-kind. When such an Authorized Participant redeems Shares in-kind, the Trust, through the SOL Custodians, will deliver SOL to the Authorized Participant, or a designated agent thereof, in exchange for its Shares.
The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Selling Shareholder will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
The Trust and/or Delegated Sponsor will bear the expense and risk of delivery and ownership of SOL once such SOL has been received by the SOL Custodians on behalf of the Trust and until transferred by the SOL Custodians on behalf of the Trust to the SOL Counterparty for conversion to cash.
Only Authorized Participants may purchase Shares from or redeem Shares to the Trust. Authorized Participants may then offer Shares to the public at prices that depend on various factors, including the supply and demand for Shares, the value of the Trust’s assets, and market conditions at the time of a transaction. Shareholders who buy or sell Shares during the day from their broker may do so at a premium or discount relative to the NAV of the Shares of the Trust.
Shareholders who decide to buy or sell Shares of the Trust will place their trade orders through their brokers and will incur customary brokerage commissions and charges. Prior to this offering, there has been no public market for the Shares. The Shares are expected to be listed for trading, subject to notice of issuance, on the Exchange under the ticker symbol “MSOL.”
The Delegated Sponsor may enter into marketing support arrangements with respect to the Trust, to which the Trust would not be party. Any fees under such agreements would be payable by the Delegated Sponsor, as applicable, and not by the Trust.
Federal Income Tax Considerations
It is expected that an owner of Shares will be treated, for U.S. federal income tax purposes, as if they owned a proportionate share of the assets of the Trust. A Shareholder will accordingly include in the computation of their taxable income their proportionate share of the income (including staking income, as applicable) and expenses realized by the Trust. Each sale or other disposition of SOL by the Trust (including, under current Internal Revenue Service “IRS” guidance, the use or sale of SOL to pay expenses of the Trust or to make distributions) will give rise to gain or loss and will therefore constitute a taxable event for Shareholders. See “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders.”
Use of Proceeds
Proceeds received by the Trust from the issuance of Baskets consist of SOL. Such deposits are held by the SOL Custodians on behalf of the Trust, during which time they may be employed in Staking Activities, until (i) delivered out in connection with redemptions of Baskets; or (ii) transferred or sold by the Delegated Sponsor, which may be facilitated by the SOL Custodians, to pay fees due to the Delegated Sponsor and Trust expenses and liabilities not assumed by the Delegated Sponsor.
Staking rewards received by the Trust from staking, net of the Staking Fee, are intended to be distributed monthly (but at least quarterly) by the Trust. The Delegated Sponsor intends to arrange for the conversion of all such staking rewards received by the Trust and available for distribution prior to the intended distribution date, net of the Staking Fee, to U.S. dollars shortly before the intended distribution, at the price available through SOL Counterparties which the Delegated Sponsor is able to obtain using commercially reasonable efforts. If no staking rewards from staking have been received by the Trust and is available for distribution prior to the intended distribution date, such as during the activation process for staking (when the Trust’s assets will be staked, but no rewards will be earned yet), or during stressed conditions in which, consistent with the Trust’s liquidity risk policies, the Delegated Sponsor chooses to prioritize using un-staked SOL to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time. See “Risk Factors- Risks Associated with SOL and the Solana network.”
Emerging Growth Company
The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies, it will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002; or (ii) comply with any new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012, unless the SEC determines otherwise.
The Trust will cease to be an “emerging growth company” upon the earliest of (i) it having $1.235 billion or more in gross annual revenues, (ii) at least $700 million in market value of Shares being held by non-affiliates, (iii) it issuing more than $1.0 billion of non-convertible debt over a three-year period or (iv) the last day of the fiscal year following the fifth anniversary of its initial public offering.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Trust intends to take advantage of the benefits of the extended transition period.
Principal Investment Risks of an Investment in the Trust
An investment in the Trust involves a high degree of risk. Any investment made in the Trust may result in a total loss of the investment. There is no assurance that the Trust will generate a profit for investors. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 22.
Risks Associated with SOL and the Solana network
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Digital assets such as SOL were only introduced within the past decade, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets that are uncertain and difficult to evaluate.

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The value of the Shares relates directly to the value of SOL, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

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The value of the Shares depends on the development and acceptance of the Solana network. The slowing or stopping of the development or acceptance of the Solana network may adversely affect an investment in the Trust.

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Due to the nature of private keys, SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Trust.

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Security threats to the Trust’s account with the SOL Custodians could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.

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Potential amendments to the Solana network’s protocols and software could, if accepted and authorized by the Solana network community, adversely affect an investment in the Trust

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The Solana network is still in the process of developing and making significant decisions that will affect policies that govern the supply and issuance of SOL as well as other Solana network protocols.

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Many digital asset networks, including Solana, face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

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A temporary or permanent “fork” or a “clone” of the Solana blockchain could adversely affect an investment in the Trust.

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The price of SOL on the SOL market has exhibited periods of extreme volatility, which could have a negative impact on the performance of the Trust. For example, between January 1, 2025 and December 31, 2025, the price of SOL ranged from $294.33 to $96.59, marking a drawdown of 61.54%. Likewise, during the first six months of calendar year 2026, the price of SOL ranged from $60.12 to $148.22.

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A determination that SOL or any other digital asset is offered and sold as a “security” may adversely affect the price of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

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SOL exchanges on which SOL trades are relatively new and, in some cases, unregulated, and, therefore, may be more exposed to fraud and security breaches than established, regulated exchanges for other financial assets or instruments, which could have a negative impact on the performance of the Trust.

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New competing digital assets may pose a challenge to SOL’s current market position, resulting in a reduction in demand for SOL, which could have a negative impact on the price of SOL and may have a negative impact on the performance of the Trust.

Risks Associated with Investing in the Trust
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The value of the Shares may be influenced by a variety of factors unrelated to the value of SOL.

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The NAV or Principal Market NAV may not always correspond to the market price of SOL and, as a result, Creation Baskets may be created or redeemed at a value that is different from the market price of the Shares.

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The inability of Authorized Participants and market makers to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

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The Trust is subject to risks due to its concentration of investments in a single asset.

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Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV or the Principal Market NAV and its market price.

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The amount of SOL represented by the Shares is expected to decline over time.

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The Administrator is solely responsible for determining the value of the SOL holdings and SOL holdings per Share, and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

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The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

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If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.

Risks Associated with the Regulatory Environment of Solana
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Future and current regulations by a United States or foreign government or quasi-governmental agency could have an adverse effect on an investment in the Trust, and SOL’s status as being offered and sold as a “security” under U.S. federal securities laws remains unsettled.

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Shareholders do not have the protections associated with ownership of Shares in an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or the protections afforded by the Commodity Exchange Act, as amended (the “CEA”).

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Future legal or regulatory developments may negatively affect the value of SOL or require the Trust or the Delegated Sponsor to become registered with the Securities and Exchange Commission (“SEC”) or Commodity Futures Trading Commission (“CFTC”), which may cause the Trust to incur unforeseen expenses or liquidate.

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If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by the Financial Crimes Enforcement Network (“FinCEN”), an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses.

Risks Associated with the Tax Treatment of SOL
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The ongoing activities of the Trust may generate tax liabilities for Shareholders.

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The tax treatment of SOL and transactions involving SOL for state and local tax purposes is not settled.

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A hard “fork” of the Solana blockchain or airdrop could result in Shareholders incurring a tax liability.

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The tax treatment of SOL and transactions involving SOL, including staking, for U.S. federal income tax purposes may change.

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SOL staking may result in adverse tax consequences for Shareholders.

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The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.

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The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.

Other Risks
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The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.

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The market infrastructure of the SOL spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.

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Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.

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Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.

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The Trust Agreement includes a provision restricting Shareholders’ right to bring a derivative action.

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The liability of the Delegated Sponsor and the Trustees is limited, and the value of the Shares will be adversely affected if the Trust is required to indemnify the Trustees or the Delegated Sponsor.

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Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks, the occurrence of which can negatively impact an investment in the Trust.

RISK FACTORS
You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus, as well as information found in documents incorporated by reference in this Prospectus, before you decide to purchase any Shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in any periodic report, prospectus supplement, post-effective amendment or in other reports filed with the SEC in the future. See “Glossary of Defined Terms” for an explanation of certain industry and technical terms used in this Prospectus.
Risks Associated with SOL and the Solana Network
The value of the Shares relates directly to the price of SOL, which may be highly volatile and subject to fluctuations due to a number of factors.
The value of the Shares relates directly to the value of the SOL held by the Trust and fluctuations in the price of SOL could adversely affect the value of the Shares. The market price of SOL may be highly volatile, and subject to a number of factors, including:
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an increase in the SOL supply that is publicly available for trading;

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manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated or may not be complying with existing regulations;

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the adoption of SOL as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Solana blockchain;

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forks or clones in the Solana blockchain;

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falling demand for SOL, or demand that does not keep pace with gradual unlocking of SOL;

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delays or flaws in the execution of the Solana blockchain expansion or adoption plans for SOL;

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the failure of one or more of SOL strategic partnerships with one or more institutional players;

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the failure of, or perceptions of risk or negative publicity around one or more of the protocols based on the Solana blockchain or that make use of SOL;

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investors’ expectations with respect to interest rates and rates of inflation experienced by fiat currencies or digital assets (including, in particular, SOL);

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consumer preferences and perceptions of SOL specifically and digital assets generally;

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fiat currency withdrawal and deposit policies on digital asset trading platforms;

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the liquidity of digital asset trading platforms and any increase or decrease in trading volume on digital asset trading platforms;

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investment and trading activities of large investors that invest directly or indirectly in SOL;

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a “short squeeze” resulting from speculation on the price of SOL, if aggregate short exposure exceeds the number of Shares available for purchase;

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a final determination that SOL is offered or sold as a security or changes in SOL’s status under the federal securities laws;

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monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of SOL or the purchase of SOL on digital asset trading platforms;

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global or regional political, economic or financial conditions, events and situations;

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fees associated with processing a SOL transaction and the speed at which transactions are settled on the Solana blockchain;

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interruptions in service from or closures or failures of major digital asset trading platforms;

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decreased confidence in digital asset trading platforms due to the unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

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smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks;

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increased competition from other digital assets or other forms of blockchain-based services; and

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the Trust’s own acquisitions or dispositions of SOL, since there is no limit on the number of SOL that the Trust may acquire.

In addition, there is no assurance that SOL will maintain its value in the long or intermediate term. In the event that the price of SOL declines, the Delegated Sponsor expects the value of the Shares to decline proportionately. The value of SOL as represented by the Pricing Benchmark or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Delegated Sponsor believes that momentum pricing of SOL has resulted, and may continue to result, in speculation regarding future appreciation in the price of SOL, inflating and making the price of SOL more volatile. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Pricing Benchmark and could adversely affect the value of the Shares.
SOL is a relatively new technological innovation with a limited operating history.
SOL has a relatively limited history of existence and operations compared to traditional commodities. There is a limited established performance record for the price of SOL and, in turn, a limited basis for evaluating an investment in SOL. Although past performance is not necessarily indicative of future results, if SOL had a more established history, such history might (or might not) provide investors with more information on which to evaluate an investment in the Trust.
SOL and Solana generally.
SOL is the native digital asset and unit of account on the Solana network. The market value of SOL is not related to any specific company, government or asset. The valuation of SOL depends on a number of factors, including future expectations for the value of the Solana network, the number of SOL transactions, and the overall usage of SOL as an asset. This means that a significant amount of the value of SOL is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility in the Trust’s holdings, depending on the valuation of SOL.
Several factors may affect the price of SOL, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of SOL or the use of SOL as a form of payment. The issuance of SOL is determined by a computer code, not by a central bank, and prices can be extremely volatile. For example, between January 1, 2025 and December 31, 2025, the price of SOL ranged from $294.33 to $113.19, marking a drawdown of 61.54%. Likewise, during the first six months of calendar year 2026, the price of SOL ranged from $60.12 to $148.22. There is no assurance that SOL will maintain its long-term value in terms of purchasing power in the future, or that acceptance of SOL payments by mainstream retail merchants and commercial businesses will continue to grow. The value of the Trust’s investments in SOL could decline rapidly, including to zero.
The Solana network is an open-source project without a controlling issuer or administrator of software development. Development of the Solana network is largely overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc., a Delaware corporation, which administered the original network launch and digital asset distribution. Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of Solana, however, since the source code for the Solana network is open-source, anyone can contribute to its development. Further, the Solana network does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.

As a result, core developers contribute their time and propose upgrades and improvements to the Solana network protocols and various software implementations thereof, often on the Solana repository on the website Github. Core developers’ roles evolve over time, largely based on self-determined participation. Although some market participants such as the Solana Foundation sponsor some developers, core developers are not generally compensated for their work on the Solana network, and such developers may cease to provide services or migrate to alternate digital asset networks. In addition, a lack of resources may result in an inability of the Solana network community to address novel technical issues or to achieve consensus around solutions therefor. As with other digital asset networks, the Solana network faces significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture. A digital asset network may be limited in the number of transactions it can process by the capabilities of the participating nodes.
Moreover, in the past, flaws in the source code for digital assets have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Solana could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s SOL, which would adversely impact the value of the Shares. Moreover, the functionality of the Solana network may be negatively affected such that it is no longer attractive to users, thereby dampening demand for SOL and the Solana network. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital assets generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.
Finally, there can be no assurance that the community as a whole will not implement changes to the Solana network protocols that have an adverse impact on the Trust or an investment in the Shares.
Proof-of-History (PoH) and Proof-of-Stake (PoS) Consensus Mechanisms.
The Solana protocol introduced the PoH timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana network or make the network vulnerable to attack.
In addition to the PoH mechanism described above, the Solana network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which validators expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, may result in a reduction of staking rewards for the malicious actor and the “blacklisting” of such malicious actor. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”
Staking introduces a risk of loss of SOL, which could adversely affect the value of the Shares.
Staking introduces a risk of loss of SOL. None of the Trust’s assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or Securities

Investor Protection Corporation membership. Staking requires parties to stake accounts on the Solana network and delegate the SOL to the validator, and un-staking requires the parties to deactivate those stake accounts and transfer the staked assets back. These transfers and delegations could be executed incorrectly or be subject to errors, hacks, cybersecurity vulnerabilities, software defects, outages, bugs, or other failures, any of which could cause the loss of the Trust’s staked assets.
A validator may face penalties if it fails to take certain actions, such as providing timely votes during an epoch. Under normal network conditions, inactivity penalties result in a reduction of the validator’s staking rewards in an amount generally similar to the rewards the validator would have earned had it performed those duties. If a validator is offline or otherwise fails to participate in consensus for an extended period, the Solana network may reduce the rewards attributable to that validator and the delegators staking with it. Should any of the Trust’s Staking Services Providers experience extended downtime or otherwise fail to perform required protocol duties, the Trust’s staking rewards may be reduced or eliminated for the affected period.
A more severe sanction (i.e., “slashing”) is imposed if a validator commits malicious acts related to the proposal or attestation of blocks with invalid transactions. On the Solana network, slashing generally operates by social consensus, rather than being automatically hardwired into the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operation. However, to date, no validators on Solana have been subject to such communitarian slashing, although there has been at least one occasion when the Solana Foundation voluntarily burned millions of SOL from its own allocation in response to community concerns about undisclosed token loans to market makers. While not a formal slashing event, the burn functioned as a self-imposed penalty aimed at restoring trust. It is expected that the Solana network will, in future, implement a more programmatic form of slashing, enforced directly on-chain following the generation and submission of a cryptographic proof of the infraction. Such programmatic slashing is not yet a feature of the Solana network. If and when programmatic slashing is introduced, the economic impact of large-scale or coordinated slashing events could be significantly greater than that of isolated incidents, reflecting the greater risk such events pose to network security. There can be no guarantee that slashing, inactivity penalties, and resulting losses will not occur as a result of the Staking Activities, if they are undertaken.
There can be no guarantee that penalties, and the resulting losses will not occur as a result of the Staking Activities, if they are undertaken. Furthermore, a Staking Services Provider’s liability to the Trust is limited, and a Staking Services Provider may lack the assets or insurance in order to support the recovery of any losses incurred. There can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to sanctions imposed by the Solana network. In addition, even where a Staking Services Provider is contractually obligated to compensate the Trust for losses resulting from slashing events attributable to the validator’s failure to perform its obligations, such compensation is subject to conditions, exclusions, evidentiary requirements, and timing delays, may not apply to protocol-wide events or software failures, and may not fully offset the Trust’s losses.
Staked SOL will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.
The Delegated Sponsor may, from time to time, stake a portion of the Trust’s SOL on behalf of the Trust through one or more Staking Services Providers. Under current Solana network protocols, staked SOL tokens are permitted to be un-staked by the holder of such SOL tokens. However, as part of the “activating” and “exiting” processes of staking, staked SOL tokens will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Delegated Sponsor plans to manage.
“Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Solana network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Solana network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, un-staking can take between hours or days to complete. This can result in certain liquidity risk to the Trust, which the Delegated Sponsor will seek to manage through a range of risk management methods.
There is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked) will be un-staked only after the redemption request is approved by the Trust, the Staking Services Provider executes an un-stake or withdrawal transaction, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to change the addresses on the Solana network to which staked SOL is to be withdrawn or to which SOL rewards shall be sent.
The Trust will be dependent on third parties to effectively execute the Trust’s Staking Activities.
The amount of staking rewards that the Trust’s staking activity will generate will be dependent on the performance of the Staking Services Providers, including the adequacy and reliability of the hardware and software utilized by the Staking Services Providers. If the Staking Services Providers experience service outages or otherwise are unable to optimally execute the staking of the Trust’s SOL, the Trust’s staking rewards may be adversely affected.
The Trust will not stake its SOL if the Delegated Sponsor has determined in its sole discretion that the Trust may not do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, which could harm the value of the Shares.
The Trust’s investment objective is to seek to track the performance of SOL, as measured by the performance of the Pricing Benchmark adjusted for the Trust’s expenses and other liabilities, and to reflect rewards from staking a portion of the Trust’s SOL. If the Delegated Sponsor determines that the Trust is not able to so carry out Staking Activities, the Trust may cease some or all of its Staking Activities. Staking on the Solana network involves delegating SOL to validators and carries risks discussed further below. Staked SOL may be subject to community-determined penalties for validator misbehavior, or slashing. If a Staking Service Provider causes the Trust’s staked SOL to be subject to such slashing losses, the Trust could suffer losses of the staked SOL. Additionally, the staking process includes protocol-defined warm-up, activation and withdrawal periods, during which staked SOL is temporarily locked and inaccessible. These phases affect when SOL begins earning rewards, participates in consensus and becomes available for transfer or redelegation.
The Staking Services Providers will stake the Trust’s SOL as the node operator and will operate a validator node to stake the Trust’s SOL. The Staking Services Providers will perform their staking services in collaboration with the SOL Custodians, as the SOL will be staked directly from the Trust’s SOL Accounts with the SOL Custodians. The Trust will maintain control of the SOL while it is staked because it will remain in the Trust’s account with the SOL Custodians (i.e., it will be kept in a separate account for which the Trust is the beneficial and record owner and will not be commingled with other parties’ accounts with the SOL Custodians). Staking will be a passive activity for the Trust, as it will not operate its own Staking Activities. The Delegated Sponsor’s role with respect to staking will be limited to evaluating and approving one or more Staking Services Providers and instructing the relevant SOL Custodian on when to stake and/or un-stake the Trust’s SOL; the Trust will not contract directly with any Staking Services Provider, and all staking arrangements with Staking Services Providers will be entered into by the SOL Custodian.
The rewards owed or paid to the SOL Custodians as compensation for the Staking Services Providers reduce the amount of SOL rewards that are generated from the Trust’s Staking Activities that are available as the assets of the Trust. Each Staking Services Provider that generates staking rewards will be entitled to Staking Provider Consideration. The Staking Provider Consideration is paid directly to the Staking Services Provider from the staking rewards or indirectly through the SOL Custodians’ own accounts. The Staking Services Providers and SOL Custodians are expected to receive an aggregate of 5% of the staking rewards (the “Staking Fee”), with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust. The expenses of staking the Trust’s SOL will be paid from the staking rewards generated by the Staking Activities. The staking rewards earned by the Trust will accrue to the Trust’s account with the SOL Custodians and will generally be staked in the same way as the Trust’s already staked SOL.
The Trust may be negatively impacted by Staking Activities.
The Solana network uses a proof-of-stake consensus mechanism, enhanced by proof-of-history, to secure and operate the network, meaning that the voting power of a validator in the network is determined by the amount of stake delegated to them by SOL token holders. The more stake delegated to a validator, the more voting power they have, the higher the likelihood is that the validator will be selected to propose and validate blocks and the higher the associated reward will be. This, in turn, leads to higher SOL earnings for the SOL tokenholders who chose to stake with the validator in question.
If a SOL tokenholder chooses to engage in staking, they must either choose a specific validator to stake with or have sufficient SOL to be selected as a validator by the Solana network themselves and also have the necessary hardware to run the validator. The choice of validator can potentially impact the amount of staking rewards the tokenholder receives. The factors determining this amount include, but are not limited to:
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Validator commission rate:   a validator can choose to set a non-zero commission rate specifying the percentage of staking rewards they are taking from the stakers. For example, if a validator has a commission rate of 10%, then 10% of such staker’s staking rewards are given to the validator.

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Validator performance:   a validator with bad performance during an epoch will receive reduced staking rewards for the applicable epoch, and SOL tokenholders who have delegated their stake to such validator will also receive reduced rewards for such epoch when they withdraw their stake from such validator.

If any Staking Services Provider experiences operational or other difficulties, terminates their services, fails to comply with regulations, raises their prices or disputes key intellectual property rights sold or licensed to, the Trust, the Trust could suffer losses. The Trust may also suffer the consequences of such Staking Services Provider’s mistakes. For example, if the Trust’s SOL Custodians or Staking Services Provider selected to act as validators fail to behave as expected, default, fail to perform, suffer cybersecurity attacks, experience security issues or encounter other problems, the assets of the Trust may be irretrievably lost. The failure or capacity restraints of vendors and services, a cybersecurity breach involving any service providers or the termination or change in terms or price or commission rate of a vendor, third-party software license or service agreement on which the Trust relies, could disrupt the Trust’s Staking Activities or cause losses. Replacing any Staking Services Provider or addressing other issues with vendors and service providers could entail significant delay, expense and disruption for the Trust. As a result, if these vendors and service providers experience difficulties, are subject to cybersecurity breaches, terminate their services, dispute the terms of intellectual property agreements or raise their prices, and the Delegated Sponsor is unable to replace them with other vendors and service providers, particularly on a timely basis, the Trust’s Staking Activities could be interrupted or disrupted, and the Trust could suffer a loss.
The Solana network dictates requirements for participation in the network’s protocols and may reduce rewards if the relevant activities are not performed correctly. Malicious or poorly performing validators may also be “blacklisted,” meaning that SOL tokenholders may decide to no longer delegate stake to such actors thereby resulting in such actors not being selected to validate and they would therefore be unable to receive staking rewards therefrom. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards.
Staking requires that the Trust lock up the staked SOL and become subject to an unbonding period to un-stake the staked SOL, meaning that the Trust cannot transfer the staked SOL during the time that the SOL is staked and during which it is being unbonded. The historical average unbonding period for staked SOL was 2 – 4 days, with the epoch length decreasing over the last year to approximately 2 days for the one-year period ended May 31, 2026. However, the unbonding period also may be longer than anticipated based on network activity.

Under normal network conditions, the bonding period for SOL is typically 2 – 3 days, i.e., one epoch. Note that the duration of the bonding period may depend on a range of factors including network load (the Solana protocol limits the amount of SOL that can be activated or deactivated in a single epoch to prevent major swings in staking distribution) and epoch timing (SOL that is delegated just before a new epoch begins may be subject to a shorter bonding period than SOL that is delegated just after a new epoch begins).
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Delegated Sponsor, the Delegated Sponsor executes an un-stake or withdrawal transaction through the SOL Custodians, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to transfer un-staked SOL or Staking Provider Consideration to another address on the Solana network.
In addition, depending on the anticipated length of the unbonding period, the staked SOL may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if SOL is determined to be offered or sold as a security under the Securities Act of 1933, as amended, it could be subject to significant constraints in terms of any transfer or disposal of such SOL. In such event, the Trust may consider SOL to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
Rewards for staked SOL may be accrued in an epoch even before the staked SOL is unbonded. Once accrued, such SOL rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Delegated Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets — Liquidity Risk Policies and Procedures.”
There is no guarantee that the Trust will receive any rewards with respect to staked SOL. Past rewards are not indicative of future rewards. The staking rewards that the Trust may receive from staking SOL, if any, may be affected by, among other factors:
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the total amount of SOL staked by users of the Solana network;

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the total amount of SOL staked by the Trust;

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changes to the Solana network as a result of protocol governance decisions;

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changes to validator fees or commission rates set by the validators, including the commission charged by the Staking Services Provider (if any);

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halts, outages or other anticipated or unanticipated interruptions affecting the Solana network or third-party service providers involved in the staking of the Trust’s SOL;

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anticipated or unanticipated downtime by the Staking Services Provider;

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loss or deprivation of SOL as a result of a violation of the Solana network’s rules by the Staking Services Provider;

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validators ceasing to be eligible to participate in the Solana network’s proof-of-stake protocol and earn rewards;

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“bonding,” “unbonding” or other SOL lock-up periods specified by the Solana network; and

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delays or other operational factors related to or otherwise impacting the Trust’s Staking Activities.

The Staking Services Provider may not optimally execute the Staking Activities.
The Trust relies on the resources of the Staking Services Provider to facilitate Staking Activities. The Staking Services Provider will provide the hardware, software and services necessary to stake the SOL from a validator node. The hardware and software utilized by the Staking Services Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Services Provider to effectively execute the Staking Activities. The Delegated Sponsor will have no ability to supervise or direct the conduct of the Staking Services Provider.
In addition, the Staking Provider Consideration will be paid from the proceeds of the staking activities received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the Staking Activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Delegated Sponsor were to administer its own Staking Activities without the assistance of third-party service providers.
The Trust is exposed to risks associated with Solana Labs and Solana Foundation.
The value of SOL may be materially influenced by activities undertaken by Solana Labs and Solana Foundation, which play a significant role in the development of the Solana network. Any adverse developments impacting Solana Labs and Solana Foundation could potentially adversely affect the value of SOL and, therefore, the value of an investment in the Trust.
The Trust may vary the amount of SOL to be staked and the rewards received may accordingly change from time to time.
The Trust’s staking program seeks to maximize the portion of the Trust’s SOL available for staking while controlling for liquidity and redemption risks. Under normal market conditions, the Trust generally intends to stake up to 100% of its SOL holdings through one or more SOL Custodians with one or more Staking Services Providers, except that the Trust will occasionally maintain a portion of unstaked SOL to support liquidity. The actual percentage staked may vary based on liquidity needs or other factors, including redemption activity, distributions, regulatory or network concerns, disruptions in custodial or staking arrangements, or other circumstances that could affect the Trust’s ability to continue staking. These factors may cause the percentage of SOL staked to fluctuate over time.
No guarantee of Staking Rewards.
No person or entity, whether the SOL Custodians, the Staking Services Providers, or any actor associated with the Solana network, nor any other person, entity, or actor, guarantees that the Trust will receive any particular quantity or amount of staking rewards, or at any particular time. The Trust is dependent on its service providers, particularly the SOL Custodians and the Staking Services Providers, among others, to perform the activities needed to earn staking rewards, and then withdraw the SOL earned as staking rewards and send to the Trust’s Cold Vault Balances at the SOL Custodians, and then convert the staking rewards to U.S. dollars that can be distributed to Shareholders. Any default, failure to perform, breach, delay, interruption, or other event or condition affecting the Trust’s service providers can impact the staking rewards available to the Trust, and therefore, available for distribution in U.S. dollars to the Trust’s Shareholders. See “The Trust will be dependent on third parties to effectively execute the Trust’s Staking Activities.”
Although the Delegated Sponsor intends to cause the Trust to engage in staking in connection with the commencement of this offering, the Trust will not be in a position to earn any staking rewards until after the activation process is completed, and there will consequently be no distributions of staking rewards until the Trust receives staking rewards. During any period during which the Trust is engaging in Staking Activities, the Trust may receive distributions of staking rewards in the form of SOL in amounts or quantities which may be less than might be expected based on historical ranges or annualized averages. Such variation can be due to many factors, such as Solana network restrictions and processes in connection with activation, deactivation, and withdrawal. See “— Staked SOL will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.” Alternatively, delays can be caused by the Trust’s service providers, such as the SOL Custodians or Staking Services Providers. If no staking rewards from staking have been received by the Trust and are available for distribution for any reason prior to the intended distribution date, such as during the activation process for staking (when no rewards will be earned), or during stressed conditions in which the Delegated Sponsor chooses to prioritize using un-staked SOL to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time.
The scheduled creation of newly minted SOL and their subsequent sale may cause the price of SOL to decline, which could negatively affect an investment in the Trust.
Newly-created or minted SOL are generated through a process referred to as “staking” which involves the collection of a staking reward of new SOL. To operate a node, a validator must acquire and lock some amount of SOL by sending a special transaction to the staking contract, which transaction associates the staked SOL with a withdrawal address (to unlock the SOL and receive any staking rewards) and a validator address (to designate the validator node performing transaction verification). When the recipient makes newly-minted SOL available for sale, there can be downward pressure on the price of SOL as the new supply is introduced into the SOL market.
Limits on SOL supply.
The rate at which new SOL are issued and put into circulation is expected to vary. The Solana network has no formal cap on the total supply of SOL. The Solana network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of SOL outstanding.
The proof-of-stake mechanism limits the total supply of SOL in circulation by effectively locking staked SOL for a certain period of time, making it temporarily unavailable for trading or selling.
Additionally, the supply of SOL is limited as a result of the deflationary transaction fee burning mechanism. The Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid in SOL to the network.
The prevailing level of transaction fees may adversely affect the usage of the Solana network.
New SOL is created when SOL validators use their stake on the Solana network to participate in the consensus mechanism, which records and verifies every SOL transaction on the Solana blockchain. In return for their services, validators are rewarded through receipt of a set amount of SOL. If priority fees voluntarily paid by users are not sufficiently high or if transaction fees increase to the point of being prohibitively expensive for users, validators may not have an adequate incentive to continue validating. Further, if the price of SOL or the reward for validating new blocks is not sufficiently high to incentivize validators, validators may cease participating in the consensus mechanism. Validators ceasing operations or participation in the consensus mechanism would reduce the collective processing power on the Solana network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the blockchain) and make the Solana network more vulnerable to malicious actors obtaining sufficient control to alter the blockchain and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Solana network may adversely affect a Trust’s investments in SOL.
The amount of new SOL earned by staking may be adjusted. Historically, the validating reward associated with solving a Solana block has been reduced, although the supply of new SOL is uncapped. If the transaction fees are too low, validators may not be incentivized to expend processing power to validate transactions and confirmations of transactions on the blockchain could be temporarily slowed. A reduction in the processing power expended by validators on the Solana network could reduce infrastructure security, reduce confidence in the Solana network, or expose the Solana network to a malicious actor or botnet obtaining a majority of processing power on the Solana network. Decreased demand for SOL or reduced security on the Solana network may adversely impact an investment in the Shares.

A determination that SOL or any other digital asset is offered or sold as a “security” may adversely affect the price of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.
Depending on its characteristics, a digital asset, including SOL, may be considered to be offered or sold as a “security” under U.S. federal securities laws. The tests for determining whether a particular digital asset is offered or sold as a “security” are complex and difficult to apply, and the outcome is difficult to predict.
Further, the SEC has brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC has also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities, although at least one or more of these actions has since been withdrawn or dismissed following a joint stipulation between the SEC and the entities allegedly operating an exchange. SEC and other government or regulatory enforcement actions have led, and may in the future lead, to further volatility in digital asset prices.
Whether a digital asset is offered or sold as a security under the U.S. federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in the 1933 Act, the Exchange Act and the 1940 Act. Digital assets do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered or sold as a security by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the “Howey” and “Reves” tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as being offered or sold as a security under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve.
The SEC staff recently provided general guidance indicating that many digital assets are not securities under the Howey test for investment contracts. Such guidance, however, notes that although a digital asset may not be a security in itself, the asset may nevertheless be offered and sold as part of an investment contract, and may therefore form part of a security. Accordingly, it is possible that the SEC, a state securities regulator, or a federal or state court could find that SOL (including the SOL held by the Trust) was offered and sold as part of an investment contract, and was therefore a security at the time of such sale. It is also unclear what, if any weight, the SEC’s guidance would be given by a federal or state court deciding the question of whether SOL is a security, or was offered and sold as part of a security.
If the Delegated Sponsor determines that SOL is offered or sold as a security under the U.S. federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that SOL is offered or sold as a security, the Sponsor does not intend to permit the Trust to continue holding SOL in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the 1940 Act).
Any enforcement action by the SEC or a state securities regulator asserting that SOL is offered or sold as a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading price of SOL, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined to be offered or sold as a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset is offered or sold as a security by the SEC or another regulatory authority may have similar effects.
If SOL is found by a court or other regulatory body to be offered or sold as a security, the Trust could be considered an unregistered “investment company” under the 1940 Act, which could necessitate the Trust’s liquidation under the terms of the Trust Agreement. Furthermore, the Trust could be considered to be engaged in a distribution (i.e., a public offering) of unregistered securities in violation of Section 5 of the 1933 Act, which could impose significant civil and criminal liability on the Trust. There is no guarantee that a court of regulatory body will agree with the Sponsor’s assessment that SOL is not offered or sold as a security.
Moreover, whether or not the Delegated Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that its assets include securities, the Delegated Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. If the SEC or a federal court were to determine that SOL is offered or sold as a security, the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that SOL is offered or sold as a security, the Trust itself may be terminated and, if practical, its assets liquidated.
Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.
Solana’s initial token supply was heavily concentrated, with approximately 48% allocated to founders and early investors. While ownership of Solana is now more distributed, the largest wallets continue to hold a very significant proportion of Solana supply. As of June 2026, the largest 100 SOL wallets held approximately 22.76% of the SOL in circulation, according to CoinCarp. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of SOL, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of SOL.
The Solana Foundation and Solana Labs continue to be significant holders of SOL and continue to have significant influence over the Solana network’s development and governance. Historically the Solana network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana network’s source code. If a significant majority of users and validators adopt amendments to a decentralized network based on the proposals of such core developers, such network will be subject to new protocols that may adversely affect the value of the relevant digital asset. As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.
The fact that a small group of holders hold a large proportion of SOL, and can therefore significantly influence network development may deter further adoption and decentralization of the Solana network. This, in turn, may affect the market price and viability of SOL as an asset.
Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. Conversely, projects that operate and are built within the Solana blockchain may increase the data flow on the Solana network and could either “bloat” the size of the Solana blockchain or slow confirmation times.
The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including further decline in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.
The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Several factors may affect the price of SOL, including, but not limited to: supply and demand, investors’ expectations with respect to the rate of inflation, interest rates, currency exchange rates or future regulatory measures (if any) that restrict the trading of SOL or the use of SOL as a form of payment. The issuance of SOL is determined by a computer code, not by a central bank, and prices can be extremely volatile. For example, between January 1, 2025 and December 31, 2025, the price of SOL ranged from $294.33 to $113.19, marking a drawdown of 61.54%. Likewise, during the first six months of calendar year 2026, the price of SOL ranged from $60.12 to $148.22. Extreme volatility may persist, and the value of the Shares may significantly decline in the future without recovery. The digital asset markets may still be experiencing a bubble or may experience a bubble again in the future. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX Trading Ltd. (“FTX”) one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned, and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges in November 2023. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC (“Genesis”). In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may continue to be, negatively affected, further undermining confidence in the digital asset markets. These events have also negatively impacted the liquidity of the digital asset markets as certain entities affiliated with FTX engaged in significant trading activity. If the liquidity of the digital asset markets continues to be negatively impacted by these events, digital asset prices, including SOL, may continue to experience significant volatility or price declines, and confidence in the digital asset markets may be further undermined. In addition, regulatory and enforcement scrutiny has increased, including from, among others, the U.S. Department of Justice, the SEC, the CFTC, the White House and Congress, as well as state regulators and authorities. These events are continuing to develop, and the full facts are continuing to emerge. It is not possible to predict at this time all of the risks that they may pose to the Trust, its service providers or to the digital asset industry as a whole.
Extreme volatility in the future, including further declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares, and the Shares could lose all or substantially all of their value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL.
Spot markets on which SOL trades are relatively new and largely unregulated.
Digital asset markets, including spot markets for SOL, are growing rapidly. The spot markets through which SOL and other digital assets trade are new and, in some cases, may be subject to but not comply with their relevant jurisdiction’s regulations. These markets are local, national and international and include a broadening range of digital assets and participants. Significant trading may occur on systems and platforms with minimum predictability. Spot markets may impose daily, weekly, monthly or customer-specific transaction or withdrawal limits or suspend withdrawals entirely, rendering the exchange of SOL for fiat currency difficult or impossible. Participation in spot markets requires users to take on credit risk by transferring SOL from a personal account to a third party’s account.
Digital asset exchanges do not appear to be subject to, and may not comply with, regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. Many digital asset exchanges are unlicensed, unregulated, operate without extensive supervision by governmental authorities, and do not provide the public with significant information regarding their ownership structure, management team, corporate practices, cybersecurity, and regulatory compliance. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions.
As a result, trading activity on or reported by these digital asset exchanges is generally significantly less regulated than trading in regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Furthermore, many spot markets lack certain safeguards put in place by more traditional exchanges to enhance the stability of trading on the exchange and prevent flash crashes, such as limit-down circuit breakers. As a result, the prices of digital assets such as SOL on digital asset exchanges may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges. Tools to detect and deter fraudulent or manipulative trading activities (such as market manipulation, front-running of trades, and wash-trading) may not be available to or employed by digital asset exchanges or may not exist at all. As a result, the marketplace may lose confidence in, or may experience problems relating to, these venues.
No SOL exchange is immune from these risks. While the Trust itself does not buy or sell SOL on SOL spot markets, the closure or temporary shutdown of SOL exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in the Solana network and can slow down the mass adoption of SOL. Further, spot market failures or that of any other major component of the overall Solana ecosystem can have an adverse effect on SOL markets and the price of SOL and could therefore have a negative impact on the performance of the Trust.
In addition, the Prime Broker may route orders through connected trading venues (“Connected Trading Venue”) when executing transactions on behalf of the Trust and may hold some of the Trust’s SOL assets on Connected Trading Venues. See “The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.”
Negative perception, a lack of stability in the SOL spot markets, manipulation of SOL spot markets by customers and/or the closure or temporary shutdown of such exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in SOL generally and result in greater volatility in the market price of SOL and the Shares of the Trust. Furthermore, the closure or temporary shutdown of a SOL spot market may impact the Trust’s ability to determine the value of its SOL holdings or for the Trust’s Authorized Participants to effectively arbitrage the Trust’s Shares.
The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, may adversely affect the arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
Baskets may be created or redeemed in exchange for SOL or cash. However, only certain Authorized Participants, at present, have the ability to also, through their affiliates, support in-kind creation and redemption activity. The use of cash creations and redemptions, as opposed to in-kind creations and redemptions, could cause delays in trade execution due to potential operational issues arising from implementing a cash creation and redemption model, which involves greater operational steps (and therefore execution risk) than the originally contemplated in-kind creation and redemption model, or the potential unavailability or exhaustion of any trade financing or similar arrangements used in connection with cash creations and redemptions, which the Trust would not be able to use in connection with in-kind creations and redemptions. Such delays could cause the execution price associated with such trades to materially deviate from the Index price used to determine the NAV. In addition, SOL Trading Counterparties must settle SOL transactions with the Trust within a contractually specified time period, subject to customary exceptions. If the SOL Trading Counterparty fails to perform its obligations within the contractually specified time period, the Trust would seek to execute the SOL transaction with an alternate SOL Trading Counterparty. However, the pricing or terms of the ultimate SOL transaction conducted through an alternate SOL Trading Counterparty after the failure of the SOL Trading Counterparty to perform its obligations could deviate, potentially significantly, from the pricing or terms of the transaction that the Trust originally entered with the SOL Trading Counterparty. Even though the Authorized Participant is responsible for the dollar cost of such difference in prices, Authorized Participants could default on their obligations to the Trust, or such potential risks and costs could lead to Authorized Participants, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL, to elect to not participate in the Trust’s Share creation and redemption processes. This may adversely affect the arbitrage mechanism intended to keep the price of the Shares closely linked to the price of SOL, and as a result, the price of the Shares may fall or otherwise diverge from NAV. If the arbitrage mechanism is not effective, purchases or sales of Shares on the secondary market could occur at a premium or discount to NAV, which could harm Shareholders by causing them to buy Shares at a price higher than the value of the underlying SOL held by the Trust or sell Shares at a price lower than the value of the underlying SOL held by the Trust, causing Shareholders to suffer losses. Alternatively, Authorized Participants could refrain from participating in creating and redeeming Baskets and could disrupt the Trust’s ability to operate. Similarly, if SOL Trading Counterparties or other parties that transact with the Trust refrain from transacting with the Trust, it could disrupt the Trust’s ability to operate. The Trust expects to conduct SOL purchase and sale transactions with SOL Trading Counterparties. The reliance on SOL Trading Counterparties creates a risk that if trading with SOL Trading Counterparties is unavailable or disrupted for any reason, the Trust will be unable to execute SOL transactions and the Trust’s cash creation and redemption processes will be disrupted. In addition, a failure to settle SOL transactions could disrupt the calculation of the Trust’s NAV or potentially cause inaccuracies in NAV calculation, which could disrupt the Trust’s operations or cause Shareholders to suffer losses.
Authorized Participants may act in the same or similar capacity for other competing products.
Authorized Participants play a critical role in supporting the U.S. spot SOL exchange-traded product ecosystem. Currently, the number of potential Authorized Participants willing and capable of serving as Authorized Participants to the Trust or other competing products is limited. Authorized Participants may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot SOL market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same Authorized Participants to support the trading activity of the Trust and liquidity in the Trust’s Shares.
To the extent Authorized Participants exit the business or otherwise become unable to process creation and/or redemption orders and no other Authorized Participants step forward to perform these services, Shares may trade at a material discount to NAV and possibly face delisting. To the extent that exchange-traded products offering exposure to the spot SOL market or other digital assets utilize substantially the same Authorized Participants, this industry concentration may have the effect of magnifying the risks associated with the Authorized Participants, as operational disruptions or adverse developments impacting the Authorized Participants may be felt on an industry-wide basis, which, in turn, may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same Authorized Participants and, more generally, exchange-traded products offering exposure to the spot SOL market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot SOL market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
Spot markets may be exposed to security breaches.
The nature of the assets held at SOL spot markets makes them appealing targets for hackers and a number of SOL spot markets have been victims of cybercrimes. Over the past several years, some digital asset exchanges have been closed due to security breaches. In many of these instances, the customers of such digital asset exchanges were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges. While, generally speaking, smaller digital asset exchanges are less likely to have the infrastructure and capitalization that make larger digital asset exchanges more stable, larger digital asset exchanges are more likely to be appealing targets for hackers and malware.
For example, the collapse of Mt. Gox, which filed for bankruptcy protection in Japan in late February 2014, demonstrated that even the largest digital asset exchanges could be subject to abrupt failure with consequences for both users of digital asset exchanges and the digital asset industry as a whole. In particular, in the two weeks that followed the February 7, 2014, halt of bitcoin withdrawals from Mt. Gox, the value of one bitcoin fell on other exchanges from around $795 on February 6, 2014, to $578 on February 20, 2014. Additionally, in January 2015, Bitstamp announced that approximately 19,000 bitcoin had been stolen from its operational or “hot” wallets. Further, in August 2016, it was reported that almost 120,000 bitcoin worth around $78 million were stolen from Bitfinex, a large digital asset exchange. The value of bitcoin and other digital assets immediately decreased over 10% following reports of the theft at Bitfinex. In July 2017, FinCEN assessed a $110 million fine against BTC-E, a now defunct digital asset exchange, for facilitating crimes such as drug sales and ransomware attacks. In addition, in December 2017, Yapian, the operator of Seoul-based digital asset exchange Youbit, suspended digital asset trading and filed for bankruptcy following a hack that resulted in a loss of 17% of Yapian’s assets. Following the hack, Youbit users were allowed to withdraw approximately 75% of the digital assets in their exchange accounts, with any potential further distributions to be made following Yapian’s pending bankruptcy proceedings. In addition, in January 2018, the Japanese digital asset exchange, Coincheck, was hacked, resulting in losses of approximately $535 million, and in February 2018, the Italian digital asset exchange, Bitgrail, was hacked, resulting in approximately $170 million in losses. In May 2019, one of the world’s largest digital asset exchanges, Binance, was hacked, resulting in losses of approximately $40 million. On February 21, 2025, Bybit, a digital asset exchange, experienced a significant security breach resulting in the loss of nearly $1.5 billion worth of ether.
Spot markets may be exposed to fraud and market manipulation.
The blockchain infrastructure could be used by certain market participants to exploit arbitrage opportunities through schemes such as front-running, spoofing, pump-and-dump and fraud across different systems, platforms or geographic locations. As a result of reduced oversight, these schemes may be more prevalent in digital asset markets than in the general market for financial products.
The SEC has identified possible sources of fraud and manipulation in the digital asset market generally, including, among others (1) “wash trading”; (2) persons with a dominant position in digital assets manipulating digital asset pricing; (3) hacking of a digital asset network and trading platforms; (4) malicious control of digital asset networks; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in digital assets, new sources of demand for digital assets, etc.) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset trading platforms.
Over the past several years, a number of digital asset spot markets have been closed or faced issues due to fraud. In many of these instances, the customers of such SOL spot markets were not compensated or made whole for the partial or complete losses of their account balances in such digital asset exchanges.
In 2019, there were reports claiming that 80.95% of bitcoin trading volume on digital asset exchanges was false or noneconomic in nature, with specific focus on unregulated exchanges located outside of the United States. Such reports alleged that certain overseas exchanges have displayed suspicious trading activity suggestive of a variety of manipulative or fraudulent practices. Other academics and market observers have put forth evidence to support claims that manipulative trading activity has occurred on certain digital asset exchanges. For example, in a 2017 paper titled “Price Manipulation in the Bitcoin Ecosystem” sponsored by the Interdisciplinary Cyber Research Center at Tel Aviv University, a group of researchers used publicly available trading data, as well as leaked transaction data from a 2014 Mt. Gox security breach, to identify and analyze the impact of “suspicious trading activity” on Mt. Gox between February and November 2013, which, according to the authors, caused the price of bitcoin to increase from around $150 to more than $1,000 over a two-month period. In August 2017, it was reported that a trader or group of traders nicknamed “Spoofy” was placing large orders on Bitfinex without actually executing them, presumably in order to influence other investors into buying or selling by creating a false appearance that greater demand existed in the market. In December 2017, an anonymous blogger (publishing under the pseudonym Bitfinex’d) cited publicly available trading data to support his or her claim that a trading bot nicknamed “Picasso” was pursuing a paint-the-tape-style manipulation strategy by buying and selling bitcoin and bitcoin cash between affiliated accounts in order to create the appearance of substantial trading activity and thereby influence the price of such assets.
In November 2022, FTX, one of the largest digital asset exchanges by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. Around the same time, there were reports that approximately $300-600 million worth of digital assets were removed from FTX and the full facts remain unknown, including whether such removal was the result of a hack, theft, insider activity, or other improper behavior.
The potential consequences of a spot market’s failure or failure to prevent market manipulation could adversely affect the value of the Shares. Any market abuse, and a loss of investor confidence in SOL, may adversely impact pricing trends in SOL markets broadly, as well as an investment in the Shares of the Trust.
Spot markets may be exposed to wash trading.
Spot markets on which SOL trades may be susceptible to wash trading. Wash trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve their attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume exchanges on which to list their coins. Results of wash trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.
Even in the United States, there have been allegations of wash trading even on regulated venues. Any actual or perceived false trading in the digital asset exchange market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL.
To the extent that wash trading either occurs or appears to occur in spot markets on which SOL trades, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price SOL and, therefore, the price of Shares. Wash trading also may place more legitimate digital asset exchanges at a relative competitive disadvantage.
Spot markets may be exposed to front-running.
Spot markets on which SOL trades may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized exchanges. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy a chunk of tokens at a low price and later sell them at a higher price while simultaneously exiting the position. Front-running happens via manipulations of transaction fees or timestamps, also known as slow matching. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset exchanges and digital assets more generally.
The Staking Services Provider may not optimally execute the Staking Activities.
The Trust relies on the resources of the Staking Services Provider to facilitate the Delegated Sponsor’s Staking Activities. The Staking Services Provider will provide the hardware, software and services necessary to stake the SOL from a validator node. The hardware and software utilized by the Staking Services Provider may prove to be inadequate to maximize the Trust’s staking revenue. The Trust is dependent on the hardware, software and services of the Staking Services Provider to effectively execute the Staking Activities. The Delegated Sponsor will have no ability to supervise or direct the conduct of the Staking Services Provider.
In addition, the Staking Provider Consideration will be paid from the proceeds of the staking program received by the Trust. The payment of the Staking Provider Consideration will reduce the portion of the staking rewards generated by the Staking Activities that are actually retained by the Trust. Accordingly, the staking rewards actually retained by the Trust will likely be less than what the Trust would retain if the Delegated Sponsor were to administer its own Staking Activities without the assistance of third-party service providers.
The market value of SOL is subject to momentum pricing.
The market value of SOL is not based on any kind of claim, nor backed by any physical asset. Instead, the market value depends on the expectation of being usable in future transactions and continued interest from investors. This strong correlation between an expectation and market value is the basis for the current (and probable future) volatility of the market value of SOL and may increase the likelihood of momentum pricing.
Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, is impacted by appreciation in value. Momentum pricing may result in speculation regarding future appreciation in the value of digital assets, which inflates prices and leads to increased volatility. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence in future appreciation or depreciation in prices, which could adversely affect the price of SOL, and, in turn, an investment in the Trust.
The value of SOL as represented by the Pricing Benchmark may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing of SOL has previously resulted, and may continue to result, in speculation regarding future appreciation or depreciation in the value of SOL, further contributing to volatility and potentially inflating prices at any given time. These dynamics may impact the value of an investment in Trust.
Some market observers have asserted that in time, the value of SOL will fall to a fraction of its current value, or even to zero. SOL has not been in existence long enough for market participants to assess these predictions with any precision, but if these observers are even partially correct, an investment in the Shares may turn out to be substantially worthless.
A decline in the adoption of SOL could negatively impact the Trust.
The Delegated Sponsor will not have any strategy relating to the development of SOL and the Solana network. However, a lack of expansion in usage of SOL and the Solana network could adversely affect an investment in Shares.
The further development and acceptance of the Solana network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. For example, the Solana network faces significant obstacles to increasing the usage of SOL without resulting in higher fees or slower transaction settlement times, and attempts to increase the volume of transactions may not be effective. The slowing, stopping or reversing of the development or acceptance or usage of the Solana network and associated smart contracts may adversely affect the price of SOL and therefore an investment in the Shares. This may adversely affect the price of SOL and therefore an investment in the Shares. The further adoption of SOL will require growth in its usage and in the Solana network. Adoption of SOL will also require an accommodating regulatory environment.
The use of digital assets such as SOL to, among other things, buy and sell goods and services or facilitate cross-border payments, is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. SOL is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve. Currently, there is relatively limited use of SOL in the retail and commercial marketplace in comparison to relatively extensive use as a store of value, thus contributing to price volatility that could adversely affect an investment in the Shares. However, SOL may not be suited for a number of commercial uses, including those requiring real time payments, partially due to the amount of time that Solana transactions may potentially require in order to clear. This could result in decreasing usage of the network, to the extent that SOL does not otherwise become a store of asset value or meet the needs of another commercial use.
Today, there is limited use of SOL in the retail, commercial, or payments spaces, and, on a relative basis, speculators make up a significant portion of users. Certain merchants and major retail and commercial businesses have only recently begun accepting SOL and the Solana network as a means of payment for goods and services. This pattern may contribute to outsized price volatility, which in turn can make SOL less attractive to merchants and commercial parties as a means of payment. A lack of expansion by SOL into retail and commercial markets or a contraction of such use may result in a reduction in the price of SOL, which could adversely affect an investment in the Trust.

In addition, there is no assurance that SOL will maintain its value over the long-term. The value of SOL is subject to risks related to its usage. Even if growth in SOL adoption occurs in the near or medium-term, there is no assurance that SOL usage will continue to grow over the long-term. A contraction in use of SOL may result in increased volatility or a reduction in the price of SOL, which would adversely impact the value of Shares.
Irrevocable nature of blockchain-recorded transactions.
SOL transactions recorded on the Solana network are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the Solana network’s aggregate hash rate. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of SOL or a theft of SOL generally will not be reversible, and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of SOL will regularly be made to or from the Trust’s accounts at the SOL Custodians, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SOL could be transferred from the Trust’s account at the SOL Custodians in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. To the extent that the Trust is unable to successfully seek redress for such error or theft, such loss could adversely affect an investment in Trust.
The loss or destruction of a private key required to access SOL may be irreversible.
Digital assets, including SOL, are controllable only by the possessor of both the unique public key and private key or keys relating to the “digital wallet” in which the digital asset is held. Private keys must be safeguarded and kept private in order to prevent a third party from accessing the digital asset held in such wallet. To the extent a private key is lost, destroyed or otherwise compromised and no backup of the private key is accessible, the Trust will be unable to access, and will effectively lose, the SOL held in the related digital wallet. In addition, if the Trust’s private keys are misappropriated and the Trust’s SOL holdings are stolen, including from or by the SOL Custodians, the Trust could lose some or all of its SOL holdings, which would adversely impact an investment in the Shares of the Trust. Any loss of private keys relating to digital wallets used to store the Trust’s SOL would adversely affect the value of the Shares.
An investment in the Trust is not a deposit and is not FDIC-insured. Shareholders’ limited rights of legal recourse against the Trust, Trustee, Delegated Sponsor, Administrator, Prime Broker and SOL Custodians expose the Trust and its Shareholders to the risk of loss of the Trust’s SOL for which no person or entity is liable.
The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Delegated Sponsor insures the Trust’s SOL.
While the SOL Custodians have advised the Delegated Sponsor that they have insurance coverage that covers losses of the digital assets it custodies on behalf of its clients, including the Trust’s SOL, resulting from theft, Shareholders cannot be assured that the SOL Custodians will maintain adequate insurance, that such coverage will cover losses with respect to the Trust’s SOL, or that sufficient insurance proceeds will be available to cover the Trust’s losses in full. The SOL Custodians’ insurance may not cover the type of losses experienced by the Trust. Alternatively, the Trust may be forced to share such insurance proceeds with other clients or customers of the SOL Custodians, which could reduce the amount of such proceeds that are available to the Trust. In addition, the SOL insurance market is limited, and the level of insurance maintained by the SOL Custodians may be substantially lower than the assets of the Trust. While the SOL Custodians maintain certain capital reserve requirements depending on the assets under custody, and such capital reserves may provide additional means to cover client asset losses, the Trust cannot be assured that the SOL Custodians will maintain capital reserves sufficient to cover actual or potential losses with respect to the Trust’s digital assets. The insurance maintained by the SOL Custodians is shared among all of the SOL Custodians’ customers, is not specific to the Trust or to customers holding SOL with the SOL Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Furthermore, under each of the Custodial Services Agreements, the SOL Custodians’ liability is limited.

Similarly, under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. These and the other limitations on the Prime Broker’s liability may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Prime Broker directly caused such losses. Both the Trust and the Prime Broker and its affiliates are required to indemnify each other under certain circumstances.
Moreover, in the event of an insolvency or bankruptcy of the Prime Broker (in the case of the Trading Balance) or the SOL Custodians (in the case of the Cold Vault Balance) in the future, given that the contractual protections and legal rights of customers with respect to digital assets held on their behalf by third parties are relatively untested in a bankruptcy of an entity such as the SOL Custodians or Prime Broker in the virtual currency industry, there is a risk that customers’ assets — including the Trust’s assets — may be considered the property of the bankruptcy estate of the Prime Broker (in the case of the Trading Balance) or the SOL Custodians (in the case of the Cold Vault Balance), and customers — including the Trust — may be at risk of being treated as general unsecured creditors of such entities and subject to the risk of total loss or markdowns on value of such assets.
Due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. If the SOL Custodians became subject to insolvency proceedings and a court were to rule that the custodied SOL were part of the SOL Custodians’ general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in the SOL Custodians’ insolvency proceedings and the Trust could be subject to the loss of all or a significant portion of its assets. Moreover, in the event of the bankruptcy of the SOL Custodians, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the SOL Custodians, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
With respect to the Prime Broker Agreement, there is a risk that the Trading Balance, in which the Trust’s SOL and cash is held in omnibus accounts by the Prime Broker, could be considered part of the Prime Broker’s bankruptcy estate in the event of the Prime Broker’s bankruptcy. The Prime Broker Agreement contains an Article 8 opt-in clause with respect to the Trust’s assets held in the Trading Balance.
The amount of SOL that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.
The Prime Broker is not required to hold any of the SOL or cash in the Trust’s Trading Balance in segregation. Within the Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular SOL (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the SOL (and cash) the Prime Broker has allocated to the omnibus wallets the Prime Broker holds, as well as the accounts in the Prime Broker’s name that the Prime Broker maintains at Connected Trading Venues (which are typically held on an omnibus, rather than segregated, basis). If the Prime Broker suffers an insolvency event, there is a risk that the Trust’s assets held in the Trading Balance could be considered part of the Prime Broker’s bankruptcy estate and the Trust could be treated as a general unsecured creditor of the Prime Broker, which could result in losses for the Trust and Shareholders. Moreover, in the event of the bankruptcy of the Prime Broker, an automatic stay could go into effect and protracted litigation could be required in order to recover the assets held with the Prime Broker, all of which could significantly and negatively impact the Trust’s operations and the value of the Shares.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred, including, without limitation, as a result of any loss of SOL by the SOL Custodians or Prime Broker, absent fraud, gross negligence, bad faith or willful misconduct on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholders to the Trustees or the Delegated Sponsor, including in the event of a loss of SOL by the SOL Custodians or Prime Broker, is limited.
The Shareholders’ recourse against the Delegated Sponsor, the Trustees, and the Trust’s other service providers for the services they provide to the Trust, including, without limitation, those relating to the holding of SOL or the provision of instructions relating to the movement of SOL, is limited. For the avoidance of doubt, neither the Delegated Sponsor, the Trustees, nor any of their affiliates, nor any other party has guaranteed the assets or liabilities, or otherwise assumed the liabilities, of the Trust, or the obligations or liabilities of any service provider to the Trust, including, without limitation, the SOL Custodians and Prime Broker. The Prime Broker Agreement and Coinbase Custodial Services Agreement provide that neither the Delegated Sponsor, the Trustees, nor their affiliates shall have any obligation of any kind or nature whatsoever, by guaranty, enforcement or otherwise, with respect to the performance of any of the Trust’s obligations, agreements, representations or warranties under the Prime Broker Agreement or Coinbase Custodial Services Agreement or any transaction thereunder. Consequently, a loss may be suffered with respect to the Trust’s SOL that is not covered by the SOL Custodians’ insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the Shareholders, under applicable law, is limited.
Loss of a critical banking relationship for, or the failure of a bank used by, the Trust or the Prime Broker could adversely impact the Trust’s ability to create or redeem Baskets, or could cause losses to the Trust.
To the extent that the Trust or Prime Broker faces difficulty establishing or maintaining banking relationships, the loss of the Trust or Prime Broker’s banking partners, the imposition of operational restrictions by these banking partners and the inability for the Trust or the Prime Broker to utilize other financial institutions may result in a disruption of creation and redemption activity of the Trust or the Prime Broker, or cause other operational disruptions or adverse effects for the Trust or the Prime Broker. In the future, it is possible that the Trust or the Prime Broker could be unable to establish accounts at new banking partners or establish new banking relationships, or that the banks with which the Trust or the Prime Broker is able to establish relationships may not be as large or well-capitalized or subject to the same degree of prudential supervision as the existing providers.
The Trust could also suffer losses in the event that a bank in which the Trust holds assets fails, becomes insolvent, enters receivership, is taken over by regulators, enters financial distress, or otherwise suffers adverse effects to its financial condition or operational status. Recently, some banks have experienced financial distress. For example, on March 8, 2023, the California Department of Financial Protection and Innovation (“DFPI”) announced that Silvergate Bank had entered voluntary liquidation, and on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the DFPI. Similarly, on March 12, 2023, the New York Department of Financial Services took possession of Signature Bank and appointed the FDIC as receiver. A joint statement by the U.S. Treasury Department, the Federal Reserve and the FDIC on March 12, 2023, stated that depositors in Signature and SVB will have access to all of their funds, including funds held in deposit accounts, in excess of the insured amount. On May 1, 2023, First Republic Bank was closed by the DFPI, which appointed the FDIC as receiver. Following a bidding process, the FDIC entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to acquire the substantial majority of the assets and assume certain liabilities of First Republic Bank from the FDIC.
While the Delegated Sponsor does not believe there is a direct risk to the Trust’s assets from the failures of either Silvergate Bank, Signature Bank or First Republic Bank, in the future, changing circumstances and market conditions, some of which may be beyond the Trust’s or the Delegated Sponsor’s control, could impair the Trust’s ability to access the Trust’s cash held with the Prime Broker. If the Prime Broker were to experience financial distress or its financial condition is otherwise affected by the failure of its banking partners, the Prime Broker’s ability to provide services to the Trust could be affected. Moreover, the future failure of a bank at which the Prime Broker maintains customer cash could result in losses to the Trust, to the extent the balances are not subject to deposit insurance, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.
If the Custodial Services Agreements or Prime Broker Agreement is terminated or the SOL Custodians or Prime Broker fails to provide services as required, the Delegated Sponsor may need to find and appoint a replacement custodian, which could pose a challenge to the safekeeping of the Trust’s SOL, and the Trust’s ability to continue to operate may be adversely affected.
The Trust is dependent on the SOL Custodians, which are BNY and the Coinbase Custodian, and the Prime Broker, Coinbase Inc. to operate. The Coinbase Custodian performs essential functions in terms of safekeeping the Trust’s SOL in the Cold Vault Balance, and its affiliate, Coinbase, Inc. in its capacity as Prime Broker, facilitates the selling of SOL by the Trust to pay the Delegated Sponsor Fee and, to the extent applicable, other Trust expenses, and in extraordinary circumstances, to liquidate the Trust. If the Coinbase Custodian or Coinbase, Inc. fails to perform the functions they perform for the Trust, the Trust may be unable to operate or create or redeem Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
In March 2023, the Prime Broker and its parent, Coinbase Global, Inc. (such parent, “Coinbase Global” and together with Coinbase Inc., the “Relevant Coinbase Entities”) received a “Wells Notice” from the SEC staff stating that the SEC staff made a “preliminary determination” to recommend that the SEC file an enforcement action against the Relevant Coinbase Entities alleging violations of the federal securities laws, including the Exchange Act and the 1933 Act. According to Coinbase Global’s public reporting company disclosure, based on discussions with the SEC staff, the Relevant Coinbase Entities believe these potential enforcement actions would relate to aspects of the Relevant Coinbase Entities’ Coinbase Prime service, spot market, staking service Coinbase Earn, and Coinbase Wallet, and the potential civil action may seek injunctive relief, disgorgement, and civil penalties. In June 2023, the SEC filed a complaint against the Relevant Coinbase Entities in federal district court in the Southern District of New York, alleging, inter alia: (i) that Coinbase Inc. has violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase Inc. has violated the 1933 Act by failing to register with the SEC the offer and sale of its staking program, and (iii) that Coinbase Global is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc. On February 27, 2025, the SEC announced that it had filed a joint stipulation with Coinbase Inc. and Coinbase Global to dismiss the ongoing civil enforcement action against the two entities.
In the event of any future SEC or other governmental, regulatory or other enforcement action or litigation, Coinbase Inc., as Prime Broker, could be required, as a result of a judicial determination, or could choose, to restrict or curtail the services it offers, or its financial condition and ability to provide services to the Trust could be affected. If the Prime Broker were to be required or choose, as a result of a regulatory action or litigation, to restrict or curtail the services it offers, it could negatively affect the Trust’s ability to operate or process creations or redemptions of Baskets, which could force the Trust to liquidate or adversely affect the price of the Shares.
Alternatively, the Trust could replace the Coinbase Custodian as a SOL Custodian with custody of the Trust’s SOL, pursuant to the Coinbase Custodial Services Agreement. Similarly, the Coinbase Custodian or Coinbase Inc. could terminate services under the Prime Broker Agreement respectively upon providing the applicable notice to the Trust for any reason, or immediately for Cause. Transferring maintenance responsibilities of the Trust’s account at the Coinbase Custodian to another custodian will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets. As Prime Broker, Coinbase Inc. does not guarantee uninterrupted access to the Trading Platform or the services it provides to the Trust as Prime Broker. Under certain circumstances, Coinbase Inc. is permitted to halt or suspend trading on its trading platform, or impose limits on the amount or size of, or reject, the Trust’s orders, including in the event of, among others, (a) delays, suspension of operations, failure in performance, or interruption of service that are directly due to a cause or condition beyond the reasonable control of Coinbase Inc, (b) the Trust has engaged in unlawful or abusive activities or fraud, (c) the acceptance of the Trust’s order would cause the amount of Trade Credits extended to exceed the maximum amount of Trade Credit that the Trust’s agreement with the Trade Credit Lender permits to be outstanding at any one time, or (d) a security or technology issue occurred and is continuing that results in Coinbase Inc. being unable to provide trading services or accept the Trust’s order, in each case, subject to certain protections for the Trust. Also, if the Coinbase Custodian or Coinbase Inc. become insolvent, suffer business failure, cease business operations, default on or fail to perform their obligations under their contractual agreements with the Trust, or abruptly discontinue the services they provide to the Trust for any reason, the Trust’s operations would be adversely affected.
The Delegated Sponsor may not be able to find a party willing to serve as a custodian of the Trust’s SOL or as the Trust’s prime broker under the same terms as the current Coinbase Custodial Services

Agreement, the Prime Broker Agreement or at all. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as a custodian or prime broker, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s SOL. In addition, to the extent that the Delegated Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that is less favorable for the Trust or the Delegated Sponsor, the value of the Shares could be adversely affected. If the Trust is unable to find a replacement prime broker, its operations could be adversely affected.
The SOL Custodians and Prime Broker may act in the same or similar capacity for other competing products.
Currently, the number of digital assets intermediaries with the reputation and operational capability to serve as SOL Custodians and/or Prime Broker to the Trust or other competing products is limited. The SOL Custodians and Prime Broker may act in the same or similar capacity for other competing products, including exchange-traded products offering exposure to the spot SOL market or other digital assets. The Trust is therefore subject to risks associated with these competing products utilizing the same service providers for SOL custodial and prime brokerage services.
To the extent that exchange-traded products offering exposure to the spot SOL market or other digital assets utilize substantially the same service providers for SOL custodial and prime brokerage services, this industry concentration may result in the development of fewer other digital assets intermediaries with the reputation and operational capability to provide SOL custodial and prime brokerage services to the Trust or other competing products. This, in turn, could make it difficult for the Trust to find and appoint a replacement SOL custodian or prime broker, to the extent the Delegated Sponsor deems such action necessary.
This industry concentration also may have the effect of magnifying the risks associated with the SOL Custodians and Prime Broker, as operational disruptions or adverse developments impacting the SOL Custodians or the Prime Broker may be felt on an industry-wide basis. A loss of confidence or breach of the SOL Custodians or Prime Broker may adversely affect not only the Trust and the value of an investment in the Shares, but also these competing products utilizing the same service providers for SOL custodial and prime brokerage services and, more generally, exchange-traded products offering exposure to the spot SOL market or other digital assets. These industry-wide adverse effects could result in a broader loss of confidence in exchange-traded products offering exposure to the spot SOL market or other digital assets, which could further impact the Trust and the value of an investment in the Shares.
The Prime Broker routes orders through Connected Trading Venues in connection with trading services under the Prime Broker Agreement. The loss or failure of any such Connected Trading Venues may adversely affect the Prime Broker’s business and cause losses for the Trust.
In connection with trading services under the Prime Broker Agreement, the Prime Broker routinely routes customer orders to Connected Trading Venues, which are third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker). In connection with these activities, the Prime Broker may hold SOL with such Connected Trading Venues in order to effect customer orders, including the Trust’s orders. However, the Prime Broker has represented to the Delegated Sponsor that no customer cash is held at Connected Trading Venues. If the Prime Broker were to experience a disruption in the Prime Broker’s access to these Connected Trading Venues, the Prime Broker’s trading services under the Prime Broker Agreement could be adversely affected to the extent that the Prime Broker is limited in its ability to execute order flow for its customers, including the Trust. In addition, while the Prime Broker has policies and procedures to help mitigate the Prime Broker’s risks related to routing orders through third-party trading venues, if any of these third-party trading venues experience any technical, legal, regulatory, or other adverse events, such as shutdowns, delays, system failures, suspension of withdrawals, illiquidity, insolvency, or loss of customer assets, the Prime Broker might not be able to fully recover the customer’s SOL that the Prime Broker has deposited with these third parties. As a result, the Prime Broker’s business, operating results and financial condition could be adversely affected, potentially resulting in its failure to provide services to the Trust or perform its obligations under the Prime Broker Agreement, and the Trust could suffer resulting losses or disruptions to its operations. The failure of a Connected Trading Venue at which the Prime Broker maintains customer SOL, including SOL associated with the Trust, could result in losses to the Trust, notwithstanding the regulatory requirements to which the Prime Broker is subject or other potential protections.

A disruption of the Internet may affect Solana operations, which may adversely affect the Solana industry and an investment in the Trust.
The functionality of the Solana network relies on the Internet. A significant disruption of Internet connectivity (i.e., affecting large numbers of users or geographic regions) could disrupt the Solana network’s functionality and operations until the disruption in the Internet is resolved. A disruption in the Internet could adversely affect an investment in the Trust or the ability of the Trust to operate. In particular, some variants of digital assets have experienced a number of denial-of-service attacks, which have led to temporary delays in block creation and digital asset transfers. While in certain cases in response to an attack, an additional “hard fork” (discussed below) has been introduced to increase the cost of certain network functions, the relevant network has continued to be the subject of additional attacks. Moreover, it is possible that as SOL increases in value, it may become a bigger target for hackers and subject to more frequent hacking and denial-of-service attacks.
Potential changes to the Solana network’s protocols and software could, if accepted and authorized by the Solana network community, adversely affect an investment in the Trust.
The Solana network uses a cryptographic protocol to govern the interactions within the Solana network. A loose community of core developers has evolved to informally manage the source code for the protocol. Membership in the community of core developers evolves over time, largely based on self-determined participation in the resource section dedicated to the Solana network on Github.com. The core developers can propose amendments to the Solana network’s source code that, if accepted by validators and users, could alter the protocols and software of the Solana network and the properties of SOL. These alterations occur through software upgrades and could potentially include changes to the irreversibility of transactions and limitations on the issuance of new SOL, which could undermine the appeal and market value of SOL. Alternatively, software upgrades and other changes to the protocols of the Solana network could fail to work as intended or could introduce bugs, security risks, or otherwise adversely affect, the Solana network. As a result, the Solana network could be subject to new protocols and software in the future that may adversely affect an investment in the Trust.
The open-source structure of the Solana network protocol means that the core developers and other contributors are generally not directly compensated for their contributions in maintaining and developing the Solana network protocol. A failure to properly monitor and upgrade the Solana network protocol could damage the Solana network and an investment in the Trust.
The Solana network operates based on an open-source protocol maintained by a group of core developers and other contributors, largely on the GitHub resource section dedicated to development of the Solana network. As the Solana network protocol is not sold or made available subject to licensing or subscription fees and its use does not generate revenues for its development team, the core developers are generally not compensated for maintaining and updating the source code for the Solana network protocol. Consequently, there is a lack of financial incentive for developers to maintain or develop the Solana network and the core developers may lack the resources to adequately address emerging issues with the Solana network protocol. Although the Solana network is currently supported by the core developers, there can be no guarantee that such support will continue or be sufficient in the future. Alternatively, entities whose interests are at odds with other participants in the Solana network may seek to obtain control over the Solana network by influencing core developers. For example, malicious actors could attempt to bribe a core developer or group of core developers to propose certain changes to the network core developers. In addition, a bad actor could also attempt to interfere with the operation of the Solana network by attempting to exercise a malign influence over a core developer. To the extent that material issues arise with the Solana network protocol and the core developers and open-source contributors are unable to address the issues adequately or in a timely manner, the Solana network and an investment in the Trust may be adversely affected.
The governance of the Solana network could have a negative impact on the performance of the Trust.
The governance of the Solana network is achieved through voluntary consensus and open competition. Participants on the Solana network come to an agreement through overwhelming consensus. The lack of clarity on governance may adversely affect SOL’s utility and ability to grow and face challenges, both of which may require solutions and directed effort to overcome problems, especially long-term problems. For example, a seemingly simple technical issue once divided the Bitcoin network community: namely, whether to increase the block size of the blockchain or implement another change to increase the scalability of bitcoin, known as “segregated witness,” and help it continue to grow. See “Risk Factors — The Solana network faces scaling challenges and efforts to increase the volume of transactions may not be successful.”
To the extent lack of clarity in corporate governance of the Solana network leads to ineffective decision-making that slows development and growth, the value of the Shares may be adversely affected.
Anonymity and illicit financing risk.
Although transaction details of peer-to-peer transactions are recorded on the Solana blockchain, a buyer or seller of digital assets on a peer-to-peer basis directly on the Solana network may never know to whom the public key belongs or the true identity of the party with whom it is transacting. Public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. In addition, certain technologies may obscure the origin or chain of custody of digital assets. The opaque nature of the market poses asset verification challenges for market participants, regulators and auditors and gives rise to an increased risk of manipulation and fraud, including the potential for Ponzi schemes, bucket shops and pump and dump schemes. Digital assets have in the past been used to facilitate illicit activities. If a digital asset was used to facilitate illicit activities, businesses that facilitate transactions in such digital assets could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, and such digital asset could be removed from digital asset exchanges. Any of the aforementioned occurrences could adversely affect the price of the relevant digital asset, the attractiveness of the respective blockchain network and an investment in the Shares. If the Trust, the Delegated Sponsor or the Trustees were to transact with a sanctioned entity, the Trust, the Delegated Sponsor or the Trustees would be at risk of potential criminal or civil lawsuits or liability.
The Trust takes measures with the objective of reducing illicit financing risks in connection with the Trust’s activities. However, illicit financing risks are present in the digital asset markets, including markets for SOL. There can be no assurance that the measures employed by the Trust will prove successful in reducing illicit financing risks, and the Trust is subject to the complex illicit financing risks and vulnerabilities present in the digital asset markets. If such risks eventuate, the Trust, the Delegated Sponsor or the Trustees or their affiliates could face civil or criminal liability, fines, penalties, or other punishments, be subject to investigation, have their assets frozen, lose access to banking services or services provided by other service providers, or suffer disruptions to their operations, any of which could negatively affect the Trust’s ability to operate or cause losses in value of the Shares.
The Delegated Sponsor and the Trust have adopted and implemented policies and procedures that are designed to ensure that they do not violate applicable AML and sanctions laws and regulations and to comply with any applicable KYC laws and regulations. The Delegated Sponsor and the Trust will only interact with known third party service providers with respect to whom it has engaged in a due diligence process to ensure a thorough KYC process, such as the Authorized Participants and the SOL Custodians. Authorized Participants, as broker-dealers, and the SOL Custodians, as entities subject to New York Banking Law. In addition, the Trust will only accept creations and redemption requests from regulated Authorized Participants who themselves are subject to applicable sanctions and anti-money laundering laws and have compliance programs that are designed to ensure compliance with those laws. In addition, SOL Counterparties will be contractually obligated that all SOL they deliver to the Trust will be from lawful sources. The Trust will not hold any SOL except those that have been delivered by a SOL Counterparty in connection with creation requests.
The SOL Custodians have adopted and implemented anti-money laundering and sanctions compliance programs, which provide additional protections to ensure that the Delegated Sponsor and the Trust do not transact with a sanctioned party. Notably, the SOL Custodians perform Know-Your-Transaction (“KYT”) screening using blockchain analytics to identify, detect, and mitigate the risk of transacting with a sanctioned or other unlawful actor. Pursuant to the SOL Custodians’ KYT programs, any SOL that is delivered to the Trust’s custody account will undergo screening to ensure that the origins of that SOL are not illicit.

In accordance with their regulatory obligations, the Authorized Participants conduct customer due diligence and enhanced due diligence on their counterparties, which enable them to determine each counterparty’s AML and other risks and assign an appropriate risk rating.
As part of their counterparty onboarding processes, the Authorized Participants use third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department OFAC and countries and territories identified as non-cooperative by the Financial Action Task Force.
There is no guarantee that such procedures will always be effective. If the Authorized Participants or SOL Counterparties have inadequate policies, procedures and controls for complying with applicable anti-money laundering and applicable sanctions laws or the Trust’s diligence is ineffective, violations of such laws could result, which could result in regulatory liability for the Trust, the Delegated Sponsor, the Trustees or their affiliates under such laws, including governmental fines, penalties, and other punishments, as well as potential liability to or cessation of services by the Prime Broker and its affiliates, including the SOL Custodians. Any of the foregoing could result in losses to the Shareholders or negatively affect the Trust’s ability to operate.
The actual or perceived use of SOL and other digital assets in illicit transactions, which may adversely affect the SOL industry and an investment in the Trust.
Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving digital assets for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.
Although SOL transaction details are logged on the blockchain, a buyer or seller of SOL may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing service (e.g., Tornado Cash) to further obfuscate transaction details.
The SOL industry and an investment in the Trust may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions or are perceived as being used in connection with illicit transactions.
The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.
From time to time, the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of SOL and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust (“Incidental Rights”) and/or virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right (“IR Virtual Currency”) by virtue of its ownership of SOL, generally through a fork in the Solana blockchain, an airdrop offered to holders of SOL or other similar event. In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. The Pricing Benchmark does not include airdrops under its current methodology.
Pursuant to the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in their discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency. Under the terms of the Trust Agreement, the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor (as such right has been delegated from the Cayman Trustee) in the Delegated Sponsor’s sole discretion as a delegate of the

Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by the Trust Agreement.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules. If such regulatory approval is received, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement, in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Investors should be aware that investing in Shares of the Trust is not equivalent to investing directly in SOL. An investor does not have a claim to any “forked” assets. Unless otherwise announced, the Delegated Sponsor, on behalf of the Trust, will not support the inclusion of any forked assets.
Unless an announcement is made informing investors that a fork will be supported, a newly-forked asset should be considered ineligible for inclusion in the Trust.
Network Forks.
SOL, along with many other digital assets, are open source projects. The infrastructure and ecosystem that powers the Solana network are developed by different parties, including affiliated and non-affiliated engineers, developers, validators, platform developers, evangelists, marketers, exchange operators and other companies based around a service regarding Solana, each of whom may have different motivations, drivers, philosophies and incentives.
As a result, any individual can propose refinements or improvements to the Solana network’s source code through one or more software upgrades that could alter the protocols governing the Solana network and the properties of SOL. When a modification is proposed and a substantial majority of users and validators consent to the modification, the change is implemented and the Solana network remains uninterrupted. However, a “hard fork” occurs if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification. In other words, two incompatible networks would then exist: (1) one network running the pre-modified software and (2) another network running the modified software. The effect of such a fork would be the existence of two versions of Solana running in parallel, and the creation of a new digital asset which lacks interchangeability with its predecessor. This is in contrast to a “soft fork,” or a proposed modification to the software governing the network that results in a post-update network that is compatible with the network as it existed prior to the update, because it restricts the network operations that can be performed after the update.
Forks occur for a variety of reasons. A fork could occur after a significant security breach. Participants on the network could elect to “fork” the network to its state before the hack, effectively reversing the hack. A fork could also be introduced by an unintentional, unanticipated software flaw in the multiple versions of otherwise compatible software users run. Such a fork could adversely affect Solana’s viability. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This would result in a permanent fork. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset, Ethereum Classic, as a result of the Ethereum network community’s response to a significant security breach in which an anonymous hacker exploited a smart contract running on the Ethereum network to syphon approximately $60 million of ether held by a distributed autonomous organization, into a segregated account. In response to the hack, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the hack. However, a minority of users continued to develop the original blockchain, now referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as Ethereum Classic, or ETC. ETC now trades on several digital asset exchanges.
A fork may occur as a result of disagreement among network participants as to whether a proposed modification to the network should be accepted. For example, on August 1, 2017, after extended debates among developers as to how to improve the Bitcoin network’s transaction capacity, the Bitcoin network was forked by a group of developers and validators resulting in the creation of a new blockchain, which underlies the new digital asset “Bitcoin Cash.” Bitcoin and Bitcoin Cash now operate on separate, independent blockchains. Since then, the Bitcoin network has forked several times to launch new digital assets, such as Bitcoin Gold, Bitcoin Silver and Bitcoin Diamond. Litecoin was also the result of a fork from the original Bitcoin blockchain.
Significant forks are typically announced several months in advance. The circumstances of each fork are unique, and their relative significance varies. It is possible that a particular fork may result in a significant disruption to Solana and, potentially, may result in broader market disruption should pricing become difficult following the fork. It is not possible to predict with accuracy the impact that any anticipated fork could have or for how long any resulting disruption may exist.
Forks may have a detrimental effect on the value of SOL, including by negatively affecting digital asset allocations or by failing to capture the full value of the newly-forked SOL if it is excluded from the Pricing Benchmark. Forks can also introduce new security risks. For example, forks may result in “replay attacks,” or attacks in which transactions from one network were rebroadcast to nefarious effect on the other network. For example, when the Ethereum and Ethereum Classic networks split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued ether exchanges through at least October 2016. An exchange announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin SV networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to a significant amount of the validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individually malicious validator or validator pool to exert greater control over the Solana network, which could heighten the risk to the Trust.
A hard fork may adversely affect the price of SOL at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre fork digital asset, in anticipation that ownership of the pre fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, the Delegated Sponsor will, as permitted by the terms of the Trust Agreement, determine which network is generally accepted as the Solana network and should therefore be considered the appropriate network for the Trust’s purposes. The Delegated Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Delegated Sponsor’s beliefs regarding expectations of the core developers of SOL, users, service providers, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Solana network. There is no guarantee that the Delegated Sponsor will choose the network and the associated digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. When Bitcoin Cash forked from the Bitcoin network, the value of bitcoin went from $2,800 to $2,700.
A hard fork could change the source code for the Solana network, including the source code which limits the supply of SOL. Although many observers believe this is unlikely at present, there is no guarantee that the current mechanisms limiting the supply of outstanding SOL will not be changed. If a hard fork changing the yearly supply cap is widely adopted, the limit on the supply of SOL could be lifted, which could have an adverse impact on the value of SOL and the value of the Shares.
If Solana were to fork into two digital assets, the Trust may hold, in addition to its existing SOL balance, a right to claim an equivalent amount of the new “forked” asset following the hard fork. However, the Pricing Benchmark does not track forks involving Solana. The Trust has adopted procedures to address situations involving a fork that results in the issuance of new alternative SOL that the Trust may receive. The holder of SOL has no discretion in a hard fork; it merely has the right to claim the new SOL on a pro rata basis while it continues to hold the same number of SOL. Although no major blockchain-level forks of the Solana network have occurred and the Solana blockchain has not been cloned directly, in March 2024, the software client used for validation on the Solana network was forked into a program referred to as Agave. Validators on the Solana network may elect to use the Solana validator software or the Agave validator software to verify transactions on the Solana blockchain. A significant upcoming planned hard fork-referred to as “Alpenglow” was announced by the core developers in May 2025 and aims to reduce transaction finality time and enhance network security. Alpenglow is anticipated to introduce a new consensus architecture that is intended to replace Solana’s existing PoH and Tower BFT consensus mechanisms with a redesigned protocol composed of Votor and Rotor. Votor is an off-chain consensus mechanism intended to increase the speed of finalizing blocks for faster transaction confirmation, whereas Rotor is a block propagation mechanism intended to replace the existing Turbine protocol to reduce block transmission times and cost. There can be no assurance Alpenglow will be implemented properly, or at all, and Alpenglow and future anticipated upgrades, if any, could fail to work as expected or create vulnerabilities, bugs, defects, outages, disruptions or other problems. Any failure to successfully implement Alpenglow or other future upgrades could undermine confidence in the Solana network, disrupt application functionality, reduce validator participation and in turn could adversely affect the price of SOL, value of the Shares or the ability of the Trust to operate.
Airdrops.
Solana may become subject to an occurrence similar to a fork, which is known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that they will be entitled to claim a certain amount of the new digital asset for free, based on the fact that they hold such other digital asset. For example, in March 2017, the promoters of Stellar Lumens announced that anyone that owned bitcoin as of June 26, 2017, could claim, until August 27, 2017, a certain amount of Stellar Lumens. The Pricing Benchmark does not include airdrops under its current methodology.
The Pricing Benchmark does not currently track airdrops involving SOL. Accordingly, the Trust will not participate in airdrops.
Any name change and any associated rebranding initiative of SOL may not be favorably received by the digital asset community, which could negatively impact the value of SOL and the value of the shares.
From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on SOL. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of SOL and the value of the Shares.
Solana is subject to cybersecurity risks, which could adversely affect an investment in the Trust or the ability of the Trust to operate.
Users of SOL, and therefore investors in Solana-related investment products such as the Trust, are exposed to an elevated risk of fraud and loss, including, but not limited to, through cyber-attacks. SOL can be stolen, and SOL stored in a digital wallet, accessible via private key, can be compromised. While digital wallets do not store or contain the actual SOL, they store public and private keys, which are used as an address for receiving SOL or for spending the SOL, with both forms of transactions recorded on the public immutable ledger, the blockchain. By using the private key, a person is able to spend SOL, effectively sending it away from the account and recording that transaction on the blockchain. If a private key is compromised, SOL associated with that specific public key may be stolen. Unlike traditional banking transactions, once a transaction has been added to the blockchain, it cannot be reversed. Several exchanges specializing in sales of SOL, for example, have already had their operations impacted by cyber-attacks.
Thefts and cyber-attacks can have a negative impact on the reputation, market price, value, or liquidity of SOL. Through investment in the Trust, investors would be indirectly exposed to the risk and potential impact of a cyber-attack. A loss associated with cyberattack, including a total loss, is possible. While the Delegated Sponsor and the SOL Custodians have taken reasonable measures to prevent a theft or hacking of the Trust’s SOL holdings, such an event cannot be fully excluded from the Trust’s overall market exposure, and the losses associated with such an event would be borne by investors.

Digital asset networks, including the Solana network, are subject to control by entities that capture a significant amount of the network’s active validator nodes or a significant number of developers important for the operation and maintenance of such digital asset network.
At 50% of the staked SOL, a mischievous group of validators could theoretically split the chain into two equally-sized forks and then simply use their entire 50% stake to vote contrarily to the honest validator set, thereby maintaining the two forks and preventing finality.
However, if the majority of the staked SOL dedicated to validating transactions on the Solana network is controlled by a bad actor (often referred to as a “51% attack”), it may be able to alter the Solana blockchain on which the Solana network and SOL transactions rely. At greater than 50% of the total stake, the attacker could dominate the fork choice algorithm. In this case, the attacker would be able to attest with the majority vote. This could occur if the bad actor were to construct fraudulent blocks or prevent certain transactions from completing in a timely manner, or at all. It could be possible for the malicious actor to control, exclude or modify the ordering of transactions, though it could not generate new SOL or transactions. Further, a bad actor could “double-spend” its own SOL (i.e., spend the same SOL in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. Reversing any changes made to the Solana blockchain may be impossible. Further, a malicious actor could create a flood of transactions in order to slow down confirmations of transactions on the Solana network. If a bad actor gains control of a majority of the processing power on the Solana network, or the feasibility of such an occurrence increases, there may be a negative effect on an investment in the Trust.
Other digital asset networks have been subject to malicious activity achieved through control of over 50% of the processing power on the network. Any similar attacks on the Solana network could negatively impact the value of SOL and the value of the Shares.
A 51% attack is more likely to happen in the context of digital assets with smaller market capitalizations due to the reduced computing power threshold required to control a majority of a given network. Nevertheless, it is theoretically possible, albeit computationally expensive, to mount a similar 51% attack on Solana or other digital assets with large market capitalization. If the feasibility of a bad actor gaining control of the processing power on the Solana network increases, there may be a negative effect on an investment in the Trust.
Additionally, an attacker with 66% or more of the total staked SOL can finalize their preferred chain without having to coerce any honest validators. The attacker can simply vote for their preferred fork and then finalize it, simply because they can vote with a dishonest supermajority.
A malicious actor may also obtain control over the Solana network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana network, the risk that a malicious actor may be able to obtain control of the Solana network in this manner exists, which may adversely affect the value of the Shares. If the malicious actor cannot control the validator nodes directly, they might attempt to compromise the validators that are already trusted by the network. This could involve hacking, bribery, deception or coercion.
To the extent that the Solana ecosystem, including the core developers and the administrators of validating pools, does not act to ensure greater decentralization, the feasibility of a malicious actor obtaining control of the processing power on the Solana network will increase, which may adversely affect the value of the Shares.
If any of these exploitations or attacks occur, it could result in a loss of public confidence in Solana and a decline in the value of SOL and, as a result, adversely impact an investment in the Shares.

If a malicious actor or botnet obtains control of more than 33% of the validating stake on the Solana network, or otherwise obtains control over the Solana network through its influence over core developers or otherwise, such actor or botnet could delay or manipulate the Solana blockchain in the short term, which could adversely affect the value of the Shares or the ability of the Trust to operate. (solana.com)
As a proof-of-stake network, the Solana network is currently vulnerable to several types of attacks, including:
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“>33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked SOL on the Solana network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the Solana blockchain. This is believed to be temporary, as the Solana network relies on supermajority (>2/3) stake votes for higher confirmation levels; however, there can be no assurance this would happen or that non-attackers would be able to coordinate effectively. However, it is not believed that with 33% control, a malicious actor could engage in double-spending or fraudulent block propagation.

•
“>50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked SOL on the Solana network, a malicious actor would be able to exert substantial influence over the Solana network and the ability to manipulate future transactions on the blockchain, including censoring transactions and attempting to influence transaction ordering, potentially for an extended period. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

•
“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked SOL on the Solana network, a malicious actor could more readily manipulate the blockchain, including censorship and transaction reordering, and could cause the network to treat the attacker’s preferred fork as confirmed/finalized due to the attacker’s supermajority voting power. The attacker could achieve supermajority voting outcomes without any consideration for the votes of other stakers.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority (over 50%) of the validating power (i.e., stake-weighted voting power) on the Solana network, it may be able to alter the Solana blockchain on which transactions in SOL rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet would not be able to generate new tokens or transactions using such control, it could “double-spend” its own tokens (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control (over 50%). To the extent that such malicious actor or botnet did not yield its control of the validating power on the Solana network or the Solana community did not reject the fraudulent blocks as malicious, reversing any changes made to the Solana blockchain may not be possible. If the malicious actor were to gain control of more than 33% of the total staked SOL on the Solana network, it could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain, but it is not believed that it could engage in double-spending or fraudulent block propagation. Even without 33% control, a malicious actor or botnet could create a flood of transactions in order to slow down the Solana network (similar to a denial-of-service attack).
For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attacks resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of $5 million and $1 million.
Additionally, in May 2019, the Bitcoin Cash network experienced a 51% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur could have negatively impacted perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work-based networks, it is possible that a similar attack may occur on the proof-of-stake Solana network, which could negatively impact the value of SOL and the value of the Shares.
Although there are no known reports of malicious activity on, or control of, the Solana network, it is possible that certain groups of coordinating or connected SOL holders may together have significant influence over staked SOL, which if staked and if the users run validators, would permit them to exert authority over the validation of SOL transactions. This risk is heightened if a substantial portion of the stake-weighted validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SOL, the feasibility of a malicious actor obtaining control of the validating power on the Solana network will increase, which may adversely affect the value of the Shares.
A malicious actor may also obtain control over the Solana network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that nodes, users and validators accept amendments to the source code proposed by the controlled core developer, other core developers do not counter such amendments, and such amendments enable the malicious exploitation of the Solana network, the risk that a malicious actor may be able to obtain control of the Solana network in this manner exists. Moreover, it is possible that a group of SOL holders that together control a large amount of outstanding SOL are in fact part of the initial or current core developer group, or are otherwise influential members of the Solana community. To the extent that the initial or current core developer groups also control a large amount of outstanding SOL, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana network will be even greater, and should this materialize, it may adversely affect the value of the Share.
A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.
The SOL network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum validators and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.” Although no major blockchain-level forks of the Solana network have occurred and the Solana network has not been cloned directly, in March 2024, the software client used for validation on the Solana network was forked into a program referred to as Agave. Validators on the Solana network may elect to use the Solana validator software or the Agave validator software to verify transactions on the Solana network.
Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset network, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of ether held by a distributed autonomous organization into a segregated account. In response to the exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the exploit. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.
Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.
A hard fork may adversely affect the price of SOL at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Delegated Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Solana network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Delegated Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the distributed autonomous organization hack in July 2016, holders of ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of SOL at the time of announcement or adoption or subsequently. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the founders’ reward. Following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash network launch on October 28, 2016.
If validators expend less processing power on the Solana network, it could increase the likelihood of a malicious actor obtaining control.
Validators ceasing operations would reduce the collective processing power on the Solana network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to the Solana blockchain until the next scheduled adjustment in difficulty for block solutions). If a reduction in processing power occurs, the Solana network may be more vulnerable to a malicious actor obtaining control in excess of fifty percent (50%) of the processing power on the Solana network. As a result, it may be possible for a bad actor to manipulate the Solana network and hinder transactions. Any reduction in confidence in the confirmation process or processing power of the Solana network may adversely affect an investment in the Trust.
Cancer nodes.
Cancer nodes are computers that appear to be participating in the Solana network but that are not in fact connected to the Solana network, which a malicious actor sets up to place users onto a separate network or disconnect them from the Solana network. By using cancer nodes, a malicious actor can disconnect the target user from the Solana economy entirely by refusing to relay any blocks or transactions.
Double-spending risks.
A malicious actor may attempt to double spend SOL (i.e., allow for the same units of SOL to be spent on multiple occasions) by altering the formation of the blockchain, where the malicious actor has enough network control to confirm and post such transactions to the blockchain. In a double spending situation, the related record of the transaction, posted on the Solana network, would become falsified. This could have a detrimental effect on both the sender and the receiver.
There are several ways a malicious actor could attempt a double-spend, including, but not limited to, sending two conflicting transactions to the network, and creating one transaction but sending the Solana before releasing that associated block to the blockchain, which would invalidate it. On an exchange with multiple currency trading pairs, it would be possible for a person or individual controlling the majority of a blockchain network to double-spend the coins they control and then subsequently trade them for other currency pairs and transfer them off the exchange to their own private wallet(s).
All double-spend attacks require that the malicious validator time and execute the steps of its attack with sufficient speed and accuracy. Double-spend attacks require extensive coordination and are very expensive. Typically, transactions that allow for a zero-confirmation acceptance tend to be prone to these types of attacks. Accordingly, traders and merchants may execute instantaneous/zero-confirmation transactions only if they are of sufficiently low-value. Users and merchants can take additional precautions by adjusting their network software programs to connect only to other well-connected participants in the Solana network and to disable incoming connections. Tactics to avoid double-spend such as requiring multiple confirmations can slow down transaction speeds on the Solana network and could impact the value of Solana.
Flaws in source code.
It is possible that flaws or mistakes in the released and public source code could lead to catastrophic damage to SOL, the Solana network, and any underlying technology. It is possible that contributors to the Solana network would be unable to stop this damage before it spreads further. It is further possible that a dedicated team or a group of contributors or other technical group may attack the code, directly leading to catastrophic damage. In any of these situations, the value of Shares of the Trust can be adversely affected.
In the past, flaws in the source code for digital asset networks have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. Several errors and defects have been publicly found and corrected, including those that disabled some functionality for users and exposed users’ personal information. Discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money in contravention of known network rules have occurred. The cryptography underlying SOL could prove to be flawed or ineffective, or negatively impacted by developments in mathematics and/or technology, such as advances in digital computing, algebraic geometry and quantum computing. In any of these circumstances, a malicious actor may be able to steal SOL held by others, which could adversely affect the demand for SOL and therefore adversely impact the price of SOL and the value of the Shares. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the robustness of the source code or cryptography underlying digital assets generally could negatively affect the demand for all digital assets, including SOL, and therefore adversely affect the value of the Shares.
Denial of Service Attacks.
Many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of SOL. A denial-of-service attack is a cyber attack that aims to disrupt a network’s normal functioning by overwhelming it with requests. For example, on September 14, 2021, the Solana network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. It is possible that any similar denial-of-service attack on the Solana network could impact the ability to transfer SOL and could have a material adverse effect on the price of SOL and the value of the Shares.
Proof-of-History blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work or proof-of-stake blockchains.
Certain digital assets, use a “proof-of-work” consensus algorithm. The Solana network uses a newer consensus algorithm known as “proof-of-history.” While its proponents believe that it may have certain advantages, the “proof-of-history” consensus mechanism underlying Solana protocols and SOL has not been tested at scale over as long of a period of time or subject to as widespread use or adoption as. This could lead to Solana and SOL having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause the blockchain not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-history blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.
Validators may suffer losses due to staking, which could make the Solana network less attractive.
Validation on the Solana network requires SOL to be transferred into smart contracts on the underlying blockchain networks not under the Trust’s or anyone else’s control. If the Solana network source code or protocol fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such assets may be irretrievably lost. In addition, the Solana network dictates requirements for participation in validation activity, and may impose penalties if the relevant activities are not performed correctly, such as if the staker acts maliciously on the network, “double signs” any transactions, or experience extended downtimes. Such penalties include the reduction of staking rewards for malicious actors and poorly performing validators and the “blacklisting” of such actors which may result in SOL tokenholders no longer delegating their stakes to such actors thereby resulting in such actors not being selected to validate in the future. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Providers may be blacklisted which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Furthermore, the Solana network requires the payment of base fees and the practice of paying tips is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of SOL. Any cybersecurity attacks, security issues, hacks, penalties, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana network’s adoption or the price of SOL. Any disruption of validation on the Solana network could interfere with network operations and cause the Solana network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease.
The Solana network does not currently implement automatic, protocol-enforced slashing (i.e., an automatic destruction of staked SOL) in the same manner as certain other proof-of-stake networks. Instead, “slashing” on Solana is generally understood as a potential, extraordinary penalty that could be applied manually through validator and community coordination (i.e., social consensus), including in connection with a safety violation that results in a network halt and a coordinated restart. If slashing or similar penalty mechanisms were applied, they could result in partial or total loss of staked SOL (potentially up to 100% in severe cases of malicious behavior). In addition, future protocol upgrades may introduce automated slashing or other penalty mechanisms, which could increase the risk of loss of the Trust’s staked SOL.
The Solana network faces scaling challenges and efforts to increase the volume and speed of transactions may not be successful.
Many digital asset networks face significant scaling challenges due to the fact that public blockchains generally face a tradeoff between security and scalability. One means through which public blockchains may achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization generally means a given digital asset network is less susceptible to manipulation or capture.
As of July 6, 2026, the Solana network handled approximately 3,276 transactions per second, according to the Solana Foundation. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.
As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since inception, SOL transaction fees have stood at a fixed rate of 0.000005 SOL per transaction. SOL holders can also pay an additional prioritization fee to expedite their transaction. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments) and could reduce demand for and the price of SOL, which could adversely impact the value of the Shares.
There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Solana network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact an investment in the Shares. Additionally, because the Solana network also relies on cross-chain communication to process transactions between blockchains, delays can occur if there are bottlenecks in transaction finality on the source or destination chain or if SOL validators take longer than expected to process a transaction.
Smart contracts are new and their ongoing development and operation may result in problems or be subject to errors or hacks, which could reduce the demand for SOL or cause a wider loss of confidence in the Solana network, either of which could have an adverse impact on the value of SOL.
Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming (i.e., coding errors) can have damaging effects. For instance, coding errors may potentially create vulnerabilities that allow an attacker to drain the funds associated with the smart contract, cause issues or render the protocol unusable. Hackers have exploited vulnerabilities in various smart contract implementations, including those on the Solana blockchain, that have resulted in the loss of digital assets from accounts. For example, an attack in April of 2025 reportedly syphoned approximately 1,200 SOL from the Loopscale decentralized finance protocol housed on the Solana blockchain. In another example, in February of 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana blockchain led to a $320 million theft of ether. Other smart contracts, including bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $2.2 billion worth of digital assets from smart contracts in 2024. Problems with the development, deployment, and operation of smart contracts may have an adverse effect on the value of SOL. In some cases, smart contracts can be controlled by one or more “admin keys” or users with special privileges, or “super users.” These users may have the ability to unilaterally make changes to the smart contract, enable or disable features on the smart contract, change how the smart contract receives external inputs and data, and make other changes to the smart contract.
Many applications associated with DeFi are currently deployed on the Solana network, and smart contracts relating to DeFi applications currently represent a significant source of demand for SOL. For smart contracts that hold a pool of digital asset reserves, smart contract super users or admin key holders may be able to extract funds from the pool, liquidate assets held in the pool, or take other actions that decrease the value of the digital assets held by the smart contract in reserves. Even for digital assets that have adopted a decentralized governance mechanism, such as smart contracts that are governed by the holders of a governance token, such governance tokens can be concentrated in the hands of a small group of core community members, who would be able to make similar changes unilaterally to the smart contract. If any such super user or group of core members unilaterally make adverse changes to a smart contract, the design, functionality, features and value of the smart contract, its related digital assets may be harmed. In addition, assets held by the smart contract in reserves may be stolen, misused, burnt, locked up or otherwise become unusable and irrecoverable. Super users can also become targets of hackers and malicious attackers. Furthermore, the underlying smart contracts may be insecure, contain bugs or other vulnerabilities, or otherwise may not work as intended. Any of the foregoing could cause users of the DeFi application to be negatively affected, or could cause the DeFi application to be the subject of negative publicity. Because DeFi applications may be built on the Solana network and represent a significant source of demand for SOL, public confidence in the Solana network itself could be negatively affected, and the value of SOL could decrease.
New competing digital assets may pose a challenge to SOL’s current market position, resulting in a reduction in demand for SOL, which could have a negative impact on the price of SOL and may have a negative impact on the performance of the Trust.
Solana faces significant competition from other digital assets as well as from other technologies or payment forms, such as Swift, ACH, remittance networks, credit cards and cash. There is no guarantee that SOL will become a dominant form of payment, store of value or method of exchange. SOL is also supported by fewer exchanges than more established digital assets, which could impact its liquidity.
Although the Solana network presents advantages such as lower fees and faster transactions compared to other digital assets, it is possible that real or perceived shortcomings in the Solana network, or technological, regulatory or other developments, including the failure to fully implement planned changes could result in a decline in popularity and acceptance of SOL and the Solana network, and other digital assets and trading systems could become more widely accepted and used than the Solana network. Promoters of other digital assets claim that those digital assets have solved certain of the purported drawbacks of the Solana network, for example, improving stability or preventing inflation. If these digital assets are successful, such success could reduce demand for SOL and adversely affect the value of SOL and an investment in the Trust. It is currently unclear which digital assets, if any, will become and remain dominant, as the sector continues to innovate and evolve. Changes in the viability of any digital asset ecosystem may adversely impact pricing and liquidity of SOL and, therefore, of the Trust.
Competition from central bank digital currencies (“CBDCs”) could adversely affect the value of SOL and other digital assets.
Central banks have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. A recent study published by the Bank for International Settlements estimated that at least 36 central banks have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replacing, SOL and other digital assets as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for SOL. As a result of any of the foregoing factors, the value of SOL could decrease, which could adversely affect an investment in the Trust.
Prices of SOL may be affected due to stablecoins, the activities of stablecoin issuers (including Tether and Circle) and their regulatory treatment.
While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the SOL market through its investment in SOL. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past apparently impacted the price of SOL. Stablecoins are a relatively new phenomenon and it is impossible to know all of the risks that they could pose to participants in the SOL market. In addition, some have argued that some stablecoins, particularly USDT, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for bitcoin, artificially inflating the price of bitcoin, and if true, there is no assurance similar dynamics would not be at work in the market for SOL. There have been reports that those associated with certain stablecoins may be involved in laundering money. On

February 17, 2021, the New York Attorney General entered into an agreement with USDT’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing USDT. On October 15, 2021, the CFTC announced a settlement with USDT’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every USDT stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue. Bitfinex also agreed to pay the CFTC a $1.5 million fine to settle charges that Bitfinex offered off-exchange leveraged, margined, or financed transactions involving digital assets, including SOL, with U.S. customers who were not eligible contract participants and accepted funds (including in the form of USDT stablecoins) and orders in connection with such illegal off-exchange transactions, triggering an obligation to register with the CFTC, which the CFTC order asserts it violated. The CFTC previously fined Bitfinex in 2016 on similar charges.
USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the SOL market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 for multiple days after Circle Internet Financial disclosed that US$3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins, and therefore could adversely affect the value of the Shares.
Stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins and therefore could adversely affect the value of the Shares.
Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SOL. A significant portion of the digital asset market continues to depend on stablecoins such as USDT and USDC. As such, any disruption in the operation or perceived stability of these stablecoins such as a disorderly de-pegging event or a loss of market confidence resulting in a run on reserves could lead to substantial market volatility across digital assets more broadly.
Additional risks such as operational failures (e.g., technical issues that prevent settlement), concerns regarding the adequacy or transparency of reserve assets backing stablecoins, the use of unbacked or undercollateralized stablecoins in potentially manipulative trading practices and regulatory scrutiny of stablecoin issuers or intermediaries, including exchanges that facilitate stablecoin transactions, may also adversely affect market confidence and liquidity. Further, these risks are underscored by recent legislative developments. On July 18, 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 (“GENIUS Act”) was enacted, establishing a federal regulatory framework for payment stablecoins. The GENIUS Act will become effective on July 18, 2028. The GENIUS Act prohibits the issuance or use of payment stablecoins unless the issuer obtains a qualifying license and complies with a range of regulatory requirements, including reserve backing with liquid assets, redemption rights, governance standards, and operational transparency. The GENIUS Act also restricts the payment of interest on stablecoins and imposes oversight on both bank and nonbank issuers. The enactment of the GENIUS Act, or the removal or migration of prominent stablecoins from the Solana network, could reduce the willingness of market participants to engage in digital asset transactions that rely on stablecoins, diminish liquidity in the SOL market, and adversely affect the price of SOL. Any such developments could, in turn, materially and adversely impact the value of the Shares.
Volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory concerns about stablecoin issuers or intermediaries, such as exchanges, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of SOL, and in turn, an investment in the Shares.
Operational cost may exceed the award for validating transaction, and increased transaction fees may adversely affect the usage of the Solana network.
If transaction confirmation fees become too high, the marketplace may be reluctant to use SOL. This may result in decreased usage and limit expansion of the Solana network in the retail, commercial, blockchain-based services sectors as well as in the payments space, adversely impacting investment in the Trust.

Conversely, if the reward for validators or the value of the transaction fees is insufficient to motivate validators, they may cease to validate transactions.
Ultimately, if the awards of new SOL and the costs of validating transactions grow disproportionately to one another, validators may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Solana network and could adversely affect the value of the SOL held by the Trust.
An acute cessation of validator operations would reduce the collective processing power on the Solana network, which would adversely affect the transaction verification process by temporarily decreasing the speed at which blocks are added to the blockchain and make the blockchain more vulnerable to a malicious actor obtaining control in excess of 50% of the processing power on the blockchain. Reductions in processing power could result in material, though temporary, delays in transaction confirmation time. Any reduction in confidence in the transaction verification process or may adversely impact the value of Shares of the Trust or the ability of the Delegated Sponsor to operate.
Electricity usage.
Concerns have been raised about the electricity required to secure and maintain digital asset networks. Although measuring the electricity consumed by the process of securing and maintaining digital asset networks is difficult because these operations are performed by various machines with varying levels of efficiency, the process consumes a significant amount of energy. Driven by concerns around energy consumption and the impact on public utility companies, various states and cities have implemented, or are considering implementing, moratoriums on validating activity in their jurisdictions.
Solana uses a system called proof-of-history to validate transaction information. Proof-of-history automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. The Solana network also uses a system called proof-of-stake to incentivize SOL holders to validate transactions. Anyone that owns the specific proof-of-stake digital asset can participate in staking, subject to certain minimum amounts as determined by the applicable proof-of-stake digital asset. Generally, the higher the amount staked by any actor, the higher the chances of being chosen by the applicable blockchain to act as a validator and reaping validator rewards; in other words, the higher the stake, the higher the chances of earning a staking reward. This has led to the creation of staking pools, where third parties combine smaller stakes into large pools, which leads to higher returns for owners of small stakes, in return for a fee collected by the third parties.
Other digital asset networks may use a system called proof-of-work to validate transaction information. It is called proof-of-work because solving the encrypted hash takes time and energy, which acts as proof that work was done. Proof of work requires users to mine or complete complex computational puzzles before submitting new transactions to the network.
Proof-of-stake digital assets allow people to pledge or lock up some of their holdings as a way of vouching for the accuracy of newly added information, and proof-of-history creates chains of timestamps to verify transactions. Meanwhile, proof-of-work digital assets require people to solve complex cryptographic puzzles — which can incur significant energy costs — before they are allowed to propose a new block. This expenditure of time, computing power and energy is intended to make the cost of fraud higher than the potential rewards of a dishonest action.
The operations of digital asset networks can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for validating operations, in the case of proof-of-work networks. Additionally, validators on proof-of-work networks may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the validating activities are performed.
The operations of the Solana network and other digital asset networks may also consume significant amounts of energy, even though the Solana blockchain is generally considered to consume significantly less energy than other digital asset networks, such as the SOL blockchain, due to its use of proof-of-history and proof-of-stake, rather than proof-of-work, transaction validation mechanisms. Further, in addition to the direct energy costs of performing calculations on any given digital asset network, there are indirect costs that impact a network’s total energy consumption, including the costs of cooling the machines that perform these calculations.
If regulators or public utilities take action that restricts or otherwise impacts validating activities of digital assets generally, such actions could result in decreased security of a digital asset network, including the Solana network, and consequently adversely impact the value of the Shares. This could adversely affect the price of SOL, or the operation of the Solana network, and accordingly decrease the value of the Shares, by creating negative sentiment around digital assets generally.
If the digital asset award or transaction fees for recording transactions on the Solana network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of SOL and the value of the Shares.
If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana blockchain are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the Solana blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:
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A reduction in the processing power expended by validators on the Solana blockchain could increase the likelihood of a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtaining control.

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Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Solana blockchain or a software upgrade automatically charges fees for all transactions on the Solana blockchain, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana blockchain and force users to pay higher fees, thus reducing the attractiveness of the Solana blockchain. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana blockchain, the value of SOL and the value of the Shares.

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To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays or disruptions in the recording of transactions could result in a loss of confidence in the Solana blockchain and could prevent the Trust from completing transactions associated with the day-to-day operations of the Trust, including creations and redemptions of the Shares in exchange for SOL with Authorized Participants.

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During the course of the block validation processes, validators exercise the discretion to select which transactions to include within a block and in what order to include these transactions. Beyond the standard block reward and transaction fees, validators have the ability to extract what is known as Maximal Extractable Value (“MEV”) by strategically choosing, reordering, or excluding certain transactions during block production in return for increased transaction fees or other forms of profit for such validators. In blockchain networks that facilitate DeFi protocols in particular, such as the Solana network, users may attempt to gain an advantage over other users by offering additional fees to validators for effecting the order or inclusions of transactions within a block, which could be viewed as front running. Certain software solutions, such as MEV Boost by Flashbots, have been developed which facilitate validators and other parties in the ecosystem in capturing MEV. The presence of MEV may incentivize associated practices such as sandwich attacks or front running that can have negative repercussions on DeFi users. A “sandwich attack” is executed by placing two transactions around a large, detected transaction to capitalize on the expected price impact. For instance, a market participant might identify a sizable transaction within the mempool that will significantly alter an asset’s price on a decentralized exchange. The participant could then for example orchestrate a transaction bundle: one transaction to acquire the asset prior to the detected transaction, followed by the large transaction itself, and a final transaction to sell the asset after the market price has increased due to the large transaction’s execution. Such transaction bundles can be submitted to validators through mechanisms, with validators receiving a share of the profits as an incentive to include the specific transaction bundle in the block. In the context of MEV, “front running” is said to occur when a user spots a transaction in the publicly visible so-called memory pool (“mempool”) of pending but unexecuted transactions awaiting validation, and then pays a high transaction fee to a validator to have their transaction executed on a priority basis in a manner designed to profit from the pending but unexecuted transaction that is still in the mempool. MEV may also compromise the predictability of transaction execution, which may deter usage of the network as a whole. Although based on widely available information given that transactions in the mempool are publicly visible, any potential perception of MEV as unfair manipulation may also discourage users and other stakeholders from engaging with DeFi protocols or the Solana network in general. In addition, it’s possible regulators or legislators could enact rules which restrict practices associated with MEV, which could diminish the popularity of the Solana network among users and validators. Any potential perception of MEV as unfair manipulation, despite its prevalence on many blockchain networks, including the Solana network, may lead to adverse publicity, legal and regulatory uncertainty. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.
Validators may cease to record transactions as a result of low transaction fees, which may adversely affect the usage of the Solana network.
To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in solved blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the Solana blockchain until a block is solved by a validator who does not require the payment of transaction fees or is willing to accept a lower fee, if there is one. Any widespread delays in the recording of transactions could result in a loss of confidence in the Solana network, resulting in a decline in SOL prices.
Large-scale sales or distributions could have an adverse effect on the market price of SOL.
Some entities hold large amounts of SOL relative to other market participants, and to the extent such entities engage in large-scale hedging, sales or distributions on non-market terms, or sales in the ordinary course, it could result in a reduction in the price of SOL and adversely affect the value of the Shares. Additionally, political or economic crises may motivate large-scale acquisitions or sales of digital assets, including SOL, either globally or locally. Such large-scale sales or distributions could result in selling pressure that may reduce the price of SOL and adversely affect an investment in the Shares.
The largest SOL wallets are believed to hold, in aggregate, a significant percentage of the SOL in circulation. As of June 2026, the largest 100 SOL wallets held approximately 22.76% of the SOL in circulation, per CoinCarp. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant number of SOL, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of SOL. See “Risk Factors — Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.”
Digital asset treasury companies risk.
In recent times, a number of companies engaged in businesses outside the digital asset industry have begun to hold their corporate treasuries in digital assets instead of in fiat currency (“digital asset treasury companies”). In some cases, these companies have raised funds through financing or securities offerings and applied the proceeds to purchase digital assets, including SOL.
Digital asset treasury companies are a relatively new phenomenon and it is difficult to predict their long-term sustainability, and therefore their impact to digital asset markets, and to the Trust. Digital asset treasury companies may increase procyclical dynamics in the market because they may purchase digital assets, such as SOL, when prices are rising and they may in certain circumstances be forced to sell such assets when prices are decreasing, potentially causing downward pressure on SOL prices in a falling market (causing prices to fall faster than they otherwise would). Digital asset treasury companies could cause greater volatility in digital asset markets, including markets for SOL. Negative events or sentiment surrounding digital asset treasury companies could affect the market for SOL. The increase of consolidated positions in SOL held by digital asset treasury companies could affect the operation of the Solana blockchain.
Congestion or delay in the Solana network may delay purchases or sales of SOL by the Trust.
The size of each block on the Solana blockchain is currently limited and is significantly below the level that centralized systems can provide. Increased transaction volume could result in delays in the recording of transactions due to congestion in the Solana network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Solana network. Any delay in the Solana network could affect the Authorized Participant’s ability to buy or sell SOL at an advantageous price resulting in decreased confidence in the Solana network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Solana network and the value of the Trust’s Shares would be adversely affected.
Limits on SOL supply.
The rate at which new SOL are issued and put into circulation is expected to vary. The Solana network has no formal cap on the total supply of SOL. The Solana network does, however, feature several mechanisms that, individually and in aggregate, have the effect of limiting the total supply of SOL outstanding.
The proof-of-stake mechanism limits the total supply of SOL in circulation by effectively locking staked SOL for a certain period of time, making it temporarily unavailable for trading or selling.
Additionally, the supply of SOL is limited as a result of the deflationary transaction fee burning mechanism. The Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid in SOL to the network.
Risks Associated with Investing in the Trust
Investment Related Risks.
Investing in SOL and, consequently, the Trust, is speculative. The price of SOL is volatile, and market movements of SOL are difficult to predict. Supply and demand changes rapidly and is affected by a variety of factors, including regulation and general economic trends, such as interest rates, availability of credit, credit defaults, inflation rates and economic uncertainty. All investments made by the Trust will risk the loss of capital. Therefore, an investment in the Trust involves a high degree of risk, including the risk that the entire amount invested may be lost. No guarantee or representation is made that the Trust’s investment program will be successful, that the Trust will achieve its investment objective or that there will be any return of capital invested to investors in the Trust, and investment results may vary.
The NAV or the Principal Market NAV may not always correspond to the market price of SOL.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings. Shareholders should be aware that the public trading price per share may be different from the NAV for a number of reasons, including price volatility and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL as reflected in the Pricing Benchmark.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per share.

Deviations between the Trust’s NAV and NAV per Share versus the Trust’s Principal Market NAV and Principal Market NAV per Share may occur.
The Trust uses the Pricing Benchmark to determine its NAV and NAV per Share. However, for financial statement purposes, the Trust’s SOL is carried at fair value as required by GAAP, which requires a determination based on the price of SOL on principal market as identified by the Trust as set for in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”). See “NAV Determinations” below. The Trust expects the applicable NAV and NAV per Share and corresponding Principal Market NAV and Principal Market NAV to accurately reflect the price of SOL. However, deviations can occur between the prices from the principal market chosen by the GAAP fair value methodology and Pricing Benchmark, which takes into consideration prices from all of the markets used to calculate the Pricing Benchmark.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
If the processes of creation and redemption of Shares (which depend on timely transfers of SOL to and by the SOL Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of SOL, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the SOL Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Solana blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Delegated Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Solana blockchain, the processing of transactions on the Solana blockchain may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SOL should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering SOL in return for Baskets, the price of Shares may diverge from the value of SOL.
Owning Shares is different from directly owning SOL.
Investors should be aware that the market value of Shares of the Trust may not have a direct relationship with the prevailing price of SOL, and changes in the prevailing price of SOL similarly will not necessarily result in a comparable change in the market value of Shares of the Trust. The performance of the Trust will not reflect the specific return an investor would realize if the investor actually held or purchased SOL directly. The differences in performance may be due to factors such as fees, transaction costs, operating hours of the Exchange and Pricing Benchmark tracking risk. Investors will also forgo certain rights conferred by owning SOL directly, such as the right to claim airdrops. See “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”
Pricing Benchmark tracking risk.
Although the Trust will attempt to structure its portfolio so that investments track the Pricing Benchmark, the Trust may not achieve the desired degree of correlation between its performance and that of the Pricing Benchmark and thus may not achieve its investment objective. The difference in performance may be due to factors such as fees, transaction costs, redemptions of, and subscriptions for, Shares, pricing differences or the cost to the Trust of complying with various new or existing regulatory requirements.

Liquidity risk.
The ability of the Trust or a SOL Counterparty to buy or sell SOL may be adversely affected by limited trading volume, lack of a market maker in the digital asset markets, or legal restrictions. It is also possible that a SOL spot market or regulatory or governmental authority may suspend or restrict trading in SOL altogether. Therefore, it may not always be possible to execute a buy or sell order at the desired price or to liquidate an open position due to market conditions on spot markets, regulatory issues affecting SOL or other issues affecting counterparties. SOL is a new asset with a very limited trading history. Therefore, the markets for SOL may be less liquid and more volatile than other markets for more established products.
Shares of the Trust are intended to be listed and traded on the Exchange. There is no certainty that there will be liquidity available on the Exchange or that the market price will be in line with the NAV or the Principal Market NAV at any given time. There is also no guarantee that once the Shares of the Trust are listed or traded on the Exchange that they will remain so listed or traded.
If demand for Shares of the Trust exceeds the availability of SOL from exchanges and the Trust is not able to secure additional supply, Shares of the Trust may trade at a premium to their underlying value. Investors who pay a premium risk losing such premium if demand for the Shares of the Trust abates or the Delegated Sponsor is able to source more SOL. In such circumstances, Shares of the Trust could also trade at a discount.
Prior to their issuance, there was no public market for Shares of the Trust.
Counterparty risk.
The Delegated Sponsor, Trust, SOL Counterparty, and Authorized Participants are subject to counterparty risk. A SOL Counterparty may fail to deliver to the Trust’s account at the SOL Custodians the amount of SOL associated with a creation order, a SOL Counterparty may fail to deliver to the Trust’s account at the Cash Custodian the amount of cash associated with a redemption order, or the Cash Custodian may fail to deliver to the Authorized Participant at settlement the cash proceeds from the sale of SOL associated with a redemption order.
The value of the Shares may be influenced by a variety of factors unrelated to the value of SOL.
The value of the Shares may be influenced by a variety of factors unrelated to the price of SOL and the SOL exchanges included in the Pricing Benchmark that may have an adverse effect on the price of the Shares. These factors include, but are not limited to, the following factors:
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Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of SOL have been developed specifically for this product;

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The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

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The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Trust’s account with the SOL Custodians, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

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Service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Solana network may increase the potential for SOL to be used to facilitate crime, exposing such service providers to potential reputational harm. On October 19, 2023, FinCEN published a proposed rulemaking to apply the authority in Section 311 of the USA PATRIOT Act to impose requirements on financial institutions that engage in convertible virtual currency (“CVC”) transactions with CVC mixers. The proposed rule, if adopted, would require covered financial institutions to report to FinCEN any CVC transactions they process that involves CVC mixing within or involving a jurisdiction outside the United States. The term

“CVC mixing” could cover a broad range of conduct involving technologies, services or methods that have the effect of obfuscating the source, destination or amount of a CVC transaction, whether or not the obfuscation was intentional. In April 2025, the Solana network launched the Confidential Balances feature, which facilitates zero-knowledge transfers. If the FinCEN rule were to be adopted as proposed and if the Confidential Balances feature were to be deemed to be within the rule’s ambit, it could cause the Trust’s service providers to reduce support for or cease offering services for SOL or to the Trust, which could impair the utility of SOL, the value of the Shares and the Trust’s ability to operate in compliance with new laws and regulations. Further, in the event of any AML/KYC or other regulations that restrict or prohibit or subject the use of digital assets with privacy enhanced features, adoption and usage of SOL could be adversely affected which could impair the value of SOL and the Shares and the Trust’s ability to operate in compliance with new laws and regulations.
Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.
The Administrator is solely responsible for determining the value of the Trust’s SOL, the Trust’s NAV and the Trust’s Principal Market NAV. The value of the Shares may experience an adverse effect in the event of any errors, discontinuance or changes in such valuation calculations.
The Administrator will determine the Trust’s NAV and the Trust’s Principal Market NAV. The Administrator’s determination is made utilizing data from the SOL Custodians’ operations and the Pricing Benchmark (in the case of the NAV) and the principal market for SOL as determined by the Trust (in the case of the Principal Market NAV). To the extent that the Trust’s NAV or the Principal Market NAV are incorrectly calculated, the Administrator may not be liable for any error and such misreporting of valuation data could adversely affect an investment in the Shares.
The Administrator determines the NAV of the Trust as of 4:00 p.m. ET on each Business Day as soon as practicable after that time and determines the Principal Market NAV as of 11:59:59 p.m. ET on the valuation date. If the Pricing Benchmark is not available, or if the Delegated Sponsor determines in good faith that the Pricing Benchmark does not reflect an accurate SOL price, then the Administrator will determine NAV by reference to the Trust’s principal market. There are no predefined criteria to make a good faith assessment as to which of the rules the Delegated Sponsor will apply, and the Delegated Sponsor may make this determination in its sole discretion as a delegate of the Cayman Trustee.
The Trust is subject to the risk that the Administrator may utilize the Pricing Benchmark in a manner that ultimately inaccurately reflects the price of SOL. To the extent that the NAV, Principal Market NAV, the Pricing Benchmark, the Administrator’s or the Delegated Sponsor’s other valuation methodology are incorrectly calculated, neither the Delegated Sponsor, the Administrator nor the Trustees will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Delegated Sponsor from changing the Pricing Benchmark or other valuation method used to calculate the NAV and Principal Market NAV of the Trust. Any such change in the Pricing Benchmark or other valuation method could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.
The Delegated Sponsor has limited experience with digital asset ETPs, which may adversely affect the Trust.
As of July 8, 2026, the Delegated Sponsor served as sponsor to 19 traditional ETPs with approximately $13,983,400,553 in assets under management across equity, fixed income, and multi-asset strategies as well as sponsor to one digital asset ETP. However, the Delegated Sponsor has limited experience sponsoring ETPs that hold digital assets.
Digital asset markets require specialized knowledge of blockchain technology and security, and have evolving regulatory requirements that differ materially from traditional asset markets. The Delegated Sponsor has not previously operated a registered digital asset ETP.
The Delegated Sponsor’s limited experience may not fully encompass the technical expertise required to mitigate risks such as cyber threats, technological failures, or operational errors related to digital asset transactions and custody. This limited experience could result in suboptimal decision-making, increased operational risks, and potential legal or regulatory non-compliance. These factors could adversely affect the Trust’s operations, leading to potential losses for investors or a decrease in the Trust’s overall value.
Furthermore, the Delegated Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Delegated Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Delegated Sponsor or its reputation, it could have an adverse impact on the Delegated Sponsor’s ability to continue to serve as Delegated Sponsor for the Trust.
The Trust’s operations depend substantially on the Delegated Sponsor as a result of the Cayman Trustee’s delegation of substantially all management duties, and any failure by the Delegated Sponsor to perform its delegated responsibilities could adversely affect the Trust and the value of the Shares.
The Cayman Trustee has delegated substantially all of its management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, subject to the Cayman Trustee’s retained oversight responsibilities and reserved powers. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. As a result, the Delegated Sponsor has broad operational authority over the day-to-day management and administration of the Trust, including entering into and maintaining contracts with service providers, establishing and maintaining accounts, supervising custody arrangements, processing creation and redemption orders, supervising offering materials and regulatory filings, managing the exchange listing of the Shares, and exercising discretion over fork, airdrop, and related matters. The Trust’s ability to achieve its investment objective and to operate as described in this prospectus depends to a substantial degree on the Delegated Sponsor performing these functions adequately, on a timely basis, and in compliance with applicable law and the terms of the governing documents. If the Delegated Sponsor fails to perform any of its delegated responsibilities, the Trust may be unable to operate as intended. Any such failure could delay or disrupt creation and redemption activity, impair the Trust’s custody and administrative processes, interfere with the Trust’s regulatory or reporting obligations, or otherwise adversely affect the Trust and the value of the Shares.
The Cayman Trustee’s delegation of management duties to the Delegated Sponsor is governed by the Appleby Agreements, which are subject to amendment, reduction, or termination, and any such event could result in significant operational disruption and could adversely affect the Trust and the value of the Shares.
The authority of the Delegated Sponsor to perform management and operational functions on behalf of the Trust derives entirely from the delegation effected by the Cayman Trustee under the Appleby Agreements. The Cayman Trustee retains the right to amend, reduce, or terminate the delegation at any time in accordance with the terms of the Appleby Agreements and the Trust Agreement. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee. The Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly, and any period during which the Cayman Trustee is performing such duties while a replacement delegated sponsor is sought could result in significant disruption to the Trust’s operations, including the suspension of creation and redemption activity and disruption to the Trust’s custody and administrative arrangements. There is no assurance that a replacement delegated sponsor with equivalent expertise and capabilities could be identified and appointed in a timely manner. Any of these events could adversely affect the Trust and the value of the Shares.
The Delegated Sponsor acts as agent of and delegate for the Cayman Trustee and is not itself a trustee of the Trust; the allocation of authority and responsibility between the Cayman Trustee and the Delegated Sponsor may be unclear in certain circumstances, which could adversely affect the Trust’s operations and Shareholders’ ability to seek recourse.
The Delegated Sponsor exercises its operational authority as agent of and delegate for the Cayman Trustee, and not as a trustee or independent sponsor of the Trust in its own right. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The Delegated Sponsor is not a trustee of the Trust for purposes of the Delaware Statutory Trust Act and has no authority or responsibility beyond the scope of the Delegated Duties as defined in the Delegation

Agreement. Certain functions are retained by the Cayman Trustee as reserved powers and may not be performed by the Delegated Sponsor without the prior written consent of the Cayman Trustee. The allocation of specific functions between the Cayman Trustee and the Delegated Sponsor is governed by the Delegation Agreement. In circumstances where the scope of the Delegated Sponsor’s authority is unclear or disputed, there may be uncertainty as to which party is responsible for taking a required action. Any such uncertainty could delay operational decisions or interfere with the Trust’s relationships with service providers and counterparties.
The Cayman Trustee retains ultimate responsibility for the Delegated Duties but does not perform them directly, and the Cayman Trustee’s oversight of the Delegated Sponsor may be insufficient to prevent operational failures or losses that adversely affect the Trust and the value of the Shares.
Notwithstanding the delegation of substantially all management duties to the Delegated Sponsor, the Cayman Trustee retains ultimate responsibility for the performance of those duties in its capacity as trustee of the Trust under the Delaware Statutory Trust Act. The Cayman Trustee is required to exercise ongoing oversight of the Delegated Sponsor’s performance of the Delegated Duties and to take such steps as are necessary to address any material deficiency in that performance. However, the Cayman Trustee does not perform the Delegated Duties directly and relies on the Delegated Sponsor to carry them out on a day-to-day basis. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner. If the Delegated Sponsor commits an error, acts negligently, or fails to perform a delegated function, the Cayman Trustee may not become aware of the failure in time to prevent loss to the Trust. The liability of the Cayman Trustee for losses arising from the Delegated Sponsor’s conduct is subject to the exculpation and indemnification provisions of the Trust Agreement, which limit the Cayman Trustee’s liability except in cases of fraud, gross negligence, bad faith, or willful misconduct. As a result, Shareholders may bear losses arising from the Delegated Sponsor’s performance of delegated functions even where the Cayman Trustee has exercised reasonable oversight.
SOL Counterparties’ buying and selling activity associated with the creation and redemption of Baskets may adversely affect an investment in the Shares.
The purchase of SOL in connection with Basket creation orders may cause the price of SOL to increase, which will result in higher prices for the Shares. Increases in the SOL prices may also occur as a result of SOL purchases by other market participants who attempt to benefit from an increase in the market price of SOL when Baskets are created. The market price of SOL may therefore decline immediately after Baskets are created.
Selling activity associated with sales of SOL in connection with redemption orders may decrease the SOL prices, which will result in lower prices for the Shares. Decreases in SOL prices may also occur as a result of selling activity by other market participants.
In addition to the effect that purchases and sales of SOL as part of the creation and redemption process may have on the price of SOL, sales and purchases of SOL by similar investment vehicles (if developed) could impact the price of SOL. If the price of SOL declines, the trading price of the Shares will generally also decline.
The inability of SOL Counterparties to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.
Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket creation and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, etc.), such conditions may make it difficult for Authorized Participants to create or redeem Baskets (or cause them to not create or redeem Baskets). In addition, the hedging mechanisms employed by SOL Counterparties to hedge their exposure to SOL may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of Shares and the spread at which Shares trade on the open market. To the extent SOL Counterparties wish to use futures to hedge their expenses, note that while growing in recent years, the market for exchange-traded SOL futures has a limited trading history and operational experience and may be less liquid, more volatile and more vulnerable to economic, market and industry changes than more established futures markets. The liquidity of the market will depend on, among other things, the adoption of SOL and the commercial and speculative interest in the market.
Arbitrage transactions intended to keep the price of Shares closely linked to the price of SOL may be problematic if the process for the creation and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.
If the processes of creation and redemption of the Shares encounter any unanticipated difficulties, potential market participants who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. If this is the case, the liquidity of Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall.
If the process of creation and redemption of Baskets encounters any unanticipated difficulties, the possibility for arbitrage transactions by Authorized Participants intended to keep the price of the Shares closely linked to the price of SOL may not exist and, as a result, the price of the Shares may fall or otherwise diverge from NAV.
If the processes of creation and redemption of Shares (which depend on timely transfers of SOL to and by the SOL Custodians) encounter any unanticipated difficulties due to, for example, the price volatility of SOL, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the SOL Custodians, any operational issues that may arise from creating and redeeming Shares via cash transactions, the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Solana blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect. In certain such cases, the Delegated Sponsor may suspend the process of creation and redemption of Baskets. During such times, trading spreads, and the resulting premium or discount, on Shares may widen. Alternatively, in the case of a network outage or other problems affecting the Solana blockchain, the processing of transactions on the Solana blockchain may be disrupted, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SOL should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering SOL in return for Baskets, the price of Shares may diverge from the value of SOL.
Security threats and cyber-attacks could result in the halting of Trust operations and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the price of the Shares.
Security breaches, cyber-attacks, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. Multiple thefts of SOL and other digital assets from other holders have occurred in the past. For example, an attack in April of 2025 reportedly syphoned approximately 1,200 SOL from the Loopscale decentralized finance protocol housed on the Solana blockchain. In another example, in February of 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana blockchain led to a $320 million theft of ether.
Because of the decentralized process for transferring SOL, thefts can be difficult to trace, which may make SOL a particularly attractive target for theft. Cyber security failures or breaches of one or more of the Trust’s service providers (including but not limited to, the Benchmark Provider, the Transfer Agent, the Administrator, or the SOL Custodians) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.
The Trust and its service providers’ use of internet, technology and information systems (including mobile devices and cloud-based service offerings) may expose the Trust to potential risks linked to cyber-security breaches of those technological or information systems. Security breaches, computer malware, ransomware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Delegated Sponsor believes that the Trust’s SOL held in the Trust’s account with the SOL Custodians will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SOL or private keys and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Delegated Sponsor or the SOL Custodians are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s SOL may be subject to theft, loss, destruction or other attack.
The Delegated Sponsor has evaluated the security procedures in place for safeguarding the Trust’s SOL. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Access to the Trust’s SOL could be restricted by natural events (such as an earthquake or flood) or human actions (such as a terrorist attack).
The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Delegated Sponsor, the SOL Custodians, or otherwise, and, as a result, an unauthorized party may obtain access to the Trust’s account with the SOL Custodians, the private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Delegated Sponsor, the SOL Custodians, or the Trust’s other service providers to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Delegated Sponsor and the SOL Custodians may be unable to anticipate these techniques or implement adequate preventative measures.
An actual or perceived breach of the Trust’s accounts with the SOL Custodians could harm the Trust’s operations, result in partial or total loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the price of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the price of the Shares.
While the Delegated Sponsor has established business continuity plans and systems that it believes are reasonably designed to prevent cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been, or cannot be, identified. Service providers may have limited indemnification obligations to the Trust, as such, the Trust could be negatively impacted as a result.
If the Trust’s holdings of SOL are lost, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources, including insurance coverage, sufficient to satisfy the Trust’s claim. For example, as to a particular event of loss, the only source of recovery for the Trust may be limited to the relevant custodian or, to the extent identifiable, other responsible third parties (for example, a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust. Similarly, as noted below, the Trust’s SOL Custodians have extraordinarily limited liability to the Trust, which will adversely affect the Trust’s ability to seek recovery from them, even when they are at fault.
It may not be possible, either because of a lack of available policies or because of prohibitive cost, for the Trust to obtain insurance that would cover losses of the Trust’s SOL. If an uninsured loss occurs or a loss exceeds policy limits, the Trust could lose all of its assets.
The Trust’s SOL Custodians could become insolvent.
The Trust’s assets will be held in one or more accounts maintained for the Trust by the SOL Custodians or at other custodian banks which may be located in other jurisdictions. The SOL Custodians are not depository institutions as they are not insured by the FDIC. The insolvency of the SOL Custodians or of any broker, custodian bank or clearing corporation used by the SOL Custodians, may result in the loss of all or a substantial portion of the Trust’s assets or in a significant delay in the Trust having access to those assets. Additionally, custody of digital assets presents inherent and unique risks relating to access loss, theft and means of recourse in such scenarios. These risks are applicable to the Trust’s use of the SOL Custodians.
The Trust may change the custodial arrangements described in this Prospectus at any time without notice to Shareholders.
The Trust is subject to risks due to its concentration of investments in a single asset.
Unlike other funds that may invest in diversified assets, the Trust’s investment strategy is concentrated in a single asset within a single asset class. This concentration maximizes the degree of the Trust’s exposure to a variety of market risks associated with SOL and digital assets. By concentrating its investment strategy solely in SOL, any losses suffered as a result of a decrease in the value of SOL can be expected to reduce the value of an interest in the Trust and will not be offset by other gains if the Trust were to invest in underlying assets that were diversified.
The lack of active trading markets for the Shares may result in losses on Shareholders’ investments at the time of disposition of Shares.
Although Shares of the Trust will be publicly listed and traded on an exchange, there can be no guarantee that an active trading market for the Shares will develop or be maintained. If Shareholders need to sell their Shares at a time when no active market for them exists, the price Shareholders receive for their Shares, assuming that Shareholders are able to sell them, may be lower than the price that Shareholders would receive if an active market did exist and, accordingly, a Shareholder may suffer losses.
Several factors may affect the Trust’s ability to achieve its investment objective on a consistent basis.
There can be no assurance that the Trust will achieve its investment objective. Prospective investors should read this entire Prospectus and consult with their own advisers before subscribing for Shares. Factors that may affect the Trust’s ability to meet its investment objective include: (1) The Trust’s, a SOL Counterparty’s or an Authorized Participant’s ability to purchase and sell or transfer and receive SOL in an efficient manner to effectuate creation and redemption orders; (2) transaction fees associated with the Solana network; (3) the SOL market becoming illiquid or disrupted; (4) the need to conform the Trust’s portfolio holdings to comply with investment restrictions or policies or regulatory or tax law requirements; (5) early or unanticipated closings of the markets on which SOL trades, resulting in the inability of Authorized Participants to execute intended portfolio transactions; and (6) accounting standards.
The amount of SOL represented by the Shares is expected to decline over time.
The amount of SOL represented by the Shares will continue to be reduced during the life of the Trust due to the transfer of the Trust’s SOL to pay for the Delegated Sponsor Fee and other liabilities.
Each outstanding Share represents a fractional, undivided interest in the SOL held by the Trust. The Trust does not generate any income and transfers SOL to pay for the Delegated Sponsor Fee and other liabilities. Therefore, the amount of SOL represented by each Share will gradually decline over time. This is also true with respect to Shares that are issued in exchange for additional SOL over time, as the amount of SOL required to create Shares proportionally reflects the amount of SOL represented by the Shares outstanding at the time of such Creation Basket being created. Assuming a constant SOL price, the trading price of the Shares is expected to gradually decline relative to the price of SOL as the amount of SOL represented by the Shares gradually declines.
Shareholders should be aware that the gradual decline in the amount of SOL represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of SOL.

The development and commercialization of the Trust is subject to competitive pressures.
The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot SOL market or other digital assets. In the fourth quarter of 2025, the SEC approved several SOL products, and many of such products, including the Trust, could fail to acquire substantial assets, or fail to retain acquired assets due to competition and/or market conditions.
The Delegated Sponsor’s competitors may have greater financial, technical and human resources than the Delegated Sponsor. Smaller or early-stage companies may also prove to be effective competitors, particularly through collaborative arrangements with large and established companies. The Trust’s competitors may also charge a substantially lower fee than the Delegated Sponsor Fee in order to achieve initial market acceptance and scale. Accordingly, the Delegated Sponsor’s competitors may commercialize a competing product more rapidly or effectively than the Delegated Sponsor is able to, which could adversely affect the Delegated Sponsor’s competitive position, and the likelihood that the Trust will achieve initial market acceptance, and could have a detrimental effect on the scale and sustainability of the Trust and the Delegated Sponsor’s ability to generate meaningful revenues from the Trust.
If the Trust fails to achieve sufficient scale due to competition, the Delegated Sponsor may have difficulty raising sufficient revenue to cover the costs associated with launching and maintaining the Trust, and such shortfalls could impact the Delegated Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the Shareholders. In addition, the Trust may also fail to attract adequate liquidity in the secondary market due to such competition, resulting in a sub-standard number of Authorized Participants willing to make a market in the Shares, which in turn could result in a significant premium or discount in the Shares for extended periods and the Trust’s failure to reflect the performance of the price of SOL. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust and the Delegated Sponsor are successful in achieving the intended scale for the Trust may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
A loss of confidence or breach of the SOL Custodians may adversely affect the Trust and the value of an investment in the Shares.
Custody and security services for the Trust’s SOL are provided by the SOL Custodians, although the Trust may retain one or more additional SOL custodians at a later date. SOL held by the Trust may be custodied or secured in different ways (for example, a portion of the Trust’s SOL holdings may be custodied by the SOL Custodians and another portion by another third-party custodian). Over time, the Trust may change the custody or security arrangement for all or a portion of its holdings. The Delegated Sponsor will decide the appropriate custody and arrangements based on, among other factors, the availability of experienced SOL custodians and the Trust’s ability to securely safeguard the SOL.
The Trust expects that the SOL Custodians will custody most or all of its SOL holdings. A loss of confidence or breach of the SOL Custodians may adversely affect the Trust and the value of an investment in the Shares.
The Delegated Sponsor may need to find and appoint a replacement custodian or prime broker quickly, which could pose a challenge to the safekeeping of the Trust’s SOL.
The Delegated Sponsor, with the prior approval of the Cayman Trustee, could replace the SOL Custodians as custodians of the Trust’s SOL or the Prime Broker as the provider of prime brokerages to the Trust. Transferring maintenance responsibilities of the Trust’s accounts with the SOL Custodians and the Prime Broker to another party will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.
The Delegated Sponsor may not be able to find a party willing to serve as an SOL custodian under the same terms as the current Custodial Services Agreements, or as the prime broker under the same terms as the current Prime Broker Agreement. To the extent that the Delegated Sponsor is not able to find a suitable party willing to serve as an SOL custodian or prime broker, as applicable, the Cayman Trustee may be required to terminate the Trust and liquidate the Trust’s SOL. In addition, to the extent that the Delegated Sponsor finds a suitable party but must enter into a modified custodial services agreement or prime broker agreement that costs more, the value of the Shares could be adversely affected.
Lack of recourse.
The SOL Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, even in the event of fraud. In addition, the SOL Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of their systems. As a result, the recourse of the Trust to the SOL Custodians may be limited.
Under the Trust Agreement, the Trustees and the Delegated Sponsor will not be liable for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustees or the Delegated Sponsor or breach by the Delegated Sponsor of the Trust Agreement, as the case may be. As a result, the recourse of the Trust or the Shareholder to Trustee or the Delegated Sponsor may be limited.
The Benchmark Provider has limited liability relating to the use of the Pricing Benchmark, impairing the ability of the Trust to recover losses relating to its use of the Pricing Benchmark. The Benchmark Provider does not guarantee the accuracy, completeness, or performance of the Pricing Benchmark or the data included therein and shall have no liability in connection with the Pricing Benchmark calculation, errors, omissions or interruptions of the Pricing Benchmark or any data included therein. The Pricing Benchmark could be calculated now or in the future in a way that adversely affects an investment in the Trust.
The value of the Shares will be adversely affected if the Trust is required to indemnify the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the SOL Custodians or the Prime Broker.
Each of the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the SOL Custodians, and the Prime Broker has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Delegated Sponsor, the Trustees, the Administrator, the Transfer Agent, the SOL Custodians or the Prime Broker may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the SOL holdings of the Trust and the value of the Shares.
Intellectual property rights claims may adversely affect the Trust and the value of the Shares.
The Delegated Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SOL. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SOL. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its SOL and any threatened action that reduces confidence in long-term viability or the ability of end-users to hold and transfer SOL may adversely affect the value of the Shares. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Cayman Trustee to terminate the Trust and liquidate its SOL. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.
Amendment of Trust Agreement Without Shareholder Consent.
Subject to certain exceptions set forth in the Trust Agreement, the Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the Shareholders’ consent. These amendments may materially adversely affect the interests of the Shareholders.
The Trust Agreement can be amended by the Cayman Trustee in its sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Cayman Trustee in its sole discretion. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefore the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Potential conflicts of interest may arise among the Delegated Sponsor or its affiliates and the Trust. The Delegated Sponsor and its affiliates have no fiduciary duties to the Trust and its Shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its Shareholders.
The Delegated Sponsor will manage certain affairs of the Trust. Conflicts of interest may arise among the Delegated Sponsor and its affiliates, on the one hand, and the Trust and its Shareholders, on the other hand. As a result of these conflicts, the Delegated Sponsor may favor its own interests and the interests of its affiliates over the Trust and its Shareholders. These potential conflicts include, among others, the following:
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The Delegated Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its Shareholders in resolving conflicts of interest, provided the Delegated Sponsor does not act in bad faith;

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The Trust has agreed to indemnify the Delegated Sponsor and its affiliates pursuant to the Trust Agreement;

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The Delegated Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

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The Delegated Sponsor and its staff also service affiliates of the Delegated Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

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The Delegated Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

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Affiliates of the Delegated Sponsor have substantial direct investments in SOL that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its Shareholders, and any increases, decreases or other changes in such investments could affect the value of the Shares;

By purchasing the Shares, Shareholders agree and consent to the provisions set forth in the Trust Agreement.
The Cayman Trustee has a financial interest in the continuation of the Trust and the Delegation Agreement that may conflict with its supervisory responsibilities over the Delegated Sponsor, and there is no assurance that the Cayman Trustee’s oversight of the Delegated Sponsor will be exercised independently of that interest.
The Cayman Trustee has delegated substantially all day-to-day management and operational duties to the Delegated Sponsor pursuant to the Appleby Agreements, while retaining the direct oversight responsibilities as follows: ultimate responsibility for performance of duties under the Trust Agreement; oversight and monitoring of the Delegated Sponsor’s performance; approval rights over custodian termination and changes to the preferences, voting powers, rights, duties and privileges of the Trust; the authority to change, reduce or terminate the delegation; approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and ultimate fiduciary responsibility as set forth under the Trust Agreement. See “Duties of the Delegated Sponsor and the Trustees.” The Cayman Trustee will execute its oversight responsibilities through quarterly meetings with the Delegated Sponsor and regular reporting.
At the same time, the Delegated Sponsor pays a portion of the Delegated Sponsor Fee to the Cayman Trustee as compensation for its services as Cayman Trustee.
This compensation structure creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement. The Cayman Trustee’s fees are contingent on the Trust remaining in operation and on the delegation arrangement remaining in place. If the delegation is terminated, all delegated duties will revert automatically to the Cayman Trustee, and the Cayman Trustee may not have the operational capacity, infrastructure, or regulatory status to perform those duties directly. The Cayman Trustee’s oversight of the Delegated Sponsor’s performance is exercised at a supervisory level and does not involve the Cayman Trustee in individual operational decisions. There is no assurance that the Cayman Trustee’s oversight will be sufficient to detect or prevent all operational failures, errors, or misconduct by the Delegated Sponsor in a timely manner.
Unforeseeable risks.
SOL has gained commercial acceptance only within recent years and, as a result, there is little data on its long-term investment potential. Additionally, due to the rapidly evolving nature of the SOL market, including advancements in the underlying technology or advancements in competing technologies, changes to SOL may expose investors in the Trust to additional risks which are impossible to predict.
Risks Associated with the Pricing Benchmark and Pricing Benchmark Pricing
The Pricing Benchmark has a limited history.
The Pricing Benchmark has only been in operation since February 28, 2022, and the Pricing Benchmark has only featured its current roster of Constituent Exchanges since January 20, 2026. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess the Pricing Benchmark’s performance. The Benchmark Provider has substantial discretion at any time to change the methodology used to calculate the Pricing Benchmark, including the spot markets that contribute prices to the Trust’s NAV. The Benchmark Provider does not have any obligation to take the needs of the Trust, the Trust’s Shareholders, or anyone else into consideration in connection with such changes. There is no guarantee that the methodology currently used in calculating the Pricing Benchmark will appropriately track the price of SOL in the future. The Benchmark Provider has no obligation to take the needs of the Trust or the Shareholders into consideration in determining, composing, or calculating the Pricing Benchmark.
Pricing sources used by the Pricing Benchmark are digital asset spot markets that facilitate the buying and selling of SOL and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or CFTC and do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of SOL may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of SOL used in Pricing Benchmark calculations and, therefore, could adversely affect the SOL price as reflected by the Pricing Benchmark.
The Pricing Benchmark is based on various inputs which include price data from various third-party SOL spot markets. The Benchmark Provider does not guarantee the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.
Right to change the pricing benchmark.
The Delegated Sponsor, in its sole discretion as a delegate of the Cayman Trustee, may cause the Trust to track (or price its portfolio based upon) a pricing benchmark or standard other than the Pricing Benchmark at any time, with prior notice to the Shareholders, if investment conditions change or the Delegated

Sponsor believes that another pricing benchmark or standard better aligns with the Trust’s investment objective and strategy. The Delegated Sponsor may make this decision for a number of reasons, including, but not limited to the following:
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Third parties may be able to purchase and sell SOL on public or private markets not included among the Constituent Exchanges, and such transactions may take place at prices materially higher or lower than the Pricing Benchmark price.

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There may be variances in the prices of SOL on the various Constituent Exchanges, including as a result of differences in fee structures or administrative procedures on different Constituent Exchanges.

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The prices on each Constituent Exchange or pricing source may not be equal to the value of an SOL as represented by the Pricing Benchmark.

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To the extent the Pricing Benchmark price differs materially from the actual prices available on a Constituent Exchange, or the global market price of SOL, the price of the Shares may no longer track, whether temporarily or over time, the global market price of SOL, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of SOL.

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To the extent market prices differ materially from the Pricing Benchmark price, investors may lose confidence in the Shares’ ability to track the market price of SOL, which could adversely affect the value of the Shares.

The Delegated Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance.
Risks related to pricing.
As set forth under “NAV Determinations” below, the Trust’s portfolio will be priced, including for purposes of determining the NAV, based upon the Pricing Benchmark. The price of SOL in U.S. Dollars or in other currencies available from other data sources may not be equal to the prices used to calculate the NAV.
The NAV or the Principal Market NAV of the Trust will change as fluctuations occur in the market price of the Trust’s SOL holdings as reflected in the Pricing Benchmark. Shareholders should be aware that the public trading price per Share may be different from the NAV and the Principal Market NAV for a number of reasons, including price volatility, trading activity, the closing of SOL trading platforms due to fraud, failure, security breaches or otherwise, and the fact that supply and demand forces at work in the secondary trading market for Shares are related, but not identical, to the supply and demand forces influencing the market price of SOL.
An Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share and the Trust will therefore maintain its intended fractional exposure to a specific amount of SOL per Share.
Shareholders also should note that the size of the Trust in terms of total SOL held may change substantially over time and as Baskets are created and redeemed.
In the event that the value of the Trust’s SOL holdings or SOL holdings per Share is incorrectly calculated, neither the Delegated Sponsor nor the Administrator will be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares.
Regulatory Risk
The SEC has previously taken the view that SOL was offered and sold as a “security,” and a court or regulator’s determination that SOL or any other digital asset is offered and sold as a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.
Depending on its characteristics, a digital asset may be considered to be offered and sold as a “security” under the federal securities laws. The test for determining whether a particular digital asset is offered and sold as a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that they did not consider SOL to be offered and sold as securities and does not currently consider SOL to be offered and sold as a security. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding SOL as commodity-based ETPs, appears to have implicitly taken the view that SOL is not offered and sold as a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not offered and sold as securities. On the other hand, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question were offered and sold as securities. The SEC under former SEC Chair Gensler’s leadership brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms has been offered and sold as securities.
For example, in June 2023, the SEC brought complaints against Binance (the “Binance Complaint”) and Coinbase (the “Coinbase Complaint”), alleging violations of a variety of securities laws. In its complaints, the SEC asserted that SOL, ADA, MATIC, FIL, ATOM, SAND, MANA, ALGO, AXS, COTI, CHZ, FLOW, ICP, NEAR, VGX, DASH and NEXO, has been offered and sold as securities under the federal securities laws. In addition, in November 2023, the SEC brought charges against Kraken (the “Kraken Complaint”), alleging that Kraken operated as an unregistered securities exchange, brokerage and clearing agency, and in its complaint the SEC again asserted that various digital assets were offered and sold as securities under the federal securities laws. In February 2025, a 60-day stay was granted in the SEC’s lawsuit against Binance in response to a joint request by both the SEC and Binance, which acknowledged that the SEC’s newly formed Crypto Task Force’s focus on developing a federal securities law framework for digital assets may resolve the case. Then in May 2025, the judge presiding over the Binance Complaint lawsuit granted the SEC and Binance’s joint motion for dismissal with prejudice. Dismissal of the Binance Complaint was preceded by the dismissal of both the Coinbase Complaint and Kraken Complaint in March of 2025. Several other digital asset market participants have also announced that the SEC informed them that the SEC was terminating its investigation or enforcement action into their firm. The final outcome of these and future lawsuits (to the extent not yet dismissed), their effect on the broader digital asset ecosystem and the reputational impact on industry participants, remain uncertain.
Whether a digital asset is offered and sold as a security under federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is offered and sold as a security by reference to whether it meets the tests developed by federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met may be difficult to resolve definitively, and substantive legal arguments can often be made both in favor of and against a particular digital asset as being offered and sold as a security or a particular offer and sale of a digital asset qualifying as a securities transaction under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve, though recent arguments advanced in ongoing litigation may suggest a lack of clarity as to whether the SEC believes the status of a digital asset can change over time. In March 2026, the SEC and CFTC issued an interpretive release (Release Nos. 33-11412; 34-105020) stating that a non-security digital asset can be “offered and sold subject to an investment contract,” and that a purchaser’s reasonable expectation of profits from the issuer’s “essential managerial efforts” determines whether a given offer or sale constitutes a securities transaction. The SEC and CFTC further stated that this connection is not permanent: once purchasers could no longer reasonably expect the issuer’s representations or promises regarding essential managerial efforts to remain operative, such as where the issuer has fulfilled those representations or promises, the asset “separates” from the investment contract and subsequent transactions are no longer subject to the federal securities laws. Separately, the SEC and CFTC stated that SOL is an example of a “digital commodity,” which is not itself a security, though it may be offered and sold as part of an investment contract depending on the facts and circumstances of a given transaction.
As part of determining whether SOL is offered and sold as a security or a transaction in SOL by the Delegated Sponsor is a securities transaction, for purposes of the federal securities laws, the Delegated Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases and their progeny, as well as reports, orders, press releases, public statements and speeches by the SEC, its commissioners and its staff providing guidance on when a digital asset may be a security or when an offer and sale of a digital asset may be a securities transaction for purposes of the federal securities laws. Through this process the Delegated Sponsor believes that it is applying the proper legal standards in determining that SOL is not offered and sold as a security in light of the uncertainties inherent in the Howey and Reves tests.
In light of the uncertainties and the fact-based nature of the analysis, the Delegated Sponsor acknowledges that the SEC, at least under former Chair Gensler’s leadership, had taken the position that SOL had been offered and sold as a security and the Delegated Sponsor’s conclusion, even if reasonable under the circumstances, would not necessarily preclude legal or regulatory action based on the purported presence of an offer and sale of a security.
As is the case with SOL, analyses from counsel typically review the often-complex facts surrounding a particular digital asset’s underlying technology, creation, use case and usage development, distribution and secondary-market trading as well as contributions of and marketing or promotional efforts by the individuals or organizations who appear to be involved in these activities, among other relevant facts, usually drawing on publicly available information. This information, usually found on the internet, often includes both information that originated with or is attributed to such individuals or organizations, as well as information from third-party sources and databases that may or may not have a connection to such individuals or organizations, and the availability and nature of such information can change over time. The Delegated Sponsor and counsel often have no independent means of verifying the accuracy or completeness of such information, and therefore of necessity usually must assume that such information is materially accurate and complete for purposes of the Howey and Reves analyses. After having gathered this information, counsel typically analyzes it in light of the Howey and Reves tests, in order to inform a judgment as to whether or not a federal court would conclude that the digital asset, or transactions in the digital asset, in question is or is not offered and sold as a security, or are or are not securities transactions, respectively, for purposes of the federal securities laws. Often, certain factors appear to support a conclusion that the digital asset in question, or transactions in the digital asset, is a security, or are or are not securities transactions, respectively, while other factors appear to support the opposite conclusion, and in such a case counsel endeavors to weigh the importance and relevance of the competing factors.
This analytical process is further complicated by the fact that, at present, federal judicial case law applying the relevant tests to digital assets is limited and in some situations inconsistent, as well as the fact that because each digital asset presents its own unique set of relevant facts, it is not always possible to directly analogize the analysis of one digital asset to another. Because of this factual complexity and the current lack of a well-developed body of federal case law applying the relevant tests to a variety of different fact patterns, the Delegated Sponsor has not in the past received, and currently does not expect that it would be able to receive, “opinions” of counsel stating that a particular digital asset, or transactions in the digital asset, is or is not offered and sold as a security, or are or are not securities transactions, respectively, for federal securities law purposes. The Delegated Sponsor understands that as a matter of practice, counsel is generally able to render a legal “opinion” only when the relevant facts are substantially ascertainable and the applicable law is both well-developed and settled. As a result, given the relative novelty of digital assets, the challenges inherent in fact-gathering for particular digital assets, and the fact that federal courts have only recently been tasked with adjudicating the applicability of federal securities law to digital assets, the Delegated Sponsor understands that at present counsel is generally not in a position to render a legal “opinion” on the securities law status of SOL or any other particular digital asset.
As such, notwithstanding the Delegated Sponsor’s receipt of advice from external counsel regarding he status of SOL under federal securities laws and the Delegated Sponsor’s view that SOL is not offered and sold as a security, and the Delegated Sponsor’s transactions in SOL are not securities transactions, the SEC under former SEC Chair Gensler’s leadership took, and a federal court may in the future take, a different view as to the security status of SOL.
If the Delegated Sponsor determines that SOL or transactions in SOL are offered and sold as a security or securities transactions, respectively, under the federal securities laws, whether that determination is initially made by the Delegated Sponsor itself, or because a federal court upholds an allegation that

SOL is offered and sold as a security, the Delegated Sponsor does not intend to permit the Trust to continue holding SOL in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). Because the legal tests for determining whether a digital asset is offered and sold as securities often leaves room for interpretation, for so long as the Delegated Sponsor believes there to be good faith grounds to conclude that the Trust’s SOL is not a security, the Delegated Sponsor does not intend to dissolve the Trust on the basis that SOL could at some future point be are determined to have been offered and sold as a security.
Any enforcement or other action by the SEC or a state securities regulator asserting that SOL or transactions in SOL are offered and sold as a security, or securities transactions, respectively, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of SOL, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset or transactions in that digital asset are determined to be offered and sold as a security or it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset are likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset or transactions in that digital asset are offered and sold as a security or securities transactions, respectively, by the SEC or another regulatory authority may have similar effects.
In addition, if SOL is determined to be offered or sold as a security by a federal court or transactions in SOL are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Delegated Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Delegated Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Delegated Sponsor to liquidate the Trust.
Moreover, whether or not the Delegated Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that the Trust’s assets include securities or the Trust’s transactions in digital assets constitute securities transactions, the Delegated Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. If the SEC or a federal court were to determine that SOL is offered and sold as a security or transactions in SOL are securities transactions, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that SOL is offered and sold as a security or transactions in SOL are securities transactions, the Trust itself may be terminated and, if practical, its assets liquidated.
There is a lack of consensus regarding the regulation of digital assets, including SOL.
Regulation of digital assets continues to evolve across different jurisdictions worldwide, which may cause uncertainty and insecurity as to the legal and tax status of a given digital asset. As SOL and digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies have been examining the operations of digital asset networks, digital asset users and the digital asset spot market. Many of these state and federal agencies have brought enforcement actions and issued advisories and rules relating to digital asset markets. Ongoing and future regulatory actions with respect to digital assets generally or any single digital asset in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares and/or the ability of the Trust to continue to operate.
The transparency of blockchains has in the past facilitated investigations by law enforcement agencies. However, certain privacy-enhancing features have been or are expected to be introduced to a number of digital asset networks, and these features may provide law enforcement agencies with less visibility into transaction histories. Although no regulatory action has been taken to treat privacy-enhancing digital assets differently, this may change in the future.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or commodity pools under the CEA.
The 1940 Act establishes a comprehensive federal regulatory framework for investment companies. Regulation of investment companies under the 1940 Act is designed to, among other things: prevent insiders from managing the companies to their benefit and to the detriment of public investors; prevent the inequitable or discriminate issuance of investment company securities and prevent the use of unsound or misleading methods of computing asset values. For example, registered investment companies subject to the 1940 Act must have a board of directors, a certain minimum percentage of whom must be independent (generally, at least a majority). Further, after an initial two-year period, such registered investment companies’ advisory and sub-advisory contracts must be annually reapproved by a majority of (1) the entire board of directors and (2) the independent directors. Additionally, such registered investment companies are subject to prohibitions and restrictions on transactions with their affiliates and required to maintain fund assets with special types of custodians (generally, banks or broker-dealers). Moreover, such registered investment companies are subject to significant limits on the use of leverage, as well as limits on the form of capital structure and the types of securities a registered fund can issue.
The Trust is not registered as an investment company under the 1940 Act, and the Delegated Sponsor believes that the Trust is not permitted or required to register under such act. Consequently, Shareholders do not have the regulatory protections provided to investors in investment companies.
The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Delegated Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Delegated Sponsor nor the Trustees are subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the operation of the Trust. Consequently, Shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.
Future and current laws and regulations by a United States or foreign government or quasi-governmental agencies could have an adverse effect on an investment in the Trust.
The regulation of SOL and related products and services continues to evolve, may take many different forms and will, therefore, impact SOL and its usage in a variety of manners. The inconsistent, unpredictable, and sometimes conflicting regulatory landscape may make it more difficult for SOL businesses to provide services, which may impede the growth of the SOL economy and have an adverse effect on consumer adoption of SOL. There is a possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to operate. Additionally, changes to current regulatory determinations of SOL’s status as not being offered and sold as a security, changes to regulations surrounding SOL digital asset futures or derivatives or other related products, or actions by a United States or foreign government or quasi-governmental agencies exerting regulatory authority over SOL, the Solana network, SOL trading, or related activities impacting other parts of the digital asset market, may adversely impact SOL and therefore may have an adverse effect on the value of your investment in the Trust.
A number of jurisdictions worldwide have adopted prohibitions or restrictions on SOL trading and other activity relating to virtual currencies and digital assets which could negatively affect SOL prices or demand. For instance, some observers believe that Chinese governmental regulatory actions regarding digital asset validating and trading activity were one factor that contributed to the drawdowns in global SOL prices in May 2021.
The legal status of SOL and other digital assets varies substantially from country to country. In many countries, the legal status of SOL is still undefined or changing. Some countries have deemed the usage of certain digital assets illegal. Other countries have banned digital assets or securities or derivatives in respect to them (including for certain categories of investors), banned the local banks from working with digital assets or have restricted digital assets in other ways. For example, SOL and other digital assets currently face an uncertain regulatory landscape in many foreign jurisdictions, such as the European Union, China, the United Kingdom, Australia, Russia, Israel, Poland, India and Canada. In some countries, such as the United States, different government agencies define digital assets differently, leading to further regulatory conflict and uncertainty.

In addition, cybersecurity attacks by state actors, particularly for the purpose of evading international economic sanctions, are likely to attract additional regulatory scrutiny to the acquisition, ownership, sale and use of digital assets, including SOL. The effect of any existing regulation or future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.
In March 2026, the SEC and CFTC issued a joint interpretation that classifies SOL as a “digital commodity.” Therefore, the CFTC may have jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for SOL. The CFTC may pursue enforcement actions relating to fraud and manipulation involving SOL and SOL markets. Beyond instances of fraud or manipulation, the CFTC generally would not oversee cash or spot market exchanges or transactions involving SOL that do not use collateral, leverage, or financing.
Various foreign jurisdictions have adopted, and may continue to adopt in the near future, laws, regulations or directives that affect SOL, particularly with respect to SOL spot markets, trading venues and service providers that fall within such jurisdictions’ regulatory scope. Countries may, in the future, explicitly restrict, outlaw or curtail the acquisition, use, trade or redemption of SOL. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in these jurisdictions as well as in the United States and elsewhere, or otherwise negatively affect the value of SOL, and, in turn, the value of the Shares.
Any change in regulation in any particular jurisdiction may impact the supply and demand of that specific jurisdiction and other jurisdictions due to the global network of exchanges for SOL, as well as composite prices used to calculate the underlying value of the Trust’s SOL, as such data sources span multiple jurisdictions.
Future legal or regulatory developments may negatively affect the value of SOL or require the Trust or the Delegated Sponsor to become registered with the SEC or CFTC, which may cause the Trust to incur unforeseen expenses or liquidate.
Current and future legislation, SEC and CFTC rulemaking, and other regulatory developments may impact the manner in which SOL are treated for classification and clearing purposes. In particular, although SOL is currently understood to be a commodity when transacted on a spot basis, SOL itself in the future might be classified by the CFTC as a “commodity interest” under the CEA, subjecting all transactions in SOL to full CFTC regulatory jurisdiction. Alternatively, in the future SOL might be classified by the SEC or one or more federal courts as being offered and sold as a “security” under U.S. federal securities laws. For example, at least one federal court has already ruled that the SEC has plausibly alleged that SOL was offered and sold to investors without registration in transactions that amounted to “investment contracts” (and therefore securities), in violation of the 1933 Act (notably, the finality of this determination remains pending in light of a settlement reached by the SEC). In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. In particular, the Trust may be required to rapidly unwind its entire position in SOL at potentially unfavorable prices and potentially terminate, in the event that transactions of SOL were determined to fall under the definition of being offered and sold as securities under U.S. securities laws. If the Cayman Trustee decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to Shareholders. As of the date of this Prospectus, the Delegated Sponsor is not aware of any rules that have been proposed to regulate SOL as a commodity interest or as being offered and sold as a security.
To the extent that SOL is determined to be offered or sold as a security, the Trust and the Delegated Sponsor may also be subject to additional regulatory requirements, including under the 1940 Act, and the Delegated Sponsor may be required to register as an investment adviser under the Advisers Act. If the Delegated Sponsor determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders. Alternatively, compliance with these requirements could result in additional expenses to the Trust or significantly limit the ability of the Trust to pursue its investment objective.

To the extent that SOL is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Delegated Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Delegated Sponsor may be required to register as a commodity pool operator or commodity trading advisor with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Delegated Sponsor and/or the Trust determines not to comply with such additional regulatory and registration requirements, the Cayman Trustee may terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to Shareholders.
In a number of complaints in federal courts against digital asset exchanges, the SEC has specifically and repeatedly sought to assert regulatory authority over SOL and has expressed the view that offers and sales of SOL should be classified and treated as offers and sales of securities for purposes of U.S. federal securities laws. These claims have been found to be plausible by at least one federal court, the District Court of the Southern District of New York. The SEC has also commented on SOL and Solana-related market developments and has taken action against investment schemes involving Solana. For example, in a recent letter regarding the SEC’s review of proposed rule changes to list and trade shares of certain bitcoin-related investment vehicles on public markets, the SEC staff stated that it has significant investor protection concerns regarding the markets for digital assets, including the potential for market manipulation and fraud. In March 2018, it was reported that the SEC was examining as many as 100 investment funds with strategies focused on digital assets. In March 2026, the SEC and CFTC issued an interpretation that classifies digital assets into five categories: (i) digital commodities; (ii) digital collectibles; (iii) digital tools; (iv) stablecoins; and (v) digital securities. The SEC and CFTC stated that digital commodities, digital collectibles, and digital tools are not themselves securities; the interpretation’s examples of digital commodities include SOL. However, as with any asset that is not a security, a non-security digital asset can be offered and sold subject to an investment contract, which is a security. The reported focus of the examinations is on the accuracy of risk disclosures to investors in these funds, digital asset pricing practices, and compliance with rules meant to prevent the theft of investor funds, as well as on information gathering so that the SEC can better understand new technologies and investment products. It has further been reported that some of these funds have received subpoenas from the SEC’s Enforcement Division. The SEC also determined that certain digital assets are securities under the U.S. securities laws. In these determinations, the SEC reasoned that the unregistered offer and sale of digital assets can, in certain circumstances, including ICOs, be considered illegal public offering of securities. A significant amount of funding for digital asset startups has come from ICOs, and if ICOs are halted or face obstacles, or companies that rely on them face legal action or investigation, it could have a negative impact on the value of digital assets, including SOL. Finally, the SEC’s Division of Examinations (then the Office of Compliance Inspections and Examinations (“OCIE”)) has stated that digital assets and SEC-registrants transacting in digital assets were an examination priority for 2024. In particular, OCIE intended to focus its examination on the offer, sale, recommendation of, advice regarding, trading in, and other activities in digital assets or related products by SEC-registrants.
If regulatory changes or interpretations of an Authorized Participant’s, the Trust’s or the Delegated Sponsor’s activities require the regulation of an Authorized Participant, the Trust or the Delegated Sponsor as a money service business under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act or as a money transmitter or digital asset business under state regimes for the licensing of such businesses, an Authorized Participant, the Trust or the Delegated Sponsor may be required to register and comply with such regulations, which could result in extraordinary, recurring and/or nonrecurring expenses to the Authorized Participant, Trust or Delegated Sponsor or increased commissions for the Authorized Participant’s clients, thereby reducing the liquidity of the Shares.
To the extent that the activities of any Authorized Participant, the Trust or the Delegated Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, such Authorized Participant, the Trust or the Delegated Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Delegated Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under NYDFS’ BitLicense regulation.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Delegated Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Delegated Sponsor decide to seek the required licenses, there is no guarantee that they will receive them in a timely manner. In addition, to the extent an Authorized Participant, the Trust, or the Delegated Sponsor is found to have operated without appropriate state or federal licenses, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm the reputation of the Authorized Participant, the Trust or the Delegated Sponsor and affect the value of the Shares. Furthermore, an Authorized Participant, the Trust, or the Delegated Sponsor may not be able to acquire necessary state licenses or be capable of complying with certain federal or state regulatory obligations applicable to money services businesses, money transmitters, and businesses engaged in digital asset activity in a timely manner. The Authorized Participant may also instead decide to terminate its role as Authorized Participant of the Trust, or the Cayman Trustee may decide to terminate the Trust. Termination by the Authorized Participant may decrease the liquidity of the Shares, which may adversely affect the value of the Shares, and any termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the Shareholders.
Tax Risk
The ongoing activities of the Trust may generate tax liabilities for Shareholders.
As described below under “United States Federal Income Tax Consequences — Taxation of U.S. Shareholders,” it is expected that each Shareholder will include in the computation of their taxable income their proportionate share of the taxable income and expenses of the Trust, including gains and losses realized in connection with the use or sale of SOL to pay Trust expenses, or facilitate redemption transactions, and make distributions, as well as any amounts received in connection with staking, as applicable. The Trust anticipates making distributions to Shareholders as required under applicable IRS guidance, but if were not required to do so and/or if the amounts distributed differ in timing or amount from the amounts required to be reported as income for Shareholders, any tax liability that a Shareholder incurs as a result of holding Shares will need to be satisfied from some other source of funds. If a Shareholder sells Shares in order to raise funds to satisfy such a tax liability, the sale itself may generate additional taxable gain or loss.
The tax treatment of SOL and transactions involving SOL for United States federal income tax purposes may change.
Under current IRS guidance, SOL is treated as property, not as currency, for U.S. federal income tax purposes and transactions involving payment in SOL in return for goods and services are treated as barter exchanges. Such exchanges result in capital gain or loss measured by the difference between the price at which SOL is exchanged and the taxpayer’s basis in the SOL. However, because SOL is a new technological innovation, because IRS guidance has taken the form of administrative pronouncements that may be modified without prior notice and comment, and because there is as yet little case law on the subject, the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL may change from that described in this Prospectus, possibly with retroactive effect. Any such change in the U.S. federal income tax treatment of SOL may have a negative effect on prices of SOL and may adversely affect the value of the Shares. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving SOL. In addition, the IRS and U.S. Treasury Department have promulgated final Treasury regulations regarding the tax information reporting and basis rules for digital asset transactions, as well as guidance regarding certain investment trusts staking digital assets. While the U.S. Treasury Department and the IRS have started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.
Investors should consult their personal tax advisors before making any decision to purchase the Shares of the Trust. Additionally, the tax considerations contained herein are in summary form and may not be used as the sole basis for the decision to invest in the Shares from a tax perspective, since the individual situation of each investor must also be taken into account. Accordingly, the considerations regarding taxation contained herein do not constitute any sort of material information or tax advice nor are they in any way to be construed as a representation or warranty with respect to specific tax consequences.
The tax treatment of SOL and transactions involving SOL for state and local tax purposes is not settled.
Because SOL is a new technological innovation, the tax treatment of SOL for state and local tax purposes, including without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of SOL for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of SOL may have negative consequences, including the imposition of a greater tax burden on investors in SOL or the imposition of a greater cost on the acquisition and disposition of SOL generally. Moreover, it cannot be ruled out that the tax treatment by tax authorities and courts could be interpreted differently or could be subject to changes in the future. Any such treatment may have a negative effect on prices of SOL and may adversely affect the value of the Shares.
The taxation of SOL and associated companies can vary significantly by jurisdiction and is subject to risk of significant revision. Such revision, or the application of new tax schemes or taxation in additional jurisdictions, may adversely impact the Trust’s performance. Before making a decision to invest in the Trust, investors should consult their local tax advisor on taxation.
A hard “fork” of the Solana blockchain or airdrop could result in Shareholders incurring a tax liability.
The Trust intends to disclaim any digital assets created by a fork of the Solana blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Solana network results in holders of SOL receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.
If a hard fork occurs in the Solana blockchain and the Trust claims the new forked asset, the Trust could hold both the original SOL and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of digital assets is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the SOL Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
Likewise, under the IRS guidance on airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt Shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt Shareholder should consult its tax adviser regarding whether such Shareholder may recognize UBTI as a consequence of an investment in Shares.
SOL staking may result in adverse tax consequences for Shareholders.
The staking of the Trust’s SOL is expected to result in the Trust’s receipt of amounts received in connection with staking in the form of additional SOL. Any such rewards are expected to be treated as ordinary income for U.S. federal income tax purposes. Thus, the Trust’s receipt of rewards derived from SOL staking activities could result in beneficial owners of Shares incurring tax liability which may not correspond in amount or timing with any associated distribution from the Trust. Additionally, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income, U.S. withholding taxes or taxable income effectively connected with a U.S. trade or business. The U.S. federal income tax treatment of staking may change from that described in this Prospectus, possibly with retroactive effect.

The treatment of staking in a grantor trust for U.S. federal income tax purposes is still developing.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. On November 10, 2025, the Treasury Department and IRS issued guidance providing a safe harbor for certain staking activities with an investment trust treated as a grantor trust for U.S. federal income tax purposes. The requirements under the safe harbor and under existing law are subject to interpretation. If the Trust were viewed as undertaking the types of activities that would not be allowable for U.S. federal income tax purposes, then the Trust could lose its income tax status as a grantor trust, and the Trust could be reclassified as a partnership. If the Trust were reclassified as a partnership, a more complex reporting regime would apply, and Shareholders would receive a Form K-1. If the Trust were reclassified as a partnership but did not satisfy a safe harbor or exception to the publicly traded partnership rules, it could be reclassified as a corporation, which would subject the Trust to corporate level tax, and the Shareholder’s return on investment would likely be affected.
The intended tax treatment of the Trust will limit the flexibility of the Trust’s investment decisions.
The Trust is intended to be a grantor trust for U.S. federal income tax purposes. A grantor trust is not permitted to vary the investment portfolio of the Shareholders to take advantage of market fluctuations. Thus, the Delegated Sponsor may allow the Trust to hold when an actively managed fund would sell. The Delegated Sponsor may distribute proceeds when an actively managed fund would reinvest the proceeds. In addition, a fund treated as a grantor trust may not participate in trading or lending activity without raising a risk of change in status. This means that the returns of the Trust may be less than a successfully actively managed fund.
Other Risks
The Exchange on which the Shares are listed may halt trading in the Trust’s Shares, which would adversely impact a Shareholder’s ability to sell Shares.
The Trust’s Shares are expected to be listed for trading on the Exchange under the market symbol “MSOL.” Trading in Shares may be halted due to market conditions or, in light of the Exchange rules and procedures, for reasons that, in the view of the Exchange, make trading in Shares inadvisable. In addition, trading is subject to trading halts or pauses caused by extraordinary market volatility pursuant to “circuit breaker” rules and/or “limit up/limit down” rules that require trading to be halted or paused for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Trust’s Shares will continue to be met or will remain unchanged.
The liquidity of the Shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the Shares.
In the event that one or more Authorized Participants or market makers that have substantial interests in the Trust’s Shares withdraw or “step away” from participation in the purchase (creation) or sale (redemption) of the Trust’s Shares, the liquidity of the Shares will likely decrease, which could adversely affect the market price of the Shares and result in Shareholders incurring a loss on their investment.
The market infrastructure of the SOL spot market could result in the absence of active Authorized Participants able to support the trading activity of the Trust, which would affect the liquidity of the Shares in the secondary market and make it difficult to dispose of Shares.
SOL is extremely volatile, and concerns exist about the stability, reliability and robustness of many spot markets where SOL trade. In a highly volatile market, or if one or more spot markets supporting the SOL market faces an issue, it could be extremely challenging for any Authorized Participants to provide continuous liquidity in the Shares. There can be no guarantee that the Delegated Sponsor will be able to find an Authorized Participant to actively and continuously support the Trust.

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect Shareholders’ investment in the Shares.
Only Authorized Participants may create or redeem Baskets. All other Shareholders that desire to purchase or sell Shares must do so through the Exchange or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share or the Principal Market NAV per Share.
The Delegated Sponsor relies heavily on key personnel. The departure of any such key personnel could negatively impact the Trust’s operations and adversely impact an investment in the Trust.
The Delegated Sponsor relies heavily on key personnel to manage its activities. These key personnel intend to allocate their time managing the Trust in a manner that they deem appropriate. If such key personnel were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of the Delegated Sponsor.
Shareholders have no right or power to take part in the management of the Trust. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the management of the Trust to the Trustees and the Delegated Sponsor.
In addition, certain personnel performing services on behalf of the Delegated Sponsor will be shared with the respective affiliates of the Delegated Sponsor, including with respect to execution, Trust operations and legal, regulatory and tax oversight. Such individuals will devote a small percentage of their time to those activities.
Additionally, there can be no assurance that all of the personnel who provide services to the Trust will continue to be associated with the Trust for any length of time. The loss of the services of one or more such individuals could have an adverse impact on the Trust’s ability to realize its investment objective.
The Trust is new, and if it is not profitable, the Trust may terminate and liquidate at a time that is disadvantageous to Shareholders.
The Trust is new. If the Trust does not attract sufficient assets to remain open (such as, for example, where the current and anticipated total assets of the Trust relative to the current and anticipated total expenses of the Trust would make continued operation of the Trust impracticable), then the Trust could be terminated and liquidated at the direction of the Delegated Sponsor (or required to do so because it is delisted by the Exchange). Termination and liquidation of the Trust could occur at a time that is disadvantageous to Shareholders. When the Trust’s assets are sold as part of the Trust’s liquidation, the resulting proceeds distributed to Shareholders may be less than those that may be realized in a sale outside of a liquidation context.
The exclusive jurisdiction for certain types of actions and proceedings and waiver of trial by jury clauses set forth in the Trust Agreement may have the effect of limiting a Shareholder’s rights to bring legal action against the Trust and could limit a purchaser’s ability to obtain a favorable judicial forum for disputes with the Trust.
The Trust Agreement provides that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware will be the exclusive jurisdiction for any claims, suits, actions or proceedings. However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
By purchasing Shares in the Trust, Shareholders waive certain claims that the courts of the state of Delaware and any federal courts located in Wilmington, Delaware is an inconvenient venue or is otherwise inappropriate. As such, Shareholders could be required to litigate a matter relating to the Trust in a Delaware court, even if that court may otherwise be inconvenient for the Shareholder.

The Trust Agreement also waives the right to trial by jury in any such claim, suit, action or proceeding, provided that causes of actions for violations of the Exchange Act or the 1933 Act will not be governed by the waiver of the right to trial by jury provision of the Trust Agreement. If a lawsuit is brought against the Trust, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have, including results that could be less favorable to the plaintiffs in any such action. By purchasing Shares in the Trust, Shareholders waive a right to a trial by jury which may limit a Shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Trust.
Shareholders may be adversely affected by creation or redemption orders that are subject to postponement, suspension or rejection under certain circumstances.
The Trust may, in its discretion, suspend the right of creation or redemption or may postpone the redemption or purchase settlement date, for (1) any period during which an emergency exists as a result of which the fulfillment of a purchase order or the redemption distribution is not reasonably practicable (for example, as a result of a significant technical failure, power outage, or network error), or (2) such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders of the Trust (for example, where acceptance of the total deposit required to create each Basket (“Creation Basket Deposit”) would have certain adverse tax consequences to the Trust or its Shareholders). In addition, the Trust may reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. Suspension of creation privileges may adversely impact how the Shares are traded and arbitraged on the secondary market, which could cause them to trade at levels materially different (premiums and discounts) from the fair value of their underlying holdings.
Shareholders may be adversely affected by an overstatement or understatement of the NAV or the Principal Market NAV calculation of the Trust due to the valuation methodology employed on the date of the NAV or the Principal Market NAV calculation.
The value established by using the Pricing Benchmark may be different from what would be produced through the use of another methodology. SOL valued using techniques other than those employed by the Pricing Benchmark, including SOL investments that are “fair valued,” may differ from the value established by the Pricing Benchmark.
Shareholders do not have the rights enjoyed by investors in certain other vehicles and may be adversely affected by a lack of statutory rights and by limited voting and distribution rights.
The Shares have limited voting and distribution rights. For example, Shareholders do not have the right to elect directors, the Trust may enact splits or reverse splits without Shareholder approval, and the Trust is not required to pay regular distributions, although the Trust may pay distributions at the discretion of the Delegated Sponsor.
The Trust Agreement includes a provision restricting Shareholders’ right to bring a derivative action.
Under Section 7.04 of the Trust Agreement, Shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third-party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e) of the Delaware

Statutory Trust Act, the Trust Agreement provides that no Shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who are eligible to bring such derivative action under the Delaware Trust Statute and who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. “Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity; and “Person” means any natural person and any partnership, limited liability company, statutory trust, corporation, association, or other legal entity.
In addition to the 10% ownership threshold described above, the Trust Agreement imposes the following further procedural conditions on any Shareholder seeking to bring a derivative action on behalf of the Trust: (1) prior to bringing any such action, two or more non-affiliated Shareholders collectively holding at least 10% of the outstanding Shares must first make a pre-suit demand upon the Cayman Trustee to bring the subject action, unless an effort to cause the Cayman Trustee to bring such an action is not likely to succeed (a demand shall only be deemed not likely to succeed, and therefore excused, if the Cayman Trustee has a personal financial interest in the transaction at issue, and the Cayman Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Cayman Trustee receives remuneration for his or her service as Cayman Trustee of the Trust or as a trustee or director of one or more trusts that are under common management with or otherwise affiliated with the Trust); and (2) unless a demand is excused pursuant to clause (1) of this paragraph, the Cayman Trustee must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim and the Cayman Trustee shall be entitled to retain counsel or other advisors in considering the merits of the request, and the Cayman Trustee shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Cayman Trustee determines not to take action. Any decision by the Cayman Trustee to bring, maintain, or compromise (or not to bring, maintain, or compromise) any such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Cayman Trustee in good faith and shall be binding upon the Shareholders. In addition to claims that must be brought derivatively under applicable law, the Trust Agreement requires that any claim affecting all Shareholders of the Trust proportionately, based on their number of Shares of the Trust, must also be brought as a derivative claim subject to these conditions, regardless of whether such claim involves a violation of a Shareholder’s rights under the Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim (and regardless, in each case, of whether such claims sound in tort, fraud or otherwise, or are based on common law, statutory, equitable, legal or other grounds).
These provisions apply to any derivative actions brought in the name of the Trust other than derivative claims brought under the federal U.S. securities laws and the rules and regulations thereunder. The enforceability of Section 7.04’s derivative action threshold and procedural requirements under applicable federal or state law has not been definitively established. The 10% ownership threshold and procedural requirements represent contractual restrictions on derivative actions authorized by Section 3816(e) of the Delaware Statutory Trust Act, which expressly permits trust instruments to modify or restrict the rights of beneficial owners to bring derivative actions. However, the application of such a threshold in the context of a registered exchange-traded product has not been comprehensively addressed by the courts. Accordingly, it is possible that a court could decline to enforce the Trust’s 10% threshold and procedural requirements.
A Shareholder wishing to bring a derivative action on behalf of the Trust must satisfy both the 10% ownership threshold and the pre-suit demand process described above before commencing any such action, suit or other proceeding, further limiting the ability of a Shareholder to seek redress in the name of the Trust. Due to these additional requirements, a Shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other Shareholders with which it is not affiliated and that have sufficient Shares to meet the 10% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding.

Shareholders wishing to satisfy this ownership threshold would need to identify and coordinate with other Shareholders of the Trust. Because the Trust’s Shares are held in book-entry form through the Depository Trust Company (“DTC”) and beneficial ownership information is not publicly available, individual investors may face substantial difficulty in locating other Shareholders. There is no mechanism established by the Trust to facilitate such shareholder coordination, and the Trust is not required to assist Shareholders in identifying one another. Accordingly, even Shareholders who believe they have a legitimate derivative claim may, as a practical matter, be unable to satisfy the 10% threshold and bring an action. Even if successful, this may be difficult and may result in increased costs to a Shareholder attempting to seek redress in the name of the Trust in court.
Moreover, if Shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such Shareholders are unable to maintain Share ownership meeting the 10% threshold throughout the duration of the action, suit or proceeding, such Shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a Shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such Shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust.
Because the Trust’s Shares are held in book-entry form through DTC, the beneficial owners of Shares are generally not reflected on the Trust’s share register. Accordingly, any shareholder or group of Shareholders seeking to establish that they collectively hold at least 10% of the outstanding Shares must provide documentary evidence of their beneficial ownership as of the date of the derivative demand. Acceptable evidence may include broker statements, DTC participant confirmations, account statements from a registered broker-dealer or bank that is a DTC participant, or such other documentation as the Trust may reasonably require.

SOL, SOL MARKETS AND REGULATION OF SOL
This section of the Prospectus provides a more detailed description of SOL, including information about the historical development of SOL, how a person holds SOL, how to use SOL in transactions, how to trade SOL, the spot markets where SOL can be bought, held and sold, the Solana OTC market and SOL validating.
Solana and Solana Network
SOL is a digital asset which serves as the unit of account on the open-source, peer-to-peer Solana network (“Solana” or “Solana network”). SOL may be used to pay for goods and services, stored for future use, or converted to a fiat currency. The value of SOL is not backed by any government, corporation, or other identified body.
The value of SOL is determined in part by the supply of and demand for SOL in the markets for exchange that have been organized to facilitate the trading of SOL. As of July 6, 2026, SOL had a total market capitalization of approximately $47.63 billion, per CoinMarketCap. No single entity owns or operates the Solana network. The Solana network is accessed through software and governs SOL’s creation and movement. The source code for the Solana network is open-source, and anyone can contribute to its development. The Solana network is governed by a set of rules that are commonly referred to as the “Solana protocol.”
The Solana software source code allows for the creation of decentralized applications (“DApps”) that are supported by a transaction protocol referred to as “smart contracts,” which includes the cryptographic operations that verify and secure SOL transactions. A smart contract operates by a predefined set of rules (i.e., “if/then statements”) that allows it to automatically execute code the same way on any Solana node on the network. Such actions taken by the pre-defined set of rules are not necessarily contractual in nature, but are intended to eliminate the involvement of a third party for carrying out code execution on behalf of users, making the system more decentralized, while empowering developers to create a wide range of applications layering together different smart contracts. Smart contracts can be utilized across several different applications ranging from art to finance. Currently, one of the most popular applications is the use of smart contracts for underpinning the operability of decentralized financial services (“DeFi”), which consist of numerous highly interoperable protocols and applications. DeFi offers many opportunities for innovation and has the potential to create an open, transparent, and immutable financial infrastructure, with democratized access.
The release of updates to the network’s source code by developers does not guarantee that the updates will be automatically adopted by the other participants. Users and validators must accept any changes made to the source code by downloading the proposed modification and that modification is effective only with respect to those users and validators who choose to download it. As a practical matter, a modification to the source code becomes part of the Solana network only if it is accepted by participants that collectively have a majority of the processing power on the Solana network.
If a modification is accepted by only a percentage of users and validators, a division will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.”
New SOL is created as a result of the “staking” of SOL by validators. In the Solana network, validators stake SOL to compete to be randomly selected to validate transactions. Validation activities include verifying transactions, storing data, and adding to the Solana blockchain. Validators are rewarded SOL in proportion to the amount of SOL staked. SOL holders do not have to stake a minimum amount of SOL to become a Solana validator. The Solana network provides the ability to execute peer-to-peer transactions to realize, via smart contracts, automatic, conditional transfer of value and information, including money, voting rights, and property.
Assets in the Solana network are held in accounts. Each account, or “wallet,” is made up of at least two components: a public address and a private key. A Solana private key controls the transfer or “spending” of SOL from its associated public SOL address. A SOL “wallet” is a collection of public Solana addresses and their associated private key(s). This design allows only the owner of SOL to send SOL, the intended recipient of SOL to receive it, and the validation of the transaction and ownership to be verified by any third party anywhere in the world.
The Solana network employs a two-tier fee system, combining a small, fixed base fee and an optional priority fee. Solana’s base fee for every transaction is currently set at 0.000005 SOL. Users can choose to pay an optional priority fee to speed-up their transaction processing during periods of high network traffic. Unlike some other blockchains, Solana does not collect transaction fees in a central vault. Rather, Solana pools transaction fees in the recipient’s account. Half of all transaction fees are burned to combat inflation. The other half of all transaction fees goes directly to the leader validator who proposed the specific block.
The Solana network introduced the PoH timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH operates by affixing a timestamp to every action occurring within the blockchain. The timestamps are linked together, establishing consensus on the precise sequence of events. The proof-of-history consensus mechanism may subject Solana and SOL to new and unexpected vulnerabilities not applicable to proof-of-work and proof-of-stake consensus models.
Overview of the Solana Network’s Operations
In order to own, transfer or use SOL directly on the Solana network on a peer-to-peer basis (as opposed to through an intermediary, such as a custodian or centralized exchange), a person generally must have internet access to connect to the Solana network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana network of the transaction by broadcasting the transaction data to its network peers. The Solana network provides confirmation against double-spending by memorializing every peer-to-peer transaction in the Solana blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending of peer-to-peer transactions is accomplished through the Solana network validation process, which adds “blocks” of data, including recent transaction information, to the Solana blockchain.
Smart Contracts and Development on the Solana network
Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.
Development on the Solana network involves building more complex tools on top of smart contracts, such as DApps; organizations that are autonomous, known as decentralized autonomous organizations; and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions. Moreover, the Solana network has also been used as a platform for creating new digital assets and conducting their associated initial coin offerings.
More recently, the Solana network has been used for DeFi or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. As of December 31, 2025, approximately $8.0 billion was being used as collateral on DeFi platforms on the Solana network.
In addition, the Solana network and other smart contract platforms have been used for creating non-fungible tokens (“NFTs”). Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution. NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.
Summary of a SOL Transaction
Prior to engaging in SOL transactions directly on the Solana network, a user generally must first install on its computer or mobile device a Solana network software program that will allow the user to generate a private and public key pair associated with a SOL address. The Solana network software program and the SOL address also enable the user to connect to the Solana network and transfer SOL to, and receive SOL from, other users.
Each Solana network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive SOL, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key. Wallets that are used to store cryptographic keys can be “hot” or “cold.” A hot wallet is connected to the internet, and is thus readily available to facilitate trading, but may be more vulnerable to hacking. A cold wallet is a wallet that stores cryptographic keys offline, such as on a computer that has no internet access, a segregated piece of hardware, or a piece of paper.
Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor The resulting digitally validated transaction is sent by the user’s Solana network software program to the Solana network validators to allow transaction confirmation.
Solana network validators record and confirm transactions when they validate and add blocks of information to the Solana blockchain. When a validator validates a block, it creates that block, which includes data relating to (i) newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.
Upon the addition of a block of SOL transactions, the Solana network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana blockchain and reflect an adjustment to the SOL balance in each party’s Solana network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana blockchain, it is irreversible. Some SOL transactions are conducted “off-blockchain” and are therefore not recorded in the Solana blockchain.
Some “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a digital asset exchange. In contrast to on-blockchain transactions, which are publicly recorded on the Solana blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana network and do not reflect a movement of SOL between addresses recorded in the Solana blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of SOL ownership is not protected by the protocol behind the Solana network or recorded in, and validated through, the blockchain mechanism.

SOL Markets and Exchanges
SOL can be transferred in direct peer-to-peer transactions through the direct sending of SOL over the Solana blockchain from one SOL address to another. Among end-users, SOL can be used to pay other members of the Solana network for goods and services under what resembles a barter system. Consumers can also pay merchants and other commercial businesses for goods or services through direct peer-to-peer transactions on the Solana blockchain or through third-party service providers.
In addition to using SOL to engage in transactions, investors may purchase and sell SOL to speculate as to the value of SOL in the SOL market, or as a long-term investment to diversify their portfolio. The value of SOL within the market is determined, in part, by the supply of and demand for SOL in the global SOL market, market expectations for the adoption of SOL as a store of value, the number of merchants that accept SOL as a form of payment, and the volume of peer-to-peer transactions, among other factors.
SOL spot markets typically permit investors to open accounts with the market and then purchase and sell SOL via websites or through mobile applications. Prices for trades on SOL spot markets are typically reported publicly. An investor opening a trading account on a digital asset trading platform must deposit an accepted government-issued currency into its account with the trading platform, or a previously acquired digital asset, before they can purchase or sell assets on the trading platform. The process of establishing an account with a digital asset trading platform and trading SOL is different from, and should not be confused with, the process of users sending SOL from one SOL address to another SOL address on the Solana blockchain. This latter process is an activity that occurs on the Solana network, while the former is an activity that occurs entirely within the order book operated by the digital asset trading platform. The digital asset trading platform typically records the investor’s ownership of SOL in its internal books and records, rather than on the Solana blockchain. The digital asset trading platform ordinarily does not transfer SOL to the investor on the Solana blockchain unless the investor makes a request to the exchange to withdraw the SOL in their trading platform trading account to an off-platform SOL wallet. According to CoinGlass, as of July 1, 2026, the top five SOL spot trading markets in terms of market value were Binance, OKX, Bybit, Coinbase and Bitfinex.
Outside of the spot markets, SOL can be traded over the counter (“OTC”). The OTC market is largely institutional in nature, and OTC market participants generally consist of institutional entities, such as firms that offer two-sided liquidity for SOL, investment managers, proprietary trading firms, high-net-worth individuals that trade SOL on a proprietary basis, entities with sizeable SOL holdings, and family offices. The OTC market provides a relatively flexible market in terms of quotes, price, quantity, and other factors, although it tends to involve large blocks of SOL. The OTC market has no formal structure and no open-outcry meeting place. Parties engaging in OTC transactions will agree upon a price — often via phone or email — and then one of the two parties will then initiate the transaction. For example, a seller of SOL could initiate the transaction by sending the SOL to the buyer’s SOL address. The buyer would then wire U.S. dollars to the seller’s bank account. OTC trades are sometimes hedged and eventually settled with concomitant trades on digital asset trading platforms.
In addition, trading of SOL futures occurs on exchanges in the United States regulated by the CFTC. As of August 29, 2025, regulated SOL futures represented approximately $334 million per day on average in notional trading volume on Chicago Mercantile Exchange (“CME”). SOL futures on CME traded around $154 million per day in the period ending August 29, 2025 and represented around $281 million in open interest per day.
Futures contracts may be physically-settled or cash-settled. SOL futures are generally traded on commodity exchanges registered with the CFTC. “Cash-settled” means that when the relevant futures contract expires, if the value of the underlying asset exceeds the futures contract price, the seller pays to the purchaser cash in the amount of that excess, and if the futures contract price exceeds the value of the underlying asset, the purchaser pays to the seller cash in the amount of that excess. In a cash-settled futures contract on SOL, the amount of cash to be paid is equal to the difference between the value of the SOL underlying the futures contract at the close of the last trading day of the contract and the futures contract price specified in the agreement. Futures contracts exhibit “futures basis,” which refers to the difference between the current market value of the underlying SOL (the “spot” price) and the price of the cash-settled futures contracts.

As discussed in more detail below, barring the liquidation of the Trust or extraordinary circumstances, the Trust will not directly purchase or sell SOL, although the Trustees may direct the SOL Custodians to sell SOL to pay certain expenses. Instead, Authorized Participants will deliver SOL to the Trust’s account with the SOL Custodians in exchange for Shares of the Trust, and the Trust, through the SOL Custodians, will deliver SOL to Authorized Participants when those Authorized Participants redeem Shares.
Government Oversight, Though Increasing, Remains Limited
As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, the Office of the Comptroller of the Currency, CFTC, FINRA, the U.S. Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset exchanges, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities or fund criminal or terrorist enterprises and the safety and soundness of exchanges or other service-providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. However, no US federal or state agency exercises comprehensive supervisory jurisdiction over global or domestic markets for SOL. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.
In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings that certain digital assets or activities involving them, including, without limitation, those sold in ICOs, may be classified as securities and that both those digital assets and ICOs may be subject to securities regulations. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against digital asset businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital asset activity. The U.S. Treasury Department has expressed concern regarding digital assets’ potential to be used to fund illicit activities and may seek to implement new regulations governing digital asset activities to address these concerns. Digital asset markets in the United States exist in a state of regulatory uncertainty, and adverse legislative or regulatory developments could significantly harm the value of SOL or the Shares, such as by banning, restricting or imposing onerous conditions or prohibitions on the use of SOL, mining activity, digital wallets, the provision of services related to trading and custodying SOL, the operation of the Solana network, or the digital asset markets generally.”
Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that may affect the Solana network, digital asset platforms, and their users, particularly digital asset platforms and service providers that fall within such jurisdictions’ regulatory scope. There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL economy in their jurisdictions or globally, or otherwise negatively affect the value of SOL. The effect of any future regulatory change on the Trust or SOL is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

THE TRUST AND SOL PRICES
Overview of the Trust
The Trust is an exchange-traded fund that issues Shares that trade on the Exchange. The Trust’s investment objective is to track the performance of SOL, as measured by the performance of the Pricing Benchmark, adjusted for the Trust’s expenses and liabilities, and to reflect rewards from staking a portion of the Trust’s SOL. In seeking to achieve its investment objective, the Trust will hold SOL and will value its Shares daily based on the SOL prices reported by the Pricing Benchmark. The Delegated Sponsor of the Trust is Morgan Stanley Investment Management Inc., a wholly owned subsidiary of Morgan Stanley.
The Delegated Sponsor believes that the Trust will provide a cost-efficient way for Shareholders to implement strategic and tactical asset allocation strategies that use SOL by investing in the Trust’s Shares rather than purchasing, holding and trading SOL directly. The latter alternative would require selecting a SOL spot market and opening an account or arranging a private transaction, establishing a personal computer system capable of transacting directly on the blockchain, and incurring the risk associated with maintaining and protecting a private key that is irrecoverable if lost, among other difficulties.
Staking
Staking requires that the Trust lock up the staked SOL and become subject to an unbonding period to un-stake the staked SOL, meaning that the Trust cannot transfer the staked SOL during the time that the SOL is staked and during which it is being unbonded. The historical average unbonding period for staked SOL was 2-4 days, with the epoch length decreasing over the last year to approximately 2 days. However, the unbonding period also may be longer than anticipated based on network activity.
Under normal network conditions, the bonding period for SOL is typically 2-3 days, i.e., one epoch. Note that the duration of the bonding period may depend on a range of factors including network load (the Solana protocol limits the amount of SOL that can be activated or deactivated in a single epoch to prevent major swings in staking distribution) and epoch timing (SOL that is delegated just before a new epoch begins may be subject to a shorter bonding period than SOL that is delegated just after a new epoch begins).
Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders) will be un-staked only after the redemption request is approved by the Delegated Sponsor, the Delegated Sponsor executes an un-stake or withdrawal transaction through the Custodian, and such transaction is processed by the Solana network. The Staking Services Provider will not be able to transfer un-staked SOL or Staking Provider Consideration to another address on the Solana network.
In addition, depending on the anticipated length of the unbonding period, the staked SOL may be classified as illiquid under the Trust’s liquidity risk management program. In addition, if SOL is determined to be offered or sold as a security under the Securities Act of 1933, as amended, it could be subject to significant constraints in terms of any transfer or disposal of such SOL. In such event, the Trust may consider SOL to be an “illiquid security,” which it defines as a security that the Trust reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.
Rewards for staked SOL may be accrued in an epoch even before the staked SOL is unbonded. Once accrued, such SOL rewards are considered part of the Trust’s assets, even if unbonding has not occurred. The Delegated Sponsor and the Trust will manage liquidity in accordance with the Trust’s liquidity risk policies and procedures and will monitor staking and bonding/unbonding activity closely on a daily basis. For more information on the Trust’s liquidity risk policies and procedures, see “Staking of the Trust’s Assets — Liquidity Risk Policies and Procedures.”
To effectuate the staking of the Trust’s SOL (“Staking Activities”), one or more of the SOL Custodians may enter into written agreements (the “Staking Services Agreements”) with one or more third-party staking services providers selected by the Delegated Sponsor (each, a “Staking Services Provider”), which may be either affiliates of the SOL Custodians or other approved third-party staking services providers, to stake the Trust’s SOL. The Delegated Sponsor’s choice of third-party Staking Services Providers, and their decision to allocate SOL amongst chosen Staking Services Providers, will be based on a range of factors, including but not limited to the performance, reliability, and reputation of the Staking Services Provider, including monitoring their uptime and slashing history.
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current Internal Revenue Service (“IRS”) guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the receipt of staking rewards by the Trust. The Staking Services Providers shall exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Trust’s Staking Activities. The SOL Custodians will maintain exclusive possession and control of the Trust’s private keys associated with transferring any staked SOL at all times while Staking Service Providers will maintain exclusive possession and control of the private keys associated with SOL validation activities at all times
Use of CoinDesk Solana Benchmark 4PM NY Settlement Rate
The net assets of the Trust and its Shares are valued on a daily basis with reference to CoinDesk Solana Benchmark 4PM NY Settlement Rate, a standardized reference rate published by CoinDesk Indices, Inc., the Benchmark Provider, that is designed to reflect the performance of SOL in U.S. dollars. The Pricing Benchmark is calculated daily and aggregates the notional value of SOL trading activity across major SOL spot exchanges. The Benchmark Provider is the administrator of the Pricing Benchmark. The Trust also uses the Pricing Benchmark to calculate its NAV, which is the aggregate U.S. Dollar value of SOL in the Trust, based on the Pricing Benchmark, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.
The following table presents market share and volume data for each Constituent Exchange that comprises the Pricing Benchmark in the SOL/U.S. dollar (“SOL/USD”) pair during the quarterly periods beginning January 1, 2025 through June 30, 2026.
Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
Quarterly period from April 1, 2026 to June 30, 2026
Binance	43,235.9460	3,442,040	0.0176%
Bitstamp by Robinhood	24,756,968.6973	1,953,468,059	10.0168%
Bullish	4,610,345.7954	370,222,303	1.8984%
Crypto.com	37,165,700.5930	2,972,489,221	15.2421%
Gemini	2,383,222.2346	192,949,306	0.9894%
Hashkey	687,138.1270	55,692,325	0.2856%
Kraken	35,505,663.7790	2,854,214,918	14.6356%
LMAX Digital	3,861,969.2200	308,886,648	1.5839%
OKX	2,290,614.0976	185,223,967	0.9498%
Total			45.62%

Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
Period from January 1, 2026 to March 31, 2026
Binance	1,811.2387	130,745,327	0.0592%
Bitfinex	20,136.5094	1,876,658,271	0.8500%
Bitstamp by Robinhood	307,295.7719	22,974,637,276	10.4059%
Bullish	137,092.1877	10,022,645,584	4.5396%
Crypto.com	998,190.3971	76,089,977,690	34.4635%
Gemini	34,346.5763	2,591,797,319	1.1739%
Hashkey	28,971.8356	2,187,248,586	0.9907%
Kraken	215,175.5624	16,135,938,212	7.3085%
LMAX Digital	70,119.7500	5,315,107,936	2.4074%
OKX	30,612.6261	2,280,531,802	1.0329%
Total*			63.23%
Quarterly period from October 1, 2025 to December 31, 2025
Bitfinex	100,924.5510	9,983,733,331	3.6869%
Bitstamp by Robinhood	235,637.2737	23,222,574,848	8.5758%
Bullish	97,469.1731	9,580,368,687	3.5379%
Crypto.com	1,049,977.5506	104,930,671,844	38.7495%
Gemini	39,741.0884	3,957,756,251	1.4615%
Hashkey	42,963.2994	4,232,842,341	1.5631%
itBit	5,341.3360	579,545,346	0.2140%
Kraken	181,948.2574	18,092,424,214	6.6813%
LMAX Digital	104,570.8500	10,639,697,966	3.9291%
OKX	48,264.4380	4,946,273,968	1.8266%
Total*			70.23%
Quarterly period from July 1, 2025 to September 30, 2025
Bitfinex	39,970.5968	4,546,673,225	2.2483%
Bitstamp by Robinhood	135,744.2587	15,577,993,320	7.7031%
Bullish	35,732.7378	4,100,497,529	2.0276%
Crypto.com	721,789.4166	82,587,339,659	40.8384%
Gemini	40,959.3080	4,710,007,907	2.3290%
Hashkey	16,015.4590	1,829,080,470	0.9045%
itBit	7,768.5228	890,541,757	0.4404%
Kraken	107,024.9014	12,266,343,281	6.0655%
LMAX Digital	85,019.8600	9,758,684,886	4.8255%
OKX	22,830.6462	2,589,557,867	1.2805%
Total*			68.66%

Constituent Exchanges	Total Volume	Total Notional (USD)	Market Share
Quarterly period from April 1, 2025 to June 30, 2025
Bitfinex	60,253.0374	5,824,206,125	3.2159%
Bitstamp by Robinhood	113,370.8974	10,897,531,983	6.0172%
Bullish	95,357.0581	9,168,219,426	5.0623%
Crypto.com	640,094.3392	61,855,167,607	34.1541%
Gemini	49,423.9812	4,751,091,548	2.6234%
Hashkey	8,584.9244	844,352,889	0.4662%
itBit	9,666.2063	940,635,406	0.5194%
Kraken	132,349.3804	12,663,624,984	6.9924%
LMAX Digital	84,253.9600	8,130,302,271	4.4892%
OKX	14,996.0890	1,382,460,202	0.7633%
Total*			64.30%
Quarterly period from January 1, 2025 to March 31, 2025
Bitfinex	90,490.9576	8,305,834,297	2.6672%
Bitstamp by Robinhood	155,193.3804	14,478,658,621	4.6495%
Bullish	167,230.6209	15,620,443,625	5.0161%
Crypto.com	1,462,554.8810	139,535,123,422	44.8084%
Gemini	77,645.4333	7,305,729,287	2.3461%
Hashkey	12,581.1192	1,193,455,293	0.3833%
itBit	11,843.5438	1,101,241,897	0.3536%
Kraken	188,149.9645	17,522,256,526	5.6269%
LMAX Digital	104,288.4500	9,807,535,048	3.1495%
OKX	12,003.2899	1,104,245,084	0.3546%
Total*			69.36%

*
The total does not equal 100% because the Pricing Benchmark does not include all digital asset trading platforms that list and trade the SOL/USD trading pair. The total universe of exchanges for the purposes of calculating market share includes Binance, Binance USA, Bitfinex (up until January 20, 2026), Bitget, Bitstamp by Robinhood, Bitvavo, Bullish, Bybit (following May 19, 2026), CEX.io, Coinbase, Crypto.com, Deribit, Gate.io, Gemini, Hashkey, itBit, Kraken, LMAX Digital, OKX, Upbit, and Whitebit.

The following table presents market share and volume data for each Constituent Exchange that comprises the Pricing Benchmark in the SOL/USD Coin (“SOL/USDC”) pair during the quarterly periods from January 1, 2025 to December 31, 2025 and the period from January 1, 2026 through March 31, 2026.
Constituent Exchanges	Total Volume	Total Notional (USDC)	Market Share
Quarterly period from April 1, 2026 to June 30, 2026
Binance	63,798,587.8820	5,115,874,521	56.2373%
Bitstamp by Robinhood	10,426.2201	840,050	0.0092%
Bullish	30,133,547.5784	2,365,151,540	25.9994%
Bybit	3,284,417.2189	262,393,514	2.8844%
Gate.io	832,250.4060	66,042,671	0.7260%
Kraken	2,250,326.2225	180,740,437	1.9868%
OKX	423,000.7912	33,746,799	0.3710%
Total			88.21%

Constituent Exchanges	Total Volume	Total Notional (USDC)	Market Share
Period from January 1, 2026 to March 31, 2026
Binance	451,868.8794	32,503,518,422	29.4431%
Bitstamp by Robinhood	3,469.5728	254,877,324	0.2309%
Bullish	794,749.1599	58,760,922,961	53.2283%
Bybit	69,823.3358	5,257,580,465	4.7626%
Gate.io	7,613.2710	569,042,322	0.5155%
Kraken	24,819.2961	1,846,473,928	1.6726%
OKX	1,155.9487	82,527,614	0.0748%
Total*			89.93%
Quarterly period from October 1, 2025 to December 31, 2025
Bitstamp by Robinhood	1,704.9670	169,334,901	0.1275%
Bullish	682,278.4096	67,982,316,821	51.1699%
Bybit	91,950.4890	9,287,916,063	6.9910%
Kraken	18,215.8161	1,805,854,945	1.3593%
OKX	539.7646	54,324,326	0.0409%
Total*			59.69%
Quarterly period from July 1, 2025 to September 30, 2025
Bitstamp by Robinhood	909.0483	104,115,052	0.1063%
Bullish	344,226.1506	39,463,570,733	40.2849%
Bybit	83,034.5136	9,527,648,846	9.7259%
Kraken	11,117.4831	1,274,404,007	1.3009%
OKX	35,727.2128	4,149,914,240	4.2363%
Total*			55.65%
Quarterly period from April 1, 2025 to June 30, 2025
Bitstamp by Robinhood	1,206.0372	113,018,998	0.0851%
Bullish	722,691.7839	68,598,204,792	51.6503%
Bybit	89,517.7227	8,907,479,553	6.7068%
Kraken	13,723.0624	1,307,431,561	0.9844%
OKX	72,701.8775	7,007,380,938	5.2761%
Total*			64.70%
Quarterly period from January 1, 2025 to March 31, 2025
Bitstamp by Robinhood	1,179.8563	108,910,738	0.0765%
Bullish	813,364.6696	74,655,699,973	52.4133%
Bybit	74,434.6494	7,089,724,575	4.9775%
Kraken	14,952.8682	1,353,395,608	0.9502%
OKX	100,594.9109	9,384,163,999	6.5883%
Total*			65.01%

*
The total does not equal 100% because the Pricing Benchmark does not include all digital asset trading platforms that list and trade the SOL/USDC trading pair. The total universe of exchanges for the purposes of calculating market share includes Binance, Binance USA, Bitfinex, Bitget, Bitstamp by Robinhood, Bitvavo, Bullish, Bybit, CEX.io, Coinbase, Crypto.com, Deribit, Gate.io, Gemini, Hashkey, itBit, Kraken, LMAX Digital, OKX, Upbit, and Whitebit.

SOL/USD and SOL/USDC represent separate trading pairs that trade on different order books and are not uniformly supported across all digital asset trading platforms. Although the same exchange eligibility criteria are applied across all trading pairs included in the Pricing Benchmark, a Constituent Exchange is included in the analysis for a particular trading pair only if it meets the Pricing Benchmark’s eligibility criteria with respect to that pair. Accordingly, the group of Constituent Exchanges included for SOL/USD is not identical to the group included for SOL/USDC.

The Pricing Benchmark’s methodology is as follows:
Each day at 4:00 p.m. ET, CoinDesk Indices calculates a Benchmark Settlement Rate for SOL using a 60-minute volume weighted average of all CoinDesk Solana (Spot) Benchmark Rates calculated during the prior one-hour period. The inputs to the calculation are each CoinDesk Solana (Spot) Benchmark Rate and the accumulated volume for all eligible pairs since the prior calculation.
Calculation steps on any given day for which the Pricing Benchmark is published are as follows:
The Solana Spot Rates used in the Solana Settlement Rate are calculated and published every five (5) seconds between the one-hour period between 3 and 4 p.m. Eastern Time and incorporate SOL/USD and SOL/USDC pairs with specific requirements for contributing exchanges, listing jurisdictions, and trading volume. Exchange eligibility is reviewed and updated on a regular basis according to the CoinDesk Exchange Eligibility Methodology.
The Solana Spot Rate uses the following inputs at the time of calculation:
1.   Latest traded spot price of all eligible SOL trading pairs across a set of approved exchanges.
2.   Total volume over the prior 24 hour period for each eligible SOL trading pair which is used for weighting.
The weight of each eligible SOL trading pair is based on its volume over the prior 24 hour period divided by the total volume of all eligible SOL trading pairs over the prior 24 hour period.
To help improve the reliability and integrity of each Solana Spot Rate, the calculation algorithm includes the following features:
•
Outlier detection:   Traded prices that exceed pre-defined thresholds are subject to exclusion from calculation.

•
Inactivity adjustments:   The weight of one or more exchanges may be reduced in the event of inactivity beyond defined thresholds.

Reference prices used in calculating the Pricing Benchmark are sourced from the Benchmark Provider, which applies a defined exchange eligibility methodology to determine which digital asset exchanges may contribute to price data. Under this framework, only centralized spot exchanges that receive a minimum grade of BB or higher in the Benchmark Provider’s Exchange Benchmark (the “CoinDesk Exchange Benchmark”) are deemed eligible. The CoinDesk Exchange Benchmark is an independent assessment of exchanges based on categories and metrics as described below. The grading scale is from AA (best) through A, BB, B, C, D, E, to F (worst).
The categories and metrics the Benchmark Provider uses to select eligible digital trading platforms are the following:
•
Market Quality.   This includes composition liquidity scores, volume scores, and index scores. It also assesses market maker incentives and frequency of flash crashes.

•
Security.   This assesses formal security certificates, SSL ratings (a security protocol), offline storage, the cold wallet ratio, key distribution, two-factor authentication, custody provider metrics, off-exchange settlement, OTC services, exchange hack metrics, and bug bounty metrics.

•
Legal/Regulation.   This assesses license types, VASP (virtual asset service provider) license quality scores, legal entities, industry/regulatory group membership, insurance provision (fiat and crypto), sanction compliance statements, and politically exposed persons statements.

•
KYC/Transaction Risk.   This includes strict KYC (know your customer)/AML (anti-money laundering) assessments, maximum KYC requirements, withdrawal limit assessments, transaction monitoring capabilities, and market surveillance capabilities.

•
Data Provision.   This assesses API response times, API rate limit; protocols such as Websocket or FIX, API status page, downtime, historical candlestick data, candlestick granularity, historical trade querying, API trading capabilities, API ease of use assessments, API data quality, orderbook provisions, max orderbook levels; and API documentation quality.
•
Transparency.   This assesses available proof of reserves, available proof of liabilities, auditor attestations of proof of reserves and proof of liabilities, audited financial statements, management/ownership assessments, communication transparency, asset listing procedures, and due diligence submissions.

•
Team & Exchange.   This assesses identity of chief executive officer, chief technology officer, chief compliance officer, chief information security officer (and equivalents); educational level per C-suite, years of relevant experience per C-suite, customer service offerings, and institutional/corporate/retail offerings.

•
Negative Events.   This assesses data breaches, major/minor fines, withdrawal freezes, awarded penalties, and others.

The Pricing Benchmark further requires exchanges to satisfy specified U.S. or global licensure criteria based on authorization to operate in major regulatory jurisdictions.
The Benchmark Provider reviews eligible digital trading platforms on a semi-annual basis. Exchange eligibility is subject to ongoing monitoring and periodic review, and the Benchmark Provider’s governance bodies retain discretion to exclude exchanges where necessary. The Pricing Benchmark and its inputs are reviewed monthly and on an ad hoc basis as needed, and the Benchmark Provider may discontinue the calculation and publication of the Pricing Benchmark based on its assessment of applicable underlying digital asset requirements.
In addition to the semi-annual review of eligible exchanges, the Benchmark Provider performs a monthly evaluation of eligible trading pairs that may contribute to the Pricing Benchmark. As of the date of this prospectus, the Pricing Benchmark incorporates SOL/USD and SOL/USDC trading pairs. Each trading pair is assessed against three criteria: (i) its liquidity; (ii) its price deviation relative to all other eligible trading pairs; and (iii) its price impact on the Pricing Benchmark, as determined by reference to its liquidity and deviation.
Solana Settlement Rate Example
The following example is for illustrative purposes only. An official calculation would include 720 observations. Based on the Solana Spot Rate observations included in Table 1, the Solana Settlement Rate for this period would be:
Solana Settlement Rate = 104,935.96 / 1,426.773745 = 73.55
Table 1: Solana Spot Rate Observations
Observation (5 second intervals)	Solana Spot Rate	Accumulated Volume since prior Observation	Total Value
Observation 1	73.53	425.912086	31,317.32
Observation 2	73.50	122.689730	9,017.70
Observation 3	73.52	339.141259	24,933.67
Observation 4	73.59	539.030670	39,667.27
Totals		1,426.773745	104,935.96
For more information on how the Benchmark Provider calculates the Pricing Benchmark, visit the Benchmark Provider’s website at https://indices.coindesk.com/documentation-and-governance.
The Pricing Benchmark is subject to oversight by the CCData Benchmark Oversight Committee. CC Data Ltd (“CCData”) was acquired by CoinDesk in October 2024. CCData is authorized by the UK Financial Conduct Authority (“FCA”) as a regulated Benchmark Administrator. The CCData Benchmark Oversight Committee (“BOC”) is responsible for the Administration for those CCData indices, including the CoinDesk CoinDesk Solana Benchmark 4PM NY Settlement Rate and other CoinDesk Indices that have been notified to the FCA and thus fall within the regulatory perimeter. This Committee is the “Oversight Function” as defined in UK Benchmark Regulation (“BMR”). The BOC is an internal committee and is currently comprised of full-time employees that are appropriately senior, experienced and skilled. The BOC meets monthly and ad hoc, as necessary. The BOC does not have a fixed number of members; however, the membership has historically been between three and five members. The BOC may, from time-to-time, use contractors to carry out its Administration role. The primary responsibilities of the BOC are as follows:
1.   Annual review of each methodology.
2.   Review and approve methodologies and calculations of benchmarks to be potentially administrated by the BOC.
3.   Oversee any changes to benchmark methodologies, including benchmark terminations. When applicable, oversee public market consultations with market participants when material changes are being considered.
4.   Oversee the management and operation of each benchmark including any sub-committees that are responsible for the day-to-day management of the benchmarks.
5.   Reporting to relevant competent authorities any misconduct by administrators, of which the oversight function becomes aware, and any anomalous or suspicious input data.
The Delegated Sponsor believes that the use of the Pricing Benchmark is reflective of a reasonable valuation of the average spot price of SOL. The Delegated Sponsor holds full discretion to change either the Pricing Benchmark or the Benchmark Provider subject to proper notification to Shareholders. Shareholder approval is not required. Adjustments to the Pricing Benchmark could impact the NAV of the Trust. These adjustments may result in variations in the calculated spot price of SOL, thereby affecting the valuation of the Trust’s assets and the NAV per Share. Shareholders will be notified of any change of the Pricing Benchmark or the Benchmark Provider through disclosure on the Delegated Sponsor’s website and in a Form 8-K filing.
Pricing Benchmark data and the description of the Pricing Benchmark are based on information made publicly available by the Benchmark Provider on its website at https://indices.coindesk.com/documentation-and-governance. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.
The Delegated Sponsor has entered into a licensing agreement with the Benchmark Provider to use the Pricing Benchmark (the “Pricing Benchmark Licensing Agreement”).
As the Pricing Benchmark is calculated as a price return, it does not track airdrops, clones or forks involving SOL. Accordingly, the Trust does not participate in airdrops, as further described above in “Risk Factors — The inability to recognize the economic benefit of a “fork” or an “airdrop” could adversely impact an investment in the Trust.”
COINDESK INDICES, INC. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. COINDESK INDICES, INC., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY BENCHMARK LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

NAV DETERMINATIONS
Calculation of NAV and NAV per Share
The Trust’s NAV will be calculated each Business Day as of 4:00 p.m. ET. In determining the Trust’s NAV, the Administrator values the SOL held by the Trust based on the price set by the Pricing Benchmark as of 4:00 p.m. ET. The Delegated Sponsor believes that use of the Pricing Benchmark mitigates against idiosyncratic market risk, as the failure of any individual spot market will not materially impact pricing for the Trust. It also allows the Administrator to calculate the NAV in a manner that significantly deters manipulation.
As discussed, the fact that there are multiple SOL spot markets contributing prices to the NAV makes manipulation more difficult in a well-arbitraged and fractured market, as a malicious actor would need to manipulate multiple spot markets simultaneously to impact the NAV, or dramatically skew the historical distribution of volume between the various exchanges.
The Trust’s NAV per Share is calculated by:
•
taking the current market value of its SOL (based on the SOL price determined by the Pricing Benchmark) plus its cash and any other assets;

•
subtracting any liabilities; and

•
dividing that total by the total number of outstanding Shares.

The Administrator calculates the NAV of the Trust once each Exchange trading day. The NAV for a normal trading day will be released as promptly as practicable after 4:00 p.m. ET. Trading during the core trading session on the Exchange typically closes at 4:00 p.m. ET. However, NAVs are not officially struck until later in the day (often by 5:30 p.m. ET and almost always by 8:00 p.m. EST). The pause between 4:00 p.m. ET and 5:30 p.m. ET (or later) provides an opportunity for the Administrator to algorithmically detect, flag, investigate, and correct unusual pricing should it occur. Any such correction could adversely affect the value of the Shares.
In addition, in order to provide updated information relating to the Trust for use by Shareholders and market professionals, the Trust will calculate and disseminate throughout the core trading session on each trading day an updated intraday indicative value (“IIV”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the trading day based off of more recent SOL pricing information to reflect any changes in the value of the Trust’s underlying assets and, therefore, the Trust’s NAV.
The IIV disseminated during the Exchange core trading session hours should not be viewed as an actual real time update of the NAV, because NAV per Share is calculated only once at the end of each trading day based upon the relevant end of day values of the Trust’s investments. The IIV will be disseminated on a per Share basis every 15 seconds during regular Exchange core trading session hours of 9:30 a.m. ET to 4:00 p.m. ET. The Trust will disseminate the IIV value through the facilities of CTA/CQ High Speed Lines. In addition, the IIV will be available through on-line information services such as Bloomberg and Reuters. The IIV may differ from the NAV due to the differences in the time window of trades used to calculate each price (the NAV uses a sixty-minute window, whereas the IIV draws prices from the last trade on each exchange in an effort to produce a relevant, real-time price). The Delegated Sponsor does not believe this will cause confusion in the marketplace, as Authorized Participants are the only Shareholders who interact with the NAV and the Delegated Sponsor will communicate its NAV calculation methodology clearly.
Dissemination of the IIV provides additional information that is not otherwise available to the public and is useful to Shareholders and market professionals in connection with the trading of the Trust’s Shares on the Exchange. Shareholders and market professionals will be able throughout the trading day to compare the market price of the Trust and the IIV. If the market price of the Trust’s Shares diverges significantly from the IIV, market professionals will have an incentive to execute arbitrage trades. For example, if the Trust appears to be trading at a discount compared to the IIV, a market professional could buy the Trust’s Shares on the Exchange and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of the Trust and the IIV and thus can be beneficial to all market participants.

The Trust does not expect that price differentials for SOL across exchanges would have a meaningful impact on this arbitrage mechanism. Furthermore, the Trust does not expect that the closure of any single one exchange would meaningfully impact the arbitrage mechanism because Authorized Participants typically source underlying spot SOL liquidity from multiple exchanges. The Trust acknowledges, however, that this arbitrage mechanism could potentially be adversely impacted if halts in the trading of spot SOL were to occur across multiple exchanges, whether due to breaches or otherwise.
The Delegated Sponsor reserves the right to adjust the Share price of the Trust in the future to maintain convenient trading ranges for Shareholders. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per Share but would have no effect on the net assets of the Trust or the proportionate voting rights of Shareholders or the value of any Shareholder’s investment.
Calculation of Principal Market NAV and Principal Market NAV per Share
In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Trust determines the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share is identical to the calculation of NAV and NAV per Share, respectively, except that the value of SOL is determined using the fair value of SOL based on the price in the SOL market that the Trust considers its “principal market” as of 11:59:59 p.m. ET on the valuation date, rather than using the Pricing Benchmark.
The Trust has adopted a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy also sets forth the procedures to determine the principal market (or in the absence of a principal market, the most advantageous market) for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with FASB ASC 820-10, which outlines the application of fair value accounting. Under its valuation policy, the Trust determines its principal market (or in the absence of a principal market the most advantageous market) annually and conducts an analysis at least on a quarterly basis to determine whether there have occurred any changes in SOL markets and its operations that would require a change in the Delegated Sponsor’s determination of the Trust’s principal market.
The Trust identifies and determines the SOL principal market (or in the absence of a principal market, the most advantageous market) for GAAP purposes consistent with the application of fair value measurement framework in FASB ASC 820-10. This analysis is performed from the perspective of both the Trust and the SOL Counterparty.
ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.
Under ASC 820-10, a principal market is generally the market with the greatest volume and activity level for the asset or liability. The determination of the principal market will be based on the market with the greatest volume and level of activity that can be accessed.
The Trust receives SOL from SOL Counterparties and may also transact on any “Digital Asset Markets,” which are defined as Exchange Markets, Brokered Markets, Dealer Markets, and Principal-to-Principal Markets, each as defined in ASC 820-10-35-36A.
The Trust will update its Principal Market analysis periodically and as needed to the extent that events have occurred, or activities have changed in a manner that could change the Delegated Sponsor’s determination of the Trust’s principal market.
The Delegated Sponsor on behalf of the Trust will determine in its sole discretion as a delegate of the Cayman Trustee the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

The cost basis of the investment in SOL recorded by the Trust for financial reporting purposes is the fair value of SOL at the time of transfer. The cost basis recorded by the Trust may differ from proceeds collected by the Authorized Participant from the sale of the corresponding Shares to investors.

ADDITIONAL INFORMATION ABOUT THE TRUST
The Trust
The Trust is a Delaware statutory trust, formed on December 16, 2025 pursuant to the DSTA. The Trust continuously issues common shares representing fractional undivided beneficial interest in and ownership of the Trust (“Shares”) that may be purchased and sold on the Exchange. The Trust will operate pursuant to the Trust Agreement.
Morgan Stanley Investment Management Inc. serves as the Delegated Sponsor of the Trust. Unlike a traditional sponsor, who would hold direct, independent authority over the management and administration of a trust, the Delegated Sponsor exercises its authority as delegate of the Cayman Trustee pursuant to the Appleby Agreements. For the avoidance of doubt, there is no separate entity serving as the sponsor of the Trust.
The Trust has appointed CSC Delaware Trust Company as the Delaware Trustee solely to satisfy the requirement under the Delaware Statutory Trust Act that the Trust have at least one trustee with a principal place of business in Delaware. AGS Trustees Limited serves as the Cayman Trustee and holds primary governance and oversight responsibility for the Trust and has delegated certain of its authority to the Delegated Sponsor, The Delaware Trustee has no active management or operational role. The dual-trustee structure is intended to comply with applicable regulatory requirements and to ensure independent oversight and control of the Trust.
Operationally, all day-to-day responsibilities are carried out by the Delegated Sponsor pursuant to the Appleby Agreements. The Cayman Trustee retains approval rights over certain material matters and ongoing oversight obligations. The Cayman Trustee retains the direct oversight responsibilities as follows: ultimate responsibility for performance of duties under the Trust Agreement; oversight and monitoring of the Delegated Sponsor’s performance; approval rights over custodian termination and changes to the preferences, voting powers, rights, duties and privileges of the Trust; the authority to change, reduce or terminate the delegation; approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and ultimate fiduciary responsibility as set forth under the Trust Agreement. See “Duties of the Delegated Sponsor and the Trustees.” The Cayman Trustee will execute its oversight responsibilities through quarterly meetings with the Delegated Sponsor and regular reporting. From a legal standpoint, the Cayman Trustee bears ultimate fiduciary responsibility under the Trust Agreement, while the Delegated Sponsor acts as its delegate. The Cayman Trustee’s status as a regulated Cayman Islands entity subject to oversight by the Cayman Islands Monetary Authority is designed to protect the interests of the Trust and its Shareholders. The presence of the Cayman Trustee is not expected to affect the tax treatment of the Trust.
The number of outstanding Shares is expected to increase and decrease from time to time as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of SOL represented by the NAV of the Baskets being created or redeemed. The total amount of SOL required for the creation of Baskets will be based on the combined net assets represented by the number of Baskets being created or redeemed.
The Trust has no operating history. The Trust and the Delegated Sponsor face competition with respect to the creation of competing products, such as exchange-traded products offering exposure to the spot SOL market or other digital assets. There can be no assurance that the Trust will grow to or maintain an economically viable size. There is no guarantee that the Delegated Sponsor will maintain a commercial advantage relative to competitors offering similar products. Whether or not the Trust is successful in achieving its intended scale may be impacted by a range of factors, such as the Trust’s timing in entering the market and its fee structure relative to those of competitive products.
The Trust has no fixed termination date.
The Trust’s Fees and Expenses
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust (the “Delegated Sponsor Fee”) and the amount of SOL payable in respect of each daily accrual shall be determined by reference to the Pricing Benchmark. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
The Delegated Sponsor Fee shall be paid in cash and not less than monthly in arrears by the Trust. The Delegated Sponsor has agreed to pay all operating expenses (except for litigation expenses and other extraordinary expenses) out of the Delegated Sponsor Fee.
As partial consideration for receipt of the Delegated Sponsor Fee, the Delegated Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the SOL Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or Exchange Act, (xi) printing and mailing costs, (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for SOL-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. There is currently no predetermined cap on the aggregate amount of Sponsor-paid expenses. Should the Trust implement a predetermined cap on aggregate Sponsor-paid expenses, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The Delegated Sponsor will not, however, assume certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the SOL Custodians, Administrator or other agents, service providers or counterparties of the Trust, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”).
The Delegated Sponsor will consider re-designating a Sponsor-paid Expense as an Additional Trust Expense, in its sole discretion as a delegate of the Cayman Trustee, if the Delegated Sponsor determines that (i) the expense is extraordinary, non-recurring, or unusual in nature or amount; (ii) the expense was not reasonably anticipated at the time the Delegated Sponsor agreed to assume such category of expenses; (iii) the expense results from changes in applicable law, regulation, or regulatory guidance that impose new or additional obligations on the Trust; (iv) the expense arises from circumstances outside the ordinary course of the Trust’s operations; or (v) bearing such expense would be materially adverse to the Delegated Sponsor’s ability to continue performing its obligations under the Trust Agreement. Should such a change take place, the Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
The SOL Custodians will assume the transfer fees associated with the transfer of SOL to the Delegated Sponsor with respect to the Delegated Sponsor Fee, and any further expenses associated with such transfer will be assumed by the Delegated Sponsor. The Trust shall not be responsible for any fees and expenses associated with the transfer of SOL to pay the Delegated Sponsor Fee and Additional Trust Expenses, including any fees and expenses incurred by the Delegated Sponsor to convert SOL received in payment of the Delegated Sponsor Fee into cash or to make staking-related distributions to Shareholders.
Pursuant to the Trust Agreement, the Delegated Sponsor or its delegates will direct the SOL Custodians to transfer SOL from the Trust’s Cold Vault Balance as needed to pay the Delegated Sponsor’s Fee and Additional Trust Expenses, if any. The Delegated Sponsor or its delegates will endeavor to transfer the smallest amount of SOL needed to pay applicable expenses. The Delegated Sponsor, in arranging for payment of Additional Trust Expenses, may in its discretion direct that the Trust’s SOL be exchanged for U.S.

Dollars. Under such circumstances, the Trust will not utilize the SOL Custodians to arrange for the sale of the Trust’s SOL to pay the Trust’s expenses and liabilities. Rather, the Delegated Sponsor will arrange for the Prime Broker, an affiliate of the SOL Custodians, or another third-party digital asset trading platform to exchange the Trust’s SOL for U.S. dollars in such a situation.
As part of the Delegated Sponsor Fee, the Delegated Sponsor pays to the Cayman Trustee an annual trustee fee of $20,000, locked in until December 31, 2027, and an onboarding fee of $1,500. After December 31, 2027, the annual trustee fee will be based on assets under management (“AUM”) as follows: $27,500 for AUM over $150 million; $35,000 for AUM over $300 million; and $50,000 for AUM over $400 million. Should the Cayman Trustee be required to spend in excess of 20 hours per calendar year to discharge its duties under the Trustee Services Agreement, the Cayman Trustee shall charge the Trust for the provision of its services over and above the 20-hour threshold on a time spent basis at such rates from time to time in effect and notified to the Trust. The Delegated Sponsor, through the Delegated Sponsor Fee, also reimburses the Cayman Trustee for reasonable out-of-pocket expenses, including faxes, telephone calls, couriers and other expenses reasonably incurred by the Cayman Trustee in furtherance of its duties. The Cayman Trustee may refer any legal question in relation to the Trust Agreement and the exercise of any discretion vested in it to attorneys-at-law as the Cayman Trustee may select, and the Trust agrees to reimburse the Cayman Trustee on demand for all such legal costs and expenses properly incurred.
As part of the Delegated Sponsor Fee, the Delegated Sponsor will also pay a “Staking Fee,” which will include (i) the SOL Custodians’ and Staking Services Providers’ respective shares of staking rewards, in accordance with the Staking Services Agreements. The SOL Custodians’ and Staking Services Providers’ share of such staking rewards is expected to comprise an aggregate of 5% of the gross staking rewards. The Trust will retain the remainder of such gross staking rewards. The Delegated Sponsor will not receive or retain any portion of the staking consideration earned by the Trust. The Trust intends to distribute staking rewards to Shareholders monthly (but at least quarterly) pursuant to current Internal Revenue Service (“IRS”) guidance.
Termination of the Trust
The Delegated Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement and the Trust if any of the following occurs, in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website:
•
Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five Business Days of their delisting;

•
180 days have elapsed since the DE Trustee has notified the Cayman Trustee of such Trustee’s election to resign or since the Cayman Trustee removes the DE Trustee, and a successor trustee has not been appointed and accepted its appointment;

•
the SEC determines that the Trust is an investment company under the 1940 Act, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the CFTC determines that the Trust is a commodity pool under the CEA, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Cayman Trustee has made the determination that termination of the Trust is advisable;

•
a United States regulator requires the Trust to shut down or forces the Trust to liquidate its SOL;

•
any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of SOL for purposes of determining the NAV of the Trust;

•
the Cayman Trustee determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

•
the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Cayman Trustee determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

•
60 days have elapsed since the Depository Trust Company (“DTC”) or another depository has ceased to act as depository with respect to the Shares, and the Cayman Trustee has not identified another depository that is willing to act in such capacity;

•
a Trustee elects to terminate the Trust after the Cayman Trustee is conclusively deemed to have resigned effective immediately as a result of the Cayman Trustee being adjudged bankrupt or insolvent, or a receiver of the Cayman Trustee or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Cayman Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a Cayman Trustee has not been appointed; or

•
the Cayman Trustee or the Delegated Sponsor, with the approval of the Cayman Trustee, elects to terminate the Trust after the DE Trustee, the Administrator or one of the SOL Custodians (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be a trustee, administrator or custodian of the Trust, as applicable, and no replacement or other trustee, administrator and/or custodian acceptable to the Cayman Trustee is engaged.

In respect of termination events that rely on Cayman Trustee determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the CEA; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN or require a BitLicense under New York law; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Delegated Sponsor determines that no replacement is acceptable to it), the Delegated Sponsor may consider, without limitation, the profitability to the Delegated Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Delegated Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and the Delegated Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Delegated Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Delegated Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Cayman Trustee’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Cayman Trustee will not be liable to anyone for its determination of whether to continue or to terminate the Trust.
Upon the dissolution of the Trust, the Delegated Sponsor (or in the event there is no Delegated Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the beneficial owners of the Trust may propose and approve) shall take full charge of the property of the Trust. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Delegated Sponsor under the terms of the Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with section 3808(e) of the DSTA, the affairs of the

Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including registered owners and beneficial owners of the Trust who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to registered owners of the Trust, and (b) to the beneficial owners of the Trust pro rata in accordance with their respective percentage interests of the property of the Trust. The proceeds of the liquidation of the Trust’s assets will be distributed in cash. The Delegated Sponsor, on behalf of the Trust, will sell the Trust’s SOL assets at market prices and will distribute to the Shareholders any amounts of the cash proceeds of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Delegated Sponsor will determine. Shareholders are not entitled to any of the Trust’s underlying SOL holdings upon the dissolution of the Trust.
Upon termination of the Trust, following completion of winding up of its business by the Delegated Sponsor, the DE Trustee, upon written directions of the Delegated Sponsor, will cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with applicable Delaware law. Upon the termination of the Trust, the Delegated Sponsor will be discharged from all obligations under the Trust Agreement except for its certain obligations that survive termination of the Trust Agreement.
Amendments
The Trust Agreement can be amended by the Cayman Trustee or Delegated Sponsor in their sole discretion and without the Shareholders’ consent by making an amendment, a Trust Agreement supplemental thereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement to the Trust Agreement will be effective on such date as designated by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee. However, any amendment to the Trust Agreement that affects the duties, liabilities, rights or protections of the Trustees will require the Trustees’ prior written consent, which they may grant or withhold in their sole discretion. Every Shareholder, at the time any amendment so becomes effective, will be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by the Trust Agreement as amended thereby. In no event will any amendment impair the right of Authorized Participants to surrender baskets and receive therefor the amount of Trust assets represented thereby (less fees in connection with the surrender of Shares and any applicable taxes or other governmental charges), except in order to comply with mandatory provisions of applicable law. The Trust will notify the owners of the beneficial interests of Shares in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website.
Litigation and Claims
Within the past five years of the date of this Prospectus, there have been no material administrative, civil or criminal actions against the Delegated Sponsor, the Trust or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

THE TRUST’S SERVICE PROVIDERS
The Delegated Sponsor
The Delegated Sponsor arranged for the creation of the Trust and is responsible for the ongoing registration of the Shares for their public offering in the United States and the listing of Shares on the Exchange. The Delegated Sponsor will not exercise day-to-day oversight over the Trustees or the Benchmark Provider. The Delegated Sponsor will develop a marketing plan for the Trust, will prepare marketing materials regarding the Shares of the Trust, and will exercise the marketing plan of the Trust on an ongoing basis.
As of July 8, 2026, the Delegated Sponsor served as sponsor to 19 traditional ETPs with approximately $13,983,400,553 in assets under management across equity, fixed income, and multi-asset strategies as well as sponsor to one digital asset ETP. However, the Delegated Sponsor has limited experience sponsoring ETPs that hold digital assets.
The Delegated Sponsor is a wholly-owned subsidiary of Morgan Stanley.
The principal office of the Delegated Sponsor is:
Morgan Stanley Investment Management Inc.
1585 Broadway
New York, New York 10036
The Trustees
CSC Delaware Trust Company, a Delaware trust company, acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the DSTA. The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
AGS Trustees Limited, a Cayman Islands limited liability company, serves as the Cayman Trustee to the Trust. The Cayman Trustee is a wholly owned controlled subsidiary of Appleby Global Services (Cayman) Limited, also a company incorporated in the Cayman Islands with limited liability, which holds a Full Mutual Fund Administrator and Trust license with the Cayman Islands Monetary Authority. Each of the Cayman Trustee and Appleby Global Services (Cayman) Limited is a regulated entity in the Cayman Islands.
The Cayman Trustee has delegated substantially all of its day-to-day management and operational duties under the Trust Agreement to the Delegated Sponsor pursuant to the Delegation Agreement. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; delegating duties to service providers; effecting provisions regarding forks and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters (collectively, the “Delegated Duties”). The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
General duty of care of Trustees.
The Trustees are fiduciaries under the Trust Agreement; provided, however, that the fiduciary duties and responsibilities and liabilities of the Trustees are limited by, and are only those specifically set forth in, the Trust Agreement.

Resignation, discharge or removal of Trustees; successor Trustees.
A Trustee may resign at any time by giving at least 30 days’ advance written notice to the Delegated Sponsor. The Delegated Sponsor may remove a Trustee at any time by giving at least 30 days’ advance written notice to such Trustee. Upon effective resignation or removal, such Trustee will be discharged of its duties and obligations.
If the DE Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor Delaware trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the DSTA. If the Cayman Trustee resigns or is removed, the Delegated Sponsor, acting on behalf of the Shareholders, is required to use reasonable efforts to appoint a successor. Any successor Trustee must satisfy the applicable laws and regulations. Any resignation or removal of a Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Delegated Sponsor and any fees and expenses due to the outgoing Trustee are paid or waived by the outgoing Trustee. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. If no successor Trustee shall have been appointed and shall have accepted such appointment within forty-five (45) days after the giving of such notice of resignation or removal, the Cayman Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee, where applicable.
If the DE Trustee resigns and no successor trustee is appointed within 180 days after the date the DE Trustee issues its notice of resignation, the Cayman Trustee will terminate and liquidate the Trust and distribute its remaining assets.
The Administrator
Under the Fund Administration and Accounting Agreement, the Administrator shall provide necessary fund administration, tax and accounting services, including valuation and computation accounting services, and financial reporting for the maintenance and operations of the Trust. In addition, the Administrator shall make available the office space, facilities, equipment and personnel required to provide such services.
The SOL Custodians
The SOL Custodians are responsible for safekeeping all of the SOL owned by the Trust. The SOL Custodians were selected by the Delegated Sponsor with the approval of the Cayman Trustee. The SOL Custodians have responsibility for opening the SOL Account, as well as facilitating the transfer of SOL required for the operation of the Trust.
The Transfer Agent
The Transfer Agent shall (1) perform and facilitate the purchases and redemption of Shares of the Trust and prepares and transmit information with respect to such purchases and redemptions; (2) prepare and transmit payments for dividends and distributions, if any, declared by the Trust; (3) maintain Shareholder accounts; (4) respond to correspondence by Trust Shareholders and others relating to its duties and (5) make periodic reports to the Trust.
Pricing Benchmark Services
The Benchmark Provider is responsible for analyzing SOL market data relating to the calculation and maintenance of the Pricing Benchmark.
Staking Services Provider
Figment Inc., Galaxy Blockchain Infrastructure LLC and Coinbase Canada, Inc., each a party unrelated to the Delegated Sponsor and Trustees, serve as the Staking Services Providers.

The Marketing Agent
Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for reviewing and approving the marketing materials prepared by the Delegated Sponsor for compliance with applicable SEC and FINRA advertising laws, rules, and regulations.

CUSTODY OF THE TRUST’S ASSETS
The Trust will enter into arrangements with multiple custodians to custody its SOL (the “SOL Custodians”), and may, from time to time, decide, to custody its SOL with one or more of such custodians. The SOL Custodians will keep custody of the Trust’s SOL. The transfer of SOL to and from SOL Counterparties is directed by the Delegated Sponsor. The Delegated Sponsor’s decision to move SOL to, or from one SOL Custodian to another may be driven by a number of factors including:
•
the custodial features and technologies used at a given SOL Custodian;

•
the nature of the wallets used at a SOL Custodian;

•
the SOL Custodian’s connectivity or other arrangements with trading venues;

•
forks, events and trends on the Solana blockchain;

•
the fees and charges of the SOL Custodian; and/or

•
the SOL Custodian’s security, audit and insurance arrangements.

At a given time, a SOL Custodian may hold all or any portion of the Trust’s SOL, or none of the Trust’s SOL.
The SOL Custodians will keep custody of all of the Trust’s SOL, other than that which is maintained in the Trading Balance with the Prime Broker, in the Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the SOL Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption of a transaction (note, however, that not all SOL Custodians may maintain hot wallets for the holding and storage of digital assets).
While the specific security measures around custody may vary across SOL Custodians, cold storage locations of SOL Custodians often feature monitoring by 24-7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the SOL Custodians and are kept confidential by the SOL Custodians for security purposes.
To the extent a SOL Custodian maintains hot storage locations, transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the Solana network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the SOL Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals. HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies support cold storage to maintain private key materials offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.
Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SOL is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are necessarily used online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked.

There is no limit on the size of each cold storage address, and the SOL Custodians will generally keep a substantial portion of the Trust’s SOL in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s SOL will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell SOL including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s SOL held in the Cold Vault Balance by the SOL Custodians are held in segregated wallets and therefore are not commingled with the SOL Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The SOL Custodians may receive deposits of SOL but may not send SOL without use of the corresponding private keys. In order to send SOL when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the SOL Custodians can upload the fully signed transaction to an online network and transfer the SOL. Such private keys are stored in cold storage facilities within the United States, Europe, and Asia, exact locations of which are not disclosed for security reasons. A limited number of employees at the SOL Custodians are involved in private key management operations, and the SOL Custodians have represented that no single individual has access to full private keys.
The SOL Custodians’ internal audit team performs periodic internal audits over custody operations, and the SOL Custodians have represented that SOC attestations covering private key management controls are also performed on the SOL Custodians by an external provider. BNY currently produces a SOC 1 Type 1 report and the Coinbase Custodian currently produces SOC 1 Type 2 and SOC 2 Type 2 reports.
The SOL Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the SOL Custodians is shared among all of the SOL Custodians’ customers, is not specific to the Trust or to customers holding SOL with the SOL Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
SOL held in the Trust’s account with the SOL Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
In the event of a fork, the Custodial Services Agreements provide that the SOL Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the SOL Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the SOL Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the SOL Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the Solana network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the SOL Custodians and their affiliates through a written public statement on their respective website, the SOL Custodians do not support airdrops, clones, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with SOL.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Under each of the Custodial Services Agreements, the SOL Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s breach of the standard of care; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited SOL lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid SOL; (iii) BNY’s review or non-acceptance of any SOL, including but not limited to delay of the Trust to issue instructions with respect to such SOL pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any SOL, including without limitation (A) provided such SOL was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such SOL; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY own processing of an instruction in breach of the standard of care. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the value, at the time the event giving rise to liability occurred, of the SOL on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the SOL using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.
Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) (1) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability and (2) $5 million, and (B) the value of the supported SOL on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s SOL or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.
The SOL Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the SOL Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the SOL Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the SOL Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement upon ninety (90) days’ prior notice for any reason, or upon thirty (30) days’ prior written notice if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing ninety (90) days’ prior notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.
The Trust’s Transfer Agent will facilitate the settlement of Shares in response to the placement of creation orders and redemption orders from Authorized Participants. The Trust generally does not intend to hold cash or cash equivalents. However, there may be situations where the Trust will unexpectedly hold cash on a temporary basis, including in connection with the settlement of creation and redemption transactions. The Trust’s cash and cash equivalents will be held at its account at the Cash Custodian, pursuant to the Cash Custody Agreement.

The Delegated Sponsor may, with the approval of the Cayman Trustee, terminate SOL custodians at any time. The Delegated Sponsor may also replace the SOL Custodians for the Trust’s SOL holdings, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such SOL custodians. Should the Delegated Sponsor choose to terminate a SOL custodian, the Trust will notify Shareholders in a prospectus supplement and/or a current report on periodic Exchange Act reports or in its annual or quarterly reports.

STAKING OF THE TRUST’S ASSETS
Overview of the Staking Program
Pursuant to the Trust’s investment objective, the Trust intends to engage in Staking Activities with respect to a portion of its SOL holdings in order to earn staking rewards.
Under the Trust’s staking program, the Delegated Sponsor monitors and adjusts the amount of the Trust’s SOL to be staked in accordance with the Trust’s liquidity risk management policy. The Delegated Sponsor may instruct one or more SOL Custodians to stake the Trust’s SOL. The SOL Custodians designate (i) the Staking Services Provider as the validator in connection with a specified amount of the Trust’s Staked Assets, and (ii) the Trust’s own Cold Vault Balance as the withdrawal address for both staking rewards and the underlying staked assets themselves after they are un-staked by the SOL Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction. The Staking Services Provider then performs Validation Activities, operating validator software, including validator nodes, with the Trust’s Staked Assets staked with such Staking Services Provider. The Staking Services Provider does not control the private keys to transfer or take possession or ownership of the Trust’s Staked Assets when staked with such Staking Services Provider. Instead, the Staked Assets are held in stake accounts on the Solana network, over which the SOL Custodians retain the stake authority and withdraw authority, until un-staked by the SOL Custodians in accordance with the Trust’s liquidity risk management policy at the Delegated Sponsor’s instruction, at which point the Trust’s Staked Assets (and any related rewards) are transferred to the Cold Vault Balance at the SOL Custodians. The Staking Services Provider is the node operator and is obligated to perform Validation Activities with the Trust’s Staked Assets consistent with the terms of the Trust’s agreements with Staking Services Providers. The Trust retains control and ownership of the Trust’s staked SOL because the SOL Custodians control the private keys to the Trust’s Staked Assets. The Trust also retains control given that the Delegated Sponsor (rather than the Staking Services Provider) will retain the ability through the SOL Custodians to un-stake its SOL at any time in accordance with the Trust’s liquidity risk management policy (subject to Solana network processes and delays). The Trust’s agreements with the Staking Services Providers also specifically provide that the Staked Assets belong to the Trust and neither the Staking Services Providers have any ownership or property interest in the Trust’s Staked Assets. The Trust’s agreements with Staking Services Providers require each Staking Services Provider to not commingle the staked assets of any other person (such as the Staking Services Provider or others who stake to the Staking Services Provider) with the Staked Assets of the Trust, despite the Trust delegating the validation rights to the Trust’s Staked Assets to the Staking Services Provider, which may serve as a staking services provider for other persons and, as a result, perform validation activities corresponding to staked SOL belonging to other SOL holders. Staking will be a passive activity for the Trust, as it relies on the SOL Custodian, and will not operate its own node or perform validation activities on its own. Moreover, the Trust’s role will be limited to determining, from time to time, what portion of the Trust’s SOL to stake and un-stake so as to maintain sufficient Trust assets to satisfy all outstanding redemption orders, and informing the Staking Services Provider(s) of those determinations. Under normal market circumstances, the Delegated Sponsor intends to stake up to 100% of the Trust’s SOL except that the Trust will occasionally maintain a portion of unstaked SOL to support liquidity.
Staking Services Providers
One or more SOL Custodians may stake the Trust’s SOL with one or more third-party Staking Services Providers selected by the Delegated Sponsor based on a range of factors, including, but not limited to, the performance, reliability, and reputation of each Staking Services Provider, including uptime, slashing history, and rewards earned. Staking Services Providers are required to operate validators in accordance with industry standard performance and security practices, including maintaining high validator uptime and implementing software designed to optimize staking rewards; however, such requirements do not eliminate the risk of missed rewards, slashing, or other protocol level penalties.
The Staking Services Provider shall exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Trust’s Staking Activities. The SOL Custodians will maintain exclusive possession and control of the private keys associated with transferring any staked SOL at all times while Staking Service Providers will maintain exclusive possession and control of the private keys associated with SOL validation activities at all times. Staking activity on the Solana network involves the delegation of SOL to validators and carries certain risks. Misbehavior or poor performance by validators may result in such validators receiving reduced staking rewards for an epoch during which they misbehaved or performed poorly. Should any of the Trust’s Staking Services Providers engage in malicious activity or perform poorly, then such Staking Services Provider may be removed which could negatively impact the Trust’s abilities to engage in Staking Activities and/or otherwise result in the Trust earning reduced staking rewards. Additionally, as part of the “activating” and “deactivating” processes of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. During activation and deactivation, the Trust’s staked assets will not earn any rewards. As part of these “activation” and “deactivating” processes of staking on the Solana network, any staked SOL will be inaccessible for a period of time. The duration of activation and exit/withdrawal periods are dependent on a range of factors, including network conditions.
In certain circumstances, a Staking Services Provider may be obligated to compensate the Trust for losses resulting from slashing events attributable to the validator’s failure to perform its obligations in accordance with applicable standards. Such compensation, if any, is subject to conditions, exclusions, evidentiary requirements, and timing delays, may not apply to protocol wide events or software failures, and may not fully offset the Trust’s losses. There can be no assurance that any such compensation will be available, in whole, in part, or at all, timely, or sufficient.
Allocation of Staking Rewards
The Trust expects to receive certain staking rewards from Staking Activities, which would be treated as giving rise to taxable income for U.S. federal income tax purposes under current IRS guidance. See “U.S. Federal Income Tax Consequences” for further description of the tax implications of the activities of the Trust. There is no guarantee that the Trust will receive any rewards with respect to staked SOL. Past rewards are not indicative of future rewards. The Trust will pay a “Staking Fee” which is the aggregate of the SOL Custodians’ and Staking Services Providers’ respective shares of staking rewards, in accordance with the Staking Services Agreements. The SOL Custodians’ and Staking Services Providers’ share of such staking rewards is expected to comprise an aggregate of 5% of the gross staking rewards. The Trust is expected to retain the remainder of such gross staking rewards. The Delegated Sponsor will not receive or retain any portion of the staking consideration earned by the Trust.
The Staking Services Providers will exercise no discretion as to the amount of the Trust’s SOL to be staked or the timing of the Staking Activities. While the Trust seeks to stake a maximum of 100% of its SOL holdings, the amount of SOL that remains un-staked is determined based on the Trust’s Utilization Rate analysis, and accordingly may vary from time to time. Under normal market circumstances, and in accordance with the Trust’s liquidity risk management policy, the Delegated Sponsor intends to stake up to 100% of the Trust’s SOL, although the amount of SOL that is staked may be lesser or greater from time to time given that the Trust will periodically maintain a portion of unstaked SOL to support liquidity. The precise percentage to be staked will be based on the estimated liquidity needs of the Trust, as determined by the Delegated Sponsor based on a variety of factors. In determining how to stake the SOL held by the Trust, and how much SOL to stake, the Trust’s model operates on the following key parameters:
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Unbonding period:   The number of days/epochs required for unbonding staked assets as dictated by the Solana protocol;

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ETF Historical redemption patterns:   The historical percentages of cumulative drawdowns in redemptions during the bonding period for US listed ETFs and other similar instruments listed abroad;

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Size of the Trust & Concentration:   A trust with a high concentration of shareholders may have a higher percentage risk of redemption compared to a trust has a diversified shareholder base and a large number of assets under management;

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Staking Services Provider performance:   The model takes into account the performance, reliability, and reputation of staking services providers. This includes adherence to certain minimum operating standards, including monitoring their uptime, and slashing history; and

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Market conditions monitoring:   The model tracks market conditions, like regime shifts in momentum/liquidity, conditions of heightened demand or supply, network events and protocol changes, staking services provider risks.

The Trust intends to make available on its website the current percentage of the Trust’s SOL being staked on a daily basis.
The Staking Services Providers and SOL Custodians are expected to receive an aggregate of 5% of the staking rewards (the “Staking Fee”), with the remainder being retained by the Trust. The Delegated Sponsor will not receive or retain any portion of the staking rewards earned by the Trust. There is no guarantee as to the amount, if any, of staking rewards that may be earned by Staking Activities. Staking rewards will be added to the Trust’s assets and accrete to NAV, and NAV per share would be expected to increase until distributed. The Trust will distribute net staking rewards directly to Shareholders at least quarterly in accordance with current IRS guidance.
The Trust intends to pay cash distributions monthly (but at least quarterly) to Shareholders to distribute staking rewards earned by the Trust. Quarterly distributions are intended to represent all staking rewards accrued during the quarter. These rewards accrue in SOL, and at quarter-end, the Trust intends to sell an equivalent amount of SOL to fund the cash distribution. The Trust expects to fund the distribution solely from liquid (unbonded) SOL held by the Trust. The amount of any distribution, if any, will depend on the staking rewards actually earned by the Trust during each quarter and cannot be predicted with certainty. The amount of staking rewards earned will vary based on factors including, but not limited to, the amount of SOL held by the Trust, the percentage of the Trust’s SOL that is staked, network staking participation rates, protocol reward rates on the Solana network, and network conditions. Accordingly, there can be no assurance as to the amount of distributions that will be paid in any quarter, and it is possible that no distributions will be paid in a given quarter if insufficient staking rewards are earned.
On the Solana network, in addition to staking rewards there are block rewards that are paid to private validators. Block rewards are not newly minted SOL from inflation but are composed of transaction fees, with half the fee being burned and the other half going to the validator who produces and validates the block. Validators also earn through inflation rewards for securing the network and may receive additional revenue from MEV. Validators are paid immediately upon block production, and delegators receive their share of rewards from the validator they stake with, usually at the end of an epoch. As such, block rewards and transaction fees are not considered staking rewards and will not accrete to the Trust.
Liquidity Risk Policies and Procedures
The Trust’s objective is to maximize the percentage of its SOL that is staked, while occasionally maintaining a portion of its SOL in unstaked form (the “Liquidity Sleeve”) solely to support sufficient liquidity for redemptions in accordance with applicable exchange listing rules. To implement this objective, the Delegated Sponsor sets a target range for the portion of SOL remaining unstaked (the “Utilization Rate” or “UR”), which is determined based on factors relating solely to the requirement under applicable rules requiring that the Trust have sufficient unstaked SOL readily available to meet redemption requests, including:
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protocol-specific lock-up or unbonding periods, and whether such periods are fixed or variable;

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the Trust’s historical redemption activity during comparable lock-up horizons;

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utilization rates and drawdowns observed for related assets, both domestically and abroad, including under specific timeframes;

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the size of the Trust’s assets under management;

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the concentration and distribution of the investor base;

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the reliability and performance of staking services providers, including uptime and slashing history;

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secondary market indicators such as share trading volume, bid-ask spreads, and premiums/discounts; and

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broader forward-looking market conditions, including liquidity regimes, network events, and protocol upgrades.

In no case will the Liquidity Risk Policy be applied, nor will the Utilization Rate or Liquidity Sleeve be adjusted, for the purpose of allowing the Trust to take advantage of variations in the market to increase the value of the investments of the Trust or its investors, including variations based on the value of SOL or the amount of staking rewards (e.g., increasing staking percentages if yields rise).
The Delegated Sponsor will convene an internal committee to periodically review the Utilization Rate and the size of any liquidity reserve, based on the foregoing factors. The committee may be convened at any time to align on the range of the Utilization Rate that is prudent to enable the Trust to meet redemptions. This Policy will be revised in accordance with changes adopted by the committee to the Utilization Rate or liquidity reserve range.
In addition to maintaining a liquidity reserve in accordance with its Utilization Rate analysis, the Trust may hold SOL in unstaked form: (a) on a short-term, temporary basis, in connection with (i) the sale of SOL for cash to pay Trust expenses, (ii) creation and redemption orders, (iii) the receipt of staking rewards, or (iv) the sale of SOL for shareholder distributions; and (b) in connection with (i) obtaining or disposing of SOL through a “contingent liquidity arrangement” described in section 6.02(12) of Rev Proc 2025-31, (ii) the sale of SOL for cash in connection with the Trust’s liquidation, (iii) the need to take protective measures against potential systemic vulnerabilities in the Solana network’s protocol, the staking smart contracts, or the validator client software, (iv) the cessation of the arrangement between the Trust and the Custodian (including any temporary suspension or unstaking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets), but only with respect to the SOL affected by the cessation, (v) the cessation of the arrangement between the Custodian and a Staking Services Provider (including any temporary suspension or unstaking instruction intended to protect the Trust’s assets against the risk of loss of ownership of the staked digital assets), but only with respect to the staked digital assets affected by the cessation, or (vi) a change in applicable law or regulation.
The Delegated Sponsor will seek to maintain the ratio between staked and unstaked SOL within the applicable Utilization Rate range and will rebalance the Trust’s SOL holdings to align with the applicable Utilization Rate range as soon as and to the extent reasonably practicable. If redemption activity pushes the staked portion above the Trust’s target range, the Delegated Sponsor will initiate un-staking to bring the Trust back within its liquidity parameters.
The Trust has written liquidity risk policies and procedures reasonably designed to address the redemption risks specified in the generic listing standards. In accordance with the generic listing standards, those liquidity policies address:
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the Trust’s investment strategy and liquidity of the Trust’s assets during normal and stressed conditions, including whether the investment strategy is appropriate for effective and efficient arbitrage;

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holdings of cash and cash equivalents, as well as borrowing arrangements and other funding sources; and

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the percentage and description of the Trust’s assets that are segregated, pledged, hypothecated, encumbered, or otherwise restricted or prevented from being liquidated, sold, transferred, or assigned.

There can be no assurance that the Trust will be able to immediately satisfy all redemption requests under all market conditions. Redemption timing may be impacted by multiple factors, including, without limitation, blockchain-level restrictions, Staking Services Provider performance, or extraordinary redemption activity, each of which may be out of the Trust’s or Delegated Sponsor’s control. Creation and redemption processes in a delayed settlement scenario are described in the Prospectus. In stressed conditions, there remains a risk that redemptions exhaust the Trust’s liquidity reserves, that liquidity management policies are unable to sufficiently adjust, and that the Trust is unable to meet redemptions in the typical settlement cycle. In that situation, the Delegated Sponsor plans to initiate a coordinated redemption workflow whereby the Delegated Sponsor will alert the Trust’s Authorized Participants in a timely fashion and transparently work with Authorized Participants to facilitate an orderly settlement of redemption orders. The Trust will file a Current Report on Form 8-K if such stressed conditions occur. During stressed conditions, the Delegated Sponsor plans to prioritize redemptions over distribution of staking rewards and payment of fees. Staking reward distributions and fees will continue to accrue during the delayed redemption period. After redemptions have been paid and the Delegated Sponsor has determined, in its discretion, that stressed conditions no longer persist, the Delegated Sponsor will resume its ordinary procedures to pay the Staking Services Provider’s fee, the Delegated Sponsor’s staking fee, the Delegated Sponsor’s management fee, and distributions of staking rewards, including, in each case, any delinquent amounts.
The Trust is permitted to hold only the underlying SOL, but to the extent the Delegated Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for tax purposes, the Trust may enter into cash, and borrowing arrangements and other funding sources.

PRIME BROKER
Pursuant to the Prime Broker Agreement, a portion of the Trust’s SOL holdings and cash holdings from time to time may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. The amount of SOL that may be held in the Trading Balance will be limited to the amount necessary to process a given creation or redemption transaction, as applicable, or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee.
The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, add or terminate prime brokers at any time. The Delegated Sponsor may, in its sole discretion as a delegate of the Cayman Trustee, change the prime broker for the Trust, but it will have no obligation whatsoever to do so or to seek any particular terms for the Trust from other such prime brokers.
These periodic holdings held in the Trading Balance with the Prime Broker represent an omnibus claim on the Prime Broker’s SOL held on behalf of clients; these holdings exist across a combination of omnibus hot wallets, omnibus cold wallets or in accounts in the Prime Broker’s name on a trading venue (including third-party venues and the Prime Broker’s own execution venue) where the Prime Broker executes orders to buy and sell SOL on behalf of clients (each such venue, a “Connected Trading Venue”). The Prime Broker is not required to hold any of the SOL in the Trust’s Trading Balance in cold storage or to hold any such SOL in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the SOL credited to the Trust’s Trading Balance. Within the Trust’s Trading Balance, the Prime Broker Agreement provides that the Trust does not have an identifiable claim to any particular SOL (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the SOL (and cash) the Prime Broker holds on behalf of customers who hold similar entitlements against the Prime Broker. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Broker’s SOL (and cash) held on behalf of the Prime Broker’s customers.
Within such omnibus hot and cold wallets and accounts, the Prime Broker has represented to the Delegated Sponsor that it keeps the majority of assets in cold wallets, to promote security, while the balance of assets are kept in hot wallets to facilitate rapid withdrawals. However, the Delegated Sponsor has no control over, and for security reasons the Prime Broker does not disclose to the Delegated Sponsor, the percentage of SOL that the Prime Broker holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Broker’s name on a trading venue. The Prime Broker has represented to the Delegated Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Broker attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.
The Prime Broker is not required by the Prime Broker Agreement to hold any of the SOL in the Trust’s Trading Balance in cold storage or to hold any such SOL in segregation, and neither the Trust nor the Delegated Sponsor can control the method by which the Prime Broker holds the SOL credited to the Trust’s Trading Balance.
To the extent the Trust sells SOL through the Prime Broker, the Trust’s orders will be executed at Connected Trading Venues that have been approved in accordance with the Prime Broker’s due diligence and risk assessment process. The Prime Broker has represented that its due diligence on Connected Trading Venues includes reviews conducted by the legal, compliance, security, finance and credit-risk teams. The Connected Trading Venues, which are subject to change from time to time, currently include exchanges and non bank market makers.
Pursuant to the Prime Broker Agreement, the Trust may engage in purchases or sales of SOL by placing orders with the Prime Broker. The Prime Broker will route orders placed by the Delegated Sponsor through the Prime Broker’s execution platform (the “Trading Platform”) to a Connected Trading Venue where the order will be executed. Each order placed by the Delegated Sponsor will be sent, processed and settled at each Connected Trading Venue to which it is routed. The Prime Broker Agreement provides that the Prime Broker is subject to certain conflicts of interest, including: (i) the Trust’s orders may be routed to a Coinbase owned execution venue where the Trust’s orders may be executed against other customers of the Prime Broker or with Coinbase filling orders from inventory when small residual fills are below minimum Connect Trading Venue size as well as trading on Prime for operational purposes, (ii) the beneficial identity of the counterparty purchaser or seller with respect to the Trust’s orders may be unknown and therefore may inadvertently be another client of the Prime Broker, (iii) the Prime Broker does not engage in front-running, but is aware of the Trust’s orders or imminent orders and may execute a trade for its own inventory (or the account of an affiliate) while in possession of that knowledge. As a result of these and other conflicts, the Prime Broker may have an incentive to favor its own interests and the interests of its affiliates over the Trust’s interests.
Subject to the foregoing, and to certain policies and procedures that the Prime Broker Agreement requires the Prime Broker to have in place to mitigate conflicts of interest when executing the Trust’s orders, the Prime Broker Agreement provides that other Connected Trading Venues and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the Connected Trading Venue used to execute the Trust’s orders.
Either party may terminate the Prime Broker Agreement in its entirety for any reason by providing at least ninety (90) days’ prior written notice to the Trust.
The Prime Broker may, in its sole discretion, suspend, restrict or terminate the Trust’s prime broker services, including by suspending, restricting or closing any account of the Trust covered under the Prime Broker Agreement immediately upon an Event of Default, at any time and with prior notice to the Trust.
For purposes of the Prime Broker Agreement, an “Event of Default” shall mean: (i) the Trust materially breaches any provision of this Prime Broker Agreement and such breach is not cured within one (1) business day after notice of such breach is given to Trust in the case of a payment-related breach or is not cured within seven (7) business days after notice of such breach is given to Trust in the case of a non-payment related breach; (ii) the Trust breaches any of the representations or warranties contained in the Prime Broker Agreement; (iii) a default or event of default under, or termination of, any other agreement between the Trust and the Prime Broker or its specified affiliates; (iv) the Trust takes any action to dissolve or liquidate, in whole or part; (v) the Trust becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; (vi) the Trust becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy; (vii) termination is required pursuant to a court order or binding order of a government authority; (viii) the Prime Broker reasonably perceives a heightened risk of legal regulatory non-compliance, in relation to any account or the Trust’s use of the prime broker services; and (ix) The Prime Broker reasonably suspects Trust of attempting to circumvent the Prime Broker’s controls or uses the Prime Broker’s services in a manner the Prime Broker otherwise deems inappropriate or potentially harmful to itself or third parties, and Trust fails to provide the Prime Broker written evidence reasonably acceptable to the Prime Broker of Trust’s non-circumvention of such controls within three (3) business days following written notice from the Prime Broker.
The Trust may terminate the Prime Broker Agreement upon prior notice to the Prime Broker upon an event which constitutes a “Coinbase Event of Default.” A “Coinbase Event of Default” means (i) the Prime Broker takes any action to dissolve or liquidate, in whole or part; (ii) the Prime Broker becomes insolvent, makes an assignment for the benefit of creditors, becomes subject to direct control of a trustee, receiver or similar authority; or (iii) the Prime Broker becomes subject to any bankruptcy or insolvency proceeding under any applicable laws, rules and regulations, such termination being effective immediately upon any declaration of bankruptcy.
A decision by the Prime Broker to take certain actions, including suspending, restricting or terminating the Trust’s accounts covered under the Prime Broker Agreement, may be based on confidential criteria that are essential to the Prime Broker’s risk management and security practices and agrees that the Prime Broker is under no obligation to disclose the details of its risk management and security practices to the Trust. The parent company of the Prime Broker, Coinbase Global, Inc. (“Coinbase Global”) maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Broker (collectively, Coinbase Global and its subsidiaries are referred to as the “Coinbase Insureds”). This policy covers the loss of client assets held by the Prime Broker, including from employee collusion or fraud, physical loss including theft, damage of key material, security breach or hack and fraudulent transfer. The insurance maintained by the Coinbase Insureds is shared among all of their customers, is not specific to the Trust or to customers holding SOL with the Prime Broker and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
Under the Prime Broker Agreement, the Prime Broker’s liability is limited as follows, among others: in no event shall the Prime Broker or its specified affiliates be responsible or liable for any loss, claim, or damage suffered by the Trust, except to the extent that such loss, claim, or damage directly resulted from the negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates. Neither the Prime Broker nor its specified affiliates shall be liable for any loss caused directly or indirectly by (a) the failure of the Trust to adhere to the Prime Broker’s policies and procedures that have been disclosed to the Trust, (b) any failure or delay to act by any service provider to the Trust, or (c) any system failure (other than a system failure caused by the gross negligence, willful misconduct, or fraud of the Prime Broker or its specified affiliates) that prevents the Prime Broker or any of its specified affiliates from fulfilling its obligations under the Prime Broker Agreement. Other than with respect to claims and losses arising from fraud or willful misconduct, among others, the Prime Broker’s aggregate liability shall not exceed the greater of (A) the greater of (x) $5 million and (y) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability, and (B) the value of the cash or affected SOL giving rise to the Prime Broker’s liability; (ii) in respect of the Prime Broker’s obligations to indemnify the Trust and its affiliates against third party claims and losses to the extent arising out of or relating to, among others, the Prime Broker’s violation of any law, rule or regulation with respect to the provision of its services, the Prime Broker’s liability shall not exceed the greater of (A) $5 million and (B) the aggregate fees paid by the Trust to the Prime Broker in the 12 months prior to the event giving rise to the Prime Broker’s liability; and (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, the Prime Broker is not liable, even if the Prime Broker has been advised of or knew or should have known of the possibility thereof. The Prime Broker is not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the Prime Broker. Both the Trust and the Prime Broker and its affiliates (including Coinbase Custodian) are required to indemnify each other under certain circumstances. The Prime Broker Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.
In connection with the Prime Broker Agreement, the Trust expects to enter into a Trade Financing Agreement with Coinbase Credit, Inc., pursuant to which the Trust may borrow SOL or cash as Trade Credit from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance. This allows the Trust to buy or sell SOL through the SOL Counterparty in an amount that exceeds the cash or SOL credited to the Trust’s Trading Balance at the SOL Counterparty at the time such order is submitted to the SOL Counterparty. This is expected to facilitate the Trust’s ability to process cash creations and redemptions and pay the Delegated Sponsor Fee and any other Trust expenses not assumed by the Delegated Sponsor, to the extent applicable, in a timely manner by seeking to lock in the SOL price on the trade date for creations and redemptions or the payment date for payment of the Delegated Sponsor’s Fee or, to the extent applicable, any other Trust Expenses not assumed by the Delegated Sponsor, rather than waiting for the funds associated with the creation to be transferred by the Cash Custodian to the SOL Counterparty prior to purchasing the SOL or for the SOL held in the Cold Vault Balance to be transferred to a Trading Balance prior to selling the SOL.
In connection with a creation, the Trust may first borrow cash from the Lender using the Trade Financing Agreement and then purchase SOL. In connection with a redemption order, the Trust may first borrow SOL from the Lender using the Trade Financing Agreement and then sell such SOL. In the event Trade Credits are unavailable from the Lender or become exhausted, the Delegated Sponsor may require the Authorized Participant to deliver cash on the trade date so that a purchase order can be settled in a timely manner, and the Trust may be required to pre-fund its Trading Balance with SOL transferred from its Cold Vault Balance in order for a redemption order to be settled in a timely manner.
Because the Trust’s Trading Balance may not be funded with cash on trade date for the purchase of SOL associated with the purchase order, the Trust may borrow Trade Credits in the form of cash from the Lender pursuant to the Trade Financing Agreement or may require an Authorized Participant to deliver the required cash for the purchase order on trade date. The extension of Trade Credits on trade date allows the Trust to purchase SOL through a SOL Counterparty on trade date, with such SOL being deposited in the Trust’s Trading Balance. For settlement of a redemption, the Trust delivers Shares to the Authorized Participant in exchange for cash received from an Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Lender. Any Financing Fee owed to the Lender shall be deemed part of trade execution costs and embedded in the trade price for each transaction and therefore is the cash-denominated responsibility of the applicable Authorized Participant. To the extent this position changes and Financing Fees owed to the Lender would be a responsibility of the Trust, such expenses could impact the net assets of the Trust over time by increasing the operational expenses of the Trust.
The Trust is currently not aware of the maximum amount of Trade Credit, but such maximum amount of Trade Credit may exist at some point in the future.
The Lender is not obligated to extend Trade Credits to the Trust. To the extent Trade Credits are extended, the Lender may do so up to an authorized amount (the “Authorized Amount”) for use on the Prime Broker’s Trading Platform. Once the Lender has approved the Trust to receive Trade Credits up to the Authorized Amount, the Trust may place orders up to amounts up to the then-current amount available to the Trust to place orders (the “Available Balance”). The Authorized Amount will be an amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust. The Lender will only extend Trade Credits to the Trust to the extent such SOL or cash is actually available to the Lender. For example, if the Lender is unable to itself borrow SOL to lend to the Trust as a Trade Credit, or there is a material market disruption (as determined by the Lender in good faith and in its sole discretion), the Lender is not obligated to extend Trade Credits to the Trust. The Lender is under no obligation to continue to provide Trade Credits for certain specific fiat currencies and/or digital assets, and Lender may impose black-out periods during which Trade Credits for currencies or digital assets may be unavailable.
To the extent that Trade Credits are not available, (i) there may be delays in the selling of SOL, (ii) Trust assets may be in held the Trading Balance for a longer duration than if Trade Credits were available, and (iii) the execution price associated with such trades may deviate significantly from the Pricing Benchmark price used to determine the Trust’s NAV. To the extent that the execution price for sales of SOL deviates significantly from the Pricing Benchmark price used to determine the NAV of the Trust, the remaining Shareholders may be negatively impacted. If Trade Credits are unavailable to the Trust, the Trust must pre-fund its Trading Balance with cash and/or SOL in order to sell SOL through the Prime Broker.
The Trust generally must repay Trade Credits by 6:00 p.m. ET (the “Settlement Deadline”) on the calendar day immediately following the day the Trade Credit was extended by the Lender to the Trust. Pursuant to the Trade Financing Agreement, the Trust is expected to grant a security interest in, lien on and right of set off against all of the Trust’s right, title and interest, the Trust’s Trading Balance and custodial account established pursuant to the Prime Broker Agreement and Custodial Services Agreements, in order to secure the repayment by the Trust of the Trade Credits and Financing Fees to the Lender. The Trust and Lender may terminate the Trade Financing Agreement immediately upon giving the other party written notice. Upon such notice of termination, the Coinbase Custodian and the Prime Broker have agreed to comply with instructions and entitlement orders from the Lender with respect to the disposition of the assets in the Trust’s Trading Balance without further consent by the Trust. In addition, the Coinbase Custodian has agreed to comply with instructions and entitlement orders from the Lender, as secured party, with respect to the disposition of assets in the Trust’s Custodial Account without further consent by the Trust. If the Trust fails to repay the Trade Credits to the Lender on time and in full, the Lender shall have the right to instruct the Prime Broker (and the Prime Broker agrees to comply with such instruction) to transfer the Trust’s assets from the Trust’s Trading Balance to the Lender to repay the Trade Credit debt owed by the Trust to the Lender and/or liquidate or cancel outstanding orders. If the assets in the Trading Balance are not sufficient to satisfy all outstanding obligations, the Lender shall have the right to liquidate any and all of the Trust’s assets held in the Custodial Account to cover any remaining amounts owed. The fee on Trade Credits (the “Financing Fee”) will be a fixed amount to be determined.

Other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity, the Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets serve as collateral for any loan or similar arrangement.
The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

FORM OF SHARES
Registered Form
Shares are issued in registered form in accordance with the Trust Agreement. The Transfer Agent has been appointed registrar and transfer agent for the purpose of transferring Shares in certificated form. The Transfer Agent keeps a record of all Shareholders and holders of the Shares in certified form in the registry (“Register”). The Delegated Sponsor recognizes transfers of Shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such Shares are held in book-entry form through participants and/or accountholders in DTC.
Book Entry
Individual certificates are not issued for the Shares. Instead, Shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Shares. DTC Participants acting on behalf of Shareholders holding Shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.
DTC
DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

TRANSFER OF SHARES
The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.
Transfers of interests in Shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.
DTC will take any action permitted to be taken by a Shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

AUDIT SEED/INITIAL SEED CREATION INVESTOR/SELLING SHAREHOLDER
The Delegated Sponsor served as the Audit Seed Investor to the Trust. On June 15, 2026, the Delegated Sponsor, in its capacity as Audit Seed Investor, subject to conditions, purchased Seed Creation Baskets comprising 5 Shares at a per-Share price of $20.00. Total proceeds to the Trust from the sale of these Seed Creation Baskets were $100.00. Delivery of the Seed Creation Baskets was made on June 15, 2026. These Seed Creation Baskets will be redeemed for cash prior to the effectiveness of the registration statement that this prospectus forms a part.
In connection with the initial listing of the Shares on the Exchange, we expect the Delegated Sponsor to purchase the initial seed creation baskets comprising 50,000 Shares (“Initial Seed Creation Baskets”). In this capacity, the Initial Seed Creation Investor will act as a statutory underwriter in connection with this purchase. The total proceeds to the Trust from the sale of the Initial Seed Creation Baskets are anticipated to be $1 million. Prior to the listing of the Shares on the Exchange, the Trust expects to purchase SOL with the proceeds of the Initial Seed Creation Baskets by transacting with a SOL Counterparty to acquire SOL on behalf of the Trust in exchange for cash provided by the Initial Seed Creation Investor. The SOL acquired in connection with the Initial Seed Creation Baskets will be held by the SOL Custodians. The price of the Shares comprising the Initial Seed Creation Baskets will be determined as of the effective date of the registration statement of which this Prospectus forms a part as described in this Prospectus, and such Shares could be sold at different prices if sold by the Initial Seed Creation Investor at different times. It is anticipated that the Initial Seed Creation Investor may redeem its Shares or sell its Shares to a third party in the weeks following the initial listing of Shares on the Exchange.
The Initial Seed Creation Investor may sell some or all of its Shares pursuant to the registration statement of which this Prospectus forms a part (in such capacity, the “Selling Shareholder”), which Shares will have been registered to permit the resale from time to time after purchase. The Shares offered by the Selling Shareholder were acquired by the Selling Shareholder as described in the registration statement and could be sold at different times and at different offering prices. The Trust will not receive any of the proceeds from the resale or redemption by the Selling Shareholder of these Shares. The Delegated Sponsor will not receive from the Trust or any of its affiliates any fee or other compensation in connection with the resale of these Shares.
A Selling Shareholder may sell Shares owned by the Selling Shareholder directly or through broker-dealers, in accordance with applicable law, on any national securities exchange on which the Shares may be listed or quoted at the time of sale, through trading systems, in the OTC market or in transactions other than on these exchanges or systems at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected through brokerage transactions, privately negotiated trades, block sales, entry into options or other derivatives transactions or through any other means authorized by applicable law. A Selling Shareholder may redeem Shares held in Basket size through an Authorized Participant. See “Conflicts of Interest.”

PLAN OF DISTRIBUTION
Buying and Selling Shares
Most investors buy and sell Shares of the Trust in secondary market transactions through brokers. Shares are expected to trade on the Exchange under the ticker symbol “MSOL.” Shares are expected to be bought and sold throughout the trading day like other publicly traded securities. When buying or selling Shares through a broker, most investors will incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.
Authorized Participants
The offering of the Trust’s Shares is a best-efforts offering. The Trust continuously offers Baskets consisting of 10,000 Shares to Authorized Participants. Authorized Participants pay a transaction fee for each order they place to create or redeem one or more Baskets.
The offering of Baskets is being made in compliance with Rule 2310 of the FINRA Rules. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares.
The per share price of Shares offered in Baskets on any subsequent day will be the total NAV of the Trust calculated shortly after the close of the Exchange on that day divided by the number of issued and outstanding Shares of the Trust. An Authorized Participant is not required to sell any specific number or dollar amount of Shares.
By executing an Authorized Participant Agreement, an Authorized Participant becomes part of the group of parties eligible to purchase Baskets from, and put Baskets for redemption to, the Trust. An Authorized Participant is under no obligation to create or redeem Baskets or to offer to the public Shares of any Baskets it does create.
Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. Any purchaser who purchases Shares with a view towards distribution of such Shares may be deemed to be a statutory underwriter. In addition, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. In contrast, Authorized Participants may engage in secondary market or other transactions in Shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to Shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.
Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.
While the Authorized Participants may be indemnified by the Delegated Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Delegated Sponsor for their purchases of Baskets.

CREATION AND REDEMPTION OF SHARES
The Trust creates and redeems Shares from time to time, but only in one or more Baskets. Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of, in the event of an in-kind transaction, the amount of SOL represented by the Baskets being created or redeemed, or in the event of a cash transaction, the amount of cash equivalent to the amount of SOL represented by the Baskets being created or redeemed, the amount of which is based on the quantity of SOL attributable to each Share of the Trust (net of accrued but unpaid Delegated Sponsor Fees and any accrued but unpaid extraordinary expenses or liabilities) being created or redeemed determined as promptly as practicable after 4:00 p.m. ET on the day the order to create or redeem Baskets is properly received. For in-kind purchases, Authorized Participants will deliver, or arrange for the delivery by the Authorized Participant’s designated agent, of SOL to the Trust’s account with the SOL Custodians in exchange for Shares. For in-kind redemptions, when Authorized Participants redeem Shares with the Trust, the Trust, through the SOL Custodians, will deliver SOL to such Authorized Participants or a designated agent thereof, in exchange for their Shares.
Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants. In May 2025, the staff of the SEC’s Division of Trading and Markets stated that broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. As part of the same set of Frequently Asked Questions (“FAQs”) clarifying its views on broker-dealers’ digital asset activities, the staff noted, among other things, that (i) SEC Rule 15c3-3 applies only to those digital assets that were securities, and (ii) broker-dealers are permitted to facilitate in-kind creations and redemptions in connection with spot digital asset exchange-traded products. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with the Delegated Sponsor. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the SOL required for such creation and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by the Trust, without the consent of any Shareholder or Authorized Participant. Authorized Participants pay the Transfer Agent a fee for each order they place to create or redeem one or more Baskets. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor.
Authorized Participants will deliver only cash or SOL to create Shares and will (either directly, or through their designated agents) receive cash or SOL when redeeming Shares.
The SOL Counterparty is a designated third party with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust that will deliver, receive or convert to U.S. dollars the SOL related to the Authorized Participant’s creation or redemption order. The Trust will create Shares by receiving SOL from a SOL Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the SOL Counterparty to deliver the SOL. Further, the SOL Counterparty will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust.
The Trust will redeem Shares by delivering SOL to a SOL Counterparty that is not the Authorized Participant, and the Trust — not the Authorized Participant — is responsible for selecting the SOL Counterparty to receive the SOL. Further, the SOL Counterparty will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust. The SOL Counterparty reserves the right to refuse or to cancel any pending redemption order at any time before the Delegated Sponsor places a redemption order.
Generally speaking, SOL Counterparties deliver SOL related to the Authorized Participant’s purchase order to the Trust’s Cold Balances. Authorized Participants and SOL Counterparties are not required to maintain an account with the SOL Custodians.
Creations and redemptions of Shares may result in certain slippage being incurred as a result of, for example, trading fees, spreads, or commissions. Any slippage so incurred will be the responsibility of the Authorized Participant, as a cash liability, and not of the Trust or Delegated Sponsor.

Each Authorized Participant will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.
As part of this process the Delegated Sponsor assesses SOL Counterparty candidates against various criteria, including those relating to candidates’ (1) financial standing, (2) reputation, (3) settlement history with the Delegated Sponsor and (4) regulatory oversight. No affiliates of the Trust or the Delegated Sponsor are expected to serve as a SOL Counterparty.
Creations and redemptions will generally be “on-chain” transactions reflected in the Trust’s Cold Vault Balances. For example, transfers of SOL to the Trust’s Cold Vault Balance are “on-chain” transactions represented on the SOL blockchain. When the Authorized Participant or its designated agent or client deposits SOL related to the Authorized Participant’s purchase order to the Trust’s Cold Vault Balance, such transfer is an “on-chain” transaction that is recorded on the SOL blockchain.
Under certain circumstances, these transactions may be “off-chain” transactions that are represented in the books and records of the Prime Broker. For example, transfers of SOL into the Trust’s Trading Balance are off-chain transactions. When the Authorized Participant or its designated agent or client deposits SOL related to the Authorized Participant’s purchase order to the Trust’s Trading Balance, such transfer is an “off-chain” transaction that is represented in the books and records of the Prime Broker.
The Trust will be responsible for SOL-related on-chain transaction fees associated with creation and redemption transactions and transactions with the Prime Broker, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee. The Authorized Participant is responsible for only a cash liability relating to creation and redemption costs, such as trading fees and slippage.
Authorized Participants will place orders through the Transfer Agent. The Transfer Agent will coordinate with the SOL Custodians in order to facilitate settlement of the Shares and SOL as described in more detail in the Creation Procedures and Redemption Procedures sections below.
The following description of the procedures for the creation and redemption of Baskets is only a summary and a Shareholder should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement and form of Authorized Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.
Creation Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to create one or more Baskets via a cash or in-kind transaction.
Purchase orders must be placed by 2:00 p.m., Eastern Time (in the case of cash orders) and 4:00 p.m., ET (in the case of in-kind orders), the close of regular trading on the Exchange, or another time determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.
Upon the Delegated Sponsor’s approval, a creation request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, SOL entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash.
Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Transfer Agent the nonrefundable transaction fee due for the creation order. Authorized Participants may not withdraw a creation request. By placing a cash creation order, an Authorized Participant agrees to facilitate the deposit of cash with the Cash Custodian. By placing an in-kind creation order, an Authorized Participant agrees to facilitate the deposit directly, through its designated agents, of SOL with the SOL Custodians.
To effectuate a cash creation order, the Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Delegated Sponsor, on behalf of the Trust, will instruct a SOL Counterparty to purchase the amount of SOL equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the applicable Creation Order Date. The resulting SOL will be deposited in the Trust’s account with the SOL Custodians. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Delegated Sponsor.
To the extent the execution price of the SOL acquired by the SOL Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the SOL acquired by the SOL Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Delegated Sponsor.
No Shares will be issued unless and until the Delegated Sponsor and Transfer Agent have confirmed that any outstanding SOL or cash (as applicable) due from the Authorized Participant has been settled with the Trust. Disruption of services at the Prime Broker or SOL Custodians would have the potential to delay settlement of the SOL related to Share creations. To the extent the SOL Counterparty is not able to deliver SOL associated with a cash purchase order as of a specified time on the settlement date, the Delegated Sponsor or Transfer Agent will cancel the purchase order. To the extent that SOL transfers from the Trust’s Trading Balance to the Trust’s Cold Vault Balance are delayed due to congestion or other issues with the Solana network, such SOL will not be held in cold storage in the Cold Vault Balance until such transfers can occur.
For an in-kind creation, following an Authorized Participant’s purchase order, the Trust’s SOL Custodian account must be credited with the required SOL by the end of the Business Day following the purchase order date, or in the case of cash deposits, the Trust’s Cash Custodian account must be credited with the required cash by the end of the Business Day following the purchase order date, as applicable. Under most circumstances, the SOL associated with a Creation Basket Deposit will be deposited with the SOL Custodians in the Trust’s Cold Vault Balance, although in some circumstances, SOL may be deposited outside of cold storage. For example, portions of the Trust’s SOL may be deposited and held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell SOL including to pay Trust expenses, or to pay the Delegated Sponsor Fee. Upon receipt of the SOL amount in the Trust’s SOL Custodian account, or the cash deposit amount in the Trust’s Cash Custodian account, the SOL Custodians or the Cash Custodian, as applicable, will notify the Transfer Agent, the Authorized Participant, and the Delegated Sponsor that the SOL or cash has been deposited. Upon confirmation by the Delegated Sponsor and Transfer Agent that any outstanding cash or SOL due from the Authorized Participant has been settled with the Trust, the Transfer Agent will then direct DTC to credit the number of Shares created to the applicable DTC account of the Authorized Participant.
The Authorized Participant understands and agrees that in the event the Creation Basket Deposit is not deposited to the Trust by the time specified above and in compliance with the applicable procedures, and any outstanding cash or SOL due from the Authorized Participant has not been settled with the Trust, the applicable Purchase Order will be canceled by the Delegated Sponsor. In the event the Authorized Participant, or its designated agent, has not deposited the SOL to the Trust by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order, (2) delay settlement of the order to enable delivery of SOL at a later date, or (3) accept that the Trust will execute a SOL transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is responsible for the dollar cost of the difference between the SOL price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the SOL to the extent the price realized in buying the SOL is higher than the SOL price utilized in the NAV. To the extent the price realized in buying the SOL is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference. For a cash redemption order, an Authorized Participant will deliver Shares to the Trust and will receive cash for the Shares delivered. For an in-kind redemption order, an Authorized Participant will deliver Shares to the Trust and will receive SOL or will have its designated agent receive SOL for the Shares delivered.
None of the Delegated Sponsor, the Trust, the Marketing Agent, or the Transfer Agent shall be liable to the Authorized Participant if a SOL Counterparty fails to deliver SOL or cash, respectively, representing the Creation Basket Deposit for such Authorized Participant’s Purchase Order to the Trust’s account with the SOL Custodians or Cash Custodian, as applicable, unless such failure is due to an act or omission of the Delegated Sponsor or Trust.
SOL held in the Trust’s account with the SOL Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level.
The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
Determination of Required Deposits
For a creation, the total amount of SOL (for in-kind creations), or cash (for cash creations), required to create each Basket (“Basket Deposit”) is the amount of SOL or its cash equivalent that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, as the number of Shares being created bears to the total number of Shares outstanding on the date the order is properly received, plus a cash buffer determined by the Delegated Sponsor.
The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of SOL represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of SOL that may occur. Each night, the Delegated Sponsor will publish the amount of SOL that is represented by each Basket Deposit.
Delivery of Required Deposits
An Authorized Participant who places a purchase order must follow the procedures outlined in the “Creation Procedures” section of this Prospectus. When a creation occurs, after the SOL Custodians receive the required SOL (for in-kind creations) or a Cash Custodian receives the required cash (for cash creations), the Delegated Sponsor will notify the Transfer Agent that the SOL or cash, as applicable, has been received, and the Transfer Agent and Sponsor will then determine whether any outstanding cash or SOL due from the Authorized Participant has been settled with the Trust, and the Transfer Agent will direct DTC to credit the number of Shares ordered to the Authorized Participant’s DTC account on the Business Day following the purchase order date.
Suspension or Rejection of Purchase Orders
The Delegated Sponsor may, in its discretion, suspend the right to submit purchase orders, or postpone the purchase settlement date (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which acceptance, delivery, or evaluation of SOL is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend purchase orders to allow for the orderly acquisition of the Trust’s assets or to protect existing Shareholders from dilution. If the Delegated Sponsor has difficulty acquiring SOL positions, e.g., because of a market disruption event, extreme price volatility, or unanticipated constraints on SOL custody capacity, it may be appropriate to suspend purchase orders until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take purchase orders in the manner provided in the Authorized Participant Agreement, or the SOL Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
The Delegated Sponsor or its designee has the absolute right, but does not have any obligation, to suspend or reject any purchase order or Basket Deposit if the Delegated Sponsor determines that:
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the purchase order or Basket Deposit is not in proper form;

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it would not be in the best interest of the Shareholders of the Trust;

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the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

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the acceptance or receipt of which would, in the opinion of counsel to the Delegated Sponsor, be unlawful; or

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circumstances outside the control of the Trust, the Delegated Sponsor, the Marketing Agent or the SOL Custodians make it, for all practical purposes, not feasible to process Creation Baskets (including if the Delegated Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Delegated Sponsor, the Transfer Agent or the SOL Custodians will be liable for the suspension or rejection of any purchase order or Basket Deposit.
The Delegated Sponsor will notify Shareholders of a suspension of any creation order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or revocation of any Purchase Order. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities in the delivery of the Creation Basket Deposit nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted Purchase Order.
Redemption Procedures
On any Business Day, an Authorized Participant may place an order with the Transfer Agent via the order taking portal to redeem one or more Baskets. For purposes of processing redemption orders, a “Business Day” means any day other than a day when the Exchange is closed for regular trading.
Sell orders must be placed by 2:00 p.m., Eastern Time (in the case of cash orders) and 4:00 p.m. ET (in the cash of in-kind orders), or the close of regular trading on the Exchange, or another time as determined by the Delegated Sponsor. The day on which an order is received by the Transfer Agent is considered the sell order date.
Upon the Delegated Sponsor’s approval, a redemption request by an Authorized Participant will produce an affirmation confirming the acceptance of the order by the Delegated Sponsor. Upon publication of the Trust’s NAV, the Delegated Sponsor, Transfer Agent and Authorized Participant will receive a confirmation receipt including trade details such as trade date, settlement date, direction of trade, number of Shares, SOL entitlement and Authorized Participant details. On the settlement date, the Delegated Sponsor and Authorized Participant will settle entirely in cash in the case of a cash redemption and in SOL in the case of an in-kind redemption.

Because the Shares associated with the redemption order may not be available at the time that the Authorized Participant places the redemption order, the Delegated Sponsor may require cash to be pre-funded to cover related trading costs. The Shares associated with the redemption order are due to be delivered to the Trust’s DTC account on the settlement date. Upon receipt of the required cash indicated in the redemption order, the Delegated Sponsor, on behalf of the Trust, will instruct the SOL Counterparty to convert SOL into cash by effectuating a SOL sale executed, in the Delegated Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).
The redemption distribution due from the Trust is delivered to the SOL Counterparty on the Redemption Distribution Date (which is the next Business Day after the redemption order is received) if the Trust’s DTC account has been credited with the Baskets to be redeemed. Once the Delegated Sponsor determines that the Shares have been received in the Trust’s DTC account, the Delegated Sponsor authorizes the SOL Custodians to transfer the redemption SOL amount from the Trust’s SOL Custodian account to the SOL Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement. To the extent the Shares associated with the redemption order are not received in the Trust’s DTC account on the settlement date, the redemption order will be canceled.
Upon receipt of the redemption distribution of SOL by the SOL Counterparty, the SOL Counterparty, as a counterparty to the Trust, shall convert the SOL associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of SOL will be made from the Trust’s Cold Vault Balance with the SOL Custodians, although in some circumstances, SOL may be transferred from outside of cold storage.
To effectuate a redemption order via an in-kind transaction, the Trust, through a SOL Custodian, will deliver SOL to an Authorized Participant, or designed agent thereof, in exchange for Shares.
SOL held in the Trust’s account with the SOL Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, including staked assets, nor will the Trust’s assets, including staked assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level.
Determination of Redemption Distribution
The redemption distribution for cash redemptions from the Trust consists of a transfer to a SOL Counterparty of an amount of SOL equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order, with such amount of SOL to be converted by the Trust to cash for settlement with the redeeming Authorized Participant. The redemption distribution for in-kind redemptions from the Trust consists of a transfer to the Authorized Participant or its designated agent of an amount of SOL equal to the NAV of the Trust multiplied by the number of Shares to be redeemed under the redemption order.
Delivery of Redemption Distribution
In the case of a cash redemption, the Trust, through the Cash Custodian, will deliver cash to the Authorized Participants when they redeem Shares with the Trust. This distribution of cash will be delivered to the Authorized Participant on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the Baskets to be redeemed. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed. In the case of an in-kind redemption, the Trust will deliver SOL to the Authorized Participants (or their designated agents) when they redeem Shares with the Trust. This distribution of SOL will be delivered to the Authorized Participant (or its designated agent) on the Business Day following the Redemption Order Date if the Trust’s DTC account has been credited with the baskets to be redeemed by such time. If the Trust’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution will also be delayed.
Suspension or Rejection of Redemption Orders
The Delegated Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of SOL is not reasonably practicable, or (3) for such other period as the Delegated Sponsor determines to be necessary for the protection of the Shareholders. For example, the Delegated Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Delegated Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the SOL Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
Redemption orders must be made in whole Baskets. The Delegated Sponsor acting by itself or through the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any redemption order (1) the Delegated Sponsor determines not to be in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Delegated Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement or the SOL Custodians make it for all practical purposes not feasible for the Shares to be delivered under the redemption order. The Delegated Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.
The Delegated Sponsor will notify Shareholders of a suspension of any redemption order in a prospectus supplement or in its periodic Exchange Act reports, as applicable, and on the Delegated Sponsor’s website. The Delegated Sponsor shall notify the Authorized Participant of a rejection or suspension of any redemption order via periodic Exchange Act reports, a prospectus supplement, or the Delegated Sponsor’s website. The Delegated Sponsor is under no duty, however, to give notification of any specific defects or irregularities nor shall the Delegated Sponsor or the Trust incur any liability for the failure to give any such notification. The Trust and the Delegated Sponsor may not revoke a previously accepted redemption order.
Creation and Redemption Transaction Fee
To compensate the Transfer Agent for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee to the Transfer Agent to create or redeem Baskets, which does not vary in accordance with the number of Baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Delegated Sponsor. The Delegated Sponsor will notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of Baskets until thirty (30) days after the date of notice.
Tax Responsibility
Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Delegated Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions
As noted, the Trust will create and redeem Shares from time to time, but only in one or more Baskets. The creation and redemption of Baskets are only made in exchange for delivery to the Trust or the distribution by the Trust of the amount of cash equivalent to the amount of SOL represented by the number of Shares included in the Baskets being created or redeemed, as determined on the day the order to create or redeem Baskets is properly received.
As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions, which are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.
Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of SOL or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from the Trust or the Delegated Sponsor and no such person has any obligation or responsibility to the Delegated Sponsor or the Trust to effect any sale or resale of Shares.
Shares are expected to trade in the secondary market on the Exchange. Shares may trade in the secondary market at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by various factors, including the number of Shareholders who seek to purchase or sell Shares in the secondary market and the liquidity of SOL.

USE OF PROCEEDS
Proceeds received by the Trust from the issuance of Baskets consist of SOL. Such deposits are held by the SOL Custodians on behalf of the Trust, during which time they may be employed in Staking Activities, until (i) delivered out in connection with redemptions of Baskets or (ii) transferred or sold by the Delegated Sponsor, which may be facilitated by the SOL Custodians to pay fees due to the Delegated Sponsor and Trust expenses and liabilities not assumed by the Delegated Sponsor.
Staking rewards received by the Trust from staking, net of the Staking Fee, is intended to be distributed at least quarterly by the Trust. The Delegated Sponsor intends to arrange for the conversion of all such staking rewards received by the Trust and available for distribution prior to the intended distribution date, net of the Staking Fee, to U.S. dollars shortly before the intended distribution, at the price available through SOL Counterparties which the Delegated Sponsor is able to obtain using commercially reasonable efforts. If no staking rewards from staking have been received by the Trust and is available for distribution prior to the intended distribution date, such as during the activation process for staking (when the Trust’s assets will be staked, but no rewards will be earned yet), or during stressed conditions in which, consistent with the Trust’s liquidity risk policies, the Delegated Sponsor chooses to prioritize using un-staked SOL to meet redemptions over distribution of staking rewards, or due to failures, delays, or defaults by the Trust’s service providers, no distribution of staking rewards will be made at that time. See “Risk Factors — Risks Associated with Solana and the Solana network.”

OWNERSHIP OF BENEFICIAL INTEREST IN THE TRUST
The beneficial interest in the Trust is divided into Shares. Each Share of the Trust represents an equal beneficial interest in the net assets of the Trust, and each holder of Shares is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any.
All Shares are fully paid and non-assessable. No Share will have any priority or preference over any other Share of the Trust. All distributions, if any, will be made ratably among all Shareholders from the assets of the Trust according to the number of Shares held of record by such Shareholders on the record date for any distribution or on the date of termination of the Trust, as the case may be. Except as otherwise provided by the Delegated Sponsor, Shareholders will have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
The Delegated Sponsor will have full power and authority, in its sole discretion as a delegate of the Cayman Trustee, without seeking the approval of the Trustees or the Shareholders (a) to authorize the division of the beneficial interest in the Trust into an unlimited amount of Shares, with or without par value, as the Delegated Sponsor will determine, (b) to authorize the issuance of Shares without limitation as to number (including fractional Shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate, (c) to authorize the division or combination of the Shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares in the assets held, and (d) to take such other action with respect to the Shares as the Delegated Sponsor may deem desirable. The ownership of Shares will be recorded on the books of the Trust or a transfer or similar agent for the Trust. No certificates certifying the ownership of Shares will be issued except as the Delegated Sponsor may otherwise determine from time to time. The Delegated Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

CONFLICTS OF INTEREST
There are present and potential future conflicts of interest inherent in the Trust’s structure and operation you should consider before you purchase Shares. The Delegated Sponsor will use this notice of conflicts as a defense against any claim or other proceeding made. If the Delegated Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Trust’s ability to achieve its investment objective.
The Delegated Sponsor has implemented policies and procedures reasonably designed to ensure compliance with applicable law, including a Code of Ethics providing guidance on conflicts of interest.
The officers, directors and employees of the Delegated Sponsor do not devote their time exclusively to the Trust. These persons are directors, officers or employees of other entities which may compete with the Trust for their services. They could have a conflict between their responsibilities to the Trust and to those other entities.
The Delegated Sponsor has the authority to manage the investments and operations of the Trust, and this may allow them to act in a way that furthers their own interests which may create a conflict with Shareholders’ best interests. Shareholders have very limited voting rights, which limits their ability to influence matters such as amendment of the Trust Agreement, change in the Trust’s basic investment policy, dissolution of the Trust, or the sale or distribution of the Trust’s assets.
The Delegated Sponsor serves as the delegated sponsor to the Trust. The Delegated Sponsor may have a conflict to the extent that its trading decisions for the Trust may be influenced by the effect they would have on other funds its affiliates may manage. In addition, the Delegated Sponsor may be required to indemnify its officers, directors and key employees with respect to their activities on behalf of other funds, if the need for indemnification arises. This potential indemnification could cause the Delegated Sponsor’s assets to decrease. If the Delegated Sponsor’s other sources of income are not sufficient to compensate for the indemnification, it could cease operations, which could in turn result in Trust losses and/or termination of the Trust.
Furthermore, the Delegated Sponsor or its affiliates may participate in transactions related to SOL, either for their own account or for the account of a client. Such transactions may not serve to benefit the Shareholders of the Trust and may have a positive or negative effect on the value of the SOL held by the Trust and, consequently, on the market value of SOL. In addition, the Delegated Sponsor or its affiliates may act in other capacities with regard to other investment products offered by either party.
The Delegated Sponsor or its affiliates (but not the Trust) may issue derivative instruments relating to SOL. The Delegated Sponsor’s affiliate(s) may offer investment products that offer short exposure to SOL and does offer other products that offer long exposure to SOL, which may take market share from the Trust or affect the value of SOL or an investment in the Trust. Introduction of such competing products may affect the market value of SOL and an investment in the Trust. The Delegated Sponsor and its affiliated companies may also receive non-public information relating to SOL and neither the Delegated Sponsor nor any of its affiliates will undertake to make this information available to investors in the Trust.
The Delegated Sponsor and its employees and affiliates may engage in long or short transactions in SOL in their personal accounts (subject to certain internal employee trading policies and procedures), and in doing so may take positions opposite to those held by the Trust or may compete with the Trust for positions in the marketplace.
Records of trading by these parties will not be available for inspection by Shareholders. Because these parties may trade SOL for their own accounts at the same time as the Trust, prospective Shareholders should be aware that such persons may take positions in SOL which are opposite, or ahead of, the positions taken for the Trust. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Trust.
If the Delegated Sponsor acquires knowledge of a potential transaction or arrangement that may be an opportunity for the Trust, it will have no duty to offer such opportunity to the Trust. The Delegated Sponsor will not be liable to the Trust or the Shareholders for breach of any fiduciary or other duty if Sponsor pursues such opportunity or directs it to another person or does not communicate such opportunity to the Trust. Neither the Trust nor any Shareholder will have any rights or obligations by virtue of the Trust Agreement, the trust relationship created thereby, or this Prospectus in such business ventures or the income or profits derived from such business ventures. The pursuit of such business ventures, even if competitive with the activities of the Trust, will not be deemed wrongful or improper.
From time to time, a portion of the Trust’s SOL holdings and cash holdings may be held with the Prime Broker, in the Trading Balance, in connection with the creation and redemption of Shares via cash transactions or to pay for Trust Expenses not assumed by the Delegated Sponsor in consideration for the Delegated Sponsor Fee. For a discussion on the potential conflicts of interest associated with such an arrangement, see “Prime Broker.”
The Cayman Trustee is responsible for supervising the Delegated Sponsor’s performance of Delegated Duties and retains reserved powers requiring the Delegated Sponsor to obtain the Cayman Trustee’s prior written consent for certain material actions. However, the Cayman Trustee is itself a paid service provider to the Trust and receives fees and expense reimbursements that continue so long as the Trust and the Delegation Agreement remain in effect. This creates an inherent tension between the Cayman Trustee’s role as supervisory principal and its financial interest in the continuation of the current arrangement.
Resolution of Conflicts Procedures
The Trust Agreement provides that (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its Affiliates, on the one hand, and the Trust, any Shareholder or any other person, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated by the Trust Agreement provides that the Delegated Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other person, the Delegated Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.

DUTIES OF THE DELEGATED SPONSOR AND THE TRUSTEE
Under Trust Agreement, the Cayman Trustee has certain enumerated duties and responsibilities for the operation and management of the Trust, substantially all of which have been delegated to the Delegated Sponsor, as described below.
The general fiduciary duties which would otherwise be imposed on the Cayman Trustee (and any that may be imposed on the Delegated Sponsor) (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), will be replaced entirely by the terms of the Trust Agreement (to which terms all Shareholders, by subscribing to the Shares, are deemed to consent).
Pursuant to the Delegation Agreement, the Delegated Sponsor will have the following duties:
•
To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, except as noted below regarding the SOL Custodians or other security vendors;

•
To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust;

•
To cause legal title to any Trust property to be held by or in the name of the Delegated Sponsor, or to have any contract entered into in the name of the Delegated Sponsor, on such terms as the Delegated Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

•
To purchase, sell, exchange, hold, and otherwise trade SOL through one or more exchanges, brokers, custodians, or other counterparties, on such terms and at such times as the Cayman Trustee deems advisable in furtherance of the Trust’s purposes;

•
To appoint the custodian or other security vendors for the Trust;

•
To terminate (without a replacement) the custodian or other security vendors for the Trust, with the prior approval of the Cayman Trustee;

•
To maintain control over the Custody Account;

•
To deposit, withdraw, pay, retain and distribute the assets of the Trust Estate or any portion thereof;

•
Supervise the preparation of any offering materials for the Trust and supplements and amendments thereto;

•
Pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

•
Arrange for and manage the exchange listing of the shares of the Trust;

•
Delegate those of its duties hereunder to one or more service providers, including but not limited to:

•
the Administrator

•
the Transfer Agent

•
the SOL Custodians

•
the Benchmark Provider

•
the Marketing Agent

•
the Staking Services Providers

•
Authorized Participants

•
insurer(s)

•
any other service provider(s) as needed

•
Recommend such other services as the Delegated Sponsor believes that each Trust may from time to time require for approval by the Cayman Trustee and perform such services upon the Cayman Trustee’s approval;

•
Effect the provisions of the Trust Agreement regarding forks, clones, airdrops and the like and exercise discretion regarding hard forks;

•
Sole discretion, without seeking the approval of the Cayman Trustee or the Trust’s Shareholders:

•
to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Delegated Sponsor will determine;

•
to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Delegated Sponsor may deem appropriate;

•
make such rules as it considers appropriate for the issuance of share certificates, transfer of shares, and similar matters; and

•
to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held.

•
The discretion, with the approval of the Cayman Trustee but not the Trust’s Shareholders:

•
to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Shareholders of the Trust as the Delegated Sponsor may from time to time determine; and

•
to take such other action with respect to the shares as the Delegated Sponsor may deem desirable.

The Cayman Trustee will retain the following non-delegable responsibilities:
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Ultimate responsibility for the performance of all management duties delegated to the Delegated Sponsor, including ongoing oversight and monitoring and taking any steps as necessary to address any material deficiency in that performance;

•
Approval rights over the termination of the custodian or other security vendors;

•
Approval rights over the establishment, designation, changes in any manner to and the fixing of such preferences, voting powers, rights, duties and privileges of the Shareholders the Trust;

•
Approval rights over the termination of the Trust, as applicable;

•
The authority to change, reduce or terminate the delegation of duties to the Delegated Sponsor;

•
Approval rights over the performance of any other services that the Delegated Sponsor may recommend to the Cayman Trustee for approval; and

•
Ultimate fiduciary responsibility as set forth under the Trust Agreement.

To the extent that at law (common or statutory) or in equity, the Delegated Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or to any other person, the Delegated Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence, bad faith, or willful misconduct on the part of the Delegated Sponsor, as applicable.

LIABILITY AND INDEMNIFICATION
The DE Trustee
As further discussed in the Trust Agreement, the DE Trustee will not be liable for the acts or omissions of the Delegated Sponsor, nor will the DE Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Delegated Sponsor or the Trust under the Trust Agreement. The DE Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:
(a)
the DE Trustee will not be personally liable for any error of judgment made in good faith except to the extent such error of judgment constitutes gross negligence on its part;

(b)
no provision of the Trust Agreement will require the DE Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the DE Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c)
under no circumstances will the DE Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d)
the DE Trustee will not be personally responsible for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Delegated Sponsor;

(e)
the DE Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The DE Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the DE Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Delegated Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the DE Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(f)
in the exercise or administration of the trust hereunder, the DE Trustee (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the DE Trustee will not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys will have been selected by the DE Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(g)
except as will be expressly provided in the Trust Agreement, the DE Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the DE Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof; and

(h)
the DE Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages under any circumstances.

The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee (each, an “Indemnified Person”) will be entitled to indemnification from the Delegated Sponsor or the Trust, to the fullest extent permitted by law, from and against any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted against such Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of the Trust Agreement or the transactions contemplated in the Trust

Agreement; provided, however, that the Delegated Sponsor and the Trust will not be required to indemnify any Indemnified Person for any Expenses that are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.
The obligations of the Delegated Sponsor and the Trust to indemnify the Indemnified Persons will survive the termination of the Trust Agreement.
The Cayman Trustee
Under the Trust Agreement:
•
The definition of “Covered Person” includes the Cayman Trustee and, amongst others, its shareholders, members, directors, officers, employees.

•
A Covered Person shall have no liability to the Trust, any Shareholder or any other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Cayman Trustee nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Cayman Trustee or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Cayman Trustee with reasonable care.

•
The Cayman Trustee will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or the Prospectus.

The Cayman Trustee and any Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Cayman Trustee was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Cayman Trustee and (ii) any such indemnification will be recoverable only from the Trust Estate.
Pursuant to the relevant powers to do so under the Trust Agreement, the Cayman Trustee will enter into various agreements, including the Appleby Agreements. The Cayman Trustee’s liability under the Appleby Agreements is limited to losses or damage arising by reason of its fraud, gross negligence, bad faith, or willful misconduct. The Trust has agreed to indemnify the Cayman Trustee against all actions, suits, proceedings, claims, demands, costs and expenses arising in connection with the provision of services under those agreements, other than those arising by reason of the Cayman Trustee’s fraud, gross negligence, bad faith, or willful misconduct. In addition, pursuant to the Appleby Agreements, the Trust shall advance to the Cayman Trustee any expenses (including reasonable legal fees and expenses) incurred by the Cayman Trustee in defending any actions, suits, proceedings, claims or demands arising in connection with the provision of services to the Trust. Notwithstanding the foregoing, the Cayman Trustee shall reimburse the Trust for, and hereby indemnifies the Trust against, any such advanced amounts in the event that a final judgment is entered against the Cayman Trustee finding that it acted fraudulently or with gross negligence, bad faith, or willful misconduct.
The Delegated Sponsor
The Delegated Sponsor will not be under any liability to the Trust, the Trustees or any Shareholder for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any SOL or other assets held in trust hereunder; provided, however, that this provision will not protect the Delegated Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, or willful misconduct. The Delegated Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustees, the Trustees’ counsel or by any other Person for any matters arising hereunder. The Delegated Sponsor will in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Shareholder or to the Trustees other than as expressly provided for herein. The Trust will not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.
In addition, as described in the Trust Agreement, (i) whenever a conflict of interest exists or arises between the Delegated Sponsor or any of its affiliates, on the one hand, and the Trust, on the other hand; or (ii) whenever the Trust Agreement or any other agreement contemplated herein or therein provides that the Delegated Sponsor will act in a manner that is, or provides terms that are, fair and reasonable to the Trust, the Delegated Sponsor will resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Delegated Sponsor, the resolution, action or terms so made, taken or provided by the Delegated Sponsor will not constitute a breach of the Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Delegated Sponsor at law or in equity or otherwise.
The Delegated Sponsor and its Shareholders, members, directors, officers, employees, affiliates and subsidiaries (each a “Sponsor Indemnified Party”) will be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Delegated Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Delegated Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Sponsor Indemnified Party under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Delegated Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Delegated Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Delegated Sponsor will be entitled to be reimbursed therefor by the Trust. The obligations of the Trust to indemnify the Sponsor Indemnified Parties will survive the termination of the Trust Agreement.
SOL Custodians
The SOL Custodians have limited liability, impairing the ability of the Trust to recover losses relating to its SOL and any recovery may be limited, even in the event of fraud. In addition, the SOL Custodians may not be liable for any delay in performance of any of its custodial obligations by reason of any cause beyond their reasonable control, including force majeure events, war or terrorism, and may not be liable for any system failure or third-party penetration of its systems. As a result, the recourse of the Trust to the SOL Custodians may be limited.

PROVISIONS OF LAW
According to applicable law, indemnification of the Delegated Sponsor is payable only if the Delegated Sponsor determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by the Delegated Sponsor, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust.
Provisions of Federal and State Securities Laws
This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Delegated Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.
These conditions require that no indemnification of the Delegated Sponsor or any underwriter for the Trust may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Delegated Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

MANAGEMENT; VOTING BY SHAREHOLDERS
Each Share represents a fractional undivided beneficial interest in the net assets of the Trust. Upon redemption of the Shares, the applicable Authorized Participant shall be paid solely out of the funds and property of the Trust. All Shares are transferable, fully paid and non-assessable. The assets of the Trust consist primarily of SOL held by the SOL Custodians on behalf of the Trust.
The Shareholders of the Trust take no part in the management or control, and have no voice in, the Trust’s operations or business. Except in limited circumstances described below, Shareholders will have no voting rights under the Trust Agreement. Under the Trust Agreement, Shareholders holding Shares representing (i) at least a majority (over 50%) of the Shares (not including Shares held by the Delegated Sponsor and its Affiliates) may vote to appoint a successor Delegated Sponsor or to continue the Trust.
Owners of Shares do not generally have any voting rights. The Shares do not represent a traditional investment and are not similar to shares of a corporation operating a business enterprise with management and a board of directors. All Shares are of the same class with equal rights and privileges. By acquiring Shares, you are not acquiring the right to elect directors, to receive dividends, to vote on certain matters regarding the issuer of your Shares or to take other actions normally associated with the ownership of shares. The Shares do not entitle their holders to any conversion or pre-emptive rights or any redemption rights. In certain circumstances, Shareholders may vote to appoint a successor Delegated Sponsor following the Voluntary Withdrawal of the Delegated Sponsor, or to continue the Trust in certain instances of dissolution of the Trust. Shareholders shall otherwise have no voting rights with respect to the Trust.
The Delegated Sponsor and the Cayman Trustee will generally have the right to amend the Trust Agreement as it applies to the Trust provided that the Shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the Shareholders by the Delegated Sponsor in its sole discretion as a delegate of the Cayman Trustee.
The Trust does not have any directors, officers or employees. The creation and operation of the Trust has been arranged by the Delegated Sponsor. The following persons, in their capacities as executive officers of the Delegated Sponsor, a Delaware limited liability company, perform certain functions with respect to the Trust that, if the Trust had directors or executive officers, would typically be performed by them.
Benjamin Huneke is the President of the Delegated Sponsor, Sally Diffley is the Chief Financial Officer of the Delegated Sponsor and James Kirchner is a Managing Director of the Delegated Sponsor. Eric Kayne, Kaushik Goswami, Lisa Buhain Winslow and Scott Steel are directors of the Delegated Sponsor.
Benjamin Huneke is head of Morgan Stanley Investment Management and a member of the Morgan Stanley Management Committee. From 2016 to 2023, Ben was head of investment solutions at Morgan Stanley Wealth Management, focused on delivering industry-leading investment products, programs and platforms to financial advisors and their retail and institutional clients. Previous roles included chief operating officer of field management and head of strategy and business management for the Firm’s international Wealth Management businesses across Europe, Latin America and Asia.
Prior to joining Morgan Stanley in 2006, Ben was a management consultant with McKinsey & Co. specializing in advising clients in the wealth and asset management industries. He started his career in investment banking as an analyst working at Donaldson, Lufkin & Jenrette in their Financial Services Group. He has over 20 years of financial services experience. Ben holds an AB from Princeton University and an MBA from Columbia University. He serves on the board and executive committee of the Investment Company Institute.
Sally Diffley is the Chief Financial Officer of Morgan Stanley Investment Management. Ms. Diffley is a member of both the Delegated Sponsor’s Operating Committee as well as the Management Committee of the Delegated Sponsor’s Finance Division. Ms. Diffley previously served as the Delegated Sponsor’s Management Controller. Since joining Morgan Stanley in 2020 Ms. Diffley has held central roles supporting the Delegated Sponsor’s Finance Division, including leading the Finance Division’s Data Team and serving as the Finance Division’s Transformation lead. Prior to joining Delegated Sponsor, Ms. Diffley was E*TRADE’s Assistant Controller and previously led External Financial Reporting and Accounting Policy within E*TRADE’s Finance division. Ms. Diffley is a CPA and began her career as an auditor at Deloitte.

She holds a Bachelor of Business Administration Degree in Accounting and a Master of Science Degree in Accountancy, both from the University of Notre Dame.
Eric Kayne is Co-Chief Operating Officer, a member of the Morgan Stanley Investment Management Operating Committee and senior sponsor of the Morgan Stanley Investment Management Diversity Council. Prior to that, Eric was the chief administrative officer of Morgan Stanley Investment Management. He previously held numerous senior positions within Morgan Stanley’s Human Resources division, including the head of HR for Investment Management and the Firm’s Corporate Infrastructure functions, head of HR for Technology, head of HR for Wealth Management and the COO of Human Resources.
Prior to joining Morgan Stanley, Eric worked at Bear Stearns and Kwasha Lipton. He has over 30 years of financial services experience. Eric has a BA in human resources from the University of Michigan.
Kaushik Goswami is a Managing Director of the Delegated Sponsor and, formerly, was the Global Head of Sales & Trading Capital & Funding within the Financial Resources and Strategy Group in Institutional Securities Group (“ISG”) at Morgan Stanley. Since joining Morgan Stanley in 2013 as an Associate in Fixed Income, Mr. Goswami has held a range of leadership positions within the Fixed Income Division Strategists group, being named a Vice President in 2015, Executive Director in 2017, and Managing Director in 2022. Mr. Goswami has also been appointed to several of the Firm’s most senior governance bodies, including the Asset Liability Committee, the ISG Management Committee, and the US Banks Operating Committee. Prior to Morgan Stanley, Mr. Goswami began his career in the Equity Derivatives division at Société Générale in Hong Kong as part of their analyst program. He holds a degree in Aerospace Engineering from IIT Bombay and a Masters in Financial Engineering from UC Berkeley.
Lisa Buhain Winslow is the Chief Operating Officer of the Global Public Equity business at Morgan Stanley Investment Management, and a Managing Director at Morgan Stanley. She joined Morgan Stanley in 2009 and has 25+ years of investment industry experience. In this capacity, she is responsible for the operational infrastructure and control environment for the $275B Active Fundamental Equity franchise. Lisa develops and executes initiatives for strategic change/restructuring, client governance/policy and regulatory reform across seven distinct investment teams.
Lisa is a senior executive with extensive experience in all aspects of asset management operations, investment risk management and business management combined with the leadership ability to guide and manage a diverse team. She manages a Global Equity trading team of 22 across US, Europe and Asia. Additionally, Lisa is the Co-Chair of the MSIM Philanthropy Committee, participating in key initiatives with strategic philanthropic partners to engage employees in giving back to the community.
Prior to joining MSIM, Lisa was a trader on the Corporate Loan Portfolio desk at Merrill Lynch. Previously, she spent more than a decade at Merrill Lynch in a variety of roles within debt capital markets, corporate strategy and risk management. Lisa received a dual bachelor’s degree in International Relations and Economics from Boston University.
James F. Kirchner is the Co-Head of the Global Fund Administration for Morgan Stanley Investment Management. He serves as the Principal Financial Officer and Treasurer of the Eaton Vance Funds, MSIM Funds, Calvert Funds, Morgan Stanley Pathway Funds and the U.S. Charitable Gift Trust®. He also serves as the President of the Eaton Vance Trust Company. His responsibilities include overseeing the Funds’ financial reporting, fund accounting, tax compliance, valuation and third-party service providers.
He joined Eaton Vance in 2007, and the firm was acquired by Morgan Stanley in 2021. Prior to joining Eaton Vance, Jim served as a Senior Director at Investors Bank and Trust, and prior to that as a Vice President at Scudder Kemper Investments. Jim earned a bachelor’s degree in economics and accounting from the College of the Holy Cross in Worcester, MA.
Scott M. Steel is a Managing Director and the Global Head of Product and Corporate Development at Morgan Stanley Investment Management based in New York City. His responsibilities include global product development, strategy, capital markets, marketing as well as leading Investment Management’s efforts as part of the Integrated Firm initiative. Scott is a member of the Investment Management Operating Committee and was recently recognized as a Morgan Stanley MAKER for embracing and promoting women’s empowerment and gender equality.

Scott has been at Morgan Stanley for over 10 years, and most recently served as the Chief Operating Officer of the Investment Solutions organization which was responsible for the development, sourcing, onboarding, distribution and servicing of all investment products and solutions across Wealth Management as well as managing its relationships with traditional and alternative asset managers as well as insurance carriers.
Prior to joining the Firm, Scott worked at Merrill Lynch where he was an Investment Banker in the Financial Institutions Group as well as the head of several business strategy teams within investment banking and wealth management.
Scott graduated from Villanova University and lives in New Jersey with his wife and two daughters. He is a member of the Villanova School of Business Deans Advisory Council as well as a member of the Augustinian Province of St. Thomas of Villanova Investment Committee.

BOOKS AND RECORDS
The Trust keeps its books of record and account at the office of the Administrator, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during usual business hours of the Trust.
The Trust will also keep a copy of the Trust Agreement on file in the Delegated Sponsor’s office which will be available for inspection by any Shareholder at all times during its usual business hours upon reasonable advance notice.
STATEMENTS, FILINGS, AND REPORTS TO SHAREHOLDERS
After the end of each fiscal year, the Delegated Sponsor will cause to be prepared an annual report for the Trust containing audited financial statements. The annual report will be in such form and contain such information as will be required by applicable laws, rules and regulations and may contain such additional information which the Delegated Sponsor determines shall be included. The annual report will be filed with the SEC and the Exchange and will be distributed to such persons and in such manner, as is required by applicable laws, rules and regulations.
The Delegated Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws. The Delegated Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The Administrator will assist and support the Delegated Sponsor in the preparation of such reports.
The Administrator will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised to by its counsel or accountants or as required from time to time by any applicable statute, rule or regulation.

FISCAL YEAR
The fiscal year of the Trust is the calendar year. The Delegated Sponsor may select an alternate fiscal year.
GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION
The rights of the Delegated Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Delegated Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Delegated Sponsor, the Trust.
However, pursuant to the Trust Agreement, this shall not apply to causes of actions for violations of U.S. federal or state securities laws. Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. Investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Further, there is uncertainty as to whether a court would enforce the exclusive forum jurisdiction for actions arising under the 1933 Act or Exchange Act.

LEGAL MATTERS
Dechert LLP has advised the Delegated Sponsor in connection with the Shares being offered. Dechert LLP advises the Delegated Sponsor with respect to its responsibilities as sponsor of, and with respect to matters relating to, the Trust. Certain opinions of counsel, including an opinion of Dechert LLP on the Trust’s classification as a “grantor trust” for U.S. federal income tax purposes, are filed herewith as exhibits to the registration statement of which this Prospectus is a part.
EXPERTS
The financial statements of the Trust will be included herein in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OTHER MATERIAL CONTRACTS
Trustee Services Agreement
Under the Trustee Services Agreement, the Cayman Trustee agrees to provide services to the Trust in exchange for fees and other compensation, as further detailed in the agreement. The Trustee Services Agreement is governed by the laws of the Cayman Islands and may be amended, supplemented, or updated from time to time by mutual agreement of the parties.
Delegation Agreement
Under the Delegation Agreement, the Cayman Trustee has delegated substantially all of its day-to-day management and operational duties under the Trust Agreement to the Delegated Sponsor. The Delegated Sponsor shall remain liable to the Cayman Trustee for services delegated as detailed in the Delegation Agreement. The delegated duties include, but are not limited to: entering into and maintaining contracts and agreements; establishing and maintaining accounts; causing legal title to Trust property to be held in the name of the Delegated Sponsor; appointing custodians and other service providers (subject to Cayman Trustee approval for custodians); maintaining control over custody accounts; depositing, withdrawing, paying, retaining and distributing Trust assets; supervising preparation of offering materials and amendments; paying or authorizing distributions and Trust expenses; arranging for and managing exchange listing of Shares; delegating duties to service providers; effecting provisions regarding forks, clones and airdrops; and exercising sole discretion over issuance of Shares, share divisions and combinations, and related matters.
The Cayman Trustee retains oversight responsibilities, the duty to monitor the Delegated Sponsor’s performance, approval rights over certain material transactions (including custodian appointments and changes to Trust preferences and powers), and ultimate fiduciary responsibility as set forth under the Trust Agreement.
Cash Custody Agreement
The Delegated Sponsor, on behalf of the Trust, has entered into a cash custody agreement (“Cash Custody Agreement”) with The Bank of New York Mellon under which The Bank of New York Mellon acts as custodian of the Trust’s cash and cash equivalents (in such capacity, the “Cash Custodian”). The Cash Custodian has agreed to provide its services under the Cash Custody Agreement until terminated in accordance with the provisions of the Cash Custody Agreement. Either the Cash Custodian or the Trust may terminate the Cash Custody Agreement with respect to one or more series of the Trust by giving written notice to the counterparty as set forth in the Cash Custody Agreement.
The fees of the Cash Custodian are paid by the Delegated Sponsor as part of the Delegated Sponsor Fee. In addition, the Delegated Sponsor shall reimburse the Cash Custodian for any out-of-pocket and incidental expenses incurred by the Cash Custodian in connection with the Cash Custody Agreement.
The Cash Custodian shall exercise the same standard of care and diligence as a professional custodian engaged in the banking or trust company industry (“Standard of Care”). Except as otherwise expressly provided in the Cash Custody Agreement, the Cash Custodian’s liability arising out of or relating to the Cash Custody Agreement shall be limited solely to those direct damages that are caused by the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care, subject to exceptions set forth in the Cash Custody Agreement. The Trust agrees to indemnify the Cash Custodian and hold the Cash Custodian harmless from and against all losses, costs, expenses, damages and liabilities(including reasonable counsel fees and expenses) incurred by the Cash Custodian arising out of or relating to the Cash Custodian’s performance under the Cash Custody Agreement, except to the extent resulting from the Cash Custodian’s failure to perform its obligations under the Cash Custody Agreement in accordance with the Standard of Care.
The Cash Custody Agreement is governed by the laws of the state of New York.
Fund Administration and Accounting Agreement
Under the Fund Administration and Accounting Agreement, the Administrator has agreed to provide its services for an initial term of three years with an automatic renewal of successive one-year terms unless earlier terminated pursuant to the Fund Administration and Accounting Agreement.

In addition, the Administrator may terminate its services for certain material breaches of the Fund Administration and Accounting Agreement.
Pursuant to the Fund Administration and Accounting Agreement, the Administrator is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Administrator include (i) establishing appropriate expense accruals and compute expense ratios, maintaining expense files and coordinating the payment of Trust approved invoices; (ii) calculating Trust approved income and per share amounts required for periodic distributions to be made by the Trust; (iii) calculating total return information; (iv) coordinating the Trust’s annual audit and (v) supplying various normal and customary portfolio and Trust statistical data as requested on an ongoing basis.
The responsibilities of the Administrator also include providing various valuation and computation accounting services for the Trust, including (i) maintaining certain financial books and records for the Trust, including creation and redemptions books and records, and Trust accounting records; (ii) computing the Trust’s NAV; (iii) obtaining quotes from pricing services as directed and approved by the Delegated Sponsor, or if such quotes are unavailable, then obtaining such prices from the Delegated Sponsor, and in either case, calculating the market value of the Trust’s assets in accordance with the Trust’s valuation policies or guidelines; and (iv) transmitting or making available a copy of the daily portfolio valuation to the Delegated Sponsor.
The responsibilities of the Administrator also include providing financial reporting services for the Trust, including (i) preparing financial statements for the Trust; (ii) preparing periodic shareholder reports for the Trust; and (iii) preparing, circulating and maintaining the Trust’s financial reporting production calendar.
The responsibilities of the Administrator also include providing tax services for the Trust, including preparing annual grantor trust tax reporting statements for the Trust’s review and approval.
In addition, the Administrator shall provide, at its expense, office space, facilities, equipment and personnel required to provide such services. The Administrator’s principal address is 240 Greenwich Street, New York, New York 10286.
The fees of the Administrator are paid by the Delegated Sponsor as part of the Delegated Sponsor Fee. In addition, the Delegated Sponsor shall reimburse Administrator for reasonably and documented out-of-pocket expenses as are incurred by the Administrator in performing its duties under the Fund Administration and Accounting Agreement.
The Administrator shall exercise the standard of care and diligence that a professional fund administrator engaged in the banking or trust company industry would observe in the provision of the services rendered pursuant to this Agreement, without bad faith, gross negligence or willful misconduct. Except as otherwise provided in the Fund Administration and Accounting Agreement, the Administrator and any affiliate of the Administrator shall not be liable for any costs, expenses, losses, charges, damages, liabilities or claims, including reasonable and documented attorney’s and accountants’ fees (collectively, “Losses”) incurred by or asserted against the Trust, except those Losses arising out of the Administrator’s own gross negligence, bad faith or willful misconduct. In addition, the Administrator shall not be liable for any Losses for delays caused by circumstances beyond the reasonable control of the Administrator or any agent of the Administrator and which adversely affect the performance by the Administrator of its obligations and duties under the Fund Administration and Accounting Agreement or by any other agent of the. Upon the occurrence of any such delay or failure, the Administrator shall use commercially reasonable efforts to resume performance as soon as practicable under the circumstances.
The Trust will indemnify the Administrator and any affiliate of the Administrator (“Indemnitees”), and the Indemnitees will incur no liability for its reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the Trust’s offering materials or documents (excluding information provided by the Administrator), (iii) any instructions or (iv) any written opinion of legal counsel for the Trust or the Administrator, or arising out of transactions or other activities of the Trust which occurred prior to the commencement of the Fund Administration and Accounting Agreement; provided however, that the Trust shall not indemnify any

Indemnitee for any losses arising out of the Indemnitees’ own bad faith, gross negligence or willful misconduct in the performance of the Fund Administration and Accounting Agreement.
Transfer Agency and Services Agreement
Pursuant to the Transfer Agency and Services Agreement, the Transfer Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Transfer Agent include: (i) performing and facilitating the performance of purchases and redemption of Creation Baskets; (ii) preparing and transmitting by means of DTC’s book entry system payments for dividends and distributions on or with respect to the Shares, if any, declared by the Trust; (iii) maintaining the record of the name and address of the Shareholder and the number of Shares issued by the Trust and held by the Shareholder; and (iv) recording the issuance of Shares of the Trust and maintain a record of the total number of Shares of the Trust which are outstanding and authorized, based upon data provided to it by the Trust.
The Transfer Agency and Services Agreement will have an initial term beginning on the commencement of trading of the Shares on the Exchange and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement.
The Transfer Agent shall not be liable for any loss, costs, expenses or damage whatsoever which the Trust may sustain or suffer as a result of or in the course of the discharge of its duties hereunder other than loss or damage arising by reason of the fraud, gross negligence, bad faith or willful misconduct of the Transfer Agent.
The Trust shall indemnify the Transfer Agent against all actions, suits, proceedings, claims, demands, costs and expenses which may be made against the Transfer Agent in respect of any loss or damage sustained or suffered by any third party in connection with the provision of the services or the performance of the Transfer Agency Agreement, otherwise than by reason of the fraud, gross negligence, bad faith or willful misconduct of the Transfer Agent.
Custodial Services Agreements
The Coinbase Custodian and BNY are the SOL Custodians for the Trust and hold all of the Trust’s SOL on the Trust’s behalf.
The SOL Custodians will keep custody of all of the Trust’s SOL, other than that which is maintained in the Trading Balance with the Prime Broker, in the Cold Vault Balance. All of the Trust’s assets and private keys will be held in cold storage of the SOL Custodians on an ongoing basis, but a portion of the Trust’s assets may be held in hot trading wallets, from time to time, in connection with the settlement of a creation or redemption transaction (note, however, that not all SOL Custodians may maintain hot wallets for the holding and storage of digital assets).
While the specific security measures around custody may vary across SOL Custodians, cold storage locations of SOL Custodians often feature monitoring by 24x7 on-site security, video surveillance and alarms, hardened room structures, and access to facilities controlled by multi-person controls, multi-team access rules, and multi-factor authentication. The locations of the cold storage sites may change at the discretion of the SOL Custodians and are kept confidential by the SOL Custodians for security purposes.
To the extent a SOL Custodians maintains hot storage locations, transfers from cold to hot storage or vice versa require physical access to one or more cold storage facilities, as well as systematically enforced approvals and integrity verifications, before the secure device can be used to cryptographically complete the transaction. At no point during this process is the private key removed from the secure device(s) or the hot or cold storage facility. Once these security processes have been completed, a transfer on the SOL network can be executed, signed using the private keys held offline in cold storage.
Similarly secure technology used by the SOL Custodians includes a combination of Multi-Party Computation (“MPC”), Hardware Security Modules (“HSMs”), and Cross-Domain Security (“CDS”) to safeguard digital assets. MPC is a cryptographic framework that ensures private keys are never fully assembled or exposed during the transaction process. Instead, key shares are distributed across secure, isolated environments, reducing single points of compromise and enabling secure, multi-party transaction approvals.

HSMs are dedicated, tamper-resistant cryptographic devices used to securely generate, store, and manage key fragments. HSMs enforce role-based access controls and support transaction signing workflows across designated approval parties. CDS is a high-assurance security architecture originally developed for sensitive government environments. It enhances the integrity of cold storage systems by strictly isolating secure processing domains and preventing unauthorized cross-network interactions. These technologies operate alongside cold storage, where private key material remains entirely offline and physically secured in air-gapped environments. This layered approach ensures that private keys are protected.
Cold storage is a safeguarding method with multiple layers of protections and protocols, by which the private key(s) corresponding to the Trust’s SOL is (are) generated and stored in an offline manner. Private keys are generated in offline computers that are not connected to the internet so that they are resistant to being hacked. By contrast, in hot storage, the private keys are necessarily used online, where they are more accessible, leading to more efficient transfers, though they are potentially more vulnerable to being hacked. There is no limit on the size of each cold storage address, and the SOL Custodians will generally keep a substantial portion of the Trust’s SOL in cold storage on an ongoing basis. However, it is possible that, from time to time, portions of the Trust’s SOL will be held outside of cold storage temporarily in the Trading Balance maintained by the Prime Broker as part of trade facilitation in connection with creations and redemptions of Baskets, to sell SOL including to pay Trust expenses, or to pay the Delegated Sponsor Fee, as necessary. The Trust’s SOL held in the Cold Vault Balance by the SOL Custodians are held in segregated wallets and therefore are not commingled with the SOL Custodians’ or other customer assets.
Cold storage of private keys may involve keeping such keys on a non-networked computer or electronic device or storing the public key and private keys on a storage device or printed medium and deleting the keys from all computers. The SOL Custodians may receive deposits of SOL but may not send SOL without use of the corresponding private keys. In order to send SOL when the private keys are kept in cold storage, unsigned transactions must be physically transferred to the offline cold storage facility and signed using a software/hardware utility with the corresponding offline keys. At that point, the SOL Custodians can upload the fully signed transaction to an online network and transfer the SOL. Such private keys are stored in cold storage facilities within the United States, Europe, and Asia, exact locations of which are not disclosed for security reasons. A limited number of employees at the SOL Custodians are involved in private key management operations, and the SOL Custodians have represented that no single individual has access to full private keys.
The SOL Custodians’ internal audit team performs periodic internal audits over custody operations, and the SOL Custodians have represented that SOC attestations covering private key management controls are also performed on the SOL Custodians by an external provider.
The SOL Custodians maintain a commercial crime insurance policy, which is intended to cover the loss of client assets held in cold storage, including from employee collusion or fraud, physical loss including theft, damage of key material, security breaches or hacks, and fraudulent transfers. The insurance maintained by the SOL Custodians is shared among all of the SOL Custodians’ customers, is not specific to the Trust or to customers holding SOL with the SOL Custodians, and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.
SOL held in the Trust’s account with the SOL Custodians is the property of the Trust. The Trust, the Delegated Sponsor and the service providers will not loan or pledge the Trust’s assets, nor will the Trust’s assets, serve as collateral for any loan or similar arrangement, other than in connection with the Trade Financing Agreement or any line of credit entered into by the Trust for the purpose of managing liquidity. As part of the Trust’s liquidity management program, the Trust may establish various liquidity sources, which it may use to finance temporarily the redemption requests of Shareholders or for other short-term liquidity requirements. These liquidity sources may include borrowing arrangements made via uncommitted and committed lines of credit, which may involve the Trust’s assets serving as collateral solely in connection with such arrangement. The Trust’s access to and use of such liquidity sources are considered by the Delegated Sponsor in assessing, managing, and periodically reviewing the Trust’s liquidity risk level. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.
In the event of a fork, the Custodial Services Agreements provide that the SOL Custodians may temporarily suspend services, and may, in their sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely, provided that the SOL Custodians shall use commercially reasonable efforts to avoid ceasing to support both branches of such forked protocol and will support, at a minimum, the original digital asset. The Custodial Services Agreements provide that, other than as set forth therein, and provided that the SOL Custodians shall make commercially reasonable efforts to assist the Trust to retrieve and/or obtain any assets related to a fork, airdrop or similar event the SOL Custodians shall have no liability, obligation or responsibility whatsoever arising out of or relating to the operation of the underlying software protocols relating to the SOL network or an unsupported branch of a forked protocol and, accordingly, the Trust acknowledges and assumes the risk of the same. The Custodial Services Agreements further provide that, unless specifically communicated by the SOL Custodians and their affiliates through a written public statement on their respective website, the SOL Custodians do not support airdrops, clones, metacoins, colored coins, side chains, or other derivative, enhanced or forked protocols, tokens or coins, which supplement or interact with SOL.
Under the Trust Agreement and Delegation Agreement, the Delegated Sponsor has the right, in its sole discretion as a delegate of the Cayman Trustee, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Delegated Sponsor in the Delegated Sponsor’s sole discretion as a delegate of the Cayman Trustee, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement. With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
With respect to any fork, airdrop or similar event, the Delegated Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by the Exchange seeking approval to amend its listing rules.
Under each of the Custodial Services Agreements, the SOL Custodians’ liability is limited. Under the BNY Custodial Services Agreement, BNY’s liability is limited as follows: in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives be liable for any indirect, incidental, consequential, exemplary, punitive or special losses or damages, or for any loss of revenues, profits or business opportunity, arising out of or relating to the BNY Custodial Services Agreement (whether or not foreseeable and even if BNY has been advised of the possibility of such losses or damages); provided, that none of the forgoing limitations will apply to direct damages suffered by the Trust or losses arising from BNY’s breach of the standard of care; and in no event will BNY, its affiliates and service providers, or any of its respective officers, directors, agents, employees or representatives, be liable in aggregate for any amount greater than the U.S. Dollar value of the credited SOL lost, such value being determined as of the time such loss is sustained. BNY shall not be responsible for (i) reliance on instructions; (ii) BNY’s receipt or acceptance of fraudulent or invalid SOL; (iii) BNY’s review or non-acceptance of any SOL, including but not limited to delay of the Trust to issue instructions with respect to such SOL pending the completion of such review; (iv) BNY’s approval, refusal, or withdrawal of approval with respect to any authorized counterparty; (v) as to any matter with respect to which BNY is required to act only upon the receipt of instructions, (A) BNY’s failure to act in the absence of such instructions or (B) instructions that are late or incomplete, whether or not BNY acted upon such Instructions; (vi) BNY’s receipt or transmission of any data to or from the Trust or any authorized person via any non-secure method of transmission or communication selected by the Trust; (vii) the Trust’s use of any accounts on a basis inconsistent with the BNY Custodial Services Agreement; (viii) BNY’s disposition of any SOL, including without limitation (A) provided such SOL was sold on an established exchange for digital assets, any failure to receive best execution therefor, or (B) the imposition of any tax obligations in connection with the disposition of such SOL; the insolvency of any person, including any service provider, digital asset exchange or trading facility, or counterparty to the settlement of a transaction; and (ix) any tax obligations of the Trust or any losses of the Trust in relation to tax obligations; (x) the Trust’s or an authorized person’s decision to invest in digital assets or to hold Cash in any currency. BNY is not responsible for, and in no event will BNY be liable for any losses arising out of, the operation of any protocols or networks, including any losses resulting from delays in the processing or validation of transfers of supported digital assets on a protocol or network, BNY’s inability to retrieve or otherwise deal with any digital asset delivered to BNY without authority hereunder, any hacking or manipulation on any protocols or networks, any on-chain events, or any loss of, or inability of BNY to access or transfer, any digital asset other than as a result of (i) the unauthorized transfer of a credited asset by BNY, or (ii) the disclosure by BNY of any private key with respect to a credited asset in breach of the standard of care, or (iii) delays in BNY’s own processing of an instruction in breach of the standard of care. The liability of BNY will not exceed, solely in respect of custodial services provided pursuant to the BNY Custodial Services Agreement, the value, at the time the event giving rise to liability occurred, of the SOL on deposit in Trust’s wallet(s) or account(s) directly affected by such event. BNY will value the SOL using commercially reasonable valuation methods as determined by BNY in its sole discretion; provided that no limitation or exclusion of BNY liability shall apply with respect to any claim arising out of or relating to BNY’s breach of certain obligations set forth in the BNY Custodial Services Agreement, including certain confidentiality obligations, business continuity and disaster recovery obligations, any warranty, BNY’s willful misconduct, bad faith, gross negligence or fraud or any fines, penalties, sanctions, or similar charges levied on or imposed upon the Trust by any governmental or regulatory authority arising out of or relating to BNY’s acts or omissions under the BNY Custodial Services Agreement.
Under the Coinbase Custodial Services Agreement, the Coinbase Custodian’s liability is limited as follows, among others: (i) the Coinbase Custodian’s aggregate liability under the Coinbase Custodial Services Agreement shall not exceed the greater of (A) (1) the aggregate fees paid by the Trust to the Coinbase Custodian in respect of the custodial services in the 12 months prior to the event giving rise to the Coinbase Custodian’s liability and (2) $5 million, and (B) the value of the supported SOL on deposit in the Trust’s custodial account(s) giving rise to the Coinbase Custodian’s liability at the time of the event giving rise to the Coinbase Custodian’s liability; (ii) the Coinbase Custodian’s aggregate liability in respect of each cold storage address shall not exceed $100 million; (iii) in respect of any incidental, indirect, special, punitive, consequential or similar losses, Coinbase Custodian is not liable, even if the Coinbase Custodian has been advised of or knew of or should have known of the possibility thereof; and (iv) in no event shall the Coinbase Custodian or its affiliates have any liability to the Trust or any third party with respect to any breach of its obligations under the Coinbase Custodial Services Agreement, express or implied, which does not result solely from its gross negligence, fraud or willful misconduct. The Coinbase Custodian is not liable for delays, suspension of operations, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of the Coinbase Custodian. In the event of potential losses incurred by the Trust as a result of the Coinbase Custodian losing control of the Trust’s SOL or failing to properly execute instructions on behalf of the Trust, the Coinbase Custodian’s liability with respect to the Trust will be subject to certain limitations which may allow it to avoid liability for potential losses or may be insufficient to cover the value of such potential losses, even if the Coinbase Custodian directly caused such losses. Furthermore, the insurance maintained by the Coinbase Custodian may be insufficient to cover its liabilities to the Trust.
The SOL Custodians are not liable for delays, suspension of operations, failure in performance, or interruption of service to the extent it is directly due to a cause or condition beyond the reasonable control of the SOL Custodians. Under the Custodial Services Agreements, except in the case of their negligence, fraud, material violation of applicable law or willful misconduct, the SOL Custodians shall not have any liability, obligation, or responsibility for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless the SOL Custodians fail to have commercially reasonable policies, procedures and technical controls in place to prevent such damages or interruptions.
BNY may terminate the BNY Custodial Services Agreement upon ninety (90) days’ prior notice for any reason, or upon thirty (30) days’ prior written notice if any regulator or governmental authority so requests or if continuing would place BNY, the Trust, or any of their affiliates in breach of applicable law.
Coinbase Custodian may terminate the Coinbase Custodial Services Agreement for any reason upon providing ninety (90) days’ prior notice to the Trust, or immediately for Cause (as defined in the applicable Custodial Services Agreement), including, among others, if the Trust materially breaches the Prime Broker Agreement and such breach remains uncured, or undergoes a bankruptcy event.

Marketing Agent Agreement
Pursuant to the Marketing Agent Agreement, the Marketing Agent is generally responsible for the day-to-day administration of the Trust. The responsibilities of the Marketing Agent include (i) at the request of the Trust, assisting the Trust with facilitating Authorized Participant Agreements between and among Authorized Participants, the Trust, and the applicable Transfer Agent, for the creation and redemption of Creation Baskets of the Trust; (ii) maintaining copies of confirmations of Creation Basket creation and redemption order acceptances and producing such copies upon reasonable request from the Trust or Delegated Sponsor; (iii) making available copies of the Prospectus to Authorized Participants who have purchased Creation Baskets in accordance with the Authorized Participant Agreements; (iv) maintaining telephonic, facsimile and/or access to direct computer communications links with the Transfer Agent; (v) reviewing and approving, prior to use, certain Trust marketing materials submitted by the Trust for review (“Marketing Materials”) for compliance with applicable SEC and FINRA advertising rules, and filing all such Marketing Materials required to be filed with FINRA; (vi) ensuring that all direct requests by Authorized Participants for Prospectuses are fulfilled; and (vii) working with the Transfer Agent to review and approve orders placed by Authorized Participants and transmitted to the Transfer Agent. The Marketing Agent Agreement shall have an initial term of two years, which may be renewed for successive one-year terms.
The Trust shall indemnify, defend and hold the Marketing Agent, its affiliates and each of their respective members, managers, directors, officers, employees, representatives and any person who controls or previously controlled the Marketing Agent within the meaning of Section 15 of the 1933 Act (collectively, the “Marketing Agent Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fees incurred in connection therewith) (collectively, “Losses”) that any Marketing Agent Indemnitee may incur arising out of or relating to (i) the Trust’s breach of any of its obligations, representations, warranties or covenants contained in the Marketing Agent Agreement; (ii) the Trust’s failure to comply in all material respects with any applicable laws, rules or regulations; or (iii) any claim that the Prospectus, sales literature and advertising materials or other information filed or made public by the Trust (as from time to time amended) includes or included an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading provided, however, that the Trust’s obligation to indemnify any of the Marketing Agent Indemnitees shall not be deemed to cover any Losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any such advertising materials or sales literature or other information filed or made public by the Trust in reliance upon and in conformity with information provided by the Marketing Agent to the Trust, in writing, for use in such Prospectus or any such advertising materials or sales literature.
Pricing Benchmark Licensing Agreement
Pursuant to the Pricing Benchmark Licensing Agreement, the Benchmark Provider provides the Delegated Sponsor and its affiliates (including the Trust) a global, irrevocable, non-exclusive, transferable license to access, view and use the Index Data for the purposes of the Trust. Such license will have three-year initial term and will automatically be renewed for successive one-year periods, unless terminated pursuant to the terms of the agreement. The liability of the Benchmark Provider and its covered persons shall not exceed the greater of (i) total fees actually received or yet to be received by the Benchmark Provider from the Delegated Sponsor for the service during the 12-month period before the claim or cause of action arose; or (ii) $2,000,000.
Staking Services Agreements
The Staking Services Agreements provide that Staking Services Providers are responsible for performing staking and giving effect to un-staking in accordance with the Trust’s instructions that are communicated by the SOL Custodians to the Staking Services Providers. The Trust is dependent on the SOL Custodians to communicate instructions to the Staking Services Providers, including in connection with withdrawals, and if the SOL Custodians fail to do so, the Trust could be adversely impacted. Staking Services Providers shall not be responsible or liable for any delay in un-staking that results from the standards, rules, requirements or ordinary course of operations of the Solana network.

Staking Services Providers agree they shall receive the rewards they are entitled to pursuant to the Staking Services Agreements as compensation for performing staking on behalf of the Trust.
Pursuant to the Staking Services Agreements, Staking Services Providers make certain representations and warranties to the Trust. Staking Services Providers could fail to abide by, default on, or breach any such representations to the Trust.
Either the SOL Custodians (with the Trust’s consent) or the Staking Services Providers may terminate the Staking Services Agreements upon 60 days notice. In addition, the Trust may terminate the Staking Services Agreements (i) immediately upon written notice if it reasonably perceives a risk to the safety or security of the Trust’s SOL or a heightened risk of legal or regulatory non-compliance in connection with staking; or (ii) within such time frame as required by applicable law. Termination shall be treated as an un-staking instruction that the Staking Services Agreements require the Staking Services Providers to give effect to promptly, subject to Solana network delays and un-staking processes.
Except to the extent arising out of or relating to the Staking Services Providers’ negligence, willful misconduct, or fraud, or as otherwise expressly provided in the Staking Services Agreements, the Staking Services Providers shall have no liability to the SOL Custodians or the Trust, whether in contract, tort, or otherwise, for any losses, claims, liabilities, or damages arising out of or relating to the Staking Services Agreements (collectively, the “Damages”), including, without limitation, any of the following: (i) acting in accordance with, or relying upon, instructions or information provided by either the SOL Custodians or the Trust; (ii) any errors, inaccuracies, or omissions in the wallet address, account information, or other instructions provided by the SOL Custodians or the Trust; (iii) any loss, penalty, or reduction in rewards resulting from slashing, validator downtime, or other protocol-related events, except as expressly set forth in the Staking Services Agreements; (iv) any delay, failure, or malfunction of the blockchain network, validator software, client software, or any third-party infrastructure, including the SOL Custodian; or (v) any force majeure event. A force majeure event means any event outside the reasonable control of the Staking Services Providers that prevents or delays the Staking Services Providers from complying with their obligations under the Staking Services Agreements, and which the Staking Services Providers could not have avoided, impeded or overcome, including, but not limited to war, terrorist attacks, acts of nature, fire, sabotage, epidemics, quarantine, government sanctions, collective actions, strike, lock-outs, failure of telecommunications carriers, utility company failures, computer viruses and intentional attacks of hackers on computer systems, any material disruption to a relevant blockchain network, including hard forks, soft forks, chain reorganizations, or network splits that affect consensus or transaction finality (including, but not limited to, material delays or inability to process transactions due to sustained network congestion, or network downtime); any material failure, bug, exploit, vulnerability, or unintended behavior in the applicable blockchain protocol, smart contract, virtual machine, or governance mechanism that impairs normal network operations (including, but not limited to, material disruptions caused by validator outages, node failures, or censorship at the protocol level); any failure, delay, or corruption in data feeds from on-chain or off-chain oracles relied upon for pricing, collateral valuation, or other automated functionality; or any other similar causes beyond the reasonable control of the Staking Services Providers (each, a “Force Majeure Event”); provided that, the Staking Services Providers are without fault in failing to prevent or causing such default or delay, and such default or delay could not reasonably be circumvented by the Staking Services Providers through the use of alternate sources, workaround plans or other means. In such event, the Staking Services Providers shall be excused from further performance of services so affected for as long as such circumstances prevail and the Staking Services Providers continue to use commercially reasonable efforts to recommence performance of the services, to the extent possible, without undue delay.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion describes the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder, and certain U.S. federal income consequences that may apply to an investment in Shares by a Non-U.S. Shareholder. The discussion represents, insofar as it describes conclusions as to U.S. federal income tax law and subject to the limitations and qualifications described below, the opinion of Dechert LLP. The opinion of Dechert LLP, however, is not binding on the United States Internal Revenue Service (the “IRS”) or on the courts, and does not preclude the IRS from taking a contrary position. The discussion below is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and judicial and administrative interpretations of the Code, all as in effect on the date of this Prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Except where noted, this discussion only deals with Shares held as capital assets (generally, property held for investment), and does not address special situations, including those of banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities, currencies, or commodities, tax-exempt organizations, tax-exempt or tax-advantaged retirement plans or accounts, traders using a mark-to-market method of accounting, entities that are partnerships for U.S. federal income tax purposes, persons holding Shares as a position in a “hedging,” “straddle,” “conversion,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, persons whose “functional currency” is not the U.S. dollar, persons required for U.S. federal income tax purposes to accelerate the recognition of any item of gross income with respect to the Shares as a result of such income being recognized on an applicable financial statement, or persons subject to the federal alternative minimum tax. Moreover, the discussion below does not address the effect of any state, local or foreign tax law consequences that may apply to an investment in Shares. Purchasers of Shares are urged to consult their own tax advisers with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.
For purposes of this discussion, a “U.S. Shareholder” is a Shareholder that is:
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an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner generally depends upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Shares, the discussion below may not be applicable and we urge you to consult your own tax adviser for the U.S. federal income tax implications of the purchase, ownership and disposition of such Shares.
Taxation of the Trust
The Delegated Sponsor and the Trustees will treat the Trust as a “grantor trust” for U.S. federal income tax purposes.
As a grantor trust, the Trust can undertake only certain types of activities. For example, generally, the Trust cannot vary its investment portfolio to take advantage of market fluctuations. The Trust may receive income from investment activities that do not require such decision-making. To that end, on November 10, 2025, the Treasury Department and IRS issued a revenue procedure that provided a safe harbor for trusts that otherwise qualify as investment trusts and as grantor trusts to stake their digital assets without jeopardizing their tax status as investment trusts and grantor trusts for U.S. federal income tax purposes. The revenue procedure provides specific requirements that must be satisfied by a Trust in order to be eligible to rely on the safe harbor.
The Trust intends to operate so that it will qualify to be treated for U.S. federal income tax purposes as a grantor trust. In the opinion of Dechert LLP, although not free from doubt the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes (and the following discussion assumes such classification).
Because the treatment of staking in a grantor trust is still developing, including interpretation of the requirements under the safe harbor, there remains a risk of adverse regulatory or legal determinations that could affect the tax treatment of the Trust as a grantor trust or affect the Trust’s operations.
The opinion of Dechert LLP is based on various assumptions and representations relating to the Trust’s organization, operation, assets, activities, and income, including that all such assumptions representations on which the opinion is based and all other factual information set forth in the relevant documents, records, and instruments are true and correct, that all actions described in this offering are completed in a timely fashion and that the Trust will at all times operate in accordance with the method of operation described in the Trust’s organizational documents and this offering.
The opinion of Dechert LLP is not binding on the IRS or any court. Accordingly, there can be no assurance that the IRS will agree with the conclusions herein and it is possible that the IRS or another tax authority could assert a position contrary to one or all of those conclusions and that a court could sustain that contrary position. Neither the Delegated Sponsor nor the Trustees will request a ruling from the IRS with respect to the classification of the Trust for U.S. federal income tax purposes or with respect to any other matter. If the IRS were to assert successfully that the Trust is not classified as a “grantor trust,” the Trust would likely be classified as a partnership for U.S. federal income tax purposes, which may affect the timing and other tax consequences to the Shareholders. Under such circumstances, the Trust might be classified as a publicly traded partnership that would be taxable as a corporation for U.S. federal income tax purposes, in which case the Trust would be taxed in the same manner as a corporation on its taxable income and distributions to Shareholders out of the earnings and profits of the Trust would be taxed to Shareholders as ordinary dividend income. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. Except as otherwise indicated, the remainder of this discussion assumes that the Trust is classified as a grantor trust for U.S. federal income tax purposes.
Taxation of U.S. Shareholders
Each Shareholder will be treated, for U.S. federal income tax purposes, as if it directly owned a pro rata share of the underlying assets held in the Trust. A Shareholder also will be treated as if it directly received its respective pro rata share of the Trust’s income, if any (including staking income, as applicable), and as if it directly incurred its respective pro rata share of the Trust’s expenses. In the case of a Shareholder that acquires Shares as part of the creation of a Basket, the delivery of SOL to the Trust in exchange for a pro rata share of the underlying SOL represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder’s tax basis and holding period for the Shareholder’s pro rata share of the SOL held in the Trust will be the same as its tax basis and holding period for the SOL delivered in exchange therefor. For purposes of this discussion, and unless stated otherwise, it is assumed that all of a Shareholder’s Shares are acquired on the same date and at the same price per Share. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying SOL related to such Shares.
Current IRS guidance on the treatment of digital assets classifies SOL as “property” that is not currency for U.S. federal income tax purposes and clarifies that SOL can be held as a capital asset, but it does not address several other aspects of the U.S. federal income tax treatment of SOL. Because SOL is a new technological innovation, the U.S. federal income tax treatment of SOL or transactions relating to investments in SOL may evolve and change from that discussed below, possibly with retroactive effect. In this regard, the IRS has indicated that it has made it a priority to issue additional guidance related to the taxation of digital asset transactions, such as transactions involving SOL. In addition, the IRS and U.S. Treasury Department have issued final regulations regarding the tax information reporting obligations and basis for certain digital asset transactions. While the U.S. federal government has started to issue such additional guidance, whether any future guidance will adversely affect the U.S. federal income tax treatment of an investment in SOL or in transactions relating to investments in SOL is unknown. Moreover, future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.
The Trust will use SOL to pay certain expenses of the Trust, which under current IRS guidance will be treated as a sale of such SOL. Although the Trust generally does not intend to sell SOL, it may do so in connection with cash redemption transactions, cash distribution obligations, or if necessary to pay certain expenses that must be paid in cash. If the Trust sells SOL (for example to generate cash to pay fees or expenses) or is treated as selling SOL (for example by using SOL to pay fees or expenses), a Shareholder will recognize gain or loss in an amount equal to the difference between (a) the Shareholder’s pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder’s tax basis for its pro rata share of the SOL that was sold. A Shareholder’s tax basis for its share of any SOL sold by the Trust will generally be a pro rata portion of the Shareholder’s total tax basis for its share of all of the SOL held in the Trust. After any such sale, a Shareholder’s tax basis for its pro rata share of the SOL remaining in the Trust should be equal to its tax basis for its share of the total amount of the SOL held in the Trust immediately prior to the sale less the portion of such basis allocable to its share of the SOL that was sold or treated as sold.
Upon a Shareholder’s sale of some or all of its Shares (other than a redemption), the Shareholder will be treated as having sold the pro rata share of the SOL held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder’s tax basis for the pro rata share of the SOL held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph. Based on current IRS guidance, such gain or loss (as well as any gain or loss realized by a Shareholder on account of the Trust selling SOL) will generally be long-term capital gain or loss if the Shareholder has a holding period of greater than one year in its pro rata share of the SOL that was sold and otherwise will be short-term capital gain or loss.
The Trust’s sales of SOL to fund cash redemptions are expected to result in gains or losses with such gains or losses expected to be treated as incurred by the Shareholder that is being redeemed. These gains or losses generally would equal the difference between the amount realized from the sale of the SOL and the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust that is sold to fund the redemption, as determined in the manner described above. A redemption of some or all of a Shareholder’s Shares in exchange for the cash received from such sale is not expected to be treated as a separate taxable event for the Shareholder.
An in-kind redemption of some or all of a Shareholder’s Shares in exchange for the underlying SOL represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder’s tax basis and holding period for the SOL received in the redemption generally will be the same as the Shareholder’s tax basis and holding period for the pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. A Shareholder’s tax basis for SOL received in a redemption generally will be the same as the Shareholder’s tax basis for the portion of the Shareholder’s pro rata share of the SOL held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder’s holding period for the SOL received generally will include the period during which the Shareholder held the Shares being redeemed. A subsequent sale of the SOL received by the Shareholder generally will be a taxable event.
After any sale or redemption of less than all of a Shareholder’s Shares, the Shareholder’s tax basis for its pro rata share of the SOL held in the Trust immediately after such sale or redemption generally will be equal to its tax basis in its share of the total amount of the SOL held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or cash redemption or, in the case of an in-kind redemption, that is treated as the basis of the SOL received by the Shareholder in the redemption.
The Trust intends to disclaim any digital assets created by a fork of the Solana blockchain. Although in certain circumstances the Delegated Sponsor may claim or receive new digital assets created by such a fork and use good faith efforts to make those digital assets (or at the Delegated Sponsor’s discretion, the proceeds thereof) available to Shareholders as of the record date of the fork, there can be no assurance that the Delegated Sponsor will do so. Therefore, if a fork of the Solana network results in holders of SOL receiving a new digital asset of value, the Trust and the Shareholders may not participate in that value.
If a hard fork occurs in the Solana blockchain and the Trust claims the new forked asset, the Trust could hold both the original SOL and the new “forked” asset. Under current IRS guidance, a hard fork resulting in the receipt of new units of digital assets is a taxable event giving rise to ordinary income equal to the value of the new digital asset. The Trust Agreement will require that, if such a transaction occurs, the Trust will as soon as possible direct the SOL Custodians to distribute the new forked asset in-kind to the Delegated Sponsor, as agent for the Shareholders, and the Delegated Sponsor will arrange to sell the new forked asset and for the proceeds to be distributed to the Shareholders. Such a sale will give rise to gain or loss, for U.S. federal income tax purposes, if the amount realized on the sale differs from the value of the new forked asset at the time it was received by the Trust. A hard fork may therefore give rise to additional tax liabilities for Shareholders.
While the IRS has not addressed all situations in which airdrops occur, it is clear from the reasoning of current IRS guidance that it generally would treat an airdrop as a taxable event giving rise to ordinary income. If the Trust were to receive the economic benefit of an airdrop, it would have similar tax consequences to those described above for a hard fork. The Trust intends to disclaim any digital assets received in an airdrop offered to holders of SOL. Therefore, if an airdrop results in holders of SOL receiving a new digital asset of value, the Trust and the Shareholders will not participate in that value. If the Trust were to claim or receive the economic benefit of an airdrop, it may give rise to additional tax liabilities for Shareholders.
To the extent the Delegated Sponsor determines to stake a portion of the Trust’s SOL, if the Trust were to receive staking rewards, any such staking rewards received by the Trust is expected to be treated as taxable income and reportable to Shareholders based on the Trust’s interpretation of current IRS guidance. The Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income. Such investors should consult their own tax advisers as to the tax consequences from these activities.
3.8% Medicare Tax on Net Investment Income
Certain U.S. Shareholders who are individuals are required to pay a 3.8% Medicare tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their “net investment income,” which generally includes capital gains from the disposition of property. This tax is in addition to any capital gains taxes due on such investment income. A similar tax applies to estates and trusts. U.S. Shareholders should consult their own tax advisers regarding the effect, if any, this tax may have on their investment in the Shares.
Brokerage Fees and Trust Expenses
Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.
Shareholders will be required to recognize the full amount of gain or loss upon a sale or deemed sale of SOL by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Delegated Sponsor to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. However, most trust expenses are expected to result in miscellaneous itemized deductions, and noncorporate taxpayers generally are not allowed any deduction with respect to miscellaneous itemized deductions.
Investment by Certain Retirement Plans
Individual retirement accounts (“IRAs”) and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code section 401(a) plan should consult with their own tax advisors as to the tax consequences of a purchase of Shares. To the extent the Delegated Sponsor determines to stake a portion of the Trust’s SOL, the Trust’s receipt of amounts received in connection with staking could have implications for investors sensitive to unrelated business taxable income.
United States Information Reporting and Backup Withholding; Tax Return Reporting for Digital Assets
The Delegated Sponsor will file certain information returns with the IRS, and provide certain tax-related information to Shareholders, in connection with the Trust. To the extent required by applicable regulations, each Shareholder will be provided with information regarding its allocable portion of the Trust’s annual income, expenses, gains and losses (if any). A U.S. Shareholder may be subject to United States backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-U.S. Shareholders may have to comply with certification procedures to establish that they are not a United States person, and some Non-U.S. Shareholders may be required to meet certain information reporting or certification requirements imposed by Code requirements popularly referred to as “FATCA” in order to avoid certain information reporting and withholding tax requirements.
The amount of any backup withholding will be allowed as a credit against a Shareholder’s U.S. federal income tax liability and may entitle the Shareholder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Individual U.S. Shareholders will be required to report on their federal income tax return the receipt, acquisition, sale, or exchange of any financial interest in digital assets, which includes a Shareholder’s interest in SOL held by the Trust.
Taxation in Jurisdictions Other Than the United States
As used herein, the term “non-U.S. Shareholder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Shareholder. The term “non-U.S. Shareholder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.
The sourcing rules applicable to staking rewards and forks, airdrops, or similar occurrences are not clear and are continuing to develop. To the extent the Delegated Sponsor determines to stake a portion of the Trust’s SOL, amounts received in connection with staking could be subject to U.S. withholding at source if such amounts were treated as arising from sources within the United States. Similarly, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, the ordinary income resulting from such occurrence may be subject to U.S. withholding at source if it were treated as arising from sources within the United States.
A non-U.S. Shareholder generally will not be subject to U.S. federal income or withholding tax with respect to the sale or disposition of SOL at the Trust level or on the disposition of Shares.
Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences under the laws of such jurisdiction (or any other jurisdiction other than the United States in which they are subject to taxation) of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.
To the extent the Delegated Sponsor determines to stake a portion of the Trust’s SOL, the Trust’s receipt of amounts received in connection with staking could be subject to U.S. withholdings at source or have implications for investors sensitive to taxable income effectively connected with a U.S. trade or business. Such investors should consult their own tax advisers as to the tax consequences from these activities.

The foregoing is only a general summary of the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of Shares by a U.S. Shareholder. Each prospective Shareholder should consult the Shareholder’s own tax advisor concerning the U.S. federal, state, local, and non-U.S. tax considerations relevant to an investment in Shares in the Shareholder’s particular tax situation.
PROSPECTIVE SHAREHOLDERS ARE URGED TO CONSULT THEIR LEGAL AND TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES OF THE TRUST.

PURCHASES BY EMPLOYEE BENEFIT PLANS
The Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code impose certain requirements on: (i) employee benefit plans and certain other plans and arrangements, including IRAs and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code (collectively, “Plans”); and (ii) persons who are fiduciaries with respect to the investment of assets treated as “plan assets” within the meaning of U.S. Department of Labor (the “DOL”) regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), of a Plan ((i) and (ii) collectively, a “Benefit Plan Investor”). Investments by Plans are subject to the fiduciary requirements and the applicability of prohibited transaction restrictions under ERISA and the Code. It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in the Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying SOL held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.
“Governmental plans” within the meaning of Section 3(32) of ERISA, certain “church plans” within the meaning of Section 3(33) of ERISA and “non-U.S. plans” described in Section 4(b)(4) of ERISA, while not subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code, may be subject to any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans are advised to consult with their counsel prior to an investment in the Shares.
In contemplating an investment of a portion of Plan assets in the Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the “Risk Factors” discussed above and whether such investment is consistent with its fiduciary responsibilities. The Plan fiduciary should consider, among other issues, whether: (1) the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) the investment would constitute a direct or indirect non-exempt prohibited transaction with a “party in interest” or “disqualified person” within the meaning of ERISA and Section 4975 of the Code respectively; (3) the investment is in accordance with the Plan’s funding objectives; and (4) such investment is appropriate for the Plan under the general fiduciary standards of investment prudence and diversification, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. When evaluating the prudence of an investment in the Shares, the Plan fiduciary should consider the DOL’s regulation on investment duties, which can be found at 29 C.F.R. § 2550.404a-1.
The Delegated Sponsor or one or more of its affiliates may be a party in interest or a disqualified person with respect to one or more Benefit Plan Investors considering an investment in the Trust. If the Delegated Sponsor’s or an affiliate’s initial ownership interest is 50% or more of the Trust (as described in “Audit Seed/Initial Seed Creation Investor/Selling Shareholder”), the Trust would be a party in interest to any Benefit Plan Investor with respect to which the Delegated Sponsor or an affiliate is a party in interest or a disqualified person. Therefore, the purchase by any such Benefit Plan Investor in the Trust would be prohibited under ERISA and/or Section 4975 of the Code absent an exemption. Fiduciaries of Benefit Plan Investors should consider whether a purchase of interests constitutes a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. Available exemptions from the prohibited transaction rules of ERISA and the Code include PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, and Section 408(b)(17) of ERISA (and the corresponding provisions of Section 4975(d)(20) of the Code).
By investing, each Plan shall be deemed to acknowledge and agree that: (a) none of the Delegated Sponsor, the Trustees, the SOL Custodians or any of their respective affiliates (the “Transaction Parties”) has through this report and related materials provided any investment advice within the meaning of Section 3(21) of ERISA to the Plan in connection with the decision to purchase, acquire, hold or dispose of such Shares; and (b) the information provided in this report and related materials will not make a Transaction Party a fiduciary to the Plan.

It is anticipated that the Shares will constitute “publicly-held offered securities” as defined in Department of Labor Regulations §2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan’s interest in the underlying SOL held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the “fiduciary responsibility” and “prohibited transaction” rules of ERISA and the Code.

INFORMATION YOU SHOULD KNOW
This Prospectus contains information you should consider when making an investment decision about the Shares. You should rely only on the information contained in this Prospectus or any applicable prospectus supplement. Neither the Trust nor the Delegated Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.
The information contained in this Prospectus was obtained from us and other sources we believe to be reliable.
You should disregard anything we said in an earlier document that is inconsistent with what is included in this Prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “Prospectus,” we are referring to this Prospectus and (if applicable) the relevant prospectus supplement.
You should not assume that the information in this Prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this Prospectus or the date on the front page of any applicable prospectus supplement.
We include cross references in this Prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL
The Trust expects to use the following sales material it has prepared or may prepare:
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the Delegated Sponsor’s website, www.morganstanley.com/im; and

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a Fact Sheet, which, if used, will be found on the Delegated Sponsor’s website.

The materials described above are not a part of this Prospectus or the registration statement of which this Prospectus is a part.
INTELLECTUAL PROPERTY
The Delegated Sponsor owns trademark registrations for the Trust. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.
The Delegated Sponsor also owns trademark registrations for the Delegated Sponsor. The Delegated Sponsor relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as the Delegated Sponsor continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

WHERE YOU CAN FIND MORE INFORMATION
The Trust has filed a registration statement on Form S-1 with the SEC under the 1933 Act. This Prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which is available online at www.sec.gov.
Information about the Trust and the Shares can also be obtained from the Delegated Sponsor’s website, which is www.morganstanley.com/im. The Delegated Sponsor’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act.
The reports and other information are available online at www.sec.gov.

PRIVACY POLICY
The Trust and the Delegated Sponsor may collect or have access to certain nonpublic personal information about current and former Shareholders. Nonpublic personal information may include information received from Shareholders, such as a Shareholder’s name, social security number and address, as well as information received from brokerage firms about Shareholder holdings and transactions in Shares of the Trust.
The Trust and the Delegated Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, the Trust and the Delegated Sponsor restrict access to the nonpublic personal information they collect about Shareholders to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to Shareholders.
The Trust and the Delegated Sponsor maintain safeguards that comply with federal law to protect Shareholders’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of Shareholders’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of Shareholders’ records and information, and (3) protect against unauthorized access to or use of Shareholders’ records or information that could result in substantial harm or inconvenience to any Shareholder.
Third-party service providers with whom the Trust and the Delegated Sponsor share nonpublic personal information about Shareholders must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.
A copy of the Delegated Sponsor’s current Privacy Policy, which is applicable to the Trust, is provided to Shareholders annually and is also available at https://www.morganstanley.com/disclosures/us-privacy-policy-and-notice. The website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this Prospectus or the registration statement of which this Prospectus is part.

Report of Independent Registered Public Accounting Firm
To the Shareholder of Morgan Stanley Solana Trust
Opinion on the Financial Statement
We have audited the accompanying statement of assets and liabilities of Morgan Stanley Solana Trust (the “Trust”) as of June 15, 2026, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust at June 15, 2026, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
This financial statement is the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of the Trust’s internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
We have served as the auditor of one or more Morgan Stanley investment companies since 2000.
New York, New York
June 18, 2026

Morgan Stanley Solana Trust
Statement of Assets and Liabilities
June 15, 2026
ASSETS
Cash	$100
Total Assets	100
LIABILITIES
Total Liabilities	—
Commitments and Contingent Liabilities (Note 6)	—
Net Assets	$100
NET ASSETS CONSIST OF:
Paid-in Capital	$100
Shares Outstanding, held by the Delegated Sponsor (unlimited amount authorized, no par value)	5
Net Asset Value per Share	$20.00
The accompanying notes are an integral part of this financial statement.

Morgan Stanley Solana Trust
Notes to Financial Statement
1.   Organization
The Morgan Stanley Solana Trust (the “Trust”) was organized on December 16, 2025, as a Delaware Statutory Trust. The Trust is sponsored by Morgan Stanley Investment Management Inc. (the “Delegated Sponsor”), a wholly owned subsidiary of Morgan Stanley.
CSC Delaware Trust Company, a Delaware trust company (the “DE Trustee”), acts as the DE Trustee of the Trust for the purpose of creating a Delaware statutory trust in accordance with the Delaware Statutory Trust Act (“DSTA”). The DE Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware.
Pursuant to a Delegated Sponsor Agreement dated June 17, 2026 (the “Delegated Sponsor Agreement”), among the Trust, the Delegated Sponsor and AGS Trustees Limited (the “Cayman Trustee”), the Trust pays the Delegated Sponsor a unitary fee (the “Delegated Sponsor Fee”) accrued daily at an annualized rate of 0.14% of the net asset value of the Trust and payable monthly in arrears, in consideration for which the Delegated Sponsor assumes and pays all ordinary operating expenses of the Trust. The Cayman Trustee has also delegated substantially all of its day-to-day management and operational duties with respect to the Trust to the Delegated Sponsor pursuant to (i) a Trustee Services Agreement dated March 25, 2026, as amended and (ii) a Delegation of Trustee Duties Agreement dated March 25, 2026, as amended (together, the “Appleby Agreements”).
The Bank of New York Mellon (“BNY”) serves as the Trust’s administrator and cash custodian (the “Administrator” or the “Cash Custodian”).
2.   Summary of Significant Accounting Policies
The following is a summary of significant accounting policies consistently followed by the Trust in the preparation of its financial statement. The financial statement has been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The Trust is an investment company and follows the specialized accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC” or “Codification”) Topic 946, Financial Services — Investment Companies. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal laws are also sources of authoritative GAAP for SEC registrants.
A. Use of Estimates.   The preparation of financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of increases and decreases in the net assets from operations during the reporting period. Actual results could differ from those estimates.
B. Cash.   Cash includes non-interest bearing non-restricted cash with one financial institution.
C. Income Taxes.   The Trust is classified as a “grantor trust” for United States federal income tax purposes. As a result, the Trust itself will not be subject to United States federal income tax. Instead, the Trust’s income and expenses will “flow through” to the shareholders. Consequently, each sale of SOL by the Trust would constitute a taxable event to shareholders.
3.   Indemnifications
The Delegated Sponsor has agreed to indemnify, defend and hold harmless the DE Trustee and its officers, employees and agents from and against any losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind arising out of or in connection with the performance of the Trust Agreement, the creation, operation, administration or termination of the Trust, or the transactions contemplated thereby, except to the extent resulting from the willful misconduct, bad faith or gross negligence of the indemnified party.
In addition, in the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses.
4.   Expenses, Organization and Offering Costs
The Trust will pay the unitary Delegated Sponsor Fee which is accrued daily at an annualized rate of 0.14% of the net asset value of the Trust. The Delegated Sponsor Fee is paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement. The Delegated Sponsor will pay all the organizational and offering costs of the Trust.
5.   Beneficial Ownership
As of June 15, 2026, the Delegated Sponsor owned 100% of the outstanding shares of beneficial interests of the Trust. The Trust had no operations to date other than matters relating to its organization and registration under the Securities Act of 1933, as amended, and the sale and issuance of 5 common shares of beneficial interest for $100 ($20.00 per share) on June 15, 2026. Proceeds from the issuance of these shares were held in cash as presented on the Trust’s statement of assets and liabilities.
6.   Commitments and Contingent Liabilities
In the normal course of business, the Trust may enter into contracts with service providers that contain general indemnification clauses, as disclosed in Note 3, Indemnifications. The Trust’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Trust which cannot be predicted with any certainty.
7.   Subsequent Events
In preparation of this financial statement, management has evaluated the events and transactions subsequent to June 15, 2026, through June 18, 2026, the date when the financial statement was issued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Trust’s financial statement other than those disclosed above.

APPENDIX A
GLOSSARY OF DEFINED TERMS
In this Prospectus, each of the following terms have the meanings set forth after such term:
“1933 Act”:    The Securities Act of 1933, as amended.
“1940 Act”:    Investment Company Act of 1940, as amended.
“2022 Events”:    Collectively, a reference to the following events: In the first half of 2022, Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declaring bankruptcy; In November 2022, FTX halted customer withdrawals after corroborated rumors involving liquidity issues and likely insolvency; the resignation of FTX’s CEO and many of its affiliates filing for bankruptcy in the United States and abroad following which the U.S. Department of Justice brought criminal fraud and other charges; the SEC and CFTC bringing civil securities and commodities fraud charges against certain of FTX’s and its affiliates’ senior executives, including its former CEO, who was found guilty of these criminal charges; and, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Gensis Global Capital, LLC.
“Accepted Asset”:    A digital asset that is a fully reserve backed digital token, commonly referred to as a “stablecoin,” that seeks to peg its value to that of the quote asset, where the issuer operates a 1:1 redemption facility and solely holds reserve assets that are in line with the prevailing regulations enforced for government security money market funds in major jurisdictions such as the United States, United Kingdom and European Union.
“Additional Trust Expenses”:    Certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, which the Delegated Sponsor does not assume, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Delegated Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the SOL Custodians, Administrator or other agents, service providers or counterparties of the Trust and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters.
“Administrator”:    The Bank of New York Mellon.
“Advisers Act”:    The Investment Advisers Act of 1940.
“API”:    Application Programming Interface.
“Appleby Agreements”:    The Trustee Services Agreement together with the Delegation Agreement.
“Article 8”:    Article 8 of the New York Uniform Commercial Code.
“ASC”:    Accounting Standards Codification.
“ASC 820-10”:    Accounting Standards Codification 820-10, Fair Value Measurements and Disclosures
“AUL”:    Authorized User List.
“Authorized Amount”:    An amount to be determined, on a daily basis, based on the Lender’s sole discretion considering factors including, but not limited to, availability of financing and credit due diligence of the Trust.
“Authorized Participant”:    One that purchases or redeems Baskets from or to the Trust.
“Available Balance”:    The then-current amount available to the Trust to place orders.
“Basket”:    A block of 10,000 Shares used by the Trust to issue or redeem Shares.
“Basket Deposit”:    The total deposit required to create each Basket.
“Benchmark Provider”:    CoinDesk Indices, Inc.

“Binance”:    Binance Holdings Ltd.
“Binance Complaint”:    A June 2023 complaint brought by the SEC against Binance alleging violations of a variety of securities laws.
“Blockchain” or “Solana blockchain”:    The public transaction ledger of the Solana network on which validators or validating pools solve algorithmic equations allowing them to add records of recent transactions (called “blocks”) to the chain of transactions in exchange for an award of Solana from the Solana network and the payment of transaction fees, if any, from users whose transactions are recorded in the block being added.
“BNY”:    The Bank of New York Mellon.
“BSA”:    The U.S. Bank Secrecy Act.
“Business Day”:    Any day other than a day when the Exchange is closed for regular trading.
“Cash Custodian”:    The Bank of New York Mellon.
“Cash Custody Agreement”:    An agreement entered into with the Delegated Sponsor, on behalf of the Trust, and the Cash Custodian stating that the Cash Custodian will establish and maintain cash account(s) for the trust, and, upon instructions from the Delegated Sponsor acting on behalf of the Trust, facilitate cash transfers and cash payments from the Trust’s account(s).
“Cayman Trustee”:    AGS Trustees Limited.
“CBDCs”:    Central bank digital currencies.
“CDS”:    Cross-Domain Security.
“CEA”:    Commodity Exchange Act of 1936, as amended.
“CFPB”:    The U.S. Consumer Financial Protection Bureau.
“CFTC”:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.
“CME”:    Chicago Mercantile Exchange.
“Code”:    Internal Revenue Code of 1986, as amended.
“Coinbase Complaint”:    A June 2023 complaint brought by the SEC against Coinbase alleging violations of a variety of securities laws.
“Coinbase Custodian”:    Coinbase Custody Trust Company, LLC.
“Cold Vault Balance”:    The substantial portion of the private keys associated with the Trust’s SOL kept by the SOL Custodians in “cold storage” or similarly secure technology.
“Connected Trading Venue”:    Third-party exchanges or other trading venues (including the trading venue operated by the Prime Broker).
“Constituent Exchanges”:    An aggregation of executed trade flow of major Solana trading platforms.
“Creation Basket Deposit”:    The total deposit required to create each Basket.
“Custodial Services Agreements”:    The agreements between the SOL Custodians and the Staking Services Providers pursuant to which the Staking Services Providers will stake the Trust’s SOL
“DApps”:    Decentralized applications.
“DE Trustee”:    CSC Delaware Trust Company.
“DeFi”:    Decentralized financial services.

“Delegated Sponsor”:    Morgan Stanley Investment Management Inc., a Delaware corporation.
“Delegated Sponsor Fee”:    The fee paid by the Trust to the Delegated Sponsor as compensation for services performed under the Trust Agreement.
“Delegation Agreement”:    The Delegation of Trustee Duties Agreement dated March 25, 2026.
“DFPI”:    California Department of Financial Protection and Innovation.
“DOL”:    U.S. Department of Labor.
“DSTA”:    The Delaware Statutory Trust Act.
“DTC”:    The Depository Trust Company. DTC will act as the securities depository for the Shares.
“DTC Participant”:    An entity that has an account with DTC.
“ECASH Act”:    The Electronic Currency and Secure Hardware Act.
“ERISA”:    Employee Retirement Income Security Act of 1974.
“Exchange”:    NYSE Arca, Inc.
“Exchange Act”:    The Securities Exchange Act of 1934, as amended.
“Expenses”:    Any and all losses, claims, taxes, damages, reasonable expenses, and liabilities (including liabilities under State or federal securities laws) of any kind and nature whatsoever.
“FASB”:    Financial Accounting Standards Board.
“FDIC” Federal Deposit Insurance Corporation.
“Financing Fee”:    The fee on Trade Credits.
“FinCEN”:    The Financial Crimes Enforcement Network.
“FINRA”:    Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.
“FIT21”:    Financial Innovation and Technology for the 21st Century Act.
“FTX”:    FTX Trading Ltd.
“GAAP”:    U.S. generally accepted accounting principles.
“Genesis”:    Genesis Global Capital, LLC.
“HSMs”:    Hardware Security Modules.
“ICO”:    An initial coin offering.
“IIV”:    Intraday Indicative Value.
“Incidental Rights”:    Rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of SOL and arise without any action of the Trust, or of the Delegated Sponsor on behalf of the Trust.
“Indemnified Person”:    The DE Trustee or any officer, affiliate, director, employee, or agent of the DE Trustee.
“Indirect Participants”:    Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.
“Initial Seed Creation Baskets”:    Initial seed creation baskets comprising 50,000 Shares.

“Initial Seed Creation Investor”:    Morgan Stanley Investment Management Inc.
“IRAs”:    Individual retirement accounts.
“IRS”:    U.S. Internal Revenue Service.
“IR Virtual Currency”:    Virtual currency tokens, or other assets or rights, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.
“JOBS Act”:    The Jumpstart Our Business Startups Act of 2012.
“KYT”:    Know Your Transaction.
“Lender”:    Coinbase Credit, Inc.
“Liquidating Trustee”:    Such person as the majority in interest of the beneficial owners of the Trust may propose and approve that shall take full charge of the property of the Trust.
“Marketing Agent”:    Foreside Fund Services, LLC.
“Marketing Fee”:    The fee payable to the Marketing Agent for services it provides to the Trust, if applicable.
“McHenry Bill”:    The Clarity for Payment Stablecoins Act of 2023, as introduced by House Finance Committee Chair Patrick McHenry which would make it unlawful for any entity other than a permitted payment stablecoin issuer to issue a payment stablecoin.
“MPC”:    Multi-Party Computation.
“NAV”:    Net asset value of the Trust.
“NAV per Share”:    NAV per Share outstanding.
“NBMMs”:    Non-bank market makers.
“NFTs”:    Non-fungible tokens.
“NYDFS”:    The New York State Department of Financial Services.
“OFAC”:    The Office of Foreign Assets Control of the U.S. Treasury Department.
“OTC”:    Over the counter.
“PCAOB”:    The Public Company Accounting Oversight Board.
“Plan Assets Regulation”:    Regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Plans”:    The Employee Retirement Income Security Act of 1974 and/or Section 4975 of the Code.
“PoH”:    Proof-of-history timestamping mechanism.
“Pricing Benchmark”:    The performance of CoinDesk Solana Benchmark 4PM NY Settlement Rate, adjusted for the Trust’s expenses and other liabilities.
“Pricing Benchmark Licensing Agreement”:    The licensing agreement between the Delegated Sponsor and the Benchmark Provider relating to the use of the Pricing Benchmark by the Delegated Sponsor and its permitted affiliates.
“Prime Broker”:    Coinbase, Inc.
“Principal Market NAV”:    Net asset value of the Trust determined on a GAAP basis.
“Principal Market NAV per Share”:    Net asset value of the Trust per Share determined on a GAAP basis.

“Redemption Order Date”:    The date a redemption order is received in satisfactory form by the Marketing Agent.
“Register”:    The record of all Shareholders and holders of the Shares in certificated form kept by the Administrator.
“Relevant Pair”:    A market that facilitates the spot trading of the relevant digital asset against the corresponding digital asset or legal tender pair, including markets where the digital asset or legal tender pair is made fungible with Accepted Assets.
“Relevant Transaction”:    Any digital asset base asset versus the quote asset spot trade that occurs during the TWAP Period on a Constituent Exchange in the Relevant Pair that is reported through its API to the Benchmark Provider.
“SEC”:    The U.S. Securities and Exchange Commission.
“Selling Shareholder”:    The Initial Seed Creation Investor in its capacity as a seller of some or all of the Shares offered pursuant to the registration statement that this Prospectus forms a part.
“Settlement Deadline”:    The Trust must generally repay Trade Credits by 6:00 p.m. ET on the calendar day immediately following the day the Trade Credit was extended by the Lender to the Trust.
“Shareholders”:    Holders of Shares.
“Shares”:    Common shares representing fractional undivided beneficial interests in the Trust.
“SIPC”:    Securities Investor Protection Corporation.
“SOC”:    Systems and Organizational Control.
“Solana”:    Is a system for decentralized digital value exchange that is designed to enable units of SOL to be transferred across borders without the need for currency conversion. SOL is not legal tender. The supply of SOL is not determined by a central government, but rather by an open-source software program that limits both the total amount of SOL that will be produced and the rate at which it is released into the network. The responsibility for maintaining the official ledger of who owns what SOL and for validating new SOL transactions is not entrusted to any single central entity. Instead, it is distributed among the network’s participants.
“SOL Account”:    An account, opened by one of the SOL Custodians, that holds the Trust’s SOL.
“SOL Counterparty”:    Designated third party, who is not an Authorized Participant but who may be an affiliate of an Authorized Participant, or the Prime Broker or Lender, as applicable, with whom the Delegated Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the SOL related to the Authorized Participant’s creation or redemption order.
“SOL Custodians”:    The Bank of New York Mellon and Coinbase Custody Trust Company, LLC.
“Sponsor Indemnified Party”:    The Delegated Sponsor and its Shareholders, members, directors, officers, employees, affiliates and subsidiaries.
“Sponsor-paid Expense(s)”:    The fees and other expenses incurred by the Trust in the ordinary course of its affairs, which the Delegated Sponsor assumes and pays, excluding taxes, but including (i) the Marketing Fee, (ii) fees to the Administrator, if any, (iii) fees to the SOL Custodians, (iv) fees to the Transfer Agent, (v) fees to the Trust’s DE Trustee and Cayman Trustee, (vi) the fees and expenses related to the initial listing of Shares on the Exchange, (vii) the fees and expenses related to any listing, trading or quotation of the Shares on any future listing exchange or quotation system (including legal, marketing and audit fees and expenses), (viii) ordinary course legal fees and expenses but not litigation-related expenses, (ix) audit fees, (x) regulatory fees, including if applicable any fees relating to the registration of the Shares under the 1933 Act or the Exchange Act, (xi) printing and mailing costs; (xii) costs of maintaining the Delegated Sponsor’s website and (xiii) applicable license fees, provided that any expense that qualifies as an Additional Trust

Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. The Trust will be responsible for SOL-related on-chain transaction fees associated with creation and redemption transactions, and the Delegated Sponsor will assume such expenses of the Trust in consideration for the Delegated Sponsor Fee.
“Staking Activities”:    The process by which third parties engaged by the Delegated Sponsor stake a portion of the Trust’s SOL.
“Staked Assets”:    The Trust’s SOL that the Delegated Sponsor instructs the SOL Custodians to stake.
“Staking Fee”:    The Aggregate percentage of staking rewards expected to be received by the SOL Custodians and the Staking Services Providers.
“Staking Provider Consideration”:    Compensation determined as a portion of the staking rewards provided to each Staking Services Provider that generates staking rewards.
“Staking Services Agreement”:    An agreement between a SOL Custodian and a Staking Services Provider pursuant to which the Staking Services Provider will stake the Trust’s SOL.
“Staking Services Provider”:    A third party engaged by the Delegated Sponsor to engage in Staking Activities.
“SVB”:    Silicon Valley Bank.
“Trade Credit”:    SOL or cash the Trust may borrow from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.
“Trade Financing Agreement”:    An agreement with Coinbase Credit, Inc. pursuant to which the Trust may borrow SOL or cash as trade credit from the Lender on a short-term basis to avoid having to pre-fund the Trust’s Trading Balance.
“Trading Balance”:    A trading balance maintained by the Prime Broker or a SOL Counterparty where portions of the Trust’s SOL temporarily may be held outside of cold storage, including in circumstances in which it is necessary in connection with creations or redemptions of Baskets, to sell SOL to pay Trust expenses or make staking-related distributions to Shareholders.
“Trading Platform”:    The Prime Broker’s execution platform.
“Transaction Parties”:    The Delegated Sponsor, the Trustees, the SOL Custodians or any of their respective affiliates.
“Transfer Agent”:    The Bank of New York Mellon.
“Trust”:    Morgan Stanley Solana Trust.
“Trust Agreement”:    The Amended and Restated Trust Agreement of Morgan Stanley Solana Trust.
“Trust Estate”:    All of the SOL on deposit in the Custody Account and proceeds from the sale of SOL, as well as any other rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party.
“Trustee Services Agreement”:    The Trustee Services Agreement dated March 25, 2026.
“Trustees”:    CSC Delaware Trust Company and AGS Trustees Limited.
“TWAP Period”:    The 60 minutes leading up to 4:00 p.m. London time.
“U.S. Treasury Department”:    U.S. Department of the Treasury.
“Utilization Rate”:    A target range for the portion of assets staked, which is set by the Delegated Sponsor and which is based on factors including lock-up periods, historical and stressed redemption activity, Trust size, staking services provider reliability, secondary market liquidity, and broader market conditions.

“Validator Keys”:    The set of public-private validator keys that each Staking Services Provider generates relating to the Trust’s Staked Assets.
“Validation Activities”:    Validation activities which maintain the security and integrity of the Solana network’s blockchain, verify transactions and add new blocks.
“You”:    The owner or holder of Shares.

Morgan Stanley Solana Trust
SHARES
PROSPECTUS
July 23, 2026
Until 25 calendar days after the date of this Prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.